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As filed with the Securities and Exchange Commission on February 18, 2014

Registration No. 333-193359

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KKR & CO. L.P.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation or Organization)	6282 (Primary Standard Industrial Classification Code Number)	26-0426107 (I.R.S. Employer Identification Number)

9 West 57th Street, Suite 4200
New York, New York 10019
Telephone: (212) 750-8300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

David J. Sorkin, Esq.
General Counsel
KKR & Co. L.P.
9 West 57th Street, Suite 4200
New York, New York 10019
Telephone: (212) 750-8300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Gary I. Horowitz, Esq. Joseph H. Kaufman, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954 Telephone: (212) 455-2000 Facsimile: (212) 455-2502	Edward D. Herlihy, Esq. David E. Shapiro, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 Telephone: (212) 403-1000 Facsimile: (212) 403-2000

Approximate date of commencement of proposed sale of the securities to the public:    As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions to the closing of the merger described herein.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

  If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is subject to completion and amendment. A registration statement relating to the securities described in this proxy statement/prospectus has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy these securities be accepted prior to the time the registration statement becomes effective. This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction, in which such offer, solicitation or sale would be unlawful prior to registration under the securities laws of any such jurisdiction.

PRELIMINARY—SUBJECT TO COMPLETION, DATED FEBRUARY 18, 2014

MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT

                        , 2014

Dear KFN Common Shareholder:

        On December 16, 2013, KKR Financial Holdings LLC, which is referred to as KFN, and KKR & Co. L.P., which is referred to as KKR, entered into a merger agreement pursuant to which KFN will become an indirect subsidiary of KKR. The KFN board of directors has determined, upon the unanimous recommendation of a transaction committee of the KFN board of directors composed solely of independent directors, that the merger and the merger agreement are fair to and in the best interests of KFN and its common shareholders, and has approved the merger agreement and the merger.

        If the merger is completed, each outstanding KFN common share will be converted into the right to receive 0.51 common units representing limited partner interests of KKR, which are referred to as KKR common units. The consideration to be received by KFN common shareholders is valued at $12.79 per KFN common share based on KKR's closing price as of December 16, 2013, representing a 35% premium to KFN's closing price on such date. The common shares of KFN are traded on the New York Stock Exchange under the symbol "KFN," and the KKR common units are traded on the New York Stock Exchange under the symbol "KKR."

        Immediately following completion of the merger, based on the number of outstanding KFN common shares (including restricted shares) outstanding as of                  , 2014, it is expected that KFN common shareholders will own approximately      % of the outstanding KKR common units (or      % of the outstanding KKR common units, if you include KKR common units that could be deemed to be beneficially owned by KKR principals and other persons through KKR Holdings L.P. by virtue of certain exchange rights).

        We are holding a special meeting of KFN common shareholders on                  , 2014 at        , local time, at          , to obtain your vote to adopt the merger agreement. Your vote is very important, regardless of the number of common shares you own. The merger cannot be completed unless the holders of at least a majority of the outstanding KFN common shares, including a majority of the outstanding KFN common shares held by common shareholders other than KKR and its affiliates, vote for the adoption of the merger agreement at the special meeting.

        The KFN board of directors, upon the unanimous recommendation of a transaction committee of the KFN board of directors composed solely of independent directors, recommends that KFN common shareholders vote "FOR" the adoption of the merger agreement and "FOR" the adjournment of the KFN special meeting if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the KFN special meeting.

        On behalf of the KFN board of directors, I invite you to attend the special meeting. Whether or not you expect to attend the KFN special meeting in person, we urge you to submit your proxy as promptly as possible through one of the delivery methods described in the accompanying proxy statement/prospectus.

        In addition, we urge you to read carefully the accompanying proxy statement/prospectus (and the documents incorporated by reference into the accompanying proxy statement/prospectus) which includes important information about the merger agreement, the proposed merger, KFN, KKR and the special meeting. Please pay particular attention to the section titled "Risk Factors" beginning on page 29 of the accompanying proxy statement/prospectus.

        On behalf of the KFN board of directors, thank you for your continued support.

Sincerely,
Craig Farr Chief Executive Officer and Director

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger or the securities to be issued under the accompanying proxy statement/prospectus, passed upon the merits or fairness of the merger or determined that the accompanying proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

        The accompanying proxy statement/prospectus is dated                  , 2014 and is first being mailed to the common shareholders of KFN on or about                  , 2014.

555 California Street, 50th Floor
San Francisco, CA 94104

NOTICE OF SPECIAL MEETING OF COMMON SHAREHOLDERS

To the Common Shareholders of KKR Financial Holdings LLC:

        Notice is hereby given that a special meeting of common shareholders of KKR Financial Holdings LLC, which is referred to as KFN, a Delaware limited liability company, will be held on                      , 2014 at          , local time, at                                        , solely for the following purposes:

  •
  Proposal 1:  to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of December 16, 2013 (as it may be amended from time to time), which is referred to as the merger agreement, by and among KFN, KKR & Co. L.P., which is referred to as KKR, KKR Fund Holdings L.P. and Copal Merger Sub LLC, a direct, wholly owned subsidiary of KKR Fund Holdings L.P., a copy of which agreement is attached as Annex A to the proxy statement/prospectus accompanying this notice; and

  •
  Proposal 2:  to consider and vote on a proposal to approve the adjournment of the KFN special meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the special meeting.

        These items of business, including the merger agreement and the proposed merger, are described in detail in the accompanying proxy statement/prospectus. The KFN board of directors has determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of KFN and its common shareholders and recommends that KFN common shareholders vote "FOR" the proposal to adopt the merger agreement and "FOR" the adjournment of the KFN special meeting if necessary to solicit additional proxies in favor of such adoption.

        Only common shareholders of record as of the close of business on                      , 2014, the record date for the special meeting, are entitled to notice of the KFN special meeting and to vote at the KFN special meeting or at any adjournment or postponement thereof. A list of common shareholders entitled to vote at the special meeting will be available in our offices located at 555 California Street, 50th Floor, San Francisco, CA 94104, during regular business hours for a period of ten days before the special meeting, and at the place of the special meeting during the special meeting.

        Adoption of the merger agreement by the KFN common shareholders is a condition to the consummation of the merger and requires the affirmative vote of holders of at least a majority of the outstanding KFN common shares, including a majority of the outstanding KFN common shares held by common shareholders other than KKR and its affiliates. Therefore, your vote is very important. Your failure to vote your shares will have the same effect as a vote "AGAINST" the adoption of the merger agreement.

By order of the board of directors,
Nicole J. Macarchuk General Counsel

San Francisco, California
                      , 2014

 YOUR VOTE IS IMPORTANT!

        WHETHER OR NOT YOU EXPECT TO ATTEND THE KFN SPECIAL MEETING IN PERSON, WE URGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) THROUGH THE INTERNET, (2) BY TELEPHONE OR (3) BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before the KFN special meeting. If your common shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished to you by such record holder.

        We urge you to read the accompanying proxy statement/prospectus, including all documents incorporated by reference into the accompanying proxy statement/prospectus, and its annexes carefully and in their entirety. If you have any questions concerning the merger, the adjournment vote, or the special meeting or the accompanying proxy statement/prospectus, would like additional copies of the accompanying proxy statement/ prospectus or need help voting your KFN common shares, please contact KFN's proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834.

ADDITIONAL INFORMATION

        This proxy statement/prospectus incorporates by reference important business and financial information about KKR and KFN from other documents filed with the Securities and Exchange Commission, referred to in this proxy statement/prospectus as the SEC, that are not included in or delivered with this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 221 of this proxy statement/prospectus.

        Documents incorporated by reference are available to you without charge upon written or oral request. You can obtain any of these documents by requesting them in writing or by telephone from the appropriate party at the following addresses, telephone numbers and email addresses.

KKR & Co. L.P. Attention: Investor Relations 9 West 57th Street, Suite 4200 New York, New York 10019 (877) 610-4910 Email: Investor-Relations@kkr.com	KKR Financial Holdings LLC Attention: Investor Relations 555 California Street, 50th Floor San Francisco, CA 94104 (855) 374-5411 Email: KFN.IR@kkr.com

        To receive timely delivery of the requested documents in advance of the KFN special meeting, you should make your request no later than                        , 2014.

 ABOUT THIS DOCUMENT

        This document, which forms part of a registration statement on Form S-4 filed with the SEC by KKR (Registration No. 333-193359), constitutes a prospectus of KKR under Section 5 of the Securities Act of 1933, as amended, which is referred to in this proxy statement/prospectus as the Securities Act, with respect to the KKR common units to be issued pursuant to the merger agreement. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended, which is referred to in this proxy statement/prospectus as the Exchange Act, with respect to the special meeting of KFN common shareholders, at which KFN common shareholders will be asked to consider and vote on, among other matters, a proposal to adopt the merger agreement.

        You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated                        , 2014. The information contained in this proxy statement/prospectus is accurate only as of that date or, in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies. Neither the mailing of this proxy statement/prospectus to KFN common shareholders nor the issuance by KKR of its common units pursuant to the merger agreement will create any implication to the contrary.

        This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

        The information concerning KKR contained in this proxy statement/prospectus or incorporated by reference has been provided by KKR, and the information concerning KFN contained in this proxy statement/prospectus or incorporated by reference has been provided by KFN.

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QUESTIONS AND ANSWERS

        Set forth below are questions that you, as a common shareholder of KKR Financial Holdings LLC, which is referred to in this proxy statement/prospectus as KFN, may have regarding the merger described below, the adjournment proposal and the KFN special meeting, and brief answers to those questions. You are urged to read carefully this proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus in their entirety, including the merger agreement, which is attached as Annex A to this proxy statement/prospectus, and the documents incorporated by reference into this proxy statement/prospectus, because this section may not provide all of the information that is important to you with respect to the merger, the adjournment proposal and the special meeting. You may obtain a list of the documents incorporated by reference into this proxy statement/prospectus in the section titled "Where You Can Find More Information" beginning on page 221.

Q:
Why am I receiving this proxy statement/prospectus?

A:
KKR & Co. L.P., which is referred to in this proxy statement/prospectus as KKR, and KFN have agreed to a merger, which we refer to in this proxy statement/prospectus as the merger, pursuant to which KFN will become an indirect subsidiary of KKR and the common shares of KFN will cease to be publicly traded. In order to complete the merger, KFN common shareholders must vote to adopt the Agreement and Plan of Merger, dated as of December 16, 2013, among KFN, KKR, KKR Fund Holdings L.P., a subsidiary of KKR which is referred to in this proxy statement/prospectus as Fund Holdings, and Copal Merger Sub LLC, a subsidiary of Fund Holdings which is referred to in this proxy statement/prospectus as Merger Sub, which agreement, as it may be amended from time to time, is referred to in this proxy statement/prospectus as the merger agreement. KFN is holding a special meeting of its common shareholders to obtain such shareholder approval.

In the merger, KKR will issue common units representing limited partner interests in KKR, which are referred to this proxy statement/prospectus as KKR common units, as the consideration to be paid to holders of KFN common shares. This document is being delivered to you as both a proxy statement of KFN and a prospectus of KKR in connection with the merger. It is the proxy statement by which the KFN board of directors is soliciting proxies from you to vote on the adoption of the merger agreement at the special meeting or at any adjournment or postponement of the special meeting, and the approval of the adjournment of the special meeting under certain circumstances. It is also the prospectus by which KKR will register the KKR common units to be received by you in the merger.

Q:
What am I being asked to vote on?

A:
KFN's common shareholders are being asked to vote on the following proposals:

•
Proposal 1:  to adopt the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus; and

•
Proposal 2:  to approve the adjournment of the KFN special meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the special meeting.

The approval of the proposal to adopt the merger agreement by a majority of the outstanding KFN common shares, including a majority of the outstanding KFN common shares held by shareholders other than KKR and its affiliates, is a condition to the completion of the merger. The approval of the proposal to adjourn the KFN special meeting is not a condition to the obligations of KFN or KKR to complete the merger.

Q:
Does KFN's board of directors recommend that its common shareholders adopt the merger agreement?

A:
Yes. The KFN board of directors, upon the unanimous recommendation of a transaction committee of the KFN board of directors consisting solely of independent directors, which is referred to in this proxy statement/prospectus as the KFN transaction committee, has approved the merger agreement and the transactions contemplated thereby, including the merger, and determined that these transactions are fair to and in the best interests of the KFN common shareholders. Therefore, the KFN board of directors recommends that you vote "FOR" the proposal to adopt the merger agreement at the special meeting. See "Special Factors—Recommendation of the KFN Board of Directors and Reasons for the Merger; Fairness of the Merger" beginning on page 68 of this proxy statement/prospectus.

In considering the recommendation of the KFN board of directors with respect to the merger agreement and the transactions contemplated thereby, including the merger, you should be aware that directors and executive officers of KFN are parties to agreements or participants in other arrangements that give them interests in the merger that may be different from, or in addition to, your interests as a common shareholder of KFN, including certain indemnification, exculpation and expense advancement rights provided pursuant to the merger agreement. You should consider these interests in voting on this proposal. These different interests are described under "Special Factors—Interests of Directors and Executive Officers of KFN in the Merger" beginning on page 111 of this proxy statement/prospectus.

Q:
Does KFN's board of directors recommend that its common shareholders approve the adjournment of the KFN special meeting, if necessary?

A:
Yes. KFN's board of directors recommends that you vote "FOR" the proposal to adjourn the KFN special meeting if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the KFN special meeting. See "Approval of Adjournment of the KFN Special Meeting" beginning on page 218 of this proxy statement/prospectus.

Q:
What will happen in the merger?

A:
In the merger, Merger Sub, a direct, wholly owned subsidiary of Fund Holdings that was formed solely for the purpose of the merger, will be merged with and into KFN. KFN will be the surviving entity in the merger and will be an indirect subsidiary of KKR following completion of the merger. KFN's outstanding preferred shares will remain outstanding as preferred shares of KFN following the merger.

Q:
What will I receive in the merger?

A:
If the merger is completed, each of your KFN common shares will be cancelled and converted automatically into the right to receive 0.51 KKR common units. KFN common shareholders will receive cash for any fractional KKR common units that they would otherwise receive in the merger.

Based on the closing price for KKR common units on the New York Stock Exchange, which is referred to in this proxy statement/prospectus as the NYSE, on December 16, 2013, the last trading day prior to the public announcement of the merger agreement, the merger consideration represented approximately $12.79 in value for each KFN common share, implying a 35% premium to KFN's closing price as of December 16, 2013. Based on the closing price of $          for KKR common units on the NYSE on                    , 2014, the most recent practicable trading day prior to the date of this proxy statement/prospectus, the merger consideration represented approximately $                    in value for each KFN common share. Because KFN common shareholders will receive a fixed fraction of a KKR common unit in exchange for each common share of KFN held by such KFN common shareholder, the value of the merger consideration that KFN common shareholders will receive in the merger will depend on the market price of KKR common units at the time the merger is completed. The market price of KKR common units will fluctuate prior to the merger, and the market price of KKR common units when received by KFN common shareholders after the merger is completed could be greater or less than the current market price of KKR common units or the market price of KKR common units at the time of the special meeting. See "Risk Factors" beginning on page 29 of this proxy statement/prospectus.

Q:
What will happen to my KFN options, phantom shares, restricted shares and preferred shares in the merger?

A:
If the merger is completed, each outstanding KFN option to acquire common shares, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash equal to the excess of (1) the cash value of the number of KKR common units that a holder of a KFN common share would be entitled to receive (determined by reference to the average closing price of a KKR common unit over the 10 trading day period ending on the trading day immediately preceding the closing date), over (2) the exercise price per KFN common share subject to the option immediately prior to the merger. Each KFN phantom share will automatically be converted into the right to receive 0.51 KKR common units for each KFN common share subject to such award, but such KKR common units will remain subject to the terms of the award plan following the merger. Each restricted KFN common share will be automatically converted in the merger into 0.51 restricted KKR common units having the same terms and conditions as applied to such restricted KFN common shares. The board of directors of KFN has the ability under the merger agreement to accelerate the vesting of KFN phantom shares and restricted KFN common shares prior to the effectiveness of the merger. Each preferred share of KFN will remain an outstanding preferred share of KFN, as the surviving entity in the merger, following the merger. See "The Merger Agreement—Treatment of Equity Awards" beginning on page 124 of this proxy statement/prospectus.

Q:
What happens if the merger is not completed?

A:
If the merger agreement is not adopted by KFN common shareholders or if the merger is not completed for any other reason, you will not receive any form of consideration for your KFN common shares in connection with the merger. Instead, KFN will remain an independent public company and its common shares will continue to be listed and traded on the NYSE. If the merger agreement is terminated under specified circumstances, KFN may be required to pay Merger Sub or its designee a termination payment of $26,250,000 or to reimburse KKR in respect of certain of its expenses related to the merger, as described under "The Merger Agreement—Termination Payment and Expenses" beginning on page 127 of this proxy statement/prospectus.

Q:
Will I continue to receive future distributions on my KFN common shares?

A:
Before completion of the merger, KFN expects to continue to pay distributions to its common and preferred shareholders, depending on market conditions, KFN's liquidity needs, legal and contractual restrictions on the payment of distributions (including a restriction in the merger agreement on KFN paying a quarterly distribution in excess of $0.22 per KFN common share without KKR's consent), the amount of KFN's ordinary taxable income or loss, and gains or losses recognized by KFN. Additionally, the merger agreement provides that KFN and KKR will coordinate the timing of distribution declarations leading up to the merger so that, in any quarter, a holder of KFN common shares will not receive distributions in respect of both its KFN common shares and in respect of the KKR common units that such holder will receive in the merger.

  Receipt of any regular distribution from KFN will not reduce the merger consideration you receive. After completion of the merger, you will be entitled only to distributions on any KKR common units you receive in the merger and hold through the applicable distribution record date.

Q:
What shareholder vote is required for the approval of each proposal?

A:
The following are the vote requirements for the proposals:

•
Proposal 1: Adoption of the Merger Agreement.  The affirmative vote of holders of at least a majority of the outstanding KFN common shares entitled to vote thereon, including a majority of the outstanding KFN common shares entitled to vote thereon held by shareholders other than KKR and its affiliates. Accordingly, abstentions and unvoted common shares will have the same effect as votes "AGAINST" the adoption of the merger agreement.

•
Proposal 2: Adjournment of the KFN Special Meeting (if necessary).  The affirmative vote of holders of at least a majority of the outstanding KFN common shares entitled to vote thereon present in person or represented by proxy at the special meeting. Accordingly, an abstention on this proposal will have the same effect as a vote "AGAINST" the proposal, although an unvoted common share will have no effect on the proposal assuming that a quorum is present at the special meeting.

Q:
What constitutes a quorum for the special meeting?

A:
The presence, in person or by proxy, of the holders of KFN common shares entitled to cast a majority of all the votes entitled to be cast at the special meeting will constitute a quorum.

Q:
When is this proxy statement/prospectus being mailed?

A:
This proxy statement/prospectus and the proxy card are first being sent to KFN common shareholders on or about                        , 2014.

Q:
Who is entitled to vote at the special meeting?

A:
All holders of KFN common shares who hold such shares at the close of business on the record date for the special meeting (                    , 2014) are entitled to receive notice of and to vote at the special meeting provided that such shares remain outstanding on the date of the special meeting. As of the close of business on the record date, there were                    KFN common shares outstanding. Each KFN common share is entitled to one vote.

Holders of KFN preferred shares are not entitled to vote at the special meeting and no vote of KFN's preferred shares is necessary for the completion of the merger.

Q:
When and where is the special meeting?

A:
The special meeting will be held at                              , on                    , 2014 at          , local time.

Q:
How do I vote my common shares at the special meeting?

A:
If you are entitled to vote at the KFN special meeting and hold your common shares in your own name, you can submit a proxy or vote in person by completing a ballot at the special meeting. However, KFN encourages you to submit a proxy before the special meeting even if you plan to attend the special meeting. A proxy is a legal designation of another person to vote your KFN common shares on your behalf. If you hold common shares in your own name, you may submit a proxy for your common shares by:

  •
  calling the toll-free number specified on the enclosed proxy card and following the instructions when prompted;

  •
  accessing the Internet website specified on the enclosed proxy card and following the instructions provided to you; or

  •
  filling out, signing and dating the enclosed proxy card and mailing it in the prepaid envelope included with these proxy materials.

  If you submit a proxy by telephone or the Internet, please do not return your proxy card by mail. See the response to the next question for how to vote common shares held through a broker or other nominee.

Q:
If my common shares are held in "street name" by my broker, will my broker automatically vote my common shares for me?

A:
No. As a KFN common shareholder your broker or other nominee does not have the authority to vote on the merger proposal. Your broker or other nominee will vote your common shares held by it in "street name" only if you provide instructions to it on how to vote. You should follow the directions your broker or other nominee provides. If you do not provide voting instructions to your broker or other nominee, your common shares will not be voted. This failure to vote will have the same effect as a vote "AGAINST" the adoption of the merger agreement.

If you hold common shares through a broker or other nominee and wish to vote your common shares in person at the special meeting, you must obtain a proxy from your broker or other nominee and present it to the inspector of election with your ballot when you vote at the special meeting.

Q:
How will my common shares be voted at the special meeting?

A:
If you submit your proxy by telephone, the Internet or by signing and returning your proxy card, the officers named in your proxy card will vote your common shares in the manner you requested if you correctly submitted your proxy. If you sign your proxy card and return it without indicating how you would like to vote your common shares, your proxy will be voted as the KFN board of directors recommends, which is:

•
Proposal 1:  "FOR" the adoption of the merger agreement; and

•
Proposal 2:  "FOR" the approval of the adjournment of the KFN special meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the special meeting.

Q:
Who may attend the special meeting?

A:
KFN common shareholders at the close of business on the record date for the special meeting (                    , 2014) or their authorized representatives may attend the special meeting.

Q:
Is my vote important?

A:
Yes, your vote is very important. If you do not submit a proxy or vote in person at the special meeting, it will be more difficult for KFN to obtain the necessary quorum to hold the special meeting. In addition, an abstention or your failure to submit a proxy or to vote in person will have the same effect as a vote "AGAINST" the adoption of the merger agreement. If you hold your common shares through a broker or other nominee, your broker or other nominee will not be able to cast a vote on the adoption of the merger agreement without instructions from you. The KFN board of directors recommends that you vote "FOR" the adoption of the merger agreement.

Q:
Can I revoke my proxy or change my voting instructions?

A:
Yes. You may revoke your proxy and/or change your vote at any time before your proxy is voted at the special meeting. If you are a common shareholder of record, you can do this by:

•
sending a duly signed revocation to KFN at 555 California Street, 50th Floor, San Francisco, CA, 94104, Attn: Corporate Secretary, that bears a date later than the date of the proxy you want to revoke and is received prior to the special meeting;

•
submitting a valid, later-dated proxy by mail, telephone or Internet that is received prior to the special meeting; or

•
attending the special meeting and voting by ballot in person (your attendance at the special meeting will not, by itself, revoke any proxy that you have previously given).

If you hold your KFN common shares through a broker or other nominee, you must follow the directions you receive from your broker or other nominee in order to revoke your proxy or change your voting instructions.

Q:
What happens if I sell my common shares after the record date but before the special meeting?

A:
The record date for the special meeting (the close of business on                    , 2014) is earlier than the date of the special meeting and the date that the merger is expected to be completed. If you sell or otherwise transfer your KFN common shares after the record date but before the date of the special meeting, you will retain your right to vote at the special meeting (unless otherwise agreed between you and the transferee). However, you will not have the right to receive the merger consideration to be received by KFN's common shareholders in the merger. In order to receive the merger consideration, you must hold your common shares through completion of the merger.

Q:
What do I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials for the special meeting, including multiple copies of this proxy statement/prospectus, proxy cards and/or voting instruction forms. This can occur if you hold your common shares in more than one brokerage account, if you hold common shares directly as a record holder and also in "street name," or otherwise through a nominee, and in certain other circumstances. If you receive more than one set of voting materials, we encourage you to vote and/or return each set separately in order to ensure that all of your common shares are voted.

Q:
Am I entitled to appraisal rights if I vote against the adoption of the merger agreement?

A:
No. Appraisal rights, which generally confer on holders of securities who do not vote in favor of or consent to a merger the right to demand payment of fair value for their securities as determined by a court in a judicial proceeding instead of receiving the consideration offered to such holders in connection with the merger, are not available in connection with the merger under the Delaware Limited Liability Company Act or under KFN's Second Amended and Restated Operating Agreement, as amended, which is referred to in this proxy statement/prospectus as KFN's operating agreement.

Q:
Is completion of the merger subject to any conditions?

A:
Yes. In addition to the adoption of the merger agreement by KFN common shareholders, completion of the merger requires the receipt of the necessary governmental clearances and the satisfaction or, to the extent permitted by applicable law, waiver of the other conditions specified in the merger agreement. For a more complete summary of the conditions that must be satisfied (or, to the extent permitted by applicable law, waived) prior to completion of the merger, see "The Merger Agreement—Conditions to Consummation of the Merger" beginning on page 118 of this proxy statement/prospectus.

Q:
When do you expect to complete the merger?

A:
KFN and KKR are working towards completing the merger promptly. KFN and KKR currently expect to complete the merger in the first half of 2014, subject to receipt of KFN shareholder approval, regulatory approvals and clearances and other usual and customary closing conditions. However, no assurance can be given as to when, or if, the merger will occur.

Q:
What are the expected U.S. federal income tax consequences to a KFN common shareholder as a result of the transactions contemplated by the merger agreement?

A:
The merger will be a taxable transaction for U.S. federal income tax purposes. If you are a U.S. holder of KFN common shares, for U.S. federal income tax purposes, your receipt of KKR common units and cash in lieu of fractional units in exchange for your KFN common shares in the merger generally will cause you to recognize gain or loss measured by the difference, if any, between (i) the sum of (A) the fair market value of any KKR common units received, (B) the amount of cash received and (C) your share of KFN's nonrecourse debt immediately prior to the merger and (ii) your adjusted tax basis in your KFN common shares. Any such gain or loss recognized generally will be treated as capital gain or loss and will be long-term capital gain or loss if your holding period for your KFN common shares exceeds one year. However, a portion of any such gain will be treated as ordinary income to the extent attributable to your allocable share of unrealized gain or loss in KFN's assets as described in Section 751 of the U.S. Internal Revenue Code, which is referred to in this proxy statement/prospectus as the Code. If you are a non-U.S. holder of KFN common shares, a portion of any gain recognized by you in the merger (which will be calculated in the same manner described above for a U.S. holder) may be treated for U.S. federal income tax purposes as effectively connected income, and hence you may be subject to U.S. federal income tax on such portion. All holders of KFN common shares should consult their own tax advisor for a full understanding of how the merger will affect their taxes. See "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 159 of this proxy statement/prospectus for further discussion of the U.S. federal income tax consequences of the merger.

Q:
What are the expected U.S. federal income tax consequences for a KFN common shareholder of the ownership of KKR common units after the merger is completed?

A:
Subject to the requirements below, KKR will be treated, for U.S. federal income tax purposes, as a partnership and not as an association or a publicly traded partnership taxable as a corporation. As a result, a U.S. KKR common unitholder will be subject to U.S. federal, state, local and possibly, in some cases, foreign income taxation on its allocable share of KKR's items of income, gain, loss, deduction and credit (including its allocable share of those items of any entity in which KKR invests that is treated as a partnership or is otherwise subject to tax on a flow-through basis) for each of KKR's taxable years ending with or within the unitholder's taxable year, regardless of whether or when such unitholder receives cash distributions. KKR will be treated, for U.S. federal income tax purposes, as a partnership described above so long as 90% of KKR's gross income for each taxable year constitutes qualifying income as defined in Section 7704 of the Code and KKR is not required to register as an investment company under the U.S. Investment Company Act of 1940, as amended, which is referred to in this proxy statement/prospectus as the Investment Company Act, on a continuing basis, assuming there is no change in law.

  KKR expects that it will be engaged in a U.S. trade or business for U.S. federal income tax purposes, including by reason of investments in U.S. real property holding corporations, real estate assets and natural resource and oil and gas investments, in which case some portion of KKR's income would be treated as effectively connected income with respect to non-U.S. holders, or ECI. To the extent KKR's income is treated as ECI, non-U.S. KKR common unitholders generally would be subject to withholding tax on their allocable share of such income, would be required to file a U.S. federal income tax return for such year reporting their allocable share of income effectively connected with such trade or business and any other income treated as ECI, and would be subject to U.S. federal income tax at regular U.S. tax rates on any such income (state and local income taxes and filings may also apply in that event). Non-U.S. KKR common unitholders that are corporations may also be subject to a 30% branch profits tax (potentially reduced under an applicable treaty) on their actual or deemed distributions of such income. In addition, distributions to non-U.S. KKR common unitholders that are attributable to profits on the sale of a U.S. real property interest may also be subject to 30% withholding tax. Also, non-U.S. KKR common unitholders may be subject to 30% withholding on allocations of KKR's income that are U.S. source fixed or determinable annual or periodic income under the Code, unless an exemption from or a reduced rate of such withholding applies (under an applicable treaty of the Code) and certain tax status information is provided.

  All holders of KFN common shares should consult their own tax advisor for a full understanding of the tax consequences of the ownership of KKR common units after the merger is completed. See "Material U.S. Federal Tax Consequences of KKR Common Unit Ownership" beginning on page 171 of this proxy statement/prospectus for further discussion of the U.S. federal income tax consequences of the ownership of KKR common units.

Q:
What do I need to do now?

A:
Carefully read and consider the information contained in and incorporated by reference into this proxy statement/prospectus, including its annexes. Then, please vote your KFN common shares, which you may do by:

•
submitting your proxy by telephone or via the Internet by following the instructions included on your proxy card;

•
completing, dating, signing and returning the enclosed proxy card in the accompanying postage-paid envelope; or

•
attending the special meeting and voting by ballot in person.

If you hold KFN common shares through a broker or other nominee, please instruct your broker or nominee to vote your KFN common shares by following the instructions that the broker or nominee provides to you with these materials.

Q:
Should I send in my share certificates now?

A:
No. KFN shareholders should not send in their share certificates at this time. After completion of the merger, KKR's exchange agent will send you a letter of transmittal and instructions for exchanging your KFN common shares for the merger consideration. The KKR common units you receive in the merger will be issued in book-entry form.

Q:
Whom should I call with questions?

A:
KFN shareholders should call Innisfree M&A Incorporated, KFN's proxy solicitor, toll-free at (888) 750-5834 (banks and brokers call collect at (212) 750-5833) with any questions about the merger or the special meeting, or to obtain additional copies of this proxy statement/prospectus, proxy cards or voting instruction forms.

SUMMARY

        This summary highlights selected information from this proxy statement/prospectus. You are urged to read carefully the entire proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus because the information in this section does not provide all the information that might be important to you with respect to the merger agreement, the merger and the other matters being considered at the KFN special meeting. See "Where You Can Find More Information" beginning on page 221 of this proxy statement/prospectus.

The Parties (See page 52)

KKR Financial Holdings LLC

        KFN is a Delaware limited liability company whose common shares are publicly traded on the NYSE under the symbol "KFN." KFN is a specialty finance company with expertise in a range of asset classes. The principal executive offices of KFN are located at 555 California Street, 50th Floor, San Francisco, California 94104, and its telephone number is (415) 315-3620.

KKR & Co. L.P.

        KKR is a Delaware limited partnership whose common units are publicly traded on the NYSE under the symbol "KKR." KKR is a global investment firm with $90.2 billion in assets under management as of September 30, 2013. The principal executive offices of KKR are located at 9 West 57th Street, Suite 4200, New York, New York 10019, and its telephone number is (212) 750-8300. KKR and its subsidiaries are referred to in this proxy statement/prospectus as the KKR Group.

KKR Fund Holdings L.P.

        Fund Holdings is an exempted limited partnership formed under the laws of the Cayman Islands and is a subsidiary of KKR. The principal executive offices of Fund Holdings are located c/o KKR 9 West 57th Street, Suite 4200, New York, New York 10019, and its telephone number is (212) 750-8300.

Copal Merger Sub LLC

        Merger Sub is a Delaware limited liability company and is a direct, wholly owned subsidiary of Fund Holdings. The principal executive offices of Merger Sub are located at 9 West 57th Street, Suite 4200, New York, New York 10019, and its telephone number is (212) 750-8300.

The Merger (See page 117)

        KFN, KKR, Fund Holdings and Merger Sub have entered into the merger agreement. Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, Merger Sub will be merged with and into KFN, with KFN continuing as the surviving entity. Upon completion of the merger, KFN will be a direct subsidiary of Fund Holdings, and KFN common shares will no longer be publicly traded. KFN's preferred shares will remain outstanding and listed on the NYSE after completion of the merger.

Merger Consideration (See page 124)

        The merger agreement provides that, at the effective time of the merger, each KFN common share issued and outstanding immediately prior to the effective time will be converted into the right to receive 0.51 KKR common units. Each KFN common share that is held by Fund Holdings or any subsidiary of Fund Holdings immediately prior to the effective time of the merger will be cancelled without any conversion or payment of consideration in respect thereof.

        KKR will not issue any fractional KKR common units in the merger. Instead, the total number of KKR common units that each KFN common shareholder will receive in the merger will be rounded down to the nearest whole number, and each KFN common shareholder will receive cash, without interest, for any fractional KKR common unit that such person would otherwise receive in the merger.

Treatment of Equity Awards (See page 124)

        Options.    Each KFN option to purchase a KFN common share that is outstanding and unexercised immediately prior to the effective time of the merger will be cancelled and converted into the right to receive an amount in cash equal to the excess of the cash value of 0.51 KKR common units over the exercise price per KFN common share subject to such option.

        Restricted Shares.    Each restricted KFN common share that is outstanding immediately prior to the effective time of the merger will be converted into 0.51 restricted KKR common units having the same terms and conditions as applied to such restricted KFN common share immediately prior to the effective time.

        Phantom Shares.    Each outstanding phantom share under KFN's Non-Employee Directors' Deferred Compensation and Share Award Plan will be converted into a phantom share in respect of 0.51 KKR common units and will otherwise remain subject to the terms of the plan.

KFN Special Shareholder Meeting; Shareholders Entitled to Vote; Vote Required (See page 54)

        Meeting.    The KFN special meeting will be held at                        , on                        , 2014, at        , local time. At the special meeting, KFN common shareholders will be asked to vote on the following proposals:

  •
  Proposal 1:  Adoption of the Merger Agreement.    The affirmative vote of holders of at least a majority of the outstanding KFN common shares entitled to vote thereon, including a majority of the outstanding KFN common shares entitled to vote thereon held by shareholders other than KKR and its affiliates. Accordingly, abstentions and unvoted shares will have the same effect as votes "AGAINST" the adoption of the merger agreement.

  •
  Proposal 2:  Adjournment of the KFN Special Meeting (if necessary).    The affirmative vote of holders of at least a majority of the outstanding KFN common shares entitled to vote thereon present in person or represented by proxy at the special meeting. Accordingly, an abstention will have the same effect as a vote "AGAINST" the proposal, although an unvoted share will have no effect on the proposal assuming that a quorum is present at the special meeting.

        Record Date.    Only KFN common shareholders of record as of the close of business on                        2014 will be entitled to receive notice of and to vote at the special meeting. As of the close of business on the record date of                        , 2014, there were                KFN common shares outstanding and entitled to vote at the special meeting, including                shares held by KKR and its affiliates. Each holder of a KFN common share is entitled to one vote for each common share owned as of the record date.

        Required Vote.    To adopt the merger agreement, holders of at least a majority of the outstanding KFN common shares entitled to vote thereon, including a majority of the outstanding KFN common shares entitled to vote thereon held by shareholders other than KKR and its affiliates, must vote in favor of the adoption of the merger agreement. The merger cannot be completed unless KFN common shareholders adopt the merger agreement. Because approval is based on the affirmative vote of at least a majority of the outstanding KFN common shares, a KFN common shareholder's failure to vote, an abstention from voting or the failure of a KFN common shareholder who holds his or her units in

"street name" through a broker or other nominee to give voting instructions to such broker or other nominee will have the same effect as a vote "AGAINST" the adoption of the merger agreement.

        To approve the adjournment of the KFN special meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the special meeting, the affirmative vote of holders of at least a majority of the outstanding KFN common shares entitled to vote thereon present in person or represented by proxy at the special meeting is required. Because approval of this proposal is based on the voting power present with respect to such proposal, abstentions will have the same effect as a vote "AGAINST" the proposal, and failures to be present to vote and failures of KFN common shareholders who hold their shares in "street name" through brokers or other nominees to give voting instructions to such brokers or other nominees will have no effect on the vote held on such proposal provided that a quorum is present.

        Share Ownership of KFN's Directors and Executive Officers.    As of the close of business on the record date for the special meeting, KFN's directors and executive officers beneficially owned and had the right to vote                common shares at the special meeting, representing approximately        % of the KFN common shares entitled to vote at the special meeting.

        It is expected that KFN's directors and executive officers will vote their shares "FOR" the adoption of the merger agreement and "FOR" the proposal to adjourn the special meeting, if necessary, although none of them has entered into any agreement requiring them to do so.

        Share Ownership of Affiliates of KKR.    As of the close of business on the record date for the special meeting, affiliates of KKR beneficially owned and had the right to vote                common shares at the special meeting, representing approximately        % of the KFN common shares entitled to vote at the special meeting.

        It is expected that the affiliates of KKR will vote their shares "FOR" the adoption of the merger agreement and "FOR" the proposal to adjourn the special meeting, if necessary, although none of them has entered into any agreement requiring them to do so. Any such affirmative vote will not, however, affect the required approval of the proposal to adopt the merger agreement by the affirmative vote of a majority of KFN common shares entitled to vote thereon other than KFN common shares held by KKR and its affiliates.

Recommendation of the KFN Board of Directors and Reasons for the Merger; Fairness of the Merger (See page 68)

        The KFN board of directors, upon the unanimous recommendation of a transaction committee consisting solely of independent directors, recommends that KFN shareholders vote "FOR" the adoption of the merger agreement.

        In the course of reaching its decision to approve the merger agreement and the transactions contemplated by the merger agreement, the KFN board of directors considered a number of factors in its deliberations. For a more complete discussion of these factors, see "Special Factors—Recommendation of the KFN Board of Directors and Reasons for the Merger; Fairness of the Merger" beginning on page 68 of this proxy statement/prospectus.

Opinion of the Financial Advisor to the KFN Transaction Committee (See page 73)

        Sandler O'Neill & Partners, L.P., referred to in this proxy statement/prospectus as Sandler O'Neill, acted as financial advisor to the transaction committee in connection with the proposed transaction and participated in certain of the negotiations leading to the execution of the merger agreement. At the December 13, 2013 meeting of the transaction committee, Sandler O'Neill delivered to the transaction committee its oral opinion, which was subsequently confirmed in writing on December 16, 2013, that, as of December 16, 2013, the merger consideration was fair to the holders of KFN common shares from a financial point of view. The full text of Sandler O'Neill's opinion is attached as Annex B to this proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O'Neill in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Holders of KFN common shares are urged to read the entire opinion carefully in connection with their consideration of the proposed merger.

 KKR Unitholder Approval is Not Required (See page 114)

        KKR unitholders are not required to adopt the merger agreement or approve the merger or the issuance of KKR common units in connection with the merger.

Ownership of KKR after the Merger

        Based on the number of outstanding KFN common shares (including restricted shares) outstanding as of                        , 2014, KKR expects to issue approximately                 million KKR common units to KFN common shareholders pursuant to the merger agreement. The actual number of KKR common units to be issued pursuant to the merger agreement will be determined at the completion of the merger based on the exchange ratio of 0.51 and the number of KFN common shares (including restricted shares) outstanding at that time.

        As of                        , 2014, KKR Holdings L.P., which is referred to in this proxy statement/prospectus as KKR Holdings, owns                partnership interests of each of KKR Management Holdings L.P. and Fund Holdings (the holding companies of the KKR business) which are referred to, together, in this proxy statement/prospectus as the KKR Group Partnerships. These partnership interests are referred to in this proxy statement/prospectus as the KKR Group Partnership units, and may be collectively exchanged, on a quarterly basis, for KKR common units on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications.

        As of                        , 2014, KKR had                of its common units outstanding, which excludes KKR common units beneficially owned by KKR Holdings through its ownership of KKR Group Partnership units, KKR common units available for future issuances under the KKR & Co. L.P. 2010 Equity Incentive Plan and KKR common units available for future issuance in connection with KKR's acquisitions. Based on the number of KKR common units outstanding as of                        , 2014 referenced in the immediately preceding sentence, it is anticipated that, immediately after the completion of the merger, former KFN common shareholders will own approximately        % of the outstanding KKR common units. However, assuming all of the KKR Group Partnership units held by KKR Holdings as of                        , 2014 were exchanged into KKR common units prior to the merger, it is anticipated that, immediately after the completion of the merger, former KFN common shareholders will own approximately        % of the outstanding KKR common units. See "—Organizational Chart" for a simplified diagram showing KKR's organizational structure.

        Holders of KKR common units do not elect KKR's managing partner or its board of directors and, unlike the holders of KFN's common shares with respect to KFN, have only limited voting rights on matters affecting KKR's business and therefore limited ability to influence decisions regarding KKR's business, which is run by its managing partner. See "Comparison of KKR Common Units and KFN Common Shares" beginning on page 199 of this proxy statement/prospectus.

Interests of Directors and Executive Officers of KFN in the Merger (See page 111)

        KFN's executive officers and directors have interests in the merger that are different from, or in addition to, their interests as common shareholders of KFN. The members of the KFN board of directors were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending to KFN's common shareholders that the merger agreement be adopted. KFN's executive officers (including any executive officers who are members of the KFN board of directors) did not participate in the vote by the KFN board of directors relating to the merger. The merger agreement provides for the conversion of KFN restricted common shares and KFN phantom shares into awards in respect of KKR common units, with the number of KFN common shares underlying such converted awards to be adjusted on the same basis as KFN common shares. In addition, KFN's executive officers and directors are entitled to continued exculpation, indemnification, expense advancement rights and insurance coverage under indemnification agreements and the merger agreement. These different interests are described under "Special Factors—Interests of Directors and Executive Officers of KFN in the Merger" beginning on page 111 of this proxy statement/prospectus.

Risks Relating to the Merger and Ownership of KKR Common Units (See page 29)

        KFN common shareholders should consider carefully all the risk factors, together with all of the other information included or incorporated by reference, in this proxy statement/prospectus before deciding how to vote. Risks relating to the merger and the ownership of KKR common units are described in the section titled "Risk Factors" beginning on page 29 of this proxy statement/prospectus. Some of these risks include, but are not limited to, those described below:

  •
  Because the exchange ratio is fixed, KFN common shareholders cannot be sure of the market value of the KKR common units they will receive as merger consideration relative to the value of the KFN common shares they exchange.

  •
  KFN and KKR may be unable to obtain the regulatory clearances and approvals required to complete the merger or may be required to comply with material restrictions or satisfy material conditions.

  •
  The merger agreement contains provisions that limit KFN's ability to pursue alternatives to the merger and, in specified circumstances, could require KFN to pay a termination payment of $26,250,000 to Merger Sub or its designee.

  •
  Executive officers and directors of KFN have certain interests that are different from those of KFN common shareholders generally. See "Special Factors—Interests of Directors and Executive Officers of KFN in the Merger" beginning on page 111 of this proxy statement/prospectus.

  •
  KFN common shareholders will have a reduced ownership interest and will not have a voting interest in most matters after the merger and will exercise materially less or no influence over management.

  •
  KKR common units to be received by KFN common shareholders as a result of the merger have materially different rights than KFN common shares.

  •
  KFN common shareholders are expected to recognize taxable income or gain for U.S. federal income tax purposes as a result of the merger.

  •
  KKR is an affiliate of KFN's external manager, which provides executive officers and other services to KFN.

Material U.S. Federal Income Tax Consequences of the Merger (See page 159)

        The merger will be a taxable transaction for U.S. federal income tax purposes. If you are a U.S. holder of KFN common shares, for U.S. federal income tax purposes, your receipt of KKR common units and cash in lieu of fractional units in exchange for your KFN common shares in the merger generally will cause you to recognize gain or loss measured by the difference, if any, between (i) the sum of (a) the fair market value of any KKR common units received, (b) the amount of cash received and (c) your share of KFN's nonrecourse debt immediately prior to the merger and (ii) your adjusted tax basis in your KFN common shares. Any such gain or loss recognized generally will be treated as capital gain or loss and will be long-term capital gain or loss if your holding period for your KFN common shares exceeds one year. However, a portion of any such gain will be treated as ordinary income to the extent attributable to your allocable share of unrealized gain or loss in KFN's assets to the extent described in Section 751 of the Code. If you are a Non-U.S. holder of KFN common shares, a portion of any gain recognized by you in the merger (which will be calculated in the same manner described above for a U.S. holder) may be treated for U.S. federal income tax purposes as effectively connected income, and hence you may be subject to U.S. federal income tax on such portion. All holders of KFN common shares should consult their own tax advisor for a full understanding of how the merger will affect their taxes. See "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 159 of this proxy statement/prospectus for further discussion of the U.S. federal income tax consequences of the merger.

Accounting Treatment of the Merger (See page 113)

        The merger will be accounted for by KKR using the acquisition method of accounting. Under this method of accounting, the purchase price will be allocated to the fair value of the net assets acquired at the date of completion of the merger. The excess purchase price over the fair value of the net assets acquired will be recorded as goodwill.

Listing of KKR Common Units; Delisting and Deregistration of KFN Common Shares (See page 114)

        KKR common units are currently listed on the NYSE under the ticker symbol "KKR." It is a condition to closing of the merger that the KKR common units to be issued in the merger to KFN common shareholders be approved for listing on the NYSE, subject to official notice of issuance.

        KFN's common shares are currently listed on the NYSE under the ticker symbol "KFN." If the merger is completed, KFN's common shares will cease to be listed on the NYSE and will be deregistered under the Exchange Act.

No Appraisal Rights (See page 113)

        Under Delaware law and pursuant to KFN's operating agreement, KFN common shareholders will not have appraisal rights in connection with the merger.

Conditions to Consummation of the Merger (See page 118)

        KKR and KFN currently expect to complete the merger in the first half of 2014, subject to receipt of required KFN shareholder approval and regulatory approvals and clearances and subject to the satisfaction or waiver of the other conditions to the merger described below.

        As more fully described in this proxy statement/prospectus, each party's obligation to complete the merger depends on a number of conditions being satisfied or, to the extent permitted by applicable law, waived, including the following:

  •
  the merger agreement must have been adopted by the affirmative vote of the holders of at least a majority of the outstanding KFN common shares entitled to vote thereon on the record date, including the holders of a majority of the outstanding KFN common shares other than those KFN common shares held by KKR or any affiliate of KKR;

  •
  the waiting period applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which is referred to in this proxy statement/prospectus as the HSR Act, must have been terminated or expired, and all consents required under any other antitrust law must have been obtained or any applicable waiting period thereunder must have been terminated or expired;

  •
  there must be no outstanding judgment, injunction, order or decree of a competent U.S. federal or state governmental authority prohibiting or enjoining the completion of the merger or the other transactions contemplated by the merger agreement;

  •
  the registration statement of which this proxy statement/prospectus forms a part must have been declared effective by the SEC and must not be subject to a stop order or similar restraining order by the SEC; and

  •
  the KKR common units to be issued in the merger must have been approved for listing on the NYSE, subject to official notice of issuance.

        The obligations of each of KKR, Fund Holdings and Merger Sub to effect the merger are subject to the satisfaction or waiver of the following additional conditions:

  •
  the representations and warranties of KFN in the merger agreement being true and correct both when made and at and as of the date of the closing of the merger, subject to certain standards, including materiality and material adverse effect qualifications, as described under "The Merger Agreement—Conditions to Consummation of the Merger" beginning on page 118 of this proxy statement/prospectus;

  •
  KFN having performed in all material respects all obligations required to be performed by it under the merger agreement at or before the closing;

  •
  there not having occurred any events that, individually or in the aggregate, constitute a material adverse effect with respect to KFN since the date of the merger agreement;

  •
  the receipt of an officer's certificate executed by an executive officer of KFN certifying that the three preceding conditions have been satisfied;

  •
  the receipt of a payoff letter reasonably acceptable to KKR with respect to the termination of KFN's existing $150 million credit facility and any amounts outstanding thereunder; and

  •
  receipt of a statement in accordance with Treasury Regulation Section 1.1445-11T(d)(2) certifying that 50% or more of the value of the gross assets of KFN does not consist of U.S. real property interests, or that 90% or more of the value of the gross assets of KFN does not consist of U.S. real property interests plus cash or cash equivalents.

        The obligations of KFN to effect the merger are subject to the satisfaction or waiver of the following additional conditions:

  •
  the representations and warranties of KKR in the merger agreement being true and correct both when made and at and as of the date of the closing of the merger, subject to certain standards, including materiality and material adverse effect qualifications, as described under "The Merger Agreement—Conditions to Consummation of the Merger" beginning on page 118 of this proxy statement/prospectus;

  •
  each of KKR, Fund Holdings and Merger Sub having performed in all material respects, all obligations required to be performed by it under the merger agreement at or before the closing;

  •
  there not having occurred any events that, individually or in the aggregate, constitute a material adverse effect with respect to KKR since the date of the merger agreement; and

  •
  the receipt of an officer's certificate executed by an executive officer of KKR certifying that the three preceding conditions have been satisfied.

 Regulatory Approvals and Clearances Required for the Merger (See page 113)

        Consummation of the merger is subject to the expiration or termination of the waiting period under the HSR Act applicable to the merger. See "Special Factors—Regulatory Approvals and Clearances Required for the Merger" beginning on page 113 of this proxy statement/prospectus.

No Solicitation by KFN of Alternative Proposals (See page 121)

        Under the merger agreement, KFN has agreed that it will not, and it will use reasonable best efforts to cause its and its subsidiaries' directors, officers, employees, agents, investment bankers, attorneys, accountants and other representatives not to, directly or indirectly, except as otherwise permitted by the merger agreement:

  •
  initiate or solicit or knowingly encourage any inquiries with respect to, or the making of, an acquisition proposal;

  •
  engage in any negotiations concerning, or provide any confidential information or data to any person relating to, an acquisition proposal;

  •
  approve or recommend, or propose publicly to approve or recommend, any acquisition proposal;

  •
  approve or recommend, or propose publicly to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any acquisition proposal; or

  •
  propose publicly or agree to do any of the foregoing relating to any acquisition proposal.

        In addition, the merger agreement requires KFN and its subsidiaries to (1) cease and cause to be terminated any existing activities, discussions or negotiations with any person conducted prior to the date of the merger agreement with respect to an acquisition proposal and (2) request that each third party that executed a confidentiality agreement that relates to an acquisition proposal before the date of the merger agreement return or destroy all confidential information furnished to the third party by KFN or on its behalf before the date of the merger agreement.

        Notwithstanding these restrictions, the merger agreement provides that, under specified circumstances at any time before KFN shareholders vote in favor of the adoption of the merger agreement, if KFN receives a written unsolicited bona fide acquisition proposal after the date of the merger agreement that the board of directors of KFN has determined in good faith, after consultation with its outside legal counsel and financial advisors (1) constitutes a superior proposal (as described below) or (2) could reasonably be expected to result in a superior proposal, KFN may:

  •
  furnish nonpublic information to a third party that makes an acquisition proposal, if, before furnishing the information, KFN receives an executed confidentiality agreement with provisions no less restrictive to the third party with respect to the use or disclosure of nonpublic information than the confidentiality agreement in effect between KFN and KKR; and

  •
  engage in discussions or negotiations with the third party with respect to the acquisition proposal.

        KFN has also agreed in the merger agreement that it will promptly orally notify KKR of any request for information or any inquiries, proposals or offers relating to an acquisition proposal indicating, in connection with the notice, the name of the person making the request, inquiry, proposal or offer and the material terms and conditions of any proposals or offers, and that it will provide to KKR written notice of any inquiry, proposal or offer within 24 hours of the request or inquiry, proposal or offer and copies of any written or electronic correspondence to or from any person making an acquisition proposal. KFN is required to keep KKR informed orally, as soon as reasonably practicable, of the status of any acquisition proposal, including with respect to the status and terms of any proposal or offer and whether any proposal or offer has been withdrawn or rejected, and to provide to KKR written notice of any withdrawal or rejection and copies of any written proposals or requests for information within 24 hours. KFN has also agreed to provide any information to KKR (not previously provided to KKR) that it provides to another person pursuant to these provisions at substantially the same time it provides the information to the other person.

Change in KFN Board Recommendation (See page 122)

        The merger agreement provides that the KFN board of directors will not, directly or indirectly, withdraw, modify or qualify, in a manner adverse to KKR, the KFN board of directors' recommendation that KFN's common shareholders adopt the merger agreement or approve, adopt or recommend, or publicly propose to approve, adopt or recommend, any alternative acquisition proposal.

        Notwithstanding the above, subject to certain procedural requirements and limitations as provided for in the merger agreement and described under "The Merger Agreement—Change in KFN Board Recommendation" beginning on page 122 of this proxy statement/prospectus, if KFN receives a written unsolicited bona fide acquisition proposal or in response to an intervening event, the KFN board of directors may effect a change of recommendation under certain circumstances.

Termination of the Merger Agreement (See page 126)

        KKR or KFN may terminate the merger agreement at any time prior to the closing, whether before or after KFN common shareholders have approved the merger agreement:

  •
  by mutual written consent;

  •
  if there is any law or regulation that makes completion of the merger illegal or otherwise prohibited, or if any judgment, injunction, order or decree of a competent U.S. federal or state governmental authority enjoining the parties from completing the merger is entered and has become final and nonappealable;

  •
  if the merger is not completed on or before September 16, 2014;

  •
  if KFN common shareholders do not adopt the merger agreement at the special meeting (including any adjournment or postponement of the special meeting); or

  •
  if the other party has materially breached any of its representations, warranties, covenants or agreements contained in the merger agreement, or if any fact, circumstance, event, change, occurrence or effect has occurred, which breach or fact, circumstance, event, change, occurrence or effect would result in the failure of certain closing conditions to be satisfied on or prior to September 16, 2014, and the breach or fact, circumstance, event, change, occurrence or effect is not capable of being cured or is not cured by the earlier of (1) 30 business days after written notice is received by the party alleged to be in breach or with respect to which a fact, circumstance, event, change, occurrence or effect is alleged to have occurred and (2) September 16, 2014.

        In addition, KKR may terminate the merger agreement if, at any time before KFN common shareholders have adopted the merger agreement:

  •
  a change of recommendation has occurred; or

  •
  an alternative acquisition proposal in respect of KFN is publicly announced or disclosed (or any person publicly announces an intention (whether or not conditional) to make an acquisition proposal) after the date of the merger agreement and the board of directors of KFN fails to affirm the recommendation in favor of the adoption of the merger agreement during the time periods required under the merger agreement.

        In addition, KFN may terminate the merger agreement at any time before KFN common shareholders have adopted the merger agreement in order to enter into a definitive written agreement with respect to a superior proposal provided that KFN has complied in all material respects with its obligations under described under "The Merger Agreement—No Solicitation by KFN of Alternative Proposals" and "The Merger Agreement—Change in KFN Board Recommendation" beginning on pages 121 and 122, respectively, of this proxy statement/prospectus and pays the applicable termination payment described herein.

Expenses and Termination Payments Relating to the Merger (See page 127)

        Generally, all fees and expenses incurred in connection with the merger will be the obligation of the respective party incurring such fees and expenses, except that (1) expenses incurred in connection with filing, printing and mailing of the registration statement of which this proxy statement/prospectus forms a part and this proxy statement/prospectus (including filing fees) will be shared equally by Fund Holdings and KFN and (2) KKR will be responsible for all filing fees under the HSR Act and other antitrust laws.

        Following termination of the merger agreement under specified circumstances, KFN may be required to pay Merger Sub or its designee (unless the payment obligation is waived by Merger Sub) a termination payment of $26,250,000 or to reimburse KKR for its merger-related expenses not to exceed $7.5 million.

        The parties agreed that the amount of KFN's third-party expenses accrued in the fourth quarter of 2013 in connection with the consideration by KFN of the KKR acquisition proposal would reduce the amount of management fees paid by KFN to a subsidiary of KKR under the management agreement in an amount equal to such third-party expenses paid.

Comparison of KKR Common Units and KFN Common Shares (See page 199)

        KFN common shareholders receiving KKR common units in the merger will have materially different rights once they become holders of KKR's common units due to differences between the governing documents of KFN and the governing documents of KKR. These differences are described in more detail under "Comparison of KKR Common Units and KFN Common Shares" beginning on page 199.

Litigation Relating to the Merger (See page 115)

        Fifteen putative stockholder class action lawsuits, referred to in this proxy statement/prospectus as the merger lawsuits, were filed against KFN and certain other defendants in connection with KFN's entering into the merger agreement. Five of the merger lawsuits were filed in the Superior Court of California, County of San Francisco; one of the merger lawsuits was filed in the United States District Court for the District of California; and nine of the merger lawsuits were filed in the Court of Chancery of the State of Delaware. The parties in the five California state court actions have filed a stipulation agreeing to consolidate the actions, which is now pending for approval by the court. The plaintiff in the federal action has moved for an order scheduling a preliminary injunction hearing and authorizing expedited discovery. Two of the Delaware court actions were voluntarily dismissed, and the remaining seven Delaware court actions were consolidated. Each of the merger lawsuits was filed on behalf of a putative class of KFN common shareholders against KFN, the individual members of KFN's board of directors, KKR, Fund Holdings, and Merger Sub. The merger lawsuits allege variously that the members of the KFN board of directors breached their fiduciary duties owed to KFN common shareholders by approving the proposed merger for inadequate consideration; approving the transaction in order to obtain benefits not equally shared by other KFN common shareholders; entering into the merger agreement containing preclusive deal protection devices; failing to take steps to maximize the value to be paid to the KFN common shareholders; and failing to disclose material information necessary for KFN common shareholders to make a fully informed decision about the proposed merger. The merger lawsuits also seek to state claims against KFN, KKR, Fund Holdings, and Merger Sub for aiding and abetting these alleged breaches of fiduciary duties. In addition, certain of the complaints allege that KKR controlled KFN by means of a management agreement between KFN and KKR Financial Advisors LLC, and that, as a consequence, KKR breached fiduciary duties it owed to KFN common shareholders by causing KFN to approve the merger agreement. The plaintiffs in each of the merger lawsuits generally seek, among other things, declaratory and injunctive relief concerning the alleged breaches of fiduciary duties, injunctive relief prohibiting the consummation of the acquisition, rescission, an accounting by defendants, damages and attorneys' fees and costs, and other relief.

Organizational Chart

        The following diagram depicts a simplified organizational structure of KKR following the merger.

(1)
KKR Management LLC serves as the general partner of KKR, which is governed by a board of directors consisting of a majority of independent directors. KKR Management LLC does not hold any economic interests in KKR and is owned by senior KKR principals.

(2)
KKR Holdings is the holding vehicle through which KKR principals and other persons indirectly own their interests in KKR's business through ownership of KKR Group Partnership units. As of December 31, 2013, KKR Holdings and KKR held 58.4% and 41.6%, respectively, of the KKR Group Partnership units. KKR Group Partnership units held by KKR Holdings represent interests in KKR's business that are not attributable to holders of KKR common units. KKR Group Partnership units that are held by KKR Holdings are exchangeable for KKR common units on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications and compliance with applicable vesting and transfer restrictions. As limited partner interests, these KKR Group Partnership units are non-voting and do not entitle KKR Holdings to participate in the management of KKR's business and affairs.

(3)
KKR Holdings holds special non-economic voting units in KKR that entitle it to cast, with respect to those limited matters that may be submitted to a vote of KKR's unitholders, a number of votes equal to the number of KKR Group Partnership units that it holds from time to time.

(4)
Because the income of KKR Management Holdings L.P. is likely to be primarily non-qualifying income for purposes of the qualifying income exception to the publicly traded partnership rules, KKR formed KKR Management Holdings Corp., which is subject to taxation as a corporation for U.S. federal income tax purposes, to hold its KKR Group Partnership units in KKR Management Holdings L.P. Accordingly, KKR's allocable share of the taxable income of KKR Management Holdings L.P. will be subject to taxation at a corporate rate. KKR Management Holdings L.P., which is treated as a partnership for U.S. federal income tax purposes, was formed to hold interests in KKR's fee generating businesses and other assets that may not generate qualifying income for purposes of the qualifying income exception to the publicly traded partnership rules. Fund Holdings, which is also treated as a partnership for U.S. federal income tax purposes, was formed to hold interests in KKR's businesses and assets that will generate qualifying income for purposes of the qualifying income exception to the publicly traded partnership rules.

(5)
40% of the carried interest earned in relation to KKR's investment funds and carry paying co-investment vehicles is allocated to a carry pool from which carried interest is allocated to KKR principals, other professionals and selected other individuals who work in these operations, thereby reducing the amount of carried interest allocable to KKR Holdings and holders of KKR common units.

Selected Historical Consolidated Financial Data of KKR

        The following historical consolidated financial data as of December 31, 2012 and 2011 and for each of the years ended on December 31, 2012, 2011 and 2010 are derived from KKR's audited consolidated financial statements contained in KKR's Annual Report on Form 10-K for the year ended December 31, 2012, which has been incorporated by reference in this proxy statement/prospectus. The following historical consolidated financial data as of December 31, 2010, 2009 and 2008 and for the years ended on December 31, 2009 and 2008 are derived from KKR's audited consolidated and combined financial statements that are not included or incorporated by reference in this proxy statement/prospectus. In addition, the selected consolidated financial information as of and for the nine-month periods ended September 30, 2013, and 2012 have been included below. The selected consolidated financial information for the interim periods has been derived from the unaudited condensed consolidated financial statements contained in KKR's Quarterly Report on Form 10-Q for the nine-month period ended September 30, 2013, which has been incorporated by reference in this proxy statement/prospectus and, in the opinion of KKR's management, includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such information for the interim periods. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes thereto set forth in KKR's Annual Report on Form 10-K for the year ended December 31, 2012 and each subsequently filed Quarterly Report on Form 10-Q incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 221 of this proxy statement/prospectus.

	Nine Months Ended September 30,		Year Ended December 31,(1)
	2013	2012	2012	2011	2010	2009	2008
	($ in thousands)		($ in thousands)
Statement of Operations Data:
Fees	$537,644	$390,821	$568,442	$723,620	$435,386	$331,271	$235,181
Less: Total Expenses	1,186,847	1,240,516	1,598,788	1,214,005	1,762,663	1,195,710	418,388
Total Investment Income (Loss)	5,248,326	7,467,376	9,101,995	1,456,116	9,179,108	7,753,808	(12,865,239)

Income (Loss) Before Taxes	4,599,123	6,617,681	8,071,649	965,731	7,851,831	6,889,369	(13,048,446)
Income Taxes	25,525	37,777	43,405	89,245	75,360	36,998	6,786

Net Income (Loss)	4,573,598	6,579,904	8,028,244	876,486	7,776,471	6,852,371	(13,055,232)
Net Income (Loss) Attributable to Redeemable Noncontrolling Interests	25,992	18,551	34,963	4,318	—	—	—
Net Income (Loss) Attributable to Noncontrolling Interests	4,134,293	6,097,245	7,432,445	870,247	7,443,293	6,002,686	(11,850,761)

Net Income (Loss) Attributable to KKR & Co. L.P.(2)	$413,313	$464,108	$560,836	$1,921	$333,178	$849,685	$(1,204,471)

October 1, 2009 through December 31, 2009
Net Loss Attributable to KKR & Co. L.P.	$(78,221)

Distributions Declared per KKR & Co. L.P. Common Unit	$0.92	$0.52	$1.22	$0.74	$0.60	$0.08	$—
Net Income (Loss) Attributable to KKR & Co. L.P. Per Common Unit
Basic	$1.53	$1.98	$2.35	$0.01	$1.62	$(0.38)	$—
Diluted	$1.40	$1.86	$2.21	$0.01	$1.62	$(0.38)	$—
Weighted Average Common Units Outstanding
Basic	270,484,224	234,876,879	238,503,257	220,235,469	206,031,682	204,902,226	—
Diluted	296,181,070	249,359,200	254,093,160	222,519,174	206,039,244	204,902,226	—
Statement of Financial Condition Data (period end):
Total Assets	$48,160,051	$43,648,620	$44,426,353	$40,377,645	$38,391,157	$30,221,111	$22,441,030
Total Liabilities	$4,651,764	$3,007,920	$3,020,899	$2,692,995	$2,391,115	$2,859,630	$2,590,673
Redeemable Noncontrolling Interests	$574,065	$472,837	$462,564	$275,507	$—	$—	$—
Noncontrolling Interests	$40,439,129	$38,325,332	$38,938,531	$36,080,445	$34,673,549	$26,347,632	$19,698,478
Total KKR & Co. L.P. Partners' Capital(3)	$2,495,093	$1,842,531	$2,004,359	$1,328,698	$1,326,493	$1,013,849	$151,879

(1)
The financial information reported for periods prior to October 1, 2009 does not give effect to the acquisition of all of the assets and liabilities of KKR & Co. (Guernsey) L.P., formerly known as KKR Private Equity Investors L.P., by affiliates of KKR on October 1, 2009 and the related reorganization of KKR's business into a holding company structure in connection with such acquisition. The acquisition of such assets and liabilities and the related reorganization of KKR's business into a holding company structure is referred to in this proxy statement/prospectus as the KPE Transaction.

(2)
Subsequent to the KPE Transaction, net income (loss) attributable to KKR reflects only those amounts that are allocable to KKR's interest in the business. Net income (loss) that is allocable to KKR Holdings' interest in the business is reflected in net income (loss) attributable to noncontrolling interests.

(3)
Total KKR partners' capital reflects only the portion of equity attributable to KKR. KKR Holdings' interest in the KKR Group Partnerships is reflected as noncontrolling interests and is not included in the total KKR partners' capital.

 Selected Historical Consolidated Financial Data of KFN

        The following historical consolidated financial data as of December 31, 2012 and 2011 and for each of the years ended on December 31, 2012, 2011 and 2010 are derived from KFN's audited consolidated financial statements contained in KFN's Annual Report on Form 10-K for the year ended December 31, 2012, which has been incorporated by reference in this proxy statement/prospectus. The following historical consolidated financial data as of December 31, 2010, 2009 and 2008 and for the years ended on December 31, 2009 and 2008 are derived from KFN's audited consolidated financial statements that are not included or incorporated by reference in this proxy statement/prospectus. The selected consolidated financial information for the interim periods has been derived from the unaudited condensed consolidated financial statements contained in KFN's Quarterly Report on Form 10-Q for the nine-month period ended September 30, 2013, which has been incorporated by reference in this proxy statement/prospectus and, in the opinion of KFN's management, includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such information for the interim periods. You should read the following data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the related notes thereto set forth in KFN's Annual Report on Form 10-K for the year ended December 31, 2012 and each subsequently filed Quarterly Report on Form 10-Q incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 221 of this proxy statement/prospectus.

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(unaudited)
	(dollars in thousands, except per share data)
Consolidated Statements of Operations Data
Total revenues	$406,396	$421,818	$555,473	$542,021	$505,359	$572,725	$948,588
Total investment costs and expenses	224,119	245,807	318,375	215,162	188,952	329,169	1,046,102
Total other income (loss)	117,681	168,424	205,822	93,447	143,352	(96,275)	(906,837)
Total other expenses	75,170	76,766	98,157	94,223	87,993	70,061	73,250
Income (loss) from continuing operations before income taxes	224,788	267,669	344,763	326,083	371,766	77,220	(1,077,601)
Income tax (benefit) expense	434	(3,548)	(3,467)	8,011	702	284	107
Income (loss) from continuing operations	224,354	271,217	348,230	318,072	371,064	76,936	(1,077,708)
Income from discontinued operations	—	—	—	—	—	—	2,668
Net income (loss)	224,354	271,217	348,230	318,072	371,064	76,936	(1,075,040)
Distributions declared per common share	$0.68	$0.65	$0.86	$0.67	$0.43	$0.05	$1.30
Consolidated Balance Sheet Data
Cash and cash equivalents	$221,986	$331,366	$237,606	$392,154	$313,829	$97,086	$41,430
Restricted cash and cash equivalents	509,688	735,099	896,396	399,620	571,425	342,706	1,233,585
Securities	519,675	570,511	533,520	922,603	932,823	803,258	658,779
Corporate loans, net	6,153,072	5,845,421	5,947,857	6,443,399	6,321,444	6,543,643	7,571,446
Residential mortgage loans(1)	—	—	—	—	—	2,097,699	2,620,021
Equity investments, at estimated fair value	191,153	194,624	161,621	189,845	99,955	120,269	5,287
Oil and gas properties, net	372,034	—	289,929	138,525	33,797	—
Total assets	8,471,991	8,255,152	8,358,879	8,647,228	8,418,412	10,300,005	12,515,082
Total borrowings	5,791,616	6,229,448	6,338,407	6,778,208	6,642,455	8,970,591	11,461,610
Total liabilities	5,976,939	6,454,727	6,519,757	6,971,396	6,775,364	9,133,347	11,851,737
Total shareholders' equity	2,495,052	1,800,425	1,839,122	1,675,832	1,643,048	1,166,658	663,345
Book value per common share	$10.42	$10.09	$10.31	$9.41	$9.24	$7.37	$4.40

(1)
Residential mortgage-backed securities, residential mortgage loans and residential mortgage-backed securities issued (included within total borrowings in the table above) were carried at fair value beginning January 1, 2007 in accordance with the fair value option for financial assets and liabilities, and at amortized cost for all periods prior to January 1, 2007.

 Ratio of Earnings to Fixed Charges of KFN

        The following table presents KFN's ratio of earnings to fixed charges for the fiscal periods indicated. For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before equity in income of unconsolidated affiliates, income taxes and fixed charges. Fixed charges consist of interest expenses.

	Nine Months Ended September 30,	Year Ended December 31,
	2013	2012	2011
	(in thousands, except ratios)
Earnings:
Income before equity in income of unconsolidated affiliates and income taxes	$224,788	$348,230	$326,083
Add: Fixed charges from below	144,851	216,608	183,067

Total earnings before equity in income of unconsolidated affiliates, income taxes, fixed charges and preferred share distribution requirements	$369,639	$564,838	$509,150

Fixed charges:
Interest expenses	$144,851	$216,608	$183,067

Total fixed charges	$144,851	$216,608	$183,067
Ratio of earnings to fixed charges	2.6	2.6	2.8
Total fixed charges	$144,851	$216,608	$183,067
Preferred share distribution requirements	20,520	—	—

Total fixed charges and preferred share distribution requirements	$165,371	$216,608	$183,067
Ratio of earnings to fixed charges and preferred share distribution requirements	2.2	2.6	2.8

Unaudited Comparative Per Unit Information

        The following table summarizes unaudited per common unit/share data for (i) KKR and KFN on a historical basis for the nine months ended September 30, 2013 and the year ended December 31, 2012, (ii) KKR on a pro forma combined basis giving effect to the proposed transactions (collectively referred to in this proxy statement/prospectus as the pro forma events) and (iii) KFN on a pro forma equivalent basis based on the exchange ratio of 0.51 KKR common units for each KFN common share. It has been assumed for purposes of the unaudited pro forma condensed combined financial information provided below that the pro forma events occurred on January 1, 2012 for earnings per common unit purposes and on September 30, 2013 for book value per common unit purposes. The historical earnings per common unit/share information should be read in conjunction with the historical consolidated financial statements and notes thereto of KKR and KFN incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information" on page 221 of this proxy statement/prospectus. The unaudited pro forma combined earnings per share information is derived from, and should be read in conjunction with, the section entitled "Unaudited Pro Forma Condensed Combined Financial Statements" and related notes included in this proxy statement/prospectus beginning on page 135. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the pro forma events had occurred as of the beginning of the periods presented, nor is it necessarily indicative of the future operating results or financial position of the combined company.

	As of / For the Nine Months Ended September 30, 2013	As of / For the Year Ended December 31, 2012
KKR Historical per Common Unit Data:
Net income (loss) attributable to KKR & Co. L.P.—Basic	$1.53	$2.35
Net income (loss) attributable to KKR & Co. L.P.—Diluted	1.40	2.21
Book Value(1)	8.75	7.91
KFN Historical per Common Share Data:
Net income (loss)—Basic	1.01	1.95
Net income (loss)—Diluted	1.01	1.87
Book Value(1)	10.42	10.31
Unaudited Pro Forma Combined per KKR Common Unit Data:
Net income (loss) attributable to KKR & Co. L.P.—Basic(2)	1.58	2.49
Net income (loss) attributable to KKR & Co. L.P.—Diluted(2)	1.48	2.38
Book Value(1)	13.76	N/A
Unaudited Pro forma Equivalent per KFN Common Share Data:
Net income (loss)—Basic(3)	0.81	1.27
Net income (loss)—Diluted(3)	0.75	1.21
Book Value(1)(3)	7.02	N/A

(1)
Historical book value per common unit/share is computed by dividing total partners' capital/common shareholders' equity by the number of KKR common units or KFN common shares, as applicable, outstanding as of September 30, 2013 and December 31, 2012. Pro forma combined book value per common unit is computed by dividing pro forma partners' capital by the pro forma number of KKR common units that would have been outstanding as of September 30, 2013. Pro forma book value per common unit/share as of December 31, 2012 is not meaningful as the estimated pro forma adjustments were calculated as of September 30, 2013.

(2)
The pro forma net income (loss) per common unit of the combined company are calculated by dividing the pro forma income (loss) by the pro forma weighted average number of common units outstanding.

(3)
The pro forma equivalent share amounts were calculated by multiplying the pro forma combined per share amounts by the exchange ratio in the merger (0.51 KKR common units for each KFN common share). This information shows how each KFN common share would have participated in the combined company's net income (loss) and book value if the pro forma events had occurred on the relevant dates.

 Comparative Unit Prices and Distributions

        KKR common units are currently listed on the NYSE under the ticker symbol "KKR." KFN common shares are currently listed on the NYSE under the ticker symbol "KFN." The table below sets forth, for the calendar quarters indicated, the high and low sale prices per KKR common unit on the NYSE and per KFN common share on the NYSE. The table also shows the amount of cash distributions declared on KKR common units and KFN common shares, respectively, in the calendar quarters indicated. The amount of cash distributions declared on KKR common units and KFN common shares in any calendar quarter shown in the table below relate to the earnings of KKR and KFN, respectively, for the immediately preceding calendar quarter.

	KKR Common Units			KFN Common Shares
	High	Low	Cash Distributions	High	Low	Cash Distributions
2014 (through , 2014)
First quarter
2013
Fourth quarter	$25.87	$19.68	$0.23	$12.39	$8.91	$0.22
Third quarter	21.78	18.74	0.42	11.31	10.02	0.21
Second quarter	21.60	17.27	0.27	11.30	10.05	0.21
First quarter	20.00	15.38	0.70	11.93	10.74	0.26
2012
Fourth quarter	15.49	13.35	0.24	10.89	9.30	0.21
Third quarter	15.68	12.74	0.13	10.36	8.53	0.21
Second quarter	15.50	11.03	0.15	9.47	7.95	0.18
First quarter	15.20	12.74	0.32	9.54	8.70	0.26
2011
Fourth quarter	14.58	8.95	0.10	8.85	6.68	0.18
Third quarter	16.70	10.07	0.11	9.92	7.36	0.18
Second quarter	19.16	15.10	0.21	10.35	9.43	0.16
First quarter	18.29	14.09	0.29	10.60	8.80	0.15

        The following table presents per unit closing prices for KKR common units and KFN common shares on December 16, 2013, the last trading day before the public announcement of the merger agreement, and on                        , 2014, the last practicable trading day before the date of this proxy statement/prospectus. This table also presents the equivalent market value per KFN common shares on such dates. The equivalent market value per KFN common share has been determined by multiplying the closing prices of KKR common units on those dates by the exchange ratio of 0.51 of a KKR common unit.

	KKR Common Units	KFN Common Share	Equivalent Market Value per KFN Common Share
December 16, 2013	$25.08	$9.45	$12.79
, 2014

        Although the exchange ratio is fixed, the market prices of KKR common units and KFN common shares will fluctuate prior to the consummation of the merger and the market value of the merger consideration ultimately received by KFN common shareholders will depend on the closing price of KKR common units on the day the merger is consummated. Thus, KFN common shareholders will not know the exact market value of the merger consideration they will receive until the closing of the merger.

RISK FACTORS

        In addition to the other information included and incorporated by reference into this proxy statement/prospectus, including the matters addressed in the section titled "Cautionary Statement Regarding Forward-Looking Statements," you should carefully consider the following risks before deciding whether to vote for the adoption of the merger agreement and the merger. In addition, you should read and carefully consider the risks associated with each of KKR and KFN and their respective businesses. These risks can be found in KKR's and KFN's respective Annual Reports on Form 10-K for the year ended December 31, 2012, as may be updated by subsequent Quarterly Reports on Form 10-Q, all of which are filed with the SEC and incorporated by reference into this proxy statement/prospectus. For further information regarding the documents incorporated into this proxy statement/prospectus by reference, please see the section titled "Where You Can Find More Information" beginning on page 221 of this proxy statement/prospectus. Realization of any of the risks described below, any of the events described under "Cautionary Statement Regarding Forward-Looking Statements" or any of the risks or events described in this proxy statement/prospectus or in the documents incorporated by reference could have a material adverse effect on KKR's, KFN's or the combined organization's respective businesses, financial condition, cash flows and results of operations and could result in a decline in the trading prices of their respective common equity securities.

Risk Factors Related to the Merger

Because the exchange ratio is fixed and because the market price of KKR common units will fluctuate prior to the consummation of the merger, KFN common shareholders cannot be sure of the market value of the KKR common units they will receive as merger consideration relative to the value of KFN common shares they exchange.

        The market value of the consideration that KFN common shareholders will receive in the merger will depend on the trading price of KKR common units at the closing of the merger. The exchange ratio that determines the number of KKR common units that KFN common shareholders will receive in the merger is fixed. This means that there is no mechanism contained in the merger agreement that would adjust the number of KKR common units that KFN common shareholders will receive based on any decreases in the trading price of KKR common units. The KKR common unit price at the closing of the merger may be lower than it was on the date the merger agreement was signed, the date of this proxy statement/prospectus or the date of the special meeting. If the KKR common unit price at the closing of the merger is less than the KKR common unit price on the date that the merger agreement was signed, then the market value of the consideration received by KFN common shareholders will be less than the value that was contemplated at the time the merger agreement was signed.

        KKR common unit price changes may result from a variety of factors, including general market and economic conditions, conditions affecting KKR's industry generally or those in which KKR holds investments, changes in KKR's business, operations and prospects, and regulatory considerations. Many of these factors are beyond KKR's control. See the section entitled "Risk Factors" contained in the KKR documents incorporated by reference in this proxy statement/prospectus and referred to under "Where You Can Find More Information" beginning on page 221 of this proxy statement/prospectus. For historical and current market prices of KKR common units and KFN common shares, see "Summary—Comparative Unit Prices and Distributions" beginning on page 28 of this proxy statement/prospectus. You are urged to obtain current market quotations for KKR common units in deciding whether to vote for the adoption of the merger agreement.

The market price of KKR common units after the merger may be affected by factors different from those affecting KFN common shares currently.

        Upon completion of the merger, holders of KFN common shares will become holders of KKR common units. The businesses of KKR differ from those of KFN in important respects and,

accordingly, the results of operations of KKR after the merger, as well as the market price of the KKR common units, may be affected by factors different from those currently affecting the independent results of operations of KFN. For further information on the businesses of KKR and KFN and certain factors to consider in connection with those businesses, see the documents incorporated by reference into this proxy statement/prospectus and referred to under "Where You Can Find More Information" beginning on page 221 of this proxy statement/prospectus.

KKR and KFN may be unable to obtain the regulatory clearances required to complete the merger or, in order to do so, KKR and KFN may be required to comply with material restrictions or satisfy material conditions.

        The merger is subject to review by the Antitrust Division of the Department of Justice, which is referred to in this proxy statement/prospectus as the Antitrust Division, and the Federal Trade Commission, which is referred to in this proxy statement/prospectus as the FTC, under the HSR Act, and potentially state regulatory authorities. The closing of the merger is subject to the condition that there be no outstanding judgment, injunction, order or decree by a governmental authority prohibiting or enjoining the merger or the other transactions contemplated by the merger agreement. KKR and KFN can provide no assurance that all required regulatory clearances will be obtained. If a governmental authority asserts objections to the merger, KKR may be required to divest some assets in order to obtain antitrust clearance. There can be no assurance as to the cost, scope or impact of the actions that may be required to obtain antitrust approval. In addition, the merger agreement provides that KKR is not required to take any action or accept any restriction if it would reasonably be expected to require that KKR, KFN or their subsidiaries or affiliates dispose of or hold separate any material business or assets or would reasonably be expected to result in any material limitations on KKR, KFN or their subsidiaries or affiliates to own and operate all or a material portion of their businesses or assets. If KKR must take such actions, it could be detrimental to it or to the combined organization following the consummation of the merger. Furthermore, these actions could have the effect of delaying or preventing completion of the proposed merger or imposing additional costs on or limiting the revenues of the combined organization following the consummation of the merger. See "The Merger Agreement—Regulatory Matters" beginning on page 125 of this proxy statement/prospectus.

        Even if the parties receive early termination of the statutory waiting period under the HSR Act or the waiting period expires, the Antitrust Division or the FTC could take action under the antitrust laws to prevent or rescind the merger, require the divestiture of assets or seek other remedies. Additionally, state attorneys general could seek to block or challenge the merger as they deem necessary or desirable in the public interest at any time, including after completion of the transaction. In addition, in some circumstances, a third party could initiate a private action under antitrust laws challenging or seeking to enjoin the merger, before or after it is completed. KKR may not prevail and may incur significant costs in defending or settling any action under the antitrust laws.

The fairness opinion rendered to the transaction committee of the board of directors of KFN by its financial advisor was based on the financial analyses performed by KFN's financial advisor, which considered factors such as market and other conditions then in effect, and financial forecasts and other information made available to KFN's financial advisors, as of the date of its opinion. As a result, this opinion does not reflect changes in events or circumstances after the date of this opinion. KFN has not obtained, and does not expect to obtain, an updated fairness opinion from its financial advisor reflecting changes in circumstances that may have occurred since the signing of the merger agreement.

        The fairness opinion rendered to the transaction committee of the board of directors of KFN by Sandler O'Neill was provided in connection with, and at the time of, the transaction committee's and the board of directors' evaluation of the merger and the merger agreement. This opinion was based on the financial analyses performed by the financial advisor, which considered market and other conditions then in effect, and financial forecasts and other information made available to it, as of the date of its opinion, which may have changed, or may change, after the date of the opinion. KFN has not obtained an updated opinion as of the date of this proxy statement/prospectus from its financial advisor, and it does not expect to obtain an updated opinion prior to the completion of the merger. Changes in the operations and prospects of KKR or KFN, general market and economic conditions and other factors which may be beyond the control of KKR and KFN, and on which the fairness opinion was based, may have altered the value of KKR or KFN or the prices of KKR common units or KFN common shares since the date of the opinion, or may alter the values and prices by the time the merger is completed. The opinion does not speak as of any date other than the date of the opinion. For a description of the opinion that the transaction committee received from its financial advisor, please refer to "Special Factors—Opinion of the Financial Advisor to the KFN Transaction Committee" beginning on page 73 of this proxy statement/prospectus.

KFN is subject to provisions that limit its ability to pursue alternatives to the merger, which could discourage a potential competing acquirer of KFN from making a favorable alternative transaction proposal and, in specified circumstances under the merger agreement, could require KFN to pay a termination payment of $26.25 million to Merger Sub.

        Under the merger agreement, KFN is restricted from entering into alternative transactions. Unless and until the merger agreement is terminated, subject to specified exceptions (which are discussed in more detail in "The Merger Agreement—No Solicitation by KFN of Alternative Proposals" beginning on page 121 of this proxy statement/prospectus), KFN is restricted from initiating, soliciting or knowingly encouraging any inquiries with respect to, or negotiating or providing confidential information or data relating to, any proposal or offer for a competing acquisition proposal with any person. Under the merger agreement, in the event of a potential change by the board of directors of KFN of its recommendation with respect to the proposed merger in light of a superior proposal, KFN must provide KKR with four days' notice to allow KKR to propose an adjustment to the terms of the merger agreement. These provisions could discourage a third party that may have an interest in acquiring all or a significant part of KFN from considering or proposing that acquisition, even if the third party were prepared to pay consideration with a higher per share market value than the market value proposed to be received or realized in the merger, or might result in a potential competing acquirer of KFN proposing to pay a lower price than it would otherwise have proposed to pay because of the added expense of the termination payment that may become payable in specified circumstances (which are discussed in more detail in "The Merger Agreement—Termination Payment and Expenses" beginning on page 127 of this proxy statement/prospectus). For a discussion of the restrictions on KFN soliciting or entering into a takeover proposal or alternative transaction and KFN's board of directors' ability to change its recommendation, see "The Merger Agreement—No Solicitation by KFN of Alternative Proposals," and "The Merger Agreement—Change in KFN Board Recommendation" beginning on pages 121 and 122 of this proxy statement/prospectus, respectively.

Directors and officers of KFN have certain interests that are different from those of KFN common shareholders generally.

        Directors and officers of KFN are participants in arrangements that give them interests in the merger that may be different from, or be in addition to, your interests as a common shareholder of KFN. You should consider these interests in voting on the merger. These different interests are described under "Special Factors—Interests of Directors and Executive Officers of KFN in the Merger" beginning on page 111 of this proxy statement/prospectus.

KKR and KFN will incur substantial transaction-related costs in connection with the merger.

        KKR and KFN expect to incur a number of non-recurring transaction-related costs associated with completing the merger and combining the operations of the two companies. These fees and costs will be substantial. Non-recurring transaction costs include, but are not limited to, fees paid to legal, financial and accounting advisors, filing fees and printing costs, estimates of which are set forth under "Special Factors—Fees and Expenses" beginning on page 110 of this proxy statement/prospectus. Additional unanticipated costs may be incurred in the integration of the businesses of KKR and KFN.

Failure to successfully combine the businesses of KFN and KKR in the expected timeframe may adversely affect the future results of the combined organization, and, consequently, the value of the KKR common units that KFN common shareholders receive as the merger consideration.

        The success of the proposed merger will depend, in part, on the ability of KKR to realize the anticipated benefits from combining the businesses of KKR and KFN. If the combined organization is not able to achieve these objectives, or is not able to achieve these objectives on a timely basis, the anticipated benefits of the merger may not be realized fully or at all. Failure to fully realize the anticipated benefits of the merger could result in declines in the market value of KKR common units and, consequently, result in declines in the market value of the KKR common units that KFN common shareholders receive as the merger consideration.

Failure to complete the merger, or significant delays in completing the merger, could negatively affect the trading prices of KKR common units and KFN common shares and the future business and financial results of KKR and KFN.

        Completion of the merger is not assured and is subject to risks, including the risks that approval of the merger by the KFN common shareholders or by governmental agencies is not obtained or that other closing conditions are not satisfied. If the merger is not completed, or if there are significant delays in completing the merger, the trading prices of KKR common units and KFN common shares and the respective future business and financial results of KKR and KFN could be negatively affected, and each of them will be subject to several risks, including the following:

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  the parties may be liable for damages to one another under the terms and conditions of the merger agreement;

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  negative reactions from the financial markets, including declines in the price of KKR common units or KFN common shares due to the fact that current prices may reflect a market assumption that the merger will be completed;

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  having to pay certain significant costs relating to the merger, including, in the case of KFN in certain circumstances, a termination payment of $26.25 million or reimbursement of KKR's costs, fees and expenses up to $7.5 million, in each case, as described in "The Merger Agreement—Termination Payment and Expenses" beginning on page 127 of this proxy statement/prospectus; and

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  the attention of KFN's manager and management of KKR will have been diverted to the merger rather than each company's own operations and pursuit of other opportunities that could have been beneficial to that company.

Purported class action complaints have been filed against KFN, KKR, KFN's board of directors, Fund Holdings and Merger Sub challenging the merger, and an unfavorable judgment or ruling in these lawsuits could prevent or delay the consummation of the proposed merger and result in substantial costs.

        Fifteen class action lawsuits are currently pending that challenge the merger. Each lawsuit names as defendants some or all of KFN, KKR, the individual members of KFN's board of directors, Fund Holdings and Merger Sub. Among other remedies, the plaintiffs seek to enjoin the proposed merger. If these lawsuits are not dismissed or otherwise resolved, they could prevent and/or delay completion of the merger and result in substantial costs to KFN and KKR, including any costs associated with the indemnification of directors. Additional lawsuits may be filed in connection with the proposed merger. There can be no assurance that any of the defendants will prevail in the pending litigation or in any future litigation. The defense or settlement of any lawsuit or claim may adversely affect the combined organization's business, financial condition or results of operations. See "Special Factors—Litigation Relating to the Merger" beginning on page 115 of this proxy statement/prospectus.

If the merger is approved by KFN common shareholders, the date that those shareholders will receive the merger consideration is uncertain.

        As described in this proxy statement/prospectus, completing the proposed merger is subject to several conditions, not all of which are controllable or waiveable by KKR or KFN, and KKR and KFN have agreed to use reasonable best efforts to take such actions so that the closing will take place on the last business day of a calendar month. Accordingly, if the proposed merger is approved by KFN common shareholders, the date that KFN common shareholders will receive the merger consideration depends on the completion date of the merger, which is uncertain.

KFN common shareholders will have a reduced ownership and voting interest after the merger and will exercise materially less or no influence over management.

        KFN common shareholders currently have the right to vote in the election of the KFN board of directors and certain other matters affecting KFN. When the merger occurs, each KFN common shareholder that receives KKR common units will become a holder of KKR common units with a percentage ownership of the combined organization that is much smaller than such holder's percentage ownership of KFN. Holders of KKR common units are not entitled to elect the general partner, and are not entitled to elect the directors of KKR's general partner. In addition, holders of KKR common units have only limited voting rights and, therefore, limited or no ability to influence management's decisions regarding KKR's business. Because of this, KFN common shareholders will have less influence on the management and policies of KKR than they have now on the management and policies of KFN. See "Comparison of KKR Common Units and KFN Common Shares" and "Description of KKR's Limited Partnership Agreement" beginning on pages 199 and 188 of this proxy statement/prospectus, respectively.

KKR common units to be received by KFN common shareholders as a result of the merger have materially different rights than KFN common shares.

        Following completion of the merger, KFN common shareholders will no longer hold KFN common shares, but will instead be holders of KKR common units. KKR is a limited partnership, and KFN is a limited liability company. There are important differences between the rights of KFN common shareholders and the rights of holders of KKR common units. See "Comparison of KKR Common Units and KFN Common Shares" beginning on page 199 of this proxy statement/prospectus for a discussion of the different rights associated with KFN common shares and KKR common units. See also "—Risks Related to the Ownership of KKR Common Units" beginning on page 33 of this proxy statement/prospectus.

Risks Related to the Ownership of KKR Common Units

As a limited partnership, KKR qualifies for some exemptions from the corporate governance and other requirements of the NYSE.

        KKR is a limited partnership and, as a result, qualifies for exceptions from certain corporate governance and other requirements of the rules of the NYSE. Pursuant to these exceptions, limited partnerships may elect, and KKR has elected, not to comply with certain corporate governance requirements of the NYSE, including the requirements: (i) that the listed company have a nominating and corporate governance committee that is composed entirely of independent directors; and (ii) that the listed company have a compensation committee that is composed entirely of independent directors. In addition, as a limited partnership, KKR is not required to hold annual unitholder meetings and is not required to obtain the vote of its public unitholders for issuances of publicly traded units regardless of whether such issuance would be in an amount equal to or greater than 20% of the total number of outstanding publicly traded units. Accordingly, an investor in KKR common units does not have the same protections afforded to equity holders of entities that are subject to all of the corporate governance requirements of the NYSE.

KKR's founders are able to determine the outcome of any matter that may be submitted for a vote of KKR's limited partners.

        As of                , 2014, (i) KKR Holdings owns                        KKR Group Partnership units, and (ii) KKR's senior employees and non-employee operating consultants who hold interests in KKR's business through KKR Holdings, who are referred to in this proxy statement/prospectus as KKR's principals, generally have sufficient voting power to determine the outcome of those few matters that may be submitted for a vote of the holders of KKR's common units, including a merger or consolidation of KKR's business, a sale of all or substantially all of KKR's assets and amendments to KKR's amended and restated limited partnership agreement, which is referred to in this proxy statement/prospectus as KKR's partnership agreement, that may be material to holders of KKR common units. In addition, KKR's partnership agreement contains provisions that enable KKR to take actions that would materially and adversely affect all holders of KKR common units or a particular class of holders of common units upon the majority vote of all outstanding voting units, and since, following the merger, nearly a majority of KKR's voting units will be controlled by KKR Holdings, KKR Holdings effectively has the ability to take actions that could materially and adversely affect the holders of KKR common units either as a whole or as a particular class.

        The voting rights of holders of KKR common units are further restricted by provisions in KKR's partnership agreement stating that any KKR common units held by a person that beneficially owns 20% or more of any class of KKR common units then outstanding (other than KKR's managing partner or its affiliates, or a direct or subsequently approved transferee of KKR's managing partner or its affiliates) cannot be voted on any matter. KKR's partnership agreement also contains provisions limiting the ability of the holders of KKR common units to call meetings, to acquire information about KKR's operations, and to influence the manner or direction of KKR's management. KKR's partnership agreement does not restrict KKR's managing partner's ability to take actions that may result in KKR's partnership being treated as an entity taxable as a corporation for U.S. federal (and applicable state) income tax purposes. Furthermore, holders of KKR common units would not be entitled to dissenters' rights of appraisal under KKR's partnership agreement or applicable Delaware law in the event of a merger or consolidation involving KKR, a sale of substantially all of KKR's assets or any other transaction or event. See "Description of KKR's Limited Partnership Agreement" beginning on page 188 of this proxy statement/prospectus.

KKR's partnership agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of KKR's managing partner and limit remedies available to holders of KKR common units for actions that might otherwise constitute a breach of duty. It will be difficult for holders of KKR common units to successfully challenge a resolution of a conflict of interest by KKR's managing partner or by its conflicts committee.

        KKR's partnership agreement contains provisions that require holders of KKR common units to waive or consent to conduct by KKR's managing partner and its affiliates that might otherwise raise issues about compliance with fiduciary duties or applicable law. For example, KKR's partnership agreement provides that when KKR's managing partner is acting in its individual capacity, as opposed to in its capacity as KKR's managing partner, it may act without any fiduciary obligations to holders of KKR common units, whatsoever. When KKR's managing partner, in its capacity as KKR's general partner, or KKR's conflicts committee is permitted to or required to make a decision in its "sole discretion" or "discretion" or that it deems "necessary or appropriate" or "necessary or advisable," then KKR's managing partner or the conflicts committee will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting KKR or any holder of KKR common units and will not be subject to any different standards imposed by KKR's partnership agreement, the Delaware Revised Uniform Limited Partnership Act, which is referred to in this proxy statement/prospectus as the Delaware Limited Partnership Act, or under any other law, rule or regulation or in equity. These standards reduce the obligations to which KKR's managing partner would otherwise be held. See also "—KKR is a Delaware limited partnership, and there are provisions in its limited partnership agreement regarding exculpation and indemnification of its officers and directors that differ from the Delaware General Corporation Law in a manner that may be less protective of the interests of holders of KKR common units" and "Description of KKR's Limited Partnership Agreement" beginning on page 188 of this proxy statement/prospectus.

        The above modifications of fiduciary duties are expressly permitted by Delaware law. Hence, KKR and holders of KKR common units will only have recourse and be able to seek remedies against KKR's managing partner if KKR's managing partner breaches its obligations pursuant to KKR's partnership agreement. Unless KKR's managing partner breaches its obligations pursuant to KKR's partnership agreement, KKR and holders of KKR common units will not have any recourse against KKR's managing partner even if KKR's managing partner were to act in a manner that was inconsistent with traditional fiduciary duties. Furthermore, even if there has been a breach of the obligations set forth in KKR's partnership agreement, KKR's partnership agreement provides that KKR's managing partner and its officers and directors will not be liable to KKR or holders of KKR common units, for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that KKR's managing partner or its officers and directors acted in bad faith or engaged in fraud or willful misconduct. These provisions are detrimental to the holders of KKR common units because they restrict the remedies available to holders of KKR common units for actions that without such limitations might constitute breaches of duty including fiduciary duties.

        Whenever a potential conflict of interest exists between KKR and its managing partner, KKR's managing partner may resolve such conflict of interest. If KKR's managing partner determines that its resolution of the conflict of interest is on terms no less favorable to KKR than those generally being provided to or available from unrelated third parties or is fair and reasonable to KKR, taking into account the totality of the relationships between KKR and its managing partner, then it will be presumed that in making this determination, KKR's managing partner acted in good faith. A holder of KKR common units seeking to challenge this resolution of the conflict of interest would bear the burden of overcoming such presumption. This is different from the situation with Delaware corporations, where a conflict resolution by an interested party would be presumed to be unfair and the interested party would have the burden of demonstrating that the resolution was fair.

        Also, if KKR's managing partner obtains the approval of the conflicts committee of its managing partner, the resolution will be conclusively deemed to be fair and reasonable to KKR and not a breach by KKR's managing partner of any duties it may owe to KKR or holders of KKR common units. This is different from the situation with Delaware corporations, where a conflict resolution by a committee consisting solely of independent directors may, in certain circumstances, merely shift the burden of demonstrating unfairness to the plaintiff. Holders who receive in the merger or otherwise hold a KKR common unit will be treated as having consented to the provisions set forth in KKR's partnership agreement, including provisions regarding conflicts of interest situations that, in the absence of such provisions, might be considered a breach of fiduciary or other duties under applicable state law. As a result, holders of KKR common units will, as a practical matter, not be able to successfully challenge an informed decision by the conflicts committee.

        KKR has also agreed to indemnify KKR's managing partner and any of its affiliates and any member, partner, tax matters partner, officer, director, employee agent, fiduciary or trustee of KKR's partnership, KKR's managing partner or any of KKR's affiliates and certain other specified persons, to the fullest extent permitted by law, against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts incurred by KKR's managing partner or these other persons. KKR has agreed to provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. KKR has also agreed to provide this indemnification for criminal proceedings.

        Any claims, suits, actions or proceedings concerning the matters described above or any other matter arising out of or relating in any way to KKR's partnership agreement may only be brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction.

The market price and trading volume of KKR common units may be volatile, which could result in rapid and substantial losses for holders of KKR common units.

        The market price of KKR common units may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in KKR common units may fluctuate and cause significant price variations to occur. If the market price of KKR common units declines significantly, holders of KKR common units may be unable to sell the KKR common units at an attractive price, if at all. The market price of KKR common units may fluctuate or decline significantly in the future. Some of the factors that could negatively affect the price of KKR common units or result in fluctuations in the price or trading volume of KKR common units include:

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  variations in KKR's quarterly operating results or distributions, which may be substantial;

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  KKR's policy of taking a long-term perspective on making investment, operational and strategic decisions, which is expected to result in significant and unpredictable variations in KKR's quarterly returns;

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  failure to meet analysts' earnings estimates;

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  publication of research reports about KKR or the investment management industry or the failure of securities analysts to cover KKR common units sufficiently;

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  additions or departures of KKR's principals and other key management personnel;

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  adverse market reaction to any indebtedness KKR may incur or securities KKR may issue in the future;

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  changes in market valuations of similar companies;

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  speculation in the press or investment community;

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  changes or proposed changes in laws or regulations or differing interpretations thereof affecting KKR's business or enforcement of these laws and regulations, or announcements relating to these matters;

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  a lack of liquidity in the trading of KKR common units;

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  adverse publicity about the investment management or private equity industry generally or individual scandals, specifically;

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  the risks relating to the merger described in the section titled "Risks Related to the Merger"; and

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  general market and economic conditions.

An investment in KKR common units is not an investment in any of its funds, and the assets and revenues of its funds are not directly available to KKR.

        KKR common units are securities of KKR & Co. L.P. only. While KKR's historical consolidated and combined financial information includes financial information, including assets and revenues, of certain funds on a consolidated basis, and KKR's future financial information will continue to consolidate certain of these funds, such assets and revenues are available to the fund and not to KKR except to a limited extent through management fees, carried interest or other incentive income, distributions and other proceeds arising from agreements with funds.

The price of KKR common units may decline due to the large number of common units eligible for future sale, for exchange, and issuable pursuant to KKR's equity incentive plan.

        The market price of KKR common units could decline as a result of sales of a large number of common units in the market or the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for KKR to sell its common units in the future at a time and at a price that it deems appropriate. As of                        , 2014, there were                    KKR common units outstanding, which amount excludes KKR common units beneficially owned by KKR Holdings in the form of KKR Group Partnership units discussed below, common units available for future issuance under KKR's equity incentive plans and KKR common units available for future issuance in connection with acquisitions made by KKR.

        As of December 31, 2013, KKR Holdings owns 404,369,018 KKR Group Partnership units that may be exchanged, on a quarterly basis, for KKR common units on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications. Except for interests held by KKR's founders and certain interests held by other principals that were vested upon grant or that have vested since the date of grant, interests in KKR Holdings that are held by KKR's principals and other persons are subject to time-based vesting or performance-based vesting and, following such vesting, additional restrictions in certain cases on exchanges for a period of one or two years. The market price of KKR common units could decline as a result of the exchange or the perception that an exchange may occur of a large number of KKR Group Partnership units for KKR common units. These exchanges, or the possibility that these exchanges may occur, also might make it more difficult for holders of KKR common units to sell the KKR common units in the future at a time and at a price that they deem appropriate.

        In addition, KKR will continue to issue additional common units pursuant to KKR's equity incentive plans. The total number of common units which may be issued under KKR's equity incentive plans is equivalent to 15% of the number of fully diluted common units outstanding as of the beginning of the year. The amount may be increased each year to the extent that KKR issues additional equity. In addition, KKR's partnership agreement authorizes KKR to issue an unlimited number of additional partnership securities and options, rights, warrants and appreciation rights relating to partnership securities for the consideration and on the terms and conditions established by KKR's managing partner in its sole discretion without the approval of holders of KKR common units. In accordance with the Delaware Limited Partnership Act and the provisions of KKR's partnership agreement, KKR may also issue additional partner interests that have designations, preferences, rights, powers and duties that are different from, and may be senior to, those applicable to KKR common units.

KKR's structure involves complex provisions of U.S. federal income tax laws for which no clear precedent or authority may be available. These structures also are subject to potential legislative, judicial or administrative change and differing interpretations, possibly on a retroactive basis.

        The U.S. federal income tax treatment of KKR common unitholders depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax laws for which no clear precedent or authority may be available. You should be aware that the U.S. federal income tax rules are constantly under review by persons involved in the legislative process, the Internal Revenue Service, referred to in this proxy statement/prospectus as the IRS, and the U.S. Department of the Treasury, referred to in this proxy statement/prospectus as the Treasury, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. The present U.S. federal income tax treatment of owning KKR common units may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made. For instance, changes to the U.S. federal tax laws and interpretations thereof could make it more difficult or impossible for KKR to be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, affect the tax considerations of owning KKR common units, change the character or treatment of portions of KKR's income (including, for instance, the treatment of carried interest as ordinary income rather than capital gain) and adversely impact your investment in KKR common units. See the discussion below under "—The U.S. Congress has considered legislation that would have (i) in some cases after a ten-year period, precluded KKR from qualifying as a partnership or required KKR to hold carried interest through taxable subsidiary corporations and (ii) taxed certain income and gains at increased rates. If any similar legislation were to be enacted and apply to KKR, the after-tax income and gain related to KKR's business, as well as the market price of KKR common units, could be reduced." KKR's organizational documents and agreements give KKR's managing partner broad authority to modify the amended and restated partnership agreement from time to time as KKR's managing partner determines to be necessary or appropriate, without the consent of KKR common unitholders, to address changes in U.S. federal, state and local income tax regulations, legislation or interpretation. In some circumstances, such revisions could have a material adverse impact on some or all KKR common unitholders. For instance, KKR's managing partner could elect at some point to treat KKR as an association taxable as a corporation for U.S. federal (and applicable state) income tax purposes. If KKR's managing partner were to do this, the U.S. federal income tax consequences of owning KKR common units would be materially different. Moreover, certain assumptions and conventions will be applied in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to common unitholders in a manner that reflects such common unitholders' beneficial ownership of partnership items, taking into account variation in ownership interests during each taxable year because of trading activity. However, those assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will assert successfully that the conventions and assumptions used by KKR do not satisfy the technical requirements of the Code and/or Treasury regulations and could require that items of income, gain, deductions, loss or credit, including interest deductions, be adjusted, reallocated or disallowed in a manner that adversely affects KKR common unitholders.

The U.S. Congress has considered legislation that would have (i) in some cases after a ten-year period, precluded KKR from qualifying as a partnership or required KKR to hold carried interest through taxable subsidiary corporations and (ii) taxed certain income and gains at increased rates. If any similar legislation were to be enacted and apply to KKR, the after-tax income and gain related to KKR's business, as well as the market price of KKR units, could be reduced.

        Over the past several years, a number of legislative and administrative proposals have been introduced and, in certain cases, have been passed by the U.S. House of Representatives. In May 2010, the U.S. House of Representatives passed legislation, or the "May 2010 House bill," that would have, in general, treated income and gains, including gain on sale, attributable to an interest in an investment services partnership interest, or "ISPI," as income subject to a new blended tax rate that is higher than under current law, except to the extent such ISPI would have been considered under the legislation to be a qualified capital interest. Your interest in KKR, KKR's interest in KKR Fund Holdings L.P. and the interests that KKR Fund Holdings L.P. holds in entities that are entitled to receive carried interest may have been classified as ISPIs for purposes of this legislation. The U.S. Senate considered but did not pass similar legislation. On February 14, 2012, Representative Levin introduced similar legislation, or the "2012 Levin bill," that would tax carried interest at ordinary income tax rates (which would be higher than the proposed blended rate under the May 2010 House bill). It is unclear when or whether the U.S. Congress will pass such legislation or what provisions will be included in any legislation, if enacted.

        Both the May 2010 House bill and the 2012 Levin bill provided that, for taxable years beginning ten years after the date of enactment, income derived with respect to an ISPI that is not a qualified capital interest and that is subject to the rules discussed above would not meet the qualifying income requirements under the publicly traded partnership rules. Therefore, if similar legislation is enacted, following such ten-year period, KKR would be precluded from qualifying as a partnership for U.S. federal income tax purposes or be required to hold all such ISPIs through corporations, possibly U.S. corporations. If KKR were taxed as a U.S. corporation or required to hold all ISPIs through corporations, KKR's effective tax rate would increase significantly. The federal statutory rate for corporations is currently 35%. In addition, KKR could be subject to increased state and local taxes. Furthermore, you could be subject to tax on KKR's conversion into a corporation or any restructuring required in order for KKR to hold KKR's ISPIs through a corporation. KKR's principals and other professionals could face additional adverse tax consequences under the legislation, which might thereby adversely affect KKR's ability to offer attractive incentive opportunities for key personnel.

        On September 12, 2011, the Obama administration submitted similar legislation to Congress in the American Jobs Act that would tax income and gain, now treated as capital gains, including gain on disposition of interests, attributable to an ISPI at rates higher than the capital gains rate applicable to such income under current law, with an exception for certain qualified capital interests. The proposed legislation would also characterize certain income and gain in respect of ISPIs as non-qualifying income under the publicly traded partnership rules after a ten-year transition period from the effective date, with an exception for certain qualified capital interests. This proposed legislation follows several prior statements by the Obama administration in support of changing the taxation of carried interest. Furthermore, in the proposed American Jobs Act, the Obama administration proposed that current law regarding the treatment of carried interest be changed for taxable years ending after December 31, 2012 to subject such income to ordinary income tax. In its published revenue proposal for 2013, the Obama administration proposed that the current law regarding treatment of carried interest be changed to subject such income to ordinary income tax. The Obama administration's published revenue proposals for 2010, 2011 and 2012 contained similar proposals.

        States and other jurisdictions have also considered legislation to increase taxes with respect to carried interest. For example, New York has periodically considered legislation under which you could be subject to New York state income tax on income in respect of KKR common units as a result of certain activities of KKR's affiliates in New York, although it is unclear when or whether such legislation will be enacted.

        If the proposed legislation described above or any similar legislation were to be enacted and apply to KKR, the after-tax income and gain related to KKR's business, as well as the market price of KKR units, could be reduced.

If KKR were treated as a corporation for U.S. federal income tax or state tax purposes, then KKR's distributions to you would be substantially reduced and the value of KKR common units could be adversely affected.

        The value of your investment in KKR depends in part on KKR's being treated as a partnership for U.S. federal income tax purposes, which requires that 90% or more of KKR's gross income for every taxable year consist of qualifying income, as defined in Section 7704 of the Code, and that KKR's partnership not be registered under the Investment Company Act. Qualifying income generally includes dividends, interest, capital gains from the sale or other disposition of stocks and securities and certain other forms of investment income. KKR intends to structure KKR's investments so as to satisfy these requirements, including by generally holding investments that generate non-qualifying income through one or more subsidiaries that are treated as corporations for U.S. federal income tax purposes. Nonetheless, KKR may not meet these requirements, may not correctly identify investments that should be owned through corporate subsidiaries, or current law may change so as to cause, in any of these events, KKR to be treated as a corporation for U.S. federal income tax purposes or otherwise subject KKR to U.S. federal income tax. KKR has not requested, and does not plan to request, a ruling from the IRS, on this or any other matter affecting KKR.

        If KKR were treated as a corporation for U.S. federal income tax purposes, KKR would pay U.S. federal, state and local income tax on KKR's taxable income at the applicable tax rates. Distributions to you would generally be taxed again as corporate distributions, and no income, gains, losses, deductions or credits would otherwise flow through to you. Because a tax would be imposed upon KKR as a corporation, KKR's distributions to you would be substantially reduced which could cause a reduction in the value of KKR common units.

        Current law may change, causing KKR to be treated as a corporation for U.S. federal or state income tax purposes or otherwise subjecting KKR to entity-level taxation. See "—The U.S. Congress has considered legislation that would have (i) in some cases after a ten-year period, precluded KKR from qualifying as a partnership or required KKR to hold carried interest through taxable subsidiary corporations and (ii) taxed certain income and gains at increased rates. If any similar legislation were to be enacted and apply to KKR, the after-tax income and gain related to KKR's business, as well as the market price of KKR common units, could be reduced." Several states are evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise or other forms of taxation. If any state were to impose a tax upon KKR as an entity, KKR's distributions to you would be reduced.

You will be subject to U.S. federal income tax on your share of KKR's taxable income, regardless of whether you receive any cash distributions, and may recognize income in excess of cash distributions.

        As long as 90% of KKR's gross income for each taxable year constitutes qualifying income as defined in Section 7704 of the Code and KKR is not required to register as an investment company under the Investment Company Act on a continuing basis, and assuming there is no change in law, KKR will be treated, for U.S. federal income tax purposes, as a partnership and not as an association or a publicly traded partnership taxable as a corporation. As a result, a U.S. KKR common unitholder will be subject to U.S. federal, state, local and possibly, in some cases, foreign income taxation on its allocable share of KKR's items of income, gain, loss, deduction and credit (including its allocable share of those items of any entity in which KKR invests that is treated as a partnership or is otherwise subject to tax on a flow-through basis) for each of KKR's taxable years ending with or within the unitholder's taxable year, regardless of whether or when such unitholder receives cash distributions. See "—The U.S. Congress has considered legislation that would have (i) in some cases after a ten-year period, precluded KKR from qualifying as a partnership or required KKR to hold carried interest through taxable subsidiary corporations and (ii) taxed certain income and gains at increased rates. If any similar legislation were to be enacted and apply to KKR, the after-tax income and gain related to KKR's business, as well as the market price of KKR common units, could be reduced."

        You may not receive cash distributions equal to your allocable share of KKR's net taxable income or even the tax liability that results from that income. In addition, certain of KKR's holdings, including holdings, if any, in a controlled foreign corporation, or a CFC, a passive foreign investment company, or a PFIC, or entities treated as partnerships for U.S. federal income tax purposes, may produce taxable income prior to the receipt of cash relating to such income, and holders of KKR common units that are U.S. taxpayers may be required to take such income into account in determining their taxable income. In the event of an inadvertent termination of the partnership status for which the IRS has granted limited relief, each holder of KKR common units may be obligated to make such adjustments as the IRS may require to maintain KKR's status as a partnership. Such adjustments may require the holders of KKR common units to recognize additional amounts in income during the years in which they hold such units. In addition, because of KKR's methods of allocating income and gain among holders of KKR common units, you may be taxed on amounts that accrued economically before you became a KKR common unitholder. For example, phantom income from the portfolio or due to operational activities may arise during a month and be allocated to you, creating taxable liability that KKR would not consider in a quarterly distribution because KKR typically considers tax distributions on an annual basis. Consequently, you may recognize taxable income without receiving any cash.

        Although KKR expects that distributions KKR makes should be sufficient to cover a holder's tax liability in any given year that is attributable to its investment in KKR, no assurances can be made that this will be the case. KKR will be under no obligation to make any such distribution and, in certain circumstances, may not be able to make any distributions or will only be able to make distributions in amounts less than a holder's tax liability attributable to its investment in KKR. In addition, KKR anticipates making quarterly distributions and typically considers tax distributions on an annual basis but allocates taxable income on a monthly basis. As a result, if you dispose of your KKR common units, you may be allocated taxable income during the time you held your KKR common units without receiving any cash distributions corresponding to that period. Accordingly, each holder should ensure that it has sufficient cash flow from other sources to pay all tax liabilities.

Tax gain or loss on disposition of KKR common units could be more or less than expected.

        If you sell your KKR common units, you will recognize a gain or loss equal to the difference between the amount realized and your adjusted tax basis allocated to those KKR common units. Prior distributions to you in excess of the total net taxable income allocated to you will have decreased the tax basis in your KKR common units. Therefore, such excess distributions will increase your taxable gain, or decrease your taxable loss, when the KKR common units are sold and may result in a taxable gain even if the sale price is less than the original cost. A portion of the amount realized, whether or not representing gain, may be ordinary income to you.

KKR common unitholders may be allocated taxable gain on the disposition of certain assets, even if they did not share in the economic appreciation inherent in such assets.

        KKR and KKR's intermediate holding companies will be allocated taxable gains and losses recognized by the KKR Group Partnerships based upon KKR's percentage ownership in each KKR Group Partnership. KKR's share of such taxable gains and losses generally will be allocated pro rata to KKR common unitholders. In some circumstances, under the U.S. federal income tax rules affecting partners and partnerships, the taxable gain or loss allocated to a KKR common unitholder may not correspond to that unitholder's share of the economic appreciation or depreciation in the particular asset. This is primarily an issue of the timing of the payment of tax, rather than a net increase in tax liability, because the gain or loss allocation would generally be expected to be offset as a KKR common unitholder sold common units.

Non-U.S. persons face unique U.S. tax issues from owning KKR common units that may result in adverse tax consequences to them.

        KKR expects that it will be engaged in a U.S. trade or business for U.S. federal income tax purposes, including by reason of investments in U.S. real property holding corporations, real estate assets and natural resource and oil and gas investments, in which case some portion of KKR's income would be treated as effectively connected income with respect to non-U.S. holders, or ECI. To the extent KKR's income is treated as ECI, non-U.S. KKR common unitholders generally would be subject to withholding tax on their allocable share of such income, would be required to file a U.S. federal income tax return for such year reporting their allocable share of income effectively connected with such trade or business and any other income treated as ECI, and would be subject to U.S. federal income tax at regular U.S. tax rates on any such income (state and local income taxes and filings may also apply in that event). Non-U.S. KKR common unitholders that are corporations may also be subject to a 30% branch profits tax (potentially reduced under an applicable treaty) on their actual or deemed distributions of such income. In addition, distributions to non-U.S. KKR common unitholders that are attributable to profits on the sale of a U.S. real property interest may also be subject to 30% withholding tax. Also, non-U.S. KKR common unitholders may be subject to 30% withholding on allocations of KKR's income that are U.S. source fixed or determinable annual or periodic income under the Code, unless an exemption from or a reduced rate of such withholding applies (under an applicable treaty of the Code) and certain tax status information is provided.

Tax-exempt entities face unique tax issues from owning KKR common units that may result in adverse tax consequences to them.

        Generally, a tax-exempt partner of a partnership would be treated as earning unrelated business taxable income, or UBTI, if the partnership regularly engages in a trade or business that is unrelated to the exempt function of the tax-exempt partner, if the partnership derives income from debt-financed property or if the partner interest itself is debt-financed. As a result of KKR's ownership of real assets and incurrence of acquisition indebtedness KKR will derive income that constitutes UBTI. Consequently, a holder of KKR common units that is a tax-exempt entity (including an individual retirement account, or IRA, or a 401(k) plan participant) will likely be subject to unrelated business income tax to the extent that its allocable share of KKR's income consists of UBTI. In addition, a tax-exempt investor may be subject to unrelated business income tax on a sale of their KKR common units.

KKR cannot match transferors and transferees of KKR common units, and KKR will therefore adopt certain income tax accounting conventions that may not conform with all aspects of applicable tax requirements. The IRS may challenge this treatment, which could adversely affect the value of KKR common units.

        Because KKR cannot match transferors and transferees of KKR common units, KKR has adopted depreciation, amortization and other tax accounting positions that may not conform with all aspects of existing Treasury regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to KKR common unitholders. It also could affect the timing of these tax benefits or the amount of gain on the sale of KKR common units and could have a negative impact on the value of KKR common units or result in audits of and adjustments to KKR common unitholders' tax returns.

        In addition, KKR's taxable income and losses are determined and apportioned among KKR common unitholders using conventions KKR regards as consistent with applicable law. As a result, if you transfer your KKR common units, you may be allocated income, gain, loss and deduction realized by KKR after the date of transfer. Similarly, a transferee may be allocated income, gain, loss and deduction realized by KKR prior to the date of the transferee's acquisition of KKR common units. A transferee may also bear the cost of withholding tax imposed with respect to income allocated to a transferor through a reduction in the cash distributed to the transferee.

Holders of KKR common units may be subject to state, local and foreign taxes and return filing requirements as a result of owning such units.

        In addition to U.S. federal income taxes, holders of KKR common units may be subject to other taxes, including state, local and foreign taxes, unincorporated business taxes and estate, inheritance or intangible taxes that are imposed by the various jurisdictions in which KKR does business or owns property now or in the future, even if the holders of KKR common units do not reside in any of those jurisdictions. Holders of KKR common units may be required to file state and local income tax returns and pay state and local income taxes in some or all of these jurisdictions in the U.S. and abroad. Further, holders of KKR common units may be subject to penalties for failure to comply with those requirements. It is the responsibility of each KKR common unitholder to file all U.S. federal, state, local and foreign tax returns that may be required of such unitholder.

Certain U.S. holders of KKR common units are subject to additional tax on "net investment income."

        U.S. holders that are individuals, estates or trusts are subject to a Medicare tax of 3.8% on "net investment income" (or undistributed "net investment income," in the case of estates and trusts) for each taxable year, with such tax applying to the lesser of such income or the excess of such person's adjusted gross income (with certain adjustments) over a specified amount. Net investment income includes net income from interest, dividends, annuities, royalties and rents and net gain attributable to the disposition of investment property. It is anticipated that net income and gain attributable to an investment in KKR common units will be included in a U.S. holder's "net investment income" subject to this Medicare tax.

KKR may not be able to furnish to each KKR common unitholder specific tax information within 90 days after the close of each calendar year, which means that holders of KKR common units who are U.S. taxpayers should anticipate the need to file annually a request for an extension of the due date of their income tax return.

        As a publicly traded partnership, KKR's operating results, including distributions of income, dividends, gains, losses or deductions, and adjustments to carrying basis, will be reported on Schedule K-1 and distributed to each KKR common unitholder annually. It may require longer than 90 days after the end of KKR's fiscal year to obtain the requisite information from all lower-tier entities so that Schedule K-1s may be prepared for the KKR common unitholders. For this reason, holders of KKR common units who are U.S. taxpayers should anticipate the need to file annually with the IRS (and certain states) a request for an extension past April 15 or the otherwise-applicable due date of their income tax return for the taxable year.

Risks Related to KKR's Organizational Structure

Potential conflicts of interest may arise among KKR's managing partner, its affiliates and KKR. KKR's managing partner and its affiliates have limited fiduciary duties to KKR and the holders of KKR Group Partnership units, which may permit them to favor their own interests to KKR's detriment and that of the holders of KKR Group Partnership units.

        KKR's managing partner, which is its general partner, will manage the business and affairs of KKR's business, and will be governed by a board of directors that is co-chaired by KKR's founders, who also serve as KKR's Co-Chief Executive Officers. Conflicts of interest may arise among KKR's managing partner and its affiliates, on the one hand, and KKR and holders of KKR common units, on the other hand. As a result of these conflicts, KKR's managing partner may favor its own interests and the interests of its affiliates over KKR and holders of KKR common units. These conflicts include, among others, the following:

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  KKR's managing partner indirectly through its holding of controlling entities determines the amount and timing of the KKR Group Partnership's investments and dispositions, indebtedness, issuances of additional partner interests, tax liabilities and amounts of reserves, each of which can affect the amount of cash that is available for distribution to holders of KKR Group Partnership units;

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  KKR's managing partner is allowed to take into account the interests of parties other than KKR in resolving conflicts of interest, which has the effect of limiting its duties, including fiduciary duties, to KKR. For example, KKR's affiliates that serve as the general partners of KKR's funds have fiduciary and contractual obligations to investors in KKR's funds, and such obligations may cause such affiliates to regularly take actions that might adversely affect KKR's near-term results of operations or cash flow. KKR's managing partner will have no obligation to intervene in, or to notify KKR of, such actions by such affiliates;

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  Because KKR's principals indirectly hold their KKR Group Partnership units through entities that are not subject to corporate income taxation and KKR holds some of its KKR Group Partnership units through one or more wholly-owned subsidiaries that are taxable as a corporation, conflicts may arise between KKR's principals and KKR relating to the selection and structuring of investments, declaring distributions and other matters;

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  KKR's managing partner, including its directors and officers, has limited its and their liability and reduced or eliminated its and their duties, including fiduciary duties, under KKR's partnership agreement to the fullest extent permitted by law, while also restricting the remedies available to holders of KKR common units for actions that, without these limitations, might constitute breaches of duty, including fiduciary duties. In addition, KKR has agreed to indemnify KKR's managing partner, including its directors and officers, and KKR's managing partner's affiliates to the fullest extent permitted by law, except with respect to conduct involving bad faith, fraud or willful misconduct;

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  KKR's partnership agreement does not restrict KKR's managing partner from paying KKR or its affiliates for any services rendered, or from entering into additional contractual arrangements with any of these entities on KKR's behalf, so long as the terms of any such additional contractual arrangements are fair and reasonable to KKR as determined under its partnership agreement. The conflicts committee will be responsible for, among other things, enforcing KKR's rights and those of holders of KKR common units under certain agreements, against KKR Holdings and certain of its subsidiaries and designees, a general partner or limited partner of KKR Holdings, or a person who holds a partnership or equity interest in the foregoing entities;

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  KKR's managing partner determines how much debt KKR may incur and that decision may adversely affect any credit ratings KKR receive;

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  KKR's managing partner determines which costs incurred by it and its affiliates are reimbursable by KKR;

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  Other than as set forth in certain confidentiality and restrictive covenant agreements, which in certain cases may only be agreements between KKR's principals and KKR Holdings and which may not be enforceable by KKR or otherwise waived, modified or amended, affiliates of KKR's managing partner and existing and former personnel employed by KKR's managing partner are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with KKR;

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  KKR's managing partner controls the enforcement of obligations owed to the KKR Group Partnerships by KKR and its affiliates; and

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  KKR's managing partner or KKR's managing partner's conflicts committee decides whether to retain separate counsel, accountants or others to perform services for KKR.

Certain actions by KKR's managing partner's board of directors require the approval of the Class A shares of KKR's managing partner, all of which are held by KKR's principals.

        All of KKR's managing partner's outstanding Class A shares are held by KKR's principals who also hold interests in KKR's managing partner entitling them to vote for the election of its directors. Although the affirmative vote of a majority of the directors of KKR's managing partner is required for any action to be taken by KKR's managing partner's board of directors, certain specified actions approved by KKR's managing partner's board of directors will also require the approval of a majority of the Class A shares of KKR's managing partner. These actions consist of the following:

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  the entry into a debt financing arrangement by KKR in an amount in excess of 10% of its existing long-term indebtedness (other than the entry into certain intercompany debt financing arrangements);

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  the issuance by KKR or its subsidiaries of any securities that would (i) represent, after such issuance, or upon conversion, exchange or exercise, as the case may be, at least 5% on a fully diluted, as converted, exchanged or exercised basis, of any class of KKR's or its subsidiaries' equity securities or (ii) have designations, preferences, rights, priorities or powers that are more favorable than those of KKR Group Partnership units;

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  the adoption by KKR of a shareholder rights plan;

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  the amendment of KKR's partnership agreement or the limited partnership agreements of the KKR Group Partnerships;

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  the exchange or disposition of all or substantially all of KKR's assets or the assets of any KKR Group Partnership;

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  the merger, sale or other combination of KKR or any KKR Group Partnership with or into any other person;

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  the transfer, mortgage, pledge, hypothecation or grant of a security interest in all or substantially all of the assets of the KKR Group Partnerships;

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  the appointment or removal of a Chief Executive Officer or a Co-Chief Executive Officer of KKR's managing partner or KKR;

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  the termination of the employment of any of KKR's officers or the officers of any of KKR's subsidiaries or the termination of the association of a partner with any of KKR's subsidiaries, in each case, without cause;

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  the liquidation or dissolution of KKR, KKR's managing partner or any KKR Group Partnership; and

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  the withdrawal, removal or substitution of KKR's managing partner as its general partner or any person as the general partner of a KKR Group Partnership, or the transfer of beneficial ownership of all or any part of a general partner interest in KKR or a KKR Group Partnership to any person other than one of its wholly owned subsidiaries.

        In addition, holders representing a majority of the Class A shares of KKR's managing partner have the authority to unilaterally appoint KKR's managing partner's directors and also have the ability to appoint the officers of KKR's managing partner. Henry Kravis and George Roberts collectively hold

Class A shares representing a majority of the total voting power of the outstanding Class A shares. While neither of them acting alone will be able to control the voting of the Class A shares, they will be able to control the voting of such shares if they act together.

Holders of KKR common units do not elect KKR's managing partner or vote on KKR's managing partner's directors and have limited ability to influence decisions regarding KKR's business.

        Holders of KKR common units do not elect KKR's managing partner or its board of directors and, unlike the holders of common stock in a corporation, have only limited voting rights on matters affecting KKR's business and therefore limited ability to influence decisions regarding KKR's business. Furthermore, if holders of KKR common units are dissatisfied with the performance of KKR's managing partner, they have no ability to remove KKR's managing partner, with or without cause.

The control of KKR's managing partner may be transferred to a third party without KKR's consent.

        KKR's managing partner may transfer its general partner interest to a third party in a merger or consolidation or in a transfer of all or substantially all of its assets without KKR's consent or the consent of holders of KKR common units. Furthermore, the members of KKR's managing partner may sell or transfer all or part of their limited liability company interests in KKR's managing partner without KKR's approval, subject to certain restrictions. A new general partner may not be willing or able to form new funds and could form funds that have investment objectives and governing terms that differ materially from those of KKR's current funds. A new owner could also have a different investment philosophy, employ investment professionals who are less experienced, be unsuccessful in identifying investment opportunities or have a track record that is not as successful as KKR's track record. If any of the foregoing were to occur, KKR could experience difficulty in making new investments, and the value of KKR's existing investments, business, results of operations and financial condition could materially suffer.

KKR intends to pay periodic distributions to the holders of KKR common units, but its ability to do so may be limited by its holding company structure and contractual restrictions.

        KKR intends to pay cash distributions on a quarterly basis. KKR is a holding company and has no material assets other than the KKR Group Partnership units that KKR holds through wholly-owned subsidiaries and has no independent means of generating income. Accordingly, KKR intends to cause the KKR Group Partnerships to make distributions on the KKR Group Partnership units, including KKR Group Partnership units that KKR directly or indirectly holds, in order to provide KKR with sufficient amounts to fund distributions KKR may declare. If the KKR Group Partnerships make such distributions, other holders of KKR Group Partnership units, including KKR Holdings, will be entitled to receive equivalent distributions pro rata based on their KKR Group Partnership units.

        The declaration and payment of any future distributions will be at the sole discretion of KKR's managing partner, which may change KKR's distribution policy at any time. KKR's managing partner will take into account general economic and business conditions, KKR's strategic plans and prospects, business and investment opportunities, financial condition and operating results, compensation expense, working capital requirements and anticipated cash needs, debt and contractual restrictions and obligations (including payment obligations pursuant to the tax receivable agreement), legal, tax and regulatory restrictions, restrictions or other implications on the payment of distributions by KKR to the holders of KKR Group Partnership units or by KKR's subsidiaries to KKR and such other factors as KKR's managing partner may deem relevant. Under the Delaware Limited Partnership Act, KKR may not make a distribution to a partner if after the distribution all of KKR's liabilities, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of KKR's assets. If KKR were to make such an impermissible distribution, any limited partner who received a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Limited Partnership Act would be liable to KKR for the amount of the distribution for three years. Furthermore, by paying cash distributions rather than investing that cash in KKR's businesses, KKR risks slowing the pace of its growth, or not having a sufficient amount of cash to fund its operations, new investments or unanticipated capital expenditures, should the need arise.

        KKR's ability to characterize such distributions as capital gains or qualified dividend income may be limited, and holders of KKR common units should expect that some or all of such distributions may be regarded as ordinary income.

If KKR were deemed to be an "investment company" subject to regulation under the Investment Company Act, applicable restrictions could make it impractical for KKR to continue its business as contemplated and could have a material adverse effect on KKR's business.

        A person will generally be deemed to be an "investment company" for purposes of the Investment Company Act if:

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  it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

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  absent an applicable exemption, it is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire "investment securities" (within the meaning of the Investment Company Act) having a value exceeding 40% of the value of KKR's total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

        KKR believes that it is engaged primarily in the business of providing investment management services and not in the business of investing, reinvesting or trading in securities. KKR regards itself as an investment management firm and does not propose to engage primarily in the business of investing, reinvesting or trading in securities. Accordingly, KKR does not believe that it is an "orthodox" investment company as defined in Section 3(a)(1)(A) of the Investment Company Act and described in the first bullet point above.

        With regard to the provision described in the second bullet point above, KKR has no material assets other than its equity interests in subsidiaries, which in turn have no material assets other than equity interests, directly or indirectly, in the KKR Group Partnerships. Through these interests, KKR indirectly is the sole general partner of each of the KKR Group Partnerships and indirectly is vested with all management and control over the KKR Group Partnerships. KKR does not believe its equity interests in its subsidiaries are investment securities, and KKR believes that the capital interests of the general partners of its funds in their respective funds are neither securities nor investment securities. Accordingly, based on KKR's determination, less than 40% of KKR's total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis are comprised of assets that could be considered investment securities. In this regard, as a result of the KPE Transaction, KKR succeeded to a significant number of investment securities previously held by KKR & Co. (Guernsey) L.P. and now held by the KKR Group Partnerships. In addition, KKR expects to make investments in other investment securities from time to time. KKR monitors these holdings regularly to confirm its continued compliance with the 40% test described in the second bullet point above. The need to comply with this 40% test may cause KKR to restrict its business and subsidiaries with respect to the assets in which KKR can invest and/or the types of securities KKR may issue, sell investment securities, including on unfavorable terms, acquire assets or businesses that could change the nature of KKR's business or potentially take other actions which may be viewed as adverse by the holders of KKR common units, in order to ensure conformity with exceptions provided by, and rules and regulations promulgated under, the Investment Company Act.

        Following the consummation of the merger, KFN will become an indirect subsidiary of KKR. KFN has conducted, and following the merger KKR intends to continue to conduct, KFN's operations so that it does not meet the definition of an "investment company" under the Investment Company Act. KFN believes that it is not engaged, and does not propose to engage, primarily in the business of investing, reinvesting or trading in securities and as such does not believe that it is an "orthodox" investment company as defined in Section 3(a)(1)(A) of the Investment Company Act and described in the first bullet point above. KFN also monitors its operations such that it does not own or propose to acquire "investment securities" having a value exceeding 40% of the value of KFN's total assets (exclusive of United States government securities and cash items) on an unconsolidated basis as described in the second bullet point above. KFN is organized as a holding company and conducts its operations primarily through majority owned subsidiaries, each of which are either outside of the definition of an investment company under Sections 3(a)(1)(A) and 3(a)(1)(C), or excepted from the definition of an investment company under the Investment Company Act in accordance with Rule 3a-7, Section 3(c)(1) or (7), Section 3(c)(5), or Section 3(c)(9). For purposes of the 40% test described above, the Investment Company Act excludes a majority owned subsidiary from the term "investment securities" unless the subsidiary is an investment company or relies on the exceptions from the definition of an investment company provided by Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. Any guidance or action from the SEC or its staff, in particular changes that the SEC may ultimately propose and adopt regarding the manner in which Rule 3a-7 applies to entities or new or modified interpretive positions under Section 3(c)(5)(C), could have a material adverse effect on KFN's investment company status, and as a result make it more difficult for KKR to comply with its own investment company status under the Investment Company Act.

        The Investment Company Act and the rules thereunder contain detailed parameters for the organization and operation of investment companies. Among other things, the Investment Company Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, generally prohibit the issuance of options and impose certain governance requirements. KKR intends to conduct its operations so that it will not be deemed to be an investment company under the Investment Company Act. If anything were to happen which would cause KKR to be deemed to be an investment company under the Investment Company Act, requirements imposed by the Investment Company Act, including limitations on KKR's capital structure, ability to transact business with affiliates (including KKR) and ability to compensate key employees, would make it impractical for KKR to continue its business as currently conducted, impair the agreements and arrangements between and among KKR, the KKR Group Partnerships and KKR Holdings, or any combination thereof, and materially adversely affect KKR's business, financial condition and results of operations. In addition, KKR may be required to limit the amount of investments that it makes as a principal, potentially divest assets acquired through KFN or in the KPE Transaction or otherwise conduct its business in a manner that does not subject it to the registration and other requirements of the Investment Company Act.

KKR is a Delaware limited partnership, and there are certain provisions in its partnership agreement regarding exculpation and indemnification of its officers and directors that differ from the Delaware General Corporation Law in a manner that may be less protective of the interests of holders of KKR common units.

        KKR's partnership agreement provides that to the fullest extent permitted by applicable law, KKR's directors or officers will not be liable to KKR. However, under the Delaware General Corporation Law, which is referred to in this proxy statement/prospectus as the DGCL, even assuming inclusion of a provision in the certificate of incorporation exculpating directors to the fullest extent permitted under the DGCL, a director would be liable to KKR for (i) breach of the duty of loyalty to KKR or its shareholders, (ii) intentional misconduct, knowing violations of the law or acts or omissions not in good faith, (iii) improper redemption of shares or declaration of dividend, or (iv) a transaction from which the director derived an improper personal benefit. In addition, KKR's partnership agreement provides that KKR indemnifies its directors and officers for acts or omissions to the fullest extent provided by law. However, under the DGCL, a corporation can only indemnify directors and officers for acts or omissions if the director or officer acted in good faith, in a manner he reasonably believed to be in the best interests of the corporation, and, in criminal action, if the officer or director had no reasonable cause to believe his conduct was unlawful. Accordingly, KKR's partnership agreement may be less protective of the interests of holders of KKR common units, when compared to the DGCL, insofar as it relates to the exculpation and indemnification of KKR's officers and directors. See also "—KKR's limited partnership agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of KKR's limited partner and limit remedies available for holders of KKR common units for actions that might otherwise constitute a breach of duty. It will be difficult for holders of KKR common units to successfully challenge a resolution of a conflict of interest by KKR's managing partner or by its conflicts committee" and "Description of KKR's Limited Partnership Agreement" beginning on page 188 of this proxy statement/prospectus.

        Risks related to KKR's business and other risks related to the ownership of KKR common units and risks related to KKR's organizational structure are contained in the documents incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 221 of this proxy statement/prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement/prospectus and the documents incorporated herein by reference contain forward-looking statements. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. They use words such as "anticipate," "believe," "intend," "plan," "projection," "forecast," "strategy," "position," "continue," "estimate," "expect," "may," or the negative of those terms or other variations of them or comparable terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future operating results, the ability to generate sales, income or cash flow, to realize cost savings or other benefits associated with the merger, to service debt or to make distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine actual results are beyond the ability of KKR or KFN to control or predict. Specific factors which could cause actual results to differ from those in the forward-looking statements include:

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  the ability to complete the merger, on a timely basis or at all;

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  failure to obtain, delays in obtaining or adverse conditions contained in, any required regulatory approvals or clearances;

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  the potential impact of the announcement or consummation of the merger on relationships, including with employees, consultants, investors and other business relationships;

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  KKR's ability to successfully integrate KFN's assets and to realize synergies from the merger;

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  KKR's ability to acquire new businesses and assets and integrate those operations into its existing operations, particularly if KKR undertakes multiple acquisitions in a relatively short period of time, as well as the ability to expand its facilities;

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  the ability to successfully identify and close acquisitions and make cost-saving changes in operations;

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  changes in laws or regulations, third-party relations and approvals, and decisions of courts, regulators and governmental bodies that may adversely affect the business or ability to compete of KKR or KFN;

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  the timing and success of business development efforts;

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  changes in accounting pronouncements that impact the measurement of results of operations, the timing of when such measurements are to be made and recorded, and the disclosures surrounding these activities;

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  changes in tax law, particularly as it relates to partnerships or other "pass-through" entities;

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  changes in interest rates and market values;

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  changes in prepayment rates;

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  changes in market conditions, particularly in the global fixed income, credit and equity markets;

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  the ability to obtain insurance coverage without significant levels of self-retention of risk;

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  acts of nature, sabotage, terrorism (including cyber attacks) or other similar acts or accidents causing damage greater than KKR's or KFN's insurance coverage limits;

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  possible changes in credit ratings;

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  capital and credit markets conditions, inflation and interest rates;

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  national, international, regional and local economic, competitive and regulatory conditions and developments;

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  KKR's ability to achieve cost savings and revenue growth;

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  unfavorable results of litigation and the fruition of contingencies referred to in the notes to the financial statements contained in the reports incorporated by reference into this proxy statement/ prospectus; and

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  changes in law, particularly changes to Rule 3a-7 or other rules or SEC guidance concerning the determination whether KKR is an "investment company" under the Investment Company Act.

        Forward-looking statements are based on the expectations and beliefs of the respective managements of KKR and KFN, based on information currently available, concerning future events affecting KKR and KFN. Although KKR and KFN believe that these forward-looking statements are based on reasonable assumptions, they are subject to uncertainties and factors related to KKR's and KFN's operations and business environments, all of which are difficult to predict and many of which are beyond KKR's and KFN's control. Any or all of the forward-looking statements in this proxy statement/prospectus may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. The foregoing list of factors should not be construed to be exhaustive. Many factors mentioned in this proxy statement/prospectus, including the risks outlined under the caption "Risk Factors" in this proxy statement/prospectus and under similarly captioned sections contained in KKR's and KFN's Exchange Act reports incorporated herein by reference, will be important in determining future results, and actual future results may vary materially. There is no assurance that the actions, events or results of the forward-looking statements will occur, or, if any of them do, when they will occur or what effect they will have on KKR's or KFN's results of operations, financial condition, cash flows or distributions. In view of these uncertainties, KKR and KFN caution that investors should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, KKR and KFN undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

 THE PARTIES

KKR & Co. L.P.

        Led by Henry Kravis and George Roberts, KKR, together with its subsidiaries, is a leading global investment firm with $90.2 billion in assets under management as of September 30, 2013, and a 37-year history of leadership, innovation and investment excellence. KKR's business offers a broad range of investment management services to its fund investors and provides capital markets services to the firm, its portfolio companies and other third parties. KKR conducts its business with offices throughout the world, providing it with a global platform for sourcing transactions, raising capital and carrying out capital markets activities.

        As a global investment firm, KKR earns management, monitoring, transaction and incentive fees for providing investment management, monitoring and other services to its funds, vehicles, managed accounts, specialty finance company and portfolio companies, and KKR generates transaction-specific income from capital markets transactions. KKR earns additional investment income from investing its own capital alongside that of its fund investors, from other principal investments and from the carried interest KKR receives from its funds and certain other investment vehicles.

        KKR is a Delaware limited partnership, and it conducts its business through its subsidiaries. KKR common units are publicly traded on the NYSE under the symbol "KKR."

        The principal executive offices of KKR are located at 9 West 57th Street, Suite 4200, New York, New York 10019, and its telephone number is (212) 750-8300. Additional information about KKR and its subsidiaries is included in documents incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information" on page 221 of this proxy statement/prospectus.

KKR Fund Holdings L.P.

        Fund Holdings is an exempted limited partnership formed under the laws of the Cayman Islands and is a subsidiary of KKR. KKR Fund Holdings GP Limited and KKR Group Holdings L.P., wholly-owned subsidiaries of KKR, are the general partners of Fund Holdings, and the business, property and affairs of Fund Holdings is managed by its general partners. Fund Holdings was formed to hold interests in KKR's businesses and assets that will generate qualifying income for purposes of the qualifying income exception to the publicly traded partnership rules under U.S. federal tax laws. The principal executive offices of Fund Holdings are located c/o KKR, 9 West 57th Street, Suite 4200, New York, New York 10019, and its telephone number is (212) 750-8300.

Copal Merger Sub LLC

        Merger Sub is a Delaware limited liability company and is a direct, wholly-owned subsidiary of Fund Holdings. Merger Sub was formed by Fund Holdings solely in contemplation of the Merger, has not conducted any business and has no assets, liabilities or other obligations of any nature other than as set forth in the merger agreement. The principal executive offices of Merger Sub are located at 9 West 57th Street, Suite 4200, New York, New York 10019, and its telephone number is (212) 750-8300.

KKR Financial Holdings LLC

        KFN is a specialty finance company with expertise in a range of asset classes. Its core business strategy is to leverage the proprietary resources of its manager with the objective of generating both current income and capital appreciation by deploying capital to its strategies, which include bank loans and high yield securities, natural resources, special situations, mezzanine, commercial real estate and private equity.

        The majority of KFN's holdings consist of corporate loans and high yield debt securities held in collateralized loan obligations, referred to in this proxy statement/prospectus as CLOs, transactions that are structured as on-balance sheet securitizations and are used as long term financing for its investments in corporate debt. The corporate loans that KFN holds are typically purchased via assignment or participation in the primary or secondary market. The senior secured debt issued by the CLO transactions is primarily owned by unaffiliated third party investors and KFN owns the majority of the subordinated notes in the CLO transactions. KFN's other holdings primarily consist of private equity, interests in joint ventures and partnerships and working and royalty interests in oil and gas properties.

        KFN executes its core business strategy through its majority-owned subsidiaries, including its CLOs.

        KFN is a Delaware limited liability company and was organized on January 17, 2007. It is the successor to KKR Financial Corp., a Maryland corporation. KFN's common shares are publicly traded on the NYSE under the symbol "KFN." The principal executive offices of KFN are located at 555 California Street, 50th Floor, San Francisco, California 94104, and its telephone number is (415) 315-3620.

THE KFN SPECIAL MEETING

        KFN is providing this proxy statement/prospectus to its common shareholders in connection with the solicitation of proxies to be voted at the special meeting of common shareholders that KFN has called for the purpose of holding a vote upon a proposal to adopt the merger agreement with KKR, Fund Holdings and Merger Sub and at any adjournment or postponement thereof. This proxy statement/prospectus constitutes a prospectus for KKR in connection with the registration by KKR of its common units to be exchanged in connection with the merger. This proxy statement/prospectus is first being mailed to KFN's common shareholders on or about                , 2014 and provides KFN common shareholders with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting of KFN common shareholders.

Date, Time and Place

        The special meeting of KFN common shareholders will be held at          , on          ,               , 2014 at               , local time.

Purpose

        At the special meeting, KFN common shareholders will be asked to vote solely on the following proposals:

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  Proposal 1:  to adopt the merger agreement; and

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  Proposal 2:  to approve the adjournment of the KFN special meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the special meeting.

Recommendation of the KFN Board of Directors

        Based on the unanimous recommendation of the KFN transaction committee, the board of directors of KFN recommends that common shareholders of KFN vote:

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  Proposal 1:  "FOR" adoption of the merger agreement; and

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  Proposal 2:  "FOR" any adjournment of the KFN special meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the special meeting.

        The KFN board of directors, based upon the unanimous recommendation of the KFN transaction committee, (i) determined that the merger agreement and the merger are fair to and in the best interests of KFN and its common shareholders, (ii) approved the merger and the merger agreement and (iii) resolved to recommend adoption of the merger agreement to the KFN common shareholders. See "Special Factors—Recommendation of the KFN Board of Directors and Reasons for the Merger; Fairness of the Merger" beginning on page 68 of this proxy statement/prospectus.

        In considering the recommendation of KFN's board of directors with respect to the merger agreement and the transactions contemplated thereby, you should be aware that some of KFN's directors and executive officers may have interests that are different from, or in addition to, the interests of KFN common shareholders more generally. See "Special Factors—Interests of Directors and Executive Officers of KFN in the Merger" beginning on page 221 of this proxy statement/prospectus.

Record Date; Outstanding Shares; Shares Entitled to Vote

        The record date for the KFN special meeting is          , 2014. Only KFN common shareholders of record at the close of business on the record date will be entitled to receive notice of and to vote at the special meeting or any adjournment or postponement of the special meeting. An admission ticket

(or other proof of share ownership) and some form of government issued photo identification (such as a valid driver's license or passport) will be required for admission to the special meeting.

        As of the close of business on the record date of          , 2014, there were                              KFN common shares outstanding and entitled to vote at the special meeting. Each KFN common share is entitled to one vote.

        A complete list of KFN common shareholders entitled to vote at the KFN special meeting will be available for inspection at KFN's offices located at 555 California Street, 50th Floor, San Francisco, CA 94104 during regular business hours for a period of no less than ten days before the special meeting and at the place of the KFN special meeting during the meeting.

Quorum

        A quorum of common shareholders is required to adopt the merger agreement at the special meeting. At least a majority of the outstanding KFN common shares must be represented in person or by proxy at the special meeting in order to constitute a quorum. Any abstentions will be counted in determining whether a quorum is present at the special meeting. Your broker will not be permitted to vote on the adoption of the merger agreement without instruction from you as the beneficial owner of the KFN common shares.

Required Vote

        To adopt the merger agreement, holders of at least a majority of the outstanding KFN common shares entitled to vote thereon, including a majority of the outstanding KFN common shares entitled to vote thereon held by common shareholders other than KKR and its affiliates, must vote in favor of adoption of the merger agreement. Because approval is based on the affirmative vote of at least a majority of the outstanding KFN common shares, a KFN common shareholder's failure to submit a proxy card or to vote in person at the special meeting or an abstention from voting, or the failure of a KFN common shareholder who holds his or her shares in "street name" through a broker or other nominee to give voting instructions to such broker or other nominee, will have the same effect as a vote "AGAINST" adoption of the merger agreement. At the close of business on the record date for the special meeting, KKR and its affiliates beneficially owned and had the right to vote                  KFN common shares at the special meeting, which represents approximately         percent of the KFN common shares entitled to vote at the special meeting.

        To approve the adjournment of the KFN special meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the special meeting, the affirmative vote of a majority of the outstanding KFN common shares entitled to vote thereon present in person or represented by proxy at the special meeting is required. Abstentions will have the same effect as a vote "AGAINST" the proposal, and KFN common shares not in attendance at the special meeting will have no effect on the outcome of any vote to adjourn the special meeting provided that a quorum is present.

Share Ownership of and Voting by KFN's Directors and Executive Officers

        At the close of business on the record date for the special meeting, KFN's directors and executive officers beneficially owned and had the right to vote                KFN common shares at the special meeting, which represents approximately                        percent of the KFN common shares entitled to vote at the special meeting. It is expected that KFN's directors and executive officers will vote their shares "FOR" the adoption of the merger agreement, although none of them has entered into any agreement requiring them to do so.

 Voting of Shares by Holders of Record

        If you are entitled to vote at the special meeting and hold your common shares in your own name, you can submit a proxy or vote in person by completing a ballot at the special meeting. However, KFN encourages you to submit a proxy before the special meeting even if you plan to attend the special meeting in order to ensure that your shares are voted. A proxy is a legal designation of another person to vote your KFN common shares on your behalf. If you hold common shares in your own name, you may submit a proxy for your common shares by:

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  calling the toll-free number specified on the enclosed proxy card and following the instructions when prompted;

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  accessing the Internet website specified on the enclosed proxy card and following the instructions provided to you; or

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  filling out, signing and dating the enclosed proxy card and mailing it in the prepaid envelope included with these proxy materials.

        When a common shareholder submits a proxy by telephone or through the Internet, his or her proxy is recorded immediately. KFN encourages its common shareholders to submit their proxies using these methods whenever possible. If you submit a proxy by telephone or the Internet website, please do not return your proxy card by mail.

        All common shares represented by each properly executed and valid proxy received before the special meeting will be voted in accordance with the instructions given on the proxy. If a KFN common shareholder executes a proxy card without giving instructions, the KFN common shares represented by that proxy card will be voted "FOR" approval of the proposal to adopt the merger agreement.

        Your vote is important. Accordingly, please submit your proxy by telephone, through the Internet or by mail, whether or not you plan to attend the special meeting in person. Proxies must be received by 11:59 p.m., Eastern Time, on                        , 2014.

Voting of Common Shares Held in Street Name

        If your common shares are held in an account at a broker or through another nominee, you must instruct the broker or other nominee on how to vote your shares by following the instructions that the broker or other nominee provides to you with these proxy materials. Most brokers offer the ability for shareholders to submit voting instructions by mail by completing a voting instruction card, by telephone and via the Internet.

        If you do not provide voting instructions to your broker or other nominee, your common shares will not be voted on any proposal on which your broker or nominee does not have discretionary authority to vote. Under the current NYSE rules, a broker will not have discretionary authority to vote your common shares at the special meeting. Accordingly, a failure to providing voting instructions to your broker or other nominee will have the same effect as a vote "AGAINST" adoption of the merger agreement. Your broker or other nominee will vote your common shares held by it in "street name" with respect to these matters only if you provide instructions to it on how to vote. You should follow the directions your broker or other nominee provides.

        If you hold common shares through a broker or other nominee and wish to vote your common shares in person at the special meeting, you must obtain a proxy from your broker or other nominee and present it to the inspector of election with your ballot when you vote at the special meeting.

 Revocability of Proxies; Changing Your Vote

        You may revoke your proxy and/or change your vote at any time before your proxy is voted at the special meeting. If you are a common shareholder of record, you can do this by:

  •
  sending a written notice (stating that you revoke your proxy) to KFN at 555 California Street, 50th Floor, San Francisco, California 94104, Attn: Corporate Secretary, that bears a date later than the date of the proxy you want to revoke and is received prior to the special meeting;

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  submitting a valid, later-dated proxy by mail, telephone or Internet that is received prior to the special meeting; or

  •
  attending the special meeting and voting by ballot in person (your attendance at the special meeting will not, by itself, revoke any proxy that you have previously given).

        If you hold your common shares through a broker or other nominee, you must follow the directions you receive from your broker in order to revoke or change your vote.

Solicitation of Proxies

        This proxy statement/prospectus is furnished in connection with the solicitation of proxies by the KFN board of directors to be voted at the KFN special meeting. KFN will bear all costs and expenses in connection with the solicitation of proxies. KFN has engaged Innisfree M&A Incorporated to assist in the solicitation of proxies for the special meeting and KFN estimates it will pay a fee of approximately $22,000 for these services. KFN has also agreed to reimburse the proxy solicitor for, pay directly, or, where requested by the proxy solicitor in special situations, advance sufficient funds to the proxy solicitor for payment of, expenses and disbursements incurred in connection with the proxy solicitation and to indemnify the proxy solicitor against certain losses, costs and expenses. In addition, KFN may reimburse brokerage firms and other persons representing beneficial owners of KFN common shares for their reasonable expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of KFN's directors, officers and employees by telephone, electronic mail, letter, facsimile or in person, but no additional compensation will be paid to them.

        Shareholders should not send share certificates with their proxies.    A letter of transmittal and instructions for the surrender of KFN common share certificates will be mailed to KFN common shareholders shortly after the completion of the merger.

No Other Business

        Under KFN's operating agreement, the business to be conducted at the special meeting will be limited to the purposes stated in the notice to KFN common shareholders provided with this proxy statement/ prospectus.

Adjournments

        Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by the chairman of the KFN board of directors. At any adjourned meeting, KFN may transact any business that it might have transacted at the original meeting, provided that a quorum is present at such adjourned meeting. Proxies submitted by KFN common shareholders for use at the special meeting will be used at any adjournment or postponement of the special meeting. References to the KFN special meeting in this proxy statement/prospectus are to such special meeting as adjourned or postponed.

 Assistance

        If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact KFN's proxy solicitor, Innisfree M&A Incorporated, at (888) 750-5834 (banks and brokers call collect at (212) 750-5833).

 SPECIAL FACTORS

        This section of the proxy statement/prospectus describes the material aspects of the merger and certain special factors concerning the merger of which you should be aware. This section may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the documents incorporated herein by reference, including the full text of the merger agreement (which is attached as Annex A), for a more complete understanding of the merger. In addition, important business and financial information about each of KKR and KFN is included in or incorporated into this proxy statement/prospectus by reference. See "Where You Can Find More Information" beginning on page 221 of this proxy statement/prospectus.

Effect of the Merger

        Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, the merger agreement provides for the merger of Merger Sub with and into KFN. KFN will survive the merger and the separate existence of Merger Sub will cease. Following the merger, KFN will be a direct subsidiary of Fund Holdings. After the completion of the merger, the certificate of formation of KFN and the operating agreement of KFN as in effect immediately prior to the effective time will be the certificate of formation and operating agreement of the surviving entity, in each case until amended in accordance with applicable law. The officers of KFN immediately prior to the effective time of the merger will be the officers of the surviving entity, and the members of the board of directors of the surviving entity will be those individuals designed by KKR prior to the closing date, until their respective successors are duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the operating agreement of the surviving entity and applicable law.

        The merger agreement provides that, at the effective time of the merger, each KFN common share issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive 0.51 KKR common units. Each KFN common share that is held by Fund Holdings or any subsidiary of Fund Holdings immediately prior to the effective time of the merger will be cancelled without any conversion or payment of consideration in respect thereof.

        Because the exchange ratio was fixed at the time the merger agreement was executed and because the market value of KKR common units and KFN common shares will fluctuate prior to the consummation of the merger, KFN common shareholders cannot be sure of the value of the merger consideration they will receive relative to the value of the KFN common shares they are exchanging. For example, decreases in the market value of KKR common units will negatively affect the value of the merger consideration that they receive, and increases in the market value of KFN common shares may mean that the merger consideration that they receive will be worth less than the market value of the KFN common shares such shareholders are exchanging. See "Risk Factors—Risk Factors Relating to the Merger—Because the exchange ratio is fixed and because the market price of KKR common units will fluctuate prior to the consummation of the merger, KFN common shareholders cannot be sure of the market value of the KKR common units they will receive as merger consideration relative to the value of KFN common shares they exchange" beginning on page 29 of this proxy statement/prospectus.

        KKR will not issue any fractional KKR common units in the merger. Instead, each holder of KFN common shares that are converted pursuant to the merger agreement who otherwise would have received a fraction of a KKR common unit will be entitled to receive, from the exchange agent appointed by KKR pursuant to the merger agreement, a cash payment in lieu of such fractional KKR common units representing such holder's proportionate interest in the proceeds from the sale by the exchange agent of the number of excess KKR common units represented by the aggregate amount of fractional KKR common units.

        Each KFN option or similar right to purchase KFN common shares that was granted under a KFN equity incentive plan and that is outstanding and unexercised immediately prior to the effective time (whether or not then vested or exercisable), as of the effective time of the merger, by virtue of the occurrence of the consummation of the merger and without any action on the part of the holder of such KFN option, will be cancelled, and the holder of such KFN option will be entitled to receive an amount in cash equal to the excess, if any, of (1) 0.51 multiplied by the average closing price of a KKR common unit on the NYSE over the ten trading day period ending on the trading day immediately preceding the closing date of the merger over (2) the exercise price per KFN common share subject to such KFN option as in effect immediately prior to the effective time of the merger. In the event that any option to purchase KFN common shares has an exercise price per KFN common share that is greater than 0.51 multiplied by the average closing price of a KKR common unit on the NYSE over the ten trading day period ending on the trading day immediately preceding the closing date of the merger, such option will be cancelled without payment in respect thereof as of the effective time of the merger, without liability to KKR, KFN or any of their affiliates.

        Each restricted KFN common share that was granted under a KFN equity incentive plan and that is outstanding immediately prior to the effective time of the merger (whether or not then vested), other than restricted KFN common shares held by KKR Financial Advisors LLC, as of the effective time of the merger, by virtue of the occurrence of the consummation of the merger and without any action on the part of the holder of such KFN restricted common share, will be converted into 0.51 restricted KKR common units having the same terms and conditions, including applicable vesting requirements, as applied to such restricted KFN common share immediately prior to the effective time of the merger, with fractional KKR common units to be aggregated and rounded to the nearest whole unit, and KKR will assume the related equity incentive plan and any award agreement issued thereunder pursuant to which any such restricted KFN common share has been granted in order to provide for the foregoing. Each restricted KFN common share held by KFN Financial Advisors as of the effective time of the merger will automatically be cancelled and retired.

        Each KFN phantom share that was granted under KFN's Non-Employee Directors' Deferred Compensation and Share Award Plan will be converted into a phantom share in respect of 0.51 KKR common units and will otherwise remain subject to the terms of the plan.

        The table below sets forth the direct and indirect interests of the KKR Participants and KKR Holdings in the net book value and net earnings of KFN prior to and immediately after the merger, based upon the net book value of KFN at September 30, 2013 and net income of KFN for the nine months ended September 30, 2013.

Prior to the Merger(1)

	Interest in KFN's Net Book Value		Interest in KFN's Net Earnings		Interest in KFN's Net Earnings Net of Preferred Share Distributions
Name	$ (in thousands)%		$ (in thousands)%		$ (in thousands)%
KKR(1)	397	0.02	36	0.02	33	0.02
Fund Holdings	0	0	0	0	0	0
Merger Sub	0	0	0	0	0	0
KKR Management LLC	0	0	0	0	0	0
KKR Group Holdings L.P.	397	0.02	36	0.02	33	0.02
KKR Fund Holdings GP Limited	0	0	0	0	0	0
KKR Group Limited	0	0	0	0	0	0
KKR Holdings(1)	558	0.02	50	0.02	46	0.02

 Immediately after the Merger(2)

			Interest in KFN's Net Earnings		Interest in KFN's Net Earnings Net of Preferred Share Distributions
	Interest in KFN's Net Book Value
			$ (in thousands)		$ (in thousands)
Name	$ (in thousands)%			%		%
KKR(2)	1,229,109	49.3	110,521	49.3	100,412	49.3
Fund Holdings(3)	1,229,109	49.3	110,521	49.3	100,412	49.3
Merger Sub	N/A	N/A	N/A	N/A	N/A	N/A
KKR Management LLC	0	0	0	0	0	0
KKR Group Holdings L.P.	1,229,109	49.3	110,521	49.3	100,412	49.3
KKR Fund Holdings GP Limited	0	0	0	0	0	0
KKR Group Limited	0	0	0	0	0	0
KKR Holdings(2)	1,265,943	50.7	113,833	50.7	103,422	50.7

(1)
As of December 31, 2013, KKR Holdings and KKR have an indirect interest in approximately 58.4% and 41.6%, respectively, of the 78,410 unvested restricted KFN common shares held by KKR Financial Advisors LLC, which is an indirect wholly-owned subsidiary of KKR Management Holdings L.P., one of the KKR Group Partnerships.

(2)
Based on the number of KKR Group Partnership units held as of December 31, 2013 and the anticipated 104,460,321 additional KKR Group Partnership units to be issued to KKR in connection with the issuance by KKR of the corresponding number of KKR common units in connection with the merger, it is expected that immediately after the merger, KKR Holdings and KKR will hold approximately 50.7% and 49.3%, respectively, of the KKR Group Partnership units.

(3)
Following the consummation of the merger, all of the outstanding KFN common shares will be held by Fund Holdings, one of the KKR Group Partnerships.

Background of the Merger

        The KFN board of directors regularly reviews and discusses at board meetings KFN's performance, risks, opportunities and strategy. KFN's board of directors and management team review and evaluate various options as part of KFN's ongoing efforts to strengthen its business and enhance shareholder value, taking into account economic, regulatory, competitive and other conditions and KFN's status as an externally managed company.

        KFN is externally managed and advised by KKR Financial Advisors LLC, which is referred to in this proxy statement/prospectus as the manager, pursuant to a management agreement between KFN and the manager, which has been in place since before the KFN initial public offering. The manager is a subsidiary of KKR Asset Management LLC, and an indirect subsidiary of Kohlberg Kravis Roberts & Co. L.P., which is an indirect subsidiary of KKR. Pursuant to the management agreement, the manager is responsible for KFN's operations and performs all services relating to the management of KFN's assets, liabilities and operations, and provides KFN with its management team and with appropriate support personnel. All of KFN's executive officers are employees of one or more subsidiaries of KKR. The manager operates under the direction of the KFN board of directors, and is required to manage KFN's business affairs in conformity with the investment guidelines that are approved by a majority of KFN's independent directors. Due to the relationship created by the management agreement, members of the KFN board of directors and the KFN management team routinely interact with representatives of KKR in the course of their normal dealings with respect to KFN.

        In October 2013, Henry Kravis and George Roberts, the co-chief executive officers of KKR's managing partner, informed Paul Hazen, the chairman of the board of directors of KFN, through Craig Farr, the CEO of KFN, that KKR was considering making an offer for an acquisition of KFN by KKR, but did not make any specific proposal or discuss any transaction terms. Mr. Hazen informed KKR through Mr. Farr that he would report the matter to the KFN board of directors and that pending instruction from the board neither KKR nor the manager should have any discussions with representatives of KFN regarding any potential transaction unless and until the board of KFN authorized them to do so.

        On October 22, 2013, the KFN board of directors held a regularly scheduled meeting in New York. At this meeting, Mr. Hazen informed the other members of the KFN board of directors of the statements made by KKR regarding the possibility of making an offer to acquire KFN. The board discussed the possibility of such an offer, including that the confidentiality restrictions in the management agreement could be read to require that KKR obtain authorization from KFN prior to completing the analysis necessary to make any acquisition proposal. After discussion, so that the board could become fully informed regarding its options to maximize value for KFN's common shareholders, the board granted KKR permission to use the information it had about KFN, as well as to access additional information about KFN, to make an acquisition proposal. The board also determined that if there were an acquisition proposal made by KKR, it would be reviewed by a transaction committee of the board which would make a recommendation to the full board of directors and which would have the full authority of the board to negotiate the terms of any acquisition proposal with KKR, reject any such proposal and consider whether KFN should pursue any alternative transactions. The board also discussed retaining potential financial advisors. Scott Nuttall and Mr. Farr, the two members of the board of directors who were employed by KKR, were not present for the discussion. Mr. Nuttall and Mr. Farr did not attend any of the KFN board of directors meetings at which a potential transaction with KKR was discussed.

        Following the October 22, 2013 board meeting, Mr. Hazen instructed Wachtell, Lipton, Rosen & Katz, which is referred to in this proxy statement/prospectus as Wachtell Lipton, to inform David Sorkin, the general counsel of KKR's managing partner, that the KFN board of directors had agreed to permit KKR to use the information it had about KFN, as well as to access additional information about KFN, to make a proposal to acquire KFN.

        Additionally, prior to the formation of the transaction committee, Mr. Hazen discussed with Mr. Farr the possibility of modifying or eliminating the termination fee in the management agreement if there were a change of control of KFN. Mr. Farr discussed with Mr. Sorkin and Robert Lewin, the head of corporate development and treasurer of the KKR Group, and was informed that KKR was unwilling to modify or eliminate the termination fee if there were a change of control of KFN.

        On October 30, 2013, KKR submitted a letter to KFN making a proposal to acquire KFN for consideration consisting entirely of KKR common units, at an exchange ratio of 0.46 KKR common units per KFN common share, in a taxable transaction. The October 30 letter conditioned KKR's offer on the approval of the transaction by a committee of independent directors of KFN and the approval of a majority of unaffiliated KFN shareholders.

        On October 31, 2013, the KFN board of directors held a telephonic meeting attended by the directors who were not employed by KKR. The board designated a transaction committee of independent directors not affiliated with KKR and instructed them to select a time to meet, retain advisors and review the proposal. The transaction committee was ultimately comprised of Tracy Collins, Robert Edwards, Vincent Paul Finigan, Ross Kari, Deborah McAneny and Scott Ryles.

        On November 6, 2013, the transaction committee of the KFN board of directors held a telephonic meeting with Robert Edwards acting as chair, with Sandler O'Neill as financial advisors and Wachtell Lipton as legal advisors. The transaction committee selected Sandler O'Neill to act as financial advisors due to their experience in transactions of this type involving financial companies and the absence of any conflicts with respect to either KKR or KFN. At the meeting, the transaction committee discussed the terms of the acquisition proposal made by KKR, and determined to engage in further discussion and analysis of the proposal prior to responding to KKR. The transaction committee also reviewed with its advisors the existing terms of the management agreement between KFN and the manager. The transaction committee and its advisors discussed the fact that the management agreement could not be terminated unless KFN either had "cause" to do so (limited to circumstances involving the manager's continued material breach of the management agreement, fraud or gross negligence or a bankruptcy or change of control of the manager), or by the vote of a majority of KFN's shareholders or independent directors finding that either the manager's performance under the management agreement was unsatisfactory in a way that has been materially detrimental to KFN or that the fees payable to the manager are not fair (and, in such case, the manager must be given the opportunity to agree to a reduced fee prior to any termination). The transaction committee and its advisors also discussed the fact that, in connection with any termination of the management agreement other than for "cause," KFN would be required to pay a termination fee to the manager equal to approximately four times the sum of the average annual base management fee and the average annual incentive fee, in each case calculated for the two twelve-month periods immediately prior to the termination. The transaction committee and its advisors discussed whether a potential buyer for KFN would be interested in buying KFN subject to the termination provisions and other terms of the management agreement. The transaction committee with its advisors concluded that the foregoing made it highly unlikely that an acquisition of KFN would be of interest to any person other than KKR. The transaction committee also considered that any acquisition agreement between KFN and KKR would likely include provisions allowing an interested third party to submit a superior proposal. On consideration of the preceding factors, the transaction committee determined not to solicit alternative proposals.

        On November 12, 2013, the transaction committee of the KFN board of directors met. At the request of the transaction committee, representatives of Wachtell Lipton and Sandler O'Neill were in attendance. At the meeting, the transaction committee discussed the terms of the acquisition proposal made by KKR with its advisors and determined to inform KKR that the transaction committee believed the proposed exchange ratio of 0.46 KKR common units per KFN common share did not offer sufficient value to KFN's shareholders, that the transaction committee was not interested in pursuing a transaction at this value, and that the transaction committee's preference in any transaction was for merger consideration consisting entirely of cash. The transaction committee's preference for cash merger consideration was due to both the inherent uncertainty in the value of merger consideration consisting of equity securities of another entity and the fact that an acquisition of KFN by KKR would be taxable to KFN common shareholders regardless of the form of merger consideration paid, but would not provide them with cash that could be used to pay such taxes if the merger consideration consisted entirely of KKR common units.

        On or about November 13, 2013, each of Mr. Sorkin and Mr. Lewin were separately informed of the transaction committee's determination, and Mr. Sorkin and Mr. Lewin each responded that KKR would consider the transaction committee's response. On November 13, 2013, Mr. Sorkin informed Wachtell Lipton and Mr. Lewin informed a representative of Sandler O'Neill that KKR was unwilling to consider a cash transaction.

        On November 19, 2013, a representative of Sandler O'Neill informed Mr. Lewin that a diligence session scheduled for that day would be cancelled unless KKR increased the proposed exchange ratio. That same day, Mr. Lewin contacted representatives of Sandler O'Neill to communicate a revised proposal for KKR to acquire KFN for consideration consisting entirely of KKR common units, at an exchange ratio of 0.48 KKR common units per KFN common share, in a taxable transaction. Mr. Lewin informed the Sandler O'Neill representatives that KKR was unwilling to consider a transaction in which any portion of the consideration included cash.

        On November 21, 2013, the transaction committee of the KFN board of directors held a telephonic meeting. At the request of the transaction committee, representatives of Wachtell Lipton and Sandler O'Neill were in attendance. Mr. Hazen, who was not a member of the transaction committee, also attended a portion of the meeting, in order to update the members of the transaction committee on KFN's financial performance, including KFN operating as a stand-alone entity and the potential ability of KFN to pursue a share repurchase program in the event that a transaction with KKR was not agreed. Following Mr. Hazen's departure from the meeting, the transaction committee discussed the terms of the revised acquisition proposal made by KKR with its advisors, including a comparison of the terms of such proposal to alternatives such as a share repurchase by KFN. The transaction committee determined to inform KKR that the transaction committee believed that the proposed exchange ratio of 0.48 KKR common units per KFN common share still did not offer sufficient value to KFN's common shareholders, and that the transaction committee continued to view a transaction including cash consideration as preferable to an all-equity transaction.

        On or about November 22, 2013, a representative of the transaction committee informed Mr. Lewin of the transaction committee's determination. Mr. Lewin informed the representative of the transaction committee that KKR would consider the transaction committee's response.

        On November 26, 2013, Mr. Kravis contacted a representative of Sandler O'Neill to communicate a revised proposal for KKR to acquire KFN for consideration consisting entirely of KKR common units, at an exchange ratio of 0.50 KKR common units per KFN common share, in a taxable transaction. Mr. Kravis informed the representative of Sandler O'Neill that KKR remained unwilling to consider a transaction in which the consideration included any portion of cash, and that the current proposed exchange ratio represented KKR's best and final offer to acquire KFN.

        On November 27, 2013, the transaction committee of the KFN board of directors held a telephonic meeting. At the request of the transaction committee, representatives of Wachtell Lipton and Sandler O'Neill were in attendance. The transaction committee discussed with its advisors the terms of the revised acquisition proposal made by KKR, including KKR's statement that the proposal represented KKR's best and final offer to acquire KFN, and determined to meet again to further consider the appropriate response to KKR. The transaction committee, through a representative of one of its advisors, requested that the transaction committee be given the opportunity to meet with members of KKR's senior management in order to gather further information regarding KKR's business and the value of the KKR common units that were proposed to be paid as merger consideration in connection with the potential transaction.

        During this period, the parties and their advisors engaged in ongoing due diligence investigations of the business and prospects of each of KKR and KFN.

        On December 6, 2013, the transaction committee of the KFN board of directors held a telephonic meeting. At the request of the transaction committee, representatives of Wachtell Lipton and Sandler O'Neill were in attendance. The representatives of Sandler O'Neill discussed with the members of the transaction committee KKR's responses to its diligence questions regarding KKR's business. In addition, a member of Sandler O'Neill's equity research group attended the meeting in order to discuss KKR's business with the members of the transaction committee. At this meeting, the members of the transaction committee discussed the possibility that R. Glenn Hubbard, KFN's lead independent director, could reiterate the views of the transaction committee and the KFN board of directors on the proposed transaction, and specifically reiterate the request for an increase in the proposed merger consideration, and concluded that Mr. Hubbard should be asked to reinforce KFN's position in that regard at a meeting scheduled with Mr. Kravis and Mr. Roberts on December 9, 2013.

        Also on December 6, 2013, at the request of Wachtell Lipton, Simpson Thacher & Bartlett LLP, which is referred to in this proxy statement/prospectus as Simpson Thacher, legal advisor to KKR, sent a draft merger agreement to Wachtell Lipton.

        On December 9, 2013, at the request of the transaction committee, Mr. Hubbard met with Mr. Kravis and Mr. Roberts in order to discuss the proposed transaction. At this meeting, Mr. Hubbard requested that KKR increase the proposed consideration above the most recently proposed exchange ratio of 0.50 KKR common units per KFN common share. Mr. Kravis and Mr. Roberts informed Mr. Hubbard that KKR was unwilling to do so.

        On December 10, 2013, both the KFN board of directors (other than the members of the board of directors that were employed by KKR) and the transaction committee held meetings in New York. At the request of the transaction committee, representatives of Wachtell Lipton and Sandler O'Neill were in attendance. During this meeting, the members of the board of directors were informed of the results of the December 9 conversations among Mr. Hubbard, Mr. Kravis and Mr. Roberts. At the request of the transaction committee, Mr. Kravis, Mr. Roberts, Mr. Sorkin, Mr. Lewin and William Janetschek, the chief financial officer of KKR's managing partner, attended a portion of the board of directors meeting in order to discuss KKR's business with the members of the board. After Mr. Kravis, Mr. Roberts and other representatives of KKR left the meeting, the members of the transaction committee instructed representatives of Sandler O'Neill to communicate to KKR that the transaction committee continued to believe the proposed consideration did not offer sufficient value to KFN's shareholders, and that the transaction committee would not be willing to recommend that the KFN board of directors approve any transaction with KKR in which the merger consideration consisted of KKR common units without an increase in the proposed merger consideration.

        Following the meeting, representatives of Sandler O'Neill communicated the transaction committee's position to Mr. Lewin, and requested that KKR increase the proposed merger consideration. Subsequently, Mr. Kravis and Mr. Roberts informed Sandler O'Neill representatives that KKR was willing to increase the proposed consideration to 0.51 KKR common units per KFN common share, in a taxable transaction with consideration consisting entirely of KKR common units. Mr. Kravis and Mr. Roberts further stated that KKR would not under any circumstances further increase its offer. The Sandler O'Neill representatives communicated the revised proposal to Mr. Edwards and Mr. Edwards determined to schedule a meeting of the transaction committee to consider the proposal.

        Later in the day on December 10, 2013, Mr. Hazen, at Mr. Edwards' request, contacted Mr. Roberts to request that KKR increase the proposed exchange ratio to 0.52 KKR common units per KFN common share, and was informed by Mr. Roberts that the currently proposed exchange ratio of 0.51 KKR common units per KFN common share represented KKR's best and final offer to acquire KFN.

        On December 13, 2013, the KFN board of directors (other than the members of the board of directors who were employed by KKR) held a telephonic meeting in order to discuss the proposed transaction. At the request of the board, representatives of Wachtell Lipton and Sandler O'Neill were in attendance. The representatives of Wachtell Lipton reviewed with the members of the board the material terms of the latest draft merger agreement with respect to the proposed transaction, including the required approval of KFN common shareholders (including the approval of the holders of a majority of the outstanding KFN common shares, other than those KFN common shares held by KKR or any affiliate of KKR) and the other closing conditions, the restrictions on the solicitation of alternative transactions by KFN and on changes in the KFN board recommendation, the merger consideration and treatment of outstanding KFN equity awards, the tax treatment of the merger, termination rights of the parties and potential termination payments payable by KFN, and restrictions on KFN's operations pending the closing of the merger. The meeting of the KFN board of directors was adjourned, and a meeting of the transaction committee was convened. At this meeting, representatives of Sandler O'Neill rendered an oral opinion to the transaction committee, which was subsequently confirmed by delivery of a written opinion dated December 16, 2013, to the effect that, as of such date, and subject to the assumptions, matters considered and limitations and qualifications described in such opinion, the consideration to be exchanged in the proposed merger was fair to the holders of KFN common shares, from a financial point of view. See "—Opinion of the Financial Advisor to the KFN Transaction Committee" beginning on page 73 of this proxy statement/prospectus. Following discussion, the members of the transaction committee unanimously voted to recommend that the KFN board of directors approve the merger agreement. Immediately following the conclusion of the transaction committee meeting, the board meeting was reconvened in order to consider the proposed transaction. At this meeting, the members of the board were informed of the recommendation of the transaction committee. Following discussion, the members of the board, by the unanimous vote of all directors (other than the members of the board of directors who were employed by KKR and were not present at the meeting), approved and declared advisable the merger agreement and the merger.

        On December 15, 2013, the board of directors of KKR's managing partner held a meeting to discuss the potential acquisition of KFN, which followed previous meetings of the board of directors of KKR's managing partner held on October 11, 2013, October 30, 2013, November 7, 2013 and November 25, 2013 also in regard to such potential acquisition. At the December 15, 2013 meeting, representatives of KKR management provided an update on the current status of the proposed transaction with KFN, including that the KFN board of directors approved a transaction at the proposed exchange ratio of 0.51 KKR common units per KFN common share, and also provided a presentation regarding, among other things, KFN's business and the potential financial implications of an acquisition of KFN, including a valuation analysis of KFN, an analysis of KFN's CLO portfolio, including the risks associated with such CLOs, and an accretion/dilution analysis of the pro forma financial effect of the proposed transaction on KKR. Also at this meeting, Mr. Sorkin advised the members of the board of directors of their duties in connection with the proposed transaction under Delaware law and under KKR's partnership agreement. Representatives of Simpson Thacher then reviewed with the board of directors of KKR's managing partner the findings of Simpson Thacher's legal due diligence review of KFN and the material terms of the latest draft merger agreement with respect to the proposed transaction, including the merger consideration and treatment of outstanding KFN equity awards, the closing conditions, the termination rights of the parties and termination payments payable by KFN, and restrictions on KKR's operations pending the closing of the merger. Representatives of Goldman, Sachs & Co., the financial advisor to KKR that is referred to in this proxy statement/prospectus as Goldman Sachs, were also present at this meeting and discussed with the board of directors Goldman Sachs' financial analysis of the proposed transaction, which is summarized in the section entitled "—Opinion of the Financial Advisor to KKR" beginning on page 86 of this proxy statement/prospectus. At this meeting, Mr. Kravis and Mr. Roberts provided the requisite approval under KKR's managing partner's limited liability company agreement of the issuance of KKR common units in connection with the proposed transaction.

        Also on December 15, 2013, a meeting of the conflicts committee of the board of directors of KKR's managing partner was held, which followed previous meetings of the conflicts committee held on November 25, 2013, November 26, 2013 and December 9, 2013 to discuss the proposed transaction. During the December 15, 2013 meeting, representatives of Cravath Swaine & Moore LLP, legal counsel to the conflicts committee that is referred to in this proxy statement/prospectus as Cravath, discussed the proposed acquisition of KFN with the conflicts committee and reviewed the approval process with respect to the proposed transaction. The conflicts committee discussed the analysis and advice presented by the representatives of KKR management and Goldman Sachs to the board of directors of KKR's managing partner.

        On December 16, 2013, the conflicts committee of the board of directors of KKR's managing partner held a meeting, at which representatives of Lazard Frères & Co. LLC, the financial advisor to the conflicts committee that is referred to in this proxy statement/prospectus as Lazard, and Cravath were in attendance. At this meeting, representatives of Lazard rendered an oral opinion, subsequently confirmed in writing, to the independent directors constituting the conflicts committee of the board of directors of KKR's managing partner, that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to KKR. See "—Opinion of the Financial Advisor to the Conflicts Committee of KKR's Managing Partner."

        Also on December 16, 2013, a meeting of the board of directors of KKR's managing partner was held. At the request of the board of directors, representatives of Simpson Thacher, Cravath, Goldman Sachs, Lazard and KKR management were in attendance. At this meeting, Mr. Sorkin advised the board of directors that, subject to receipt of requisite board approval, KKR was in a position to execute the merger agreement with KFN and announce the transaction. At this meeting, representatives of Goldman Sachs rendered an oral opinion to the board of directors of KKR's managing partner, which was subsequently confirmed by delivery of a written opinion dated December 16, 2013, to the effect that, as of such date, and based upon and subject to the factors and assumptions set forth in such opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to KKR. See "—Opinion of the Financial Advisor to KKR" beginning on page 86 of this proxy statement/prospectus. Following the receipt of the oral opinion of Goldman Sachs, by unanimous vote, the board of directors of KKR's managing partner approved and declared advisable the merger agreement and the merger. Immediately following the adjournment of the meeting of the board of directors of KKR's managing partner, a meeting of the conflicts committee of the board of directors of KKR's managing partner was reconvened. After due deliberation at this meeting, the conflicts committee determined that the proposed acquisition of KFN by KKR in accordance with the merger agreement was fair and reasonable to KKR and that such determination shall constitute a special approval as contemplated by KKR's partnership agreement.

        On December 16, 2013, following the foregoing events, the merger agreement was executed by KKR, Fund Holdings, Merger Sub and KFN, and the parties issued a joint press release announcing the transaction.

Certain Relationships between KKR and KFN

        KKR Financial Advisors LLC, an indirect subsidiary of KKR and referred to in this proxy statement/prospectus as the manager or KFN's manager, manages KFN's day to day operations (subject to the direction and oversight of the KFN board of directors) pursuant to a management agreement between KFN and the manager, which is referred to in this proxy statement/prospectus as the management agreement. Pursuant to the management agreement, the manager provides KFN with its management team, along with appropriate support personnel. All of KFN's executive officers and Scott Nuttall and Craig Farr, two of KFN's directors, are employees of KKR or one or more of its subsidiaries.

        The management agreement contains certain provisions requiring KFN to indemnify the manager with respect to all losses or damages arising from acts not constituting bad faith, willful misconduct, or gross negligence.

        For the years ended December 31, 2012, December 31, 2011 and December 31, 2010, KFN incurred $28.2 million, $26.3 million and $19.1 million, respectively, in base management fees under the management agreement. In addition, KFN incurred share based compensation expenses of $2.3 million, $2.4 million and $5.8 million related to grants of restricted KFN common shares granted to the manager for the years ended December 31, 2012, December 31, 2011 and December 31, 2010, respectively.

        For the years ended December 31, 2012, December 31, 2011 and December 31, 2010, the manager earned $37.6 million, $34.2 million and $38.8 million, respectively, of incentive fees under the management agreement. Of the $38.8 million of incentive fees earned for the year ended December 31, 2010, the manager permanently waived payment of $9.7 million of incentive fees that were related to a gain recorded by KFN as a result of the repurchase of certain mezzanine and subordinated notes issued by certain of KFN's CLOs.

        Certain general and administrative expenses are incurred by the manager on KFN's behalf that are reimbursable to the manager pursuant to the management agreement. For the years ended December 31, 2012, December 31, 2011 and December 31, 2010, KFN reimbursed the manager for $10.2 million, $8.2 million and $4.6 million, respectively, for such expenses.

        The management agreement expires on December 31 of each year, but is automatically renewed for a one year term on each December 31 unless terminated upon the affirmative vote of at least two thirds of KFN's independent directors, or by a vote of the holders of a majority of KFN's outstanding common shares, based upon (1) unsatisfactory performance by the manager that is materially detrimental to KFN or (2) a determination that the management fee payable to the manager is not fair, subject to the manager's right to prevent such a termination under clause (2) by accepting a mutually acceptable reduction of management fees. The manager is required to be provided with 180 days' prior written notice of any such termination and will be paid a termination fee by KFN equal to four times the sum of the average annual base management fee and the average annual incentive fee for the two 12-month periods immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination.

        In addition, KFN holds corporate loans, debt securities and other instruments of entities that are affiliates of KKR. As of December 31, 2012, the aggregate par amount of these affiliated instruments totaled $2.1 billion, or approximately 29% of KFN's total investment portfolio, and consisted of 32 issuers. The total $2.1 billion in affiliated instruments was comprised of $2.0 billion of corporate loans, $39.3 million of corporate debt securities, and $73.8 million of equity instruments, at estimated fair value.

        KFN holds interests in certain joint ventures and partnerships alongside affiliates of KKR. As of December 31, 2012, the aggregate cost amount of these interests in joint ventures and partnerships totaled $137.6 million.

Recommendation of the KFN Board of Directors and Reasons for the Merger; Fairness of the Merger

        After consideration, the transaction committee of the KFN board of directors and the KFN board of directors has determined that the merger is fair to and in the best interests of KFN and the unaffiliated shareholders of KFN. In reaching its decision to recommend that KFN's board of directors approve the merger agreement and recommend that it be adopted by KFN's shareholders, the transaction committee of the KFN board of directors consulted with its legal and financial advisors and considered a number of factors, including, but not limited to, the following:

  •
  its knowledge of KFN's business, financial condition, results of operations, industry, competitors and prospects as a standalone company, including the anticipated negative impact on results of operations of amortizing CLOs and declining gains;

  •
  the transaction committee's belief that the price of KFN common shares reflected these challenges, which had been disclosed previously in connection with KFN's prior earnings announcement;

  •
  its knowledge of KKR's business and investments, financial condition, results of operations and prospects, taking into account the results of the transaction committee's due diligence review of KKR and knowledge of KKR's management due to the existing relationships between KFN and KKR;

  •
  the financial terms of the merger, including the fact that, based on the closing price on the NYSE of KFN common stock and KKR common units on December 13, 2013, the last trading day prior to the execution of the merger agreement, the merger consideration represented an approximate 34% premium over the closing price of KFN common shares as of such date and represented a significant premium above the 30 day volume-weighted average closing price based on the 30 day trading period ending on December 13, 2013;

  •
  the nature of KFN's business, which is generally valued at or near book value, and the substantial premium to book value (as of September 30, 2013) of 16% implied by the exchange ratio based on the closing prices of KKR common units and KFN common shares on December 13, 2013;

  •
  the fact that the transaction committee believed that, taking into account relative risk and potential upside, the merger would provide an attractive alternative to KFN shareholders given alternatives reasonably available to KFN (including (i) the continued operation of KFN as a standalone entity and the anticipated dividend payments to KFN common shareholders that the transaction committee believed would be available in the future if KFN's operations continued as anticipated and (ii) the repurchase of a portion of KFN's outstanding common shares with an estimated total repurchase price of $200 million (based on the amount of cash estimated to be reasonably available to KFN for such purpose), each of which the transaction committee believed would ultimately result in less value being created for KFN common shareholders than the proposed merger consideration);

  •
  the fact that the transaction committee believed that, taking into account relative risk and potential upside, the merger would offer attractive value to KFN common shareholders relative to the value that could be realized through a liquidation of KFN's assets and the distribution of the proceeds to KFN's creditors and equityholders, which the transaction committee believed would yield proceeds of less than KFN's book value, due in part to the negative effects that a liquidation would have on certain of KFN's assets such as KFN's CLO portfolio;

  •
  KKR's stated intention to pass through 100% of its realized earnings from KFN's existing portfolio as a distribution to the holders of KKR common units, while maintaining its existing policy of passing through 40% of its net realized principal investment income from KKR's existing portfolio, following the closing of the merger, and the attractive post-closing distributions and yield profile that would therefore be available to former KFN common shareholders following the closing of the merger;

  •
  the belief of the transaction committee that the consummation of the merger could lead to an increase in the trading price of KKR's common units over time due to the positive effects of the transaction on the stability of KKR's balance sheet and quality of KKR's distributable earnings, thereby leading to an increase in the value of the KKR common units being offered to KFN's common shareholders as merger consideration;

  •
  the fact that KFN's common shareholders would have the benefit of a more diversified asset base as unitholders of KKR than would be available to them as shareholders of KFN, which would benefit KFN's common shareholders by providing them with increased protection against declines in a single asset class or type of investment and through KKR's relatively increased flexibility to deploy KFN's capital (including capital that is expected to run off from KFN's existing CLOs over time) in a manner designed to produce the highest returns in a variety of market conditions;

  •
  KKR's enhanced ability to raise funds and capital compared to KFN, and the corresponding benefits to KFN's common shareholders as KKR common unitholders of a combined company with significantly enhanced growth opportunities;

  •
  KKR's ability to mitigate existing tax inefficiencies to KFN common shareholders produced by KFN's current investment portfolio, corporate structure and distribution policies;

  •
  the fact that the exchange ratio is fixed and therefore the value of the merger consideration payable to KFN's shareholders will increase in the event that the trading price of KKR common units increases prior to closing;

  •
  the financial analyses presented by Sandler O'Neill to the transaction committee described under "—Opinion of Sandler O'Neill & Partners, L.P." and the oral opinion of Sandler O'Neill, confirmed by delivery of a written opinion dated December 16, 2013, to the effect that, as of such date, and subject to the assumptions, matters considered and limitations and qualifications described in such opinion, the consideration to be exchanged in the proposed merger was fair to the holders of KFN common shares, from a financial point of view;

  •
  the transaction committee's belief that it was unlikely that any bidder for KFN, other than KKR, would pursue an acquisition of KFN because of, among other reasons, KKR's existing role as manager of KFN, including its selection and management of KFN's assets, the substantial premium to book value being offered by KKR for assets that are generally valued at or near book value and the provisions in the management agreement, including KFN's contractual obligation to pay an affiliate of KKR a fee in the event KFN terminates the management agreement;

  •
  the fact that exchanging KFN common shares for KKR common units would offer KFN's common shareholders significantly enhanced liquidity due to the trading volume and size of the public float of KKR as compared to KFN;

  •
  the transaction committee's belief that the proposed merger could be completed in a timely fashion and without significant delays due to required regulatory approvals;

  •
  the fact that the existing terms of the management agreement, pursuant to which KFN's business is managed by existing KKR employees, would lead to minimal disruption in the continued management of KFN's existing assets and investment portfolio following the merger and would allow for the completion of the integration of KKR and KFN in a timely and efficient manner; and

  •
  the other terms and conditions of the merger agreement.

          In addition, the transaction committee of the KFN board of directors also considered a number of factors relating to the procedural safeguards involved in the negotiation of the merger, including those discussed below, each of which it believed supported its decision and provided assurance of the fairness of the merger to the unaffiliated common shareholders of KFN:

  •
  the creation of a transaction committee of the KFN board of directors composed of directors not affiliated with KKR, and the process followed by the transaction committee;

  •
  the fact that the consummation of the merger is conditioned on obtaining the approval of both a majority of the outstanding KFN common shares and a majority of the outstanding KFN common shares held by shareholders other than KKR and its affiliates;

  •
  the fact that, subject to compliance with certain terms and conditions, including the termination fee of $26,250,000 to KKR, KFN is permitted to terminate the merger agreement in order to accept a superior proposal and enter into a definitive agreement in connection therewith;

  •
  the fact that the transaction committee of the KFN board of directors made its evaluation of the merger agreement and the merger based upon the factors discussed in this proxy statement/prospectus, independent of management, and with knowledge of the interests of management in the merger;

  •
  the fact that the transaction committee of the KFN board of directors retained Sandler O'Neill to provide an opinion to the effect that, as of the date of such opinion, and subject to the assumptions, matters considered and limitations and qualifications described in such opinion, the consideration to be exchanged in the proposed merger was fair to the holders of KFN common shares, from a financial point of view;

  •
  the fact that the transaction committee of the KFN board of directors met numerous times during the course of negotiations with KKR to discuss the status of the negotiations with KKR, to review the terms of the proposed merger agreement and to consider the options reasonably available to KFN; and

  •
  the fact that the transaction committee and the KFN board of directors were aware of the existing relationships between KKR and KFN and could take such relationships into account when considering whether to recommend the proposed transaction on the contemplated terms, or at all.

        The transaction committee of the KFN board of directors also considered a variety of risks and other potentially negative factors concerning the merger agreement and the merger, including the following:

  •
  the fact that the exchange ratio is fixed and therefore the value of the merger consideration payable to KFN common shareholders will decrease in the event that the trading price of KKR common units decreases prior to closing;

  •
  the possibility that the merger may not be completed, or that completion may be unduly delayed, for reasons beyond the control of KFN;

  •
  the risks and costs to KFN if the transactions are not completed, including the potential effect on the trading price of KFN's common shares, the potential diversion of management attention, and the potential effect on KFN's business and existing relationships;

  •
  the fact that KFN's directors and executive officers may ultimately have interests in the transactions that may be different from, or in addition to, those of other KFN shareholders;

  •
  the restrictions imposed by the merger agreement on the conduct of KFN's business prior to the consummation of the merger;

  •
  the fact that the merger agreement contains provisions that limit KFN's ability to pursue alternatives to the merger;

  •
  the risk that governmental entities may oppose or refuse to approve the transactions or impose conditions on KKR and/or KFN prior to approving the transactions;

  •
  the fact that at the time of the approval and execution of the merger agreement, KKR common units were trading at a price near their 52-week high, while KFN common shares were trading at a price near their 52-week low;

  •
  the management relationship between KKR and KFN, including the fact that KFN's management team is provided entirely by KKR and its affiliates;

  •
  the fact that the transaction will be taxable to KFN common shareholders;

  •
  the terms of the KKR common units to be issued as merger consideration and their differences from the terms of the KFN common shares, including the inability to vote to elect the members of the board of directors of KKR's general partner and the significant control which may be exercised over any vote of KKR's common units by certain controlling persons of KKR; and

  •
  the risk of not realizing the anticipated benefits of the merger.

        In reaching its decision to approve the merger agreement and recommend that it be adopted by KFN's common shareholders, the KFN board of directors considered a number of factors, including, but not limited to, the following:

  •
  the unanimous recommendation of the transaction committee of the KFN board of directors which was composed of directors not affiliated with KKR;

  •
  the fact that the transaction is subject to the approval of a majority of KFN stockholders not affiliated with KKR;

  •
  the factors considered by the transaction committee, including the positive factors and potential benefits of the merger and the risks and other potentially negative factors concerning the merger, as described above; and

  •
  the fact that the merger consideration and the other terms of the merger agreement resulted from negotiations that involved the active participation of the transaction committee.

        In reaching its determination and making its recommendations, the transaction committee of the KFN board of directors did not establish a specific going concern value of KFN and did not believe that there is a single method for determining going concern value. However, the transaction committee of the KFN board of directors believed that each of Sandler O'Neill's valuation methodologies described in "—Opinion of the Financial Advisor to the KFN Transaction Committee" represented a valuation of KFN as it continues to operate its business and, to that extent, such analyses could be collectively characterized as forms of going concern valuations and the transaction committee considered each of these analyses in reaching its determination and making its recommendation. As stated above, the transaction committee of the KFN board of directors believed that it was unlikely that another bidder would pursue an acquisition of KFN, and as a result did not seek to contact potential alternative bidders. As stated above, the transaction committee believed that the liquidation value to KFN's unaffiliated shareholders of KFN's assets would likely be lower than the book value of KFN's assets and would likely be lower than the value offered in the proposed merger, although no separate appraisal of KFN's assets was conducted because the transaction committee considered KFN to be a viable going concern and because KKR plans to continue to operate KFN's existing businesses following the merger. The transaction committee was not aware of any firm offer made to KFN by any unaffiliated person during the past two years for the merger or consolidation of KFN into another company, the sale or transfer of all or any substantial part of the assets of KFN to another company, or the purchase of a controlling stake in KFN by another company, and no such firm offer was considered as a factor in the transaction committee's decision.

        The KFN board of directors recommends that you vote "FOR" the adoption of the merger agreement and approval of the merger and "FOR" any adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the special meeting.

        This discussion of the information and factors considered by each of the transaction committee of the KFN board of directors and the KFN board of directors includes the material positive and negative factors considered by the transaction committee of the KFN board of directors and/or the KFN board of directors , but is not intended to be exhaustive and may not include all of the factors considered by the transaction committee of the KFN board of directors and/or the KFN board of directors, or any individual. Neither the transaction committee of the KFN board of directors nor the KFN board of directors undertook to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and did not quantify or assign any relative or specific weights to the various factors that it considered in making its ultimate decision. Rather, each of the transaction committee of the KFN board of directors and the KFN board of directors conducted an overall analysis of the factors described above. In addition, individual members of each of the transaction committee of the KFN board of directors and the KFN board of directors may have given different weight to different factors.

Opinion of the Financial Advisor to the KFN Transaction Committee

        By letter dated December 10, 2013, KFN retained Sandler O'Neill to act as financial advisor to the transaction committee of the KFN board of directors, referred in this proxy statement/prospectus to as the transaction committee, in connection with a possible business combination transaction. Sandler O'Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O'Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. The transaction committee selected Sandler O'Neill to act as the transaction committee's advisor in connection with a possible business combination based on its qualifications, expertise, reputation and experience in mergers and acquisitions involving financial institutions.

        Sandler O'Neill acted as financial advisor to the transaction committee in connection with the proposed transaction and participated in certain of the negotiations leading to the execution of the merger agreement. At the December 13, 2013 meeting of the transaction committee, Sandler O'Neill delivered to the transaction committee its oral opinion, which was subsequently confirmed in writing on December 16, 2013, that, as of December 16, 2013, the merger consideration was fair to the holders of KFN common shares from a financial point of view. The full text of Sandler O'Neill's opinion is attached as Annex B to this proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O'Neill in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Holders of KFN common shares are urged to read the entire opinion carefully in connection with their consideration of the proposed merger.

        Sandler O'Neill's opinion speaks only as of the date of the opinion. The opinion was directed to KFN's transaction committee and is directed only to the fairness of the merger consideration to the holders of KFN common shares from a financial point of view. It does not address the underlying business decision of KFN to engage in the merger or any other aspect of the merger and is not a recommendation to any holder of KFN common shares as to how such holder of KFN common shares should vote at the special meeting with respect to the merger or any other matter. Sandler O'Neill did not express any opinion as to the fairness of the amount or nature of the compensation to be received in connection with the merger by KFN's officers, directors, or employees, or any class of such persons, relative to the merger consideration to be received in the merger by any other shareholders of KFN.

        In connection with rendering its opinion on December 16, 2013, Sandler O'Neill reviewed and considered, among other things:

  •
  the merger agreement;

  •
  certain publicly available financial statements and other historical financial information of KFN that Sandler O'Neill deemed relevant;

  •
  certain publicly available financial statements and other historical financial information of KKR that Sandler O'Neill deemed relevant;

  •
  publicly available mean analyst earnings estimates for KFN for the years ending December 31, 2013 and December 31, 2014 and publicly available mean analyst growth estimates for the years thereafter and in each case as discussed with the senior management of KFN;

  •
  publicly available mean analyst economic net income estimates for KKR for the years ending December 31, 2013 and December 31, 2014 and publicly available mean analyst growth estimates for the years thereafter and in each case as discussed with the senior management of KKR;

  •
  the pro forma financial impact of the merger on KKR, based on assumptions relating to transaction expenses, purchase accounting adjustments and cost savings determined by the senior management of KFN and KKR;

  •
  the publicly reported historical price and trading activity for KFN's and KKR's common shares or units, as the case may be, including a comparison of certain financial and stock market information for KFN and KKR and similar publicly available information for certain other companies similar to each of KFN and KKR, the securities of which are publicly traded;

  •
  the financial terms of certain recent business combinations involving companies in the financial services industry where the buyer and the target had commercial relationships similar to those between KFN and KKR, to the extent publicly available;

  •
  certain of the terms of the management agreement, pursuant to which KKR Financial Advisors LLC, an indirect subsidiary of KKR, manages KFN;

  •
  the current market environment generally and the financial services environment in particular; and

  •
  such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O'Neill considered relevant.

        Sandler O'Neill also discussed with certain members of the senior management of KFN the business, financial condition, results of operations and prospects of KFN and held similar discussions with the senior management of KKR regarding the business, financial condition, results of operations and prospects of KKR.

        In performing its reviews and analyses and in rendering its opinion, Sandler O'Neill relied upon the accuracy and completeness of all of the financial and other information that was available to Sandler O'Neill from public sources, that was provided to Sandler O'Neill by KFN or KKR or their respective representatives or that was otherwise reviewed by Sandler O'Neill and Sandler O'Neill assumed such accuracy and completeness for purposes of rendering its opinion. Sandler O'Neill further relied on the assurances of the senior management of each of KFN and KKR that they were not aware of any facts or circumstances that would make any of such information inaccurate or misleading in a material respect. Sandler O'Neill was not asked to undertake, and did not undertake, an independent verification of any of such information and Sandler O'Neill assumes no responsibility or liability for the accuracy or completeness thereof. Sandler O'Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of KFN or KKR or any of their respective subsidiaries.

        Sandler O'Neill used mean publicly available earnings estimates for KFN and KKR and estimated long-term growth rates from analyst research estimates. Sandler O'Neill also received and used in its analyses certain projections of transaction costs, expected cost savings and other synergies which were provided by KKR's and KFN's respective management teams. With respect to those projections, estimates and judgments, the respective managements of KFN and KKR confirmed to us that those projections, estimates and judgments reflected the best currently available estimates and judgments of those respective managements of the future financial performance of KFN and KKR, respectively, and Sandler O'Neill assumed that such performance would be achieved. Sandler O'Neill expresses no opinion as to such estimates or the assumptions on which they are based. Sandler O'Neill assumed that there has been no material change in the respective assets, financial condition, results of operations, business or prospects of KFN and KKR since the date of the most recent financial data made available to Sandler O'Neill. Sandler O'Neill also assumed in all respects material to its analysis that KFN and KKR would remain as a going concern for all the periods relevant to its analyses. Sandler O'Neill expresses no opinion as to any of the legal, accounting and tax matters relating to the merger and any other transaction contemplated in connection therewith.

        Sandler O'Neill's opinion was necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to Sandler O'Neill as of, the date of its opinion. Events occurring after the date thereof could materially affect its opinion. Sandler O'Neill has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date of its opinion. Sandler O'Neill expressed no opinion as to the trading values at which the common shares or units, as the case may be, of KFN or KKR may trade at any time or what the value of KKR units will be once it is actually received by the holders of KFN common shares.

        In rendering its December 16, 2013 opinion, Sandler O'Neill performed a variety of financial analyses. The following is a summary of the material analyses performed by Sandler O'Neill, but it is not a complete description of all the analyses underlying Sandler O'Neill's opinion. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. This information has not been prepared in accordance with U.S. GAAP and is unaudited. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler O'Neill's comparative analyses described below is identical to KFN or KKR and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of KFN and KKR and the companies to which they are being compared.

        In performing its analyses, Sandler O'Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of KFN, KKR and Sandler O'Neill. The analysis performed by Sandler O'Neill is not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. Sandler O'Neill prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the transaction committee at its December 13, 2013 meeting. Estimates of the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O'Neill's analyses do not necessarily reflect the value of KFN's common shares or the prices at which KFN's common shares may be sold at any time. The analyses of Sandler O'Neill and its opinion were among a number of factors taken into consideration by KFN's board of directors in making its determination to approve of KFN's entry into the merger agreement and the analyses described below should not be viewed as determinative of the decision of KFN's board of directors or management with respect to the fairness of the merger.

        In arriving at its opinion Sandler O'Neill did not attribute any particular weight to any analysis or factor that it considered. Rather it made qualitative judgments as to the significance and relevance of each analysis and factor. Sandler O'Neill did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinions; rather Sandler O'Neill made its determination as to the fairness of the merger consideration on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole.

 Transaction Multiples

        Sandler O'Neill reviewed the financial terms of the proposed transaction. As described in the merger agreement, KFN shareholders have the right to receive consideration consisting of 0.51 nonassessable KKR common units in exchange for each KFN common share. Based upon KKR's closing price of $24.25 as of December 12, 2013, Sandler O'Neill calculated a merger consideration value of $12.37 per KFN common share. Based upon 204,824,159 common shares outstanding and using KKR's closing price of $24.25 as of December 12, 2013, Sandler O'Neill calculated an aggregate merger consideration value of $2,533 million. Based upon financial information as of the period ended September 30, 2013, Sandler O'Neill calculated the following transaction ratios:

Transaction Value / Book Value Per Share:	119%

Historical Stock Trading Analysis

        Sandler O'Neill reviewed the one-year and three-year share trading activity in KFN common shares and noted that the merger consideration based on the closing price of KKR's common units on December 12, 2013, was in excess of the highest closing share price for both the one-year and three-year period. Additionally, Sandler O'Neill observed that the merger consideration reflected a premium to KFN's closing share price on December 12, 2013 of 34.6%.

Premium to KFN Stock Price (December 12, 2013):	34.6%

Comparable Company Analysis

        Sandler O'Neill used publicly available information to compare selected financial information for KFN and a group of financial institutions selected by Sandler O'Neill based on Sandler O'Neill's professional judgment and experience. The peer group consisted of NASDAQ-and NYSE-traded business development companies and senior / floating fund business development companies.

        The following financial institutions were selected for the comparison:

Business Development Companies:
Apollo Investment Corporation	New Mountain Finance Corporation
Ares Capital Corporation	PennantPark Investment Corporation
Blackrock Kelso Capital Corp.	Prospect Capital Corporation
Fifth Street Finance Corporation	Solar Capital Ltd.
Golub Capital BDC, Inc.	TCP Capital Corporation
Hercules Technology Growth Capital, Inc.	THL Credit, Inc.
Main Street Capital Corporation	TICC Capital Corporation
Medley Capital Corporation	Triangle Capital Corporation
Investment Companies Focused on Senior and Floating Rate Loans:
Fifth Street Senior Floating Rate Corp	PennantPark Floating Rate Capital
Oxford Lane Capital Corporation	Solar Senior Capital Ltd.

        The analysis compared publicly available financial information for KFN and the mean and median financial and market trading data for the peer group as of or for the period ended September 30, 2013 with pricing data as of December 12, 2013. The table below sets forth the data for KFN and the mean and median data for the peer group.

				Inv. Co. - Senior / Floating Loans	Inv. Co. - Senior / Floating Loans
		BDC	BDC
	KKR Financial (12/12/13 pricing)
		Median (12/12/13 pricing)	Mean (12/12/13 pricing)	Median (12/12/13 pricing)	Mean (12/12/13 pricing)
Market Cap ($ in millions)	$1,882	$789	$1,292	$167	$159
Total Assets ($ in millions)	$8,472	$1,173	$1,837	$216	$215
LTM ROE	13.5%	10.5%	11.6%	9.0%	7.5%
Price / NAV	0.88x	1.08x	1.18x	1.00x	0.98x
Price / 2013E EPS	7.2x	11.0x	11.8x	14.5x	20.8x
Price / 2014E EPS	8.8x	10.4x	10.8x	12.2x	12.3x
Price / 2015E EPS	8.0x	9.7x	10.0x	12.6x	12.6x
Current Dividend Yield(1)	9.6%	9.0%	9.1%	7.8%	8.9%

(1)
Dividend yield computed as most recent quarterly dividend annualized divided by closing price per share

        Sandler O'Neill used publicly available information to compare selected financial information for KKR and a group of financial institutions selected by Sandler O'Neill based on Sandler O'Neill's professional judgment and experience. The peer group consisted of NASDAQ and NYSE-traded alternative asset managers.

        The following companies were selected for the comparison:

Apollo Global Investment, LLC	Fortress Investment Group, LLC
The Blackstone Group	Oaktree Capital Group, LLC
The Carlyle Group, L.P.	Och-Ziff Capital Management Group

        The analysis compared publicly available financial information for KKR and the mean and median financial and market trading data for the peer group as of or for the period ended September 30, 2013 with pricing data as of December 12, 2013. The table below sets forth the data for KKR and the mean and median data for the peer group.

		Alternative Asset Managers	Alternative Asset Managers
	KKR (12/13/13 pricing)	Median (12/13/13 pricing)	Mean (12/13/13 pricing)
Closing Price as % of 52 Week High	98%	93%	93%
2015E Dividend Yield	6.3%	7.3%	7.6%
LTM AUM Growth	36%	15%	12%
Average Daily Trading Volume ($ in millions)	$42.1	$12.1	$29.2
Price / 2012 Adjusted Economic Net Income(1)	8.4x	13.8x	13.4x
Price / 2013E Economic Net Income	9.9x	10.5x	10.4x
Price / 2014E Economic Net Income	9.8x	10.6x	10.5x
Price / 2015E Economic Net Income	8.9x	9.7x	9.8x
Implied ENI Growth—2012 Adjusted-2013	(15)%	28%	29%
Implied ENI Growth—2013-2014	0%	(1)%	(0)%

(1)
Excludes any one-time, non-recurring items

 Stock Price Performance

        Sandler O'Neill reviewed the publicly reported trading prices of KFN's common shares for the one-year and three-year periods ended December 12, 2013. Sandler O'Neill then compared the relationship between the movements in the price of KFN's common shares against the movements in the prices of the peer groups referenced above and the S&P 500 Index.

One-Year Comparative Stock Performance

	Beginning Value December 12, 2012	Ending Value December 12, 2013
KFN	100%	88%
BDC Peers	100%	105%
Senior / Floating Fund Peers	100%	102%
S&P 500 Index	100%	124%

Three-Year Comparative Stock Performance

	Beginning Value December 12, 2010	Ending Value December 12, 2013
KFN	100%	101%
BDC Peers	100%	99%
Senior / Floating Fund Peers	100%	89%
S&P 500 Index	100%	143%

        Sandler O'Neill reviewed the publicly reported trading prices of KKR's common units for the one-year and three-year periods ended December 12, 2013. Sandler O'Neill then compared the relationship between the movements in the price of KKR's common units against the movements in the prices of the peer group referenced above and the S&P 500 Index.

One-Year Comparative Stock Performance

	Beginning Value December 12, 2012	Ending Value December 12, 2013
KKR	100%	172%
Alternative Asset Managers	100%	176%
S&P 500 Index	100%	124%

Three-Year Comparative Stock Performance

	Beginning Value December 12, 2010	Ending Value December 12, 2013
KKR	100%	181%
Alternative Asset Managers	100%	171%
S&P 500 Index	100%	143%

Research Analyst Estimates and Price Targets

        Sandler O'Neill reviewed analyst estimated earnings per share, or EPS, for KFN for 2013 and 2014 along with analyst estimated future price targets. The mean and median for 2013 and 2014 EPS were based on reports from five research analysts. The mean and median future price target for KFN were based on reports from five research analysts

Summary of KFN Analyst Estimates

	EPS
			Future Price Target
	2013	2014
Mean	$1.27	$1.05	$11.70
Median	$1.26	$1.07	$12.00

        Sandler O'Neill reviewed analyst estimated economic net income for KKR for 2013 and 2014 along with analyst estimated future price targets. The mean and median for 2013 and 2014 economic net income were based on reports from twelve research analysts. The future price target was based on reports from eleven research analysts. In some cases future price target information was not available.

Summary of KKR Analyst Estimates

	Economic Net Income
			Future Price Target
	2013	2014
Mean	$2.46	$2.47	$25.91
Median	$2.49	$2.41	$26.00

KFN—Net Present Value Analysis

        Sandler O'Neill performed an analysis that estimated the net present value per KFN common share under various circumstances. Sandler O'Neill assumed that KFN performed in accordance with the publicly available mean analyst estimated earnings per share for the years ending December 31, 2013 and December 31, 2014 and an estimated long-term growth rate of 10% as provided by mean analyst research estimates for the years thereafter, and also included annual cash dividend payments, confirmed by senior management of KFN.

        To approximate the terminal value of KFN common shares at December 31, 2017, Sandler O'Neill applied dividend yields ranging from 7.0% to 12.0%. The terminal values were then discounted to present values using different discount rates ranging from 7.0% to 12.0% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of KFN's common shares.

        As illustrated in the following tables, the analysis indicates an imputed range of values per KFN common share of $8.21 to $13.45 when applying dividend yields to the assumed quarterly dividend of $0.22 per KFN common share and $6.21 to $11.70 when applying multiples of tangible book value to the assumed tangible book value, calculated on the basis of analyst projections.

	Dividend Yields
Discount Rate	7.0%	8.0%	9.0%	10.0%	11.0%	12.0%
7.00%	$13.45	$12.17	$11.17	$10.37	$9.72	$9.17
7.84%	$13.18	$11.92	$10.95	$10.17	$9.53	$9.00
8.00%	$13.13	$11.88	$10.91	$10.13	$9.50	$8.97
9.00%	$12.81	$11.60	$10.66	$9.90	$9.28	$8.77
10.00%	$12.51	$11.33	$10.41	$9.68	$9.08	$8.58
11.00%	$12.22	$11.07	$10.18	$9.46	$8.88	$8.39
12.00%	$11.94	$10.82	$9.95	$9.25	$8.69	$8.21

	Tangible Book Value Multiples
Discount Rate	80%	90%	100%	110%	120%	130%
7.00%	$7.20	$8.10	$9.00	$9.90	$10.80	$11.70
7.84%	$6.98	$7.85	$8.72	$9.59	$10.46	$11.34
8.00%	$6.93	$7.80	$8.67	$9.54	$10.40	$11.27
9.00%	$6.68	$7.52	$8.35	$9.19	$10.03	$10.86
10.00%	$6.44	$7.25	$8.05	$8.86	$9.67	$10.47
11.00%	$6.21	$6.99	$7.77	$8.55	$9.32	$10.10

        Sandler O'Neill also considered and discussed with the KFN transaction committee how this analysis would be affected by possible changes in the underlying assumptions, including variations with respect to net income and dividends. To illustrate this impact, Sandler O'Neill performed a sensitivity analysis assuming KFN's net income varied from 25% above analyst projections to 25% below analyst projections and assuming that KFN's quarterly dividends paid varied from $0.165 per KFN common share to $0.275 per KFN common share. This sensitivity analysis resulted in the following range of per share values for KFN common shares, using the same dividend yields of 7.0% to 12.0% and a discount rate of 7.84%.

	Dividend Yields
Annual Variance	7.0%	8.0%	9.0%	10.0%	11.0%	12.0%
-25.00%	$9.88	$8.94	$8.21	$7.63	$7.15	$6.75
-20.00%	$10.54	$9.54	$8.76	$8.14	$7.63	$7.20
-15.00%	$11.20	$10.14	$9.31	$8.64	$8.10	$7.65
-10.00%	$11.86	$10.73	$9.85	$9.15	$8.58	$8.10
-5.00%	$12.52	$11.33	$10.40	$9.66	$9.06	$8.55
0.00%	$13.18	$11.92	$10.95	$10.17	$9.53	$9.00
5.00%	$13.84	$12.52	$11.50	$10.68	$10.01	$9.45
10.00%	$14.49	$13.12	$12.04	$11.19	$10.49	$9.90
15.00%	$15.15	$13.71	$12.59	$11.70	$10.96	$10.35
20.00%	$15.81	$14.31	$13.14	$12.20	$11.44	$10.80
25.00%	$16.47	$14.90	$13.69	$12.71	$11.91	$11.25

        The following table describes a discount rate calculation for KFN. The discount rate equals the risk free rate plus the product of two year beta and equity risk premium.

Risk Free Rate	2.88%	10 Year UST Yield
Two Year Beta	0.87	Per Bloomberg
Equity Risk Premium	5.70%	Ibbotson 60 year market analysis

Discount Rate	7.84%

        During the December 13, 2013 meeting of the KFN transaction committee, Sandler O'Neill noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

KKR—Net Present Value Analysis

        Sandler O'Neill also performed an analysis that estimated the net present value per KKR common unit under various circumstances. Sandler O'Neill assumed that KKR performed in accordance with publicly available mean analyst estimated economic net income per unit for the years ending December 31, 2013, December 31, 2014 and December 31, 2015 and an estimated long-term earnings growth rate of 6.9% as provided by mean analyst estimates for the years thereafter, and also included mean analyst estimates with respect to annual distributions / unit.

        To approximate the terminal value of KKR common units at December 31, 2017, Sandler O'Neill applied economic net income multiples ranging from 8.0x to 13.0x, which Sandler O'Neill determined to be a standard deviation both up and down with the calculated discount rate at the mid-point of that range. The terminal values were then discounted to present values using different discount rates ranging from 8.0% to 13.0%, which Sandler O'Neill determined to be a standard deviation both up and down with the calculated discount rate at the mid-point of that range, and were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of KKR's common units.

        As illustrated in the following tables, the analysis indicates an imputed range of values per KKR common unit of $22.41 to $37.61 when applying economic net income multiples to applicable analyst projections for KKR.

	Economic Net Income Per Unit Multiples
Discount Rate	8.0x	9.0x	10.0x	11.0x	12.0x	13.0x
8.00%	$25.28	$27.74	$30.21	$32.68	$35.14	$37.61
9.00%	$24.66	$27.06	$29.46	$31.86	$34.26	$36.66
9.94%	$24.10	$26.44	$28.78	$31.12	$33.45	$35.79
10.00%	$24.07	$26.40	$28.74	$31.07	$33.41	$35.74
11.00%	$23.50	$25.77	$28.04	$30.31	$32.58	$34.86
12.00%	$22.94	$25.15	$27.37	$29.58	$31.79	$34.00
13.00%	$22.41	$24.56	$26.72	$28.87	$31.02	$33.18

        Sandler O'Neill also considered and discussed with the transaction committee how this analysis would be affected by possible changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O'Neill performed a sensitivity analysis assuming KKR's economic net income and distributions / unit varied from 25% above analyst projections to 25% below analyst projections. This sensitivity analysis resulted in the following range of per unit values for KKR common units, using the same price to earnings multiples of 8.0x to 13.0x and a discount rate of 9.94%:

	Economic Net Income Multiples
Annual Variance	8.0x	9.0x	10.0x	11.0x	12.0x	13.0x
-25.00%	$18.08	$19.83	$21.58	$23.34	$25.09	$26.84
-20.00%	$19.28	$21.15	$23.02	$24.89	$26.76	$28.63
-15.00%	$20.49	$22.47	$24.46	$26.45	$28.44	$30.42
-10.00%	$21.69	$23.80	$25.90	$28.00	$30.11	$32.21
-5.00%	$22.90	$25.12	$27.34	$29.56	$31.78	$34.00
0.00%	$24.10	$26.44	$28.78	$31.12	$33.45	$35.79
5.00%	$25.31	$27.76	$30.22	$32.67	$35.13	$37.58
10.00%	$26.51	$29.08	$31.66	$34.23	$36.80	$39.37
15.00%	$27.72	$30.41	$33.09	$35.78	$38.47	$41.16
20.00%	$28.92	$31.73	$34.53	$37.34	$40.15	$42.95
25.00%	$30.13	$33.05	$35.97	$38.90	$41.82	$44.74

        The following table describes a discount rate calculation for KKR. The discount rate equals the risk free rate plus the product of two year beta and equity risk premium.

Risk Free Rate	2.88%	10 Year UST Yield
Two Year Beta	1.24	Per Bloomberg
Equity Risk Premium	5.70%	Ibbotson 60 year market analysis

Discount Rate	9.94%

        At the December 13, 2013 meeting of the transaction committee, Sandler O'Neill noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

Analysis of Selected Merger Transactions

        Sandler O'Neill reviewed two groups of comparable mergers and acquisitions. The first group consisted of mergers and acquisitions of companies that were considered vehicles that were holders of financial assets and were managed by another party. The second group consisted of mergers and acquisitions of companies in the financial services industry where the buyer and the target had commercial relationships similar to those between KFN and KKR. In each group, these were the only transactions meeting the criteria described above and no transactions were excluded from either of the comparable merger and acquisition groups.

        The first group of mergers and acquisitions included eleven transactions announced between January 30, 2011 and October 22, 2013 selected based on Sandler O'Neill's professional judgment and experience. The group was composed of the following transactions:

Buyer/Target

  American Realty Capital Properties, Inc. / Cole Real Estate Investments, Inc.
  Parkway Properties, Inc. / Thomas Properties Group, Inc.
  Mid-America Apartment Communities, Inc. / Colonial Properties Trust
  American Realty Capital Properties, Inc. / CapLease, Inc.
  Annaly Capital Management, Inc. / CreXus Investment Corp.
  Realty Income Corporation / American Realty Capital Trust, Inc.
  HarbourVest Partners / Conversus Capital
  Ventas, Inc. / Cogdell Spencer Inc.
  HarbourVest Partners / Absolute Private Equity
  Ventas, Inc. / Nationwide Health Properties, Inc.
  AMB Property Corporation / ProLogis

        The second group of mergers and acquisitions included seven transactions announced between November 20, 2006 and November 12, 2012 selected based on Sandler O'Neill's professional judgment and experience. In order to achieve a sufficient number of representative transactions deemed adequate by Sandler O'Neill, Sandler O'Neill expanded the range of dates used in selecting the second group as compared to that used in selecting the first group. The group was composed of the following transactions:

Buyer/Target

  Annaly Capital Management, Inc. / CreXus Investment Corp.
  Leucadia National Corp. / Jefferies Group, Inc.
  Sovereign Bancorp, Inc. / Banco Santander SA
  UnionBanCal Corp. / Bank of Tokyo-Mitsubishi UFJ Ltd.

  Nationwide Financial Services, Inc. / Nationwide Mutual Insurance Co.
  Alfa Corp. / Alfa Mutual
  TD Banknorth, Inc. / Toronto-Dominion Bank

        Sandler O'Neill then reviewed the following multiples for each of the transactions: transaction price to book value and transaction price to target company's stock price days before transaction announcement. As illustrated in the following table, Sandler O'Neill compared the proposed merger multiples to the median multiples of the comparable transactions.

	KKR / KFN	First Group Transaction Medians	Second Group Transaction Medians
Transaction Value / Book Value Per Share:	119%	103%	NM
Premium to KFN Stock Price (Dec. 12, 2013):	34.6%	8.4%	23.7%

Pro Forma Results

        Sandler O'Neill analyzed certain potential pro forma effects of the merger, assuming the following: (i) the merger closes on January 1, 2014; (ii) per share merger consideration value of $12.37, based on KKR's closing unit price on December 12, 2013 of $24.25; (iii) KKR is able to achieve cost savings of approximately $4.5 million and such savings are 100% realized in 2014; (iv) KFN's performance is consistent with publicly available mean analyst estimated earnings per share for the year ending December 31, 2014 and an estimated long-term growth rate of 10% for the years thereafter; (v) KKR's performance is consistent with publicly available mean analyst economic net income estimates for the years ending December 31, 2014 and December 31, 2015 and an estimated long-term growth rate of 6.9% for the years thereafter. The analyses indicated that (i) for the year ending December 31, 2014, the merger (excluding transaction expenses) would be dilutive to KKR's projected economic net income per unit, (ii) for the year ending December 31, 2015, the merger would be accretive to KKR's projected distributable earnings, and (iii) as of September 30, 2013, the merger would be accretive to KKR's book value per unit. The actual results achieved by the combined company, however, may vary from projected results and the variations may be material.

        The table below shows Sandler O'Neill's projected accretion/dilution percentages for both KFN and KKR as of closing and for each of the years 2014-2015.

	Closing	Year Ending 12/31/2014	Year Ending 12/31/2015
KKR Economic Net Income Accretion / (Dilution)—excluding transaction expenses		(1.9)%	(1.9)%
KFN EPS Accretion / (Dilution)—excluding transaction expenses (assumes 100% stock allocation)		17.7%	17.3%
KKR Total Distributable Earnings Accretion / (Dilution)—excluding transaction expenses		1.0%	0.8%
KKR Distributions / Unit Accretion / (Dilution)		6.9%	6.7%
KFN Income Distribution Accretion / (Dilution)		(15.7)%	(6.0)%
KKR BVPS Accretion / (Dilution)	17.5%
KFN BVPS Accretion / (Dilution)	(42.1)%

Preliminary Presentations by Sandler O'Neill

        In addition to its December 13, 2013 fairness opinion presentation described above, Sandler O'Neill also made preliminary written presentations to the transaction committee of the KFN board of directors on the following dates, which are referred to in this proxy statement/prospectus as the preliminary Sandler presentations:

  •
  November 6, 2013

  •
  November 12, 2013

  •
  November 21, 2013

  •
  November 24, 2013

  •
  November 27, 2013

  •
  December 6, 2013

  •
  December 10, 2013

        The preliminary Sandler presentations consisted of various summary data and analyses that Sandler O'Neill utilized in formulating its preliminary perspective on the merger, were for discussion purposes only, and did not present any findings or make any recommendations or constitute an opinion of Sandler O'Neill with respect to the fairness of the merger consideration. The preliminary Sandler presentations contained substantially similar analyses, based upon discounted cash flow analyses, multiples paid in comparable transactions, trading multiples of comparable companies, premiums paid analyses, the historical stock price performance of KFN, and analyst price targets and EPS estimates (together, referred to in this proxy statement/prospectus as the Sandler valuation analyses), all subject to refinement and updates in the final presentation made by Sandler O'Neill. The preliminary Sandler presentations also contained analyses by Sandler O'Neill relating to the impact that proposed changes to the merger consideration would have on KFN common shareholders.

        The November 6, 2013 preliminary Sandler presentation contained an overview of the proposed structure and terms of the merger, preliminary Sandler valuation analyses, a summary analysis of the proposed merger consideration, a review of the financial terms in selected previous business combinations, and analyst estimated future earnings per share, price targets and recommendations for KFN.

        The November 12, 2013 preliminary Sandler presentation contained updated Sandler valuation analyses, an update on the value of the proposed merger consideration and the resulting implied premiums, an accretion/dilution analysis of KKR and case studies of prior selected business combinations.

        The November 21, 2013 preliminary Sandler presentation contained updated Sandler valuation analyses reflecting the revised proposed merger consideration and a summary description of Sandler O'Neill's meeting with KKR and its financial advisor regarding KKR's stated rationale for the transaction.

        The November 24, 2013 preliminary Sandler presentation included a summary of the rationale to be expressed to KKR and its financial advisor by representatives of Sandler O'Neill for an increase in the value of the proposed merger consideration, and was also provided to representatives of KKR.

        The November 27, 2013 preliminary Sandler presentation contained updated Sandler valuation analyses reflecting the revised proposed merger consideration.

        The December 6, 2013 preliminary Sandler presentations contained a pro forma trading analysis of KKR, a summary of Sandler O'Neill's equity research coverage of KKR and of KKR's platform, managed assets and financial and stock price performance, and Sandler O'Neill's equity research analyst's views on the potential merger.

        The December 10, 2013 preliminary Sandler presentation contained updated Sandler valuation analyses reflecting the revised proposed merger consideration.

        The procedures followed by Sandler O'Neill in preparing the material analyses in the preliminary Sandler presentations were substantially similar to the procedures used by Sandler O'Neill to prepare the corresponding analyses in its December 13, 2013 fairness opinion presentation. Copies of these written materials have been filed as exhibits to the Schedule 13E-3 filed with the SEC in connection with the merger and will be made available for inspection and copying at the principal offices of KFN during its regular business hours by any interested holder of KFN common shares. Copies may be obtained by requesting them in writing from KFN at the address provided in the section titled "Where You Can Find More Information" beginning on page 221 of this proxy statement/prospectus.

Miscellaneous

        Sandler O'Neill acted as the financial advisor to the transaction committee in connection with the merger and will receive a fee of approximately $17,000,000 in connection with the merger, of which $500,000 was received upon execution of the engagement letter, $1,000,000 was received upon delivery of the fairness opinion, $500,000 will be paid on the date on which KFN first mails the proxy statement included in this proxy statement/prospectus to KFN shareholders, and approximately $15,000,000 of which is contingent on the consummation of the merger. KFN has also agreed to reimburse Sandler O'Neill's reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler O'Neill and its affiliates and their respective partners, directors, officers, employee and agents against certain expenses and liabilities, including liabilities under the securities laws.

        In the ordinary course of its respective broker and dealer businesses, Sandler O'Neill may purchase securities from and sell securities to KFN and KKR and their respective affiliates. Sandler O'Neill may also actively trade the debt and/or equity securities of KFN or KKR or their respective affiliates for their own accounts and for the accounts of their customers and, accordingly may at any time hold a long or short position in such securities. Sandler O'Neill has provided investment banking services to, and received fees for such services from, KFN, most recently, in connection with KFN's purchase of debt securities in 2010. Within the past two years, other than its role as financial advisor to the transaction committee of the KFN board of directors in connection with the merger, Sandler has not provided any services to KFN or any of KFN's subsidiaries. In addition, within the past two years, Sandler O'Neill has also not provided any services to KKR or, to Sandler O'Neill's knowledge, any portfolio company of KKR.

Purpose and Reasons of the KKR Participants for the Merger

        KKR, Fund Holdings, Merger Sub, KKR Group Holdings L.P., KKR Fund Holdings GP Limited, KKR Group Limited and KKR Management LLC, which are referred to collectively in this proxy statement/prospectus as the KKR Participants, are making the statements included in this section solely for the purpose of complying with the disclosure requirements of Rule 13e-3 and related rules under the Exchange Act. However, the making of such statements is not an admission by the KKR Participants that KFN is "controlled" by KKR or any affiliate of KKR such that KFN should be deemed to be an "affiliate" for purposes of Rule 13e-3 in connection with the merger.

        Fund Holdings is the sole member of Merger Sub, KKR Group Holdings L.P. and KKR Fund Holdings GP Limited are the general partners of Fund Holdings, KKR Group Holdings L.P. is the sole shareholder of KKR Fund Holdings GP Limited, KKR Group Limited is the general partner of KKR Group Holdings L.P., KKR is the sole shareholder of KKR Group Limited and KKR Management LLC is the general partner of KKR.

        For the KKR Participants, the purpose of the merger is to enable Fund Holdings to acquire all of the outstanding KFN common shares and, as a result, for Fund Holdings and its indirect owners,

including KKR, to bear the rewards and risk of such ownership of KFN common shares after such KFN common shares cease to be publicly traded.

        The KKR Participants believe that the transaction structure of the merger is preferable to other structures because it will enable Fund Holdings to acquire all of the outstanding KFN common shares at one time, while allowing the unaffiliated KFN common shareholders to participate and share in the potential future profits of KKR, including future profits related to KKR's indirect ownership interest in KFN's assets.

        The KKR Participants' reasons for entering into the merger at this time include that KKR is continually exploring potential transactions that would enhance unitholder value relative to the status quo and that:

  •
  KKR believes KFN is a specialty finance business with a complementary and known portfolio of assets and an attractive capital structure;

  •
  KKR expects to acquire additional balance sheet scale to support its growth initiatives, including (1) the further build-out of KKR's investment management strategies, (2) increased exposure to capital market transactions that KKR sources, (3) the accelerated growth of KKR's new businesses, and (4) the pursuit of inorganic growth opportunities; and

  •
  KKR believes that the merger would (1) accelerate KKR's balance sheet objectives, including the diversification of KKR's balance sheet holdings in addition to increasing their liquidity and yield, (2) increase the size and recurring component of KKR's distribution to KKR common unitholders, and (3) involve minimal integration risk, because KFN's assets are already managed by KKR.

        In addition, KKR's desire to acquire additional balance sheet scale and to diversify its balance sheet holdings, along with the other goals noted above, is more readily achievable at this time given the market's current valuation of KKR's present and potential future earnings streams.

Opinion of the Financial Advisor to KKR

        Goldman Sachs rendered its opinion to the board of directors of KKR Management LLC, which is referred to in this proxy statement/prospectus as KKR's managing partner, that, as of December 16, 2013 and based upon and subject to the factors and assumptions set forth therein, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to KKR.

        The full text of the written opinion of Goldman Sachs, dated December 16, 2013, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this proxy statement/prospectus. Goldman Sachs provided its opinion for the information and assistance of the board of directors of KKR's managing partner in connection with its consideration of the transaction.

        In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

  •
  the merger agreement;

  •
  KKR's Registration Statement on Form S-1, including the prospectus contained therein dated September 16, 2010 relating to the initial public offering of KKR common units;

  •
  annual reports to unitholders or shareholders and Annual Reports on Form 10-K of KKR for the three years ended December 31, 2012 and of KFN for the five years ended December 31, 2012;

  •
  certain interim reports to unitholders or shareholders and Quarterly Reports on Form 10-Q of KKR and KFN;

  •
  certain other communications from KKR and KFN to their respective unitholders or shareholders;

  •
  certain publicly available research analyst reports for KKR and KFN;

  •
  certain financial analyses and forecasts for KFN prepared by its management;

  •
  certain internal financial analysis and forecasts for KKR prepared by its management for the fourth quarter of 2013, certain financial analyses and forecasts for KKR prepared by research analysts and certain financial analyses and forecasts for KFN prepared by the management of KKR, in each case, as approved for Goldman Sachs' use by KKR, which are referred to in this proxy statement/prospectus as the Forecasts; and

  •
  certain cost savings and operating synergies projected by the management of KKR to result from the transaction, as approved for Goldman Sachs' use by KKR, which are referred to in this proxy statement/prospectus as the Synergies.

        Goldman Sachs also held discussions with members of the senior managements of KKR and KFN regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction and the past and current business operations, financial condition, and future prospects of their respective companies; reviewed the reported price and trading activity for KKR common units and KFN common shares; compared certain financial and stock market information for KKR and KFN with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the permanent capital industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

        For purposes of rendering the opinion described above, Goldman Sachs, with KKR's consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, Goldman Sachs, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with KKR's consent that the Forecasts and the Synergies are reasonable and reflect the best currently available estimates and judgments of the management of KKR. Goldman Sachs did not make an independent evaluation (except for certain valuations of the CLO assets of KFN) or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of KKR or KFN or any of their respective subsidiaries and Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the transaction will be obtained without any adverse effect on KKR or KFN or on the expected benefits of the transaction in any way meaningful to its analysis. Goldman Sachs has also assumed that the transaction will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

        Goldman Sachs' opinion does not address the underlying business decision of KKR to engage in the transaction or the relative merits of the transaction as compared to any strategic alternatives that may be available to KKR; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs' opinion addresses only the fairness from a financial point of view, as of the date of the opinion, of the exchange ratio pursuant to the merger agreement. Goldman Sachs' opinion does not express any view on, and does not address, any other term or aspect of the merger agreement or the transaction or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the transaction, including, without limitation, the fairness of the transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, or other constituencies of KKR; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of KKR or KFN, or any class of such persons, in connection with the transaction, whether relative to the exchange ratio pursuant to the merger agreement or otherwise. Goldman Sachs does not express any opinion as to the prices at which KKR common units will trade at any time or as to the impact of the transaction on the solvency or viability of KKR or KFN or the ability of KKR or KFN to pay its obligations when they come due. Goldman Sachs' opinion was necessarily based on economic, monetary market and other conditions, as in effect on, and the information made available to it as of the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs' advisory services and its opinion were provided for the information and assistance of the board of directors of KKR's managing partner, in connection with its consideration of the transaction. Goldman Sachs' opinion was approved by a fairness committee of Goldman Sachs.

        The following is a summary of the material financial analyses delivered by Goldman Sachs to the board of directors of KKR's managing partner in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs' financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 13, 2013 (the last trading day prior to the date of the merger agreement), and is not necessarily indicative of current market conditions.

Stand-alone Financial Analysis of KFN

Historical Stock Trading Analysis

        Goldman Sachs reviewed the historical trading prices and volumes for KFN common shares for the five-year period ended December 13, 2013. Goldman Sachs also reviewed the historical ratio of the daily closing market price of KFN common shares to the daily closing market price of KKR common units for the three-year period ended December 13, 2013 and the historical ratio of the daily closing market price of KFN common shares to the book value per KFN common share for the five-year period ended December 13, 2013.

        Goldman Sachs analyzed the $12.74 implied value of the consideration, based on the closing market price of KKR common units as of December 13, 2013, to be paid per KFN common share pursuant to the merger agreement in relation to the current (last trading day prior to the announcement of the merger), 20 trading day volume weighted average, 30 trading day average and 52 week high closing market prices of KFN common shares.

        This analysis indicated that the $12.74 implied value of the consideration to be paid per KFN common share pursuant to the merger agreement represented:

  •
  a premium of 33.7% to the closing market price of KFN common shares on December 13, 2013;

  •
  a premium of 34.3% to the volume weighted average closing market price of KFN common shares over the 20 trading day period ended December 13, 2013;

  •
  a premium of 33.9% to the average closing market price of KFN common shares over the 30 trading day period ended December 13, 2013; and

  •
  a premium of 9.6% to the high closing market price of KFN common shares over the 52 week period ended December 13, 2013.

Selected Companies Analysis

        Goldman Sachs reviewed and compared certain financial and stock market information, ratios and public market multiples for KFN to corresponding financial and stock market information, ratios and public market multiples for the following publicly traded externally managed business development companies, which are referred to in this proxy statement/prospectus as the KFN selected companies:

  •
  Ares Capital Corporation

  •
  Prospect Capital Corporation

  •
  Apollo Investment Corporation

  •
  Fifth Street Finance Corp.

  •
  Solar Capital Ltd.

  •
  PennantPark Investment Corporation

  •
  Golub Capital BDC, Inc.

  •
  Blackrock Kelso Capital Corporation

  •
  New Mountain Finance Corporation

  •
  Medley Capital Corporation

  •
  THL Credit, Inc.

  •
  TICC Capital Corp.

  •
  MVC Capital, Inc.

  •
  Fidus Investment Corporation

  •
  GSV Capital Corp.

  •
  Solar Senior Capital Ltd.

  •
  PennantPark Floating Rate Capital Ltd.

  •
  Gladstone Investment Corporation

  •
  Gladstone Capital Corporation

  •
  Stellus Capital Investment Corporation

  •
  NGP Capital Resources Company

  •
  Horizon Technology Finance Corporation

        Although none of the KFN selected companies is directly comparable to KFN, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of KFN.

        The financial and stock market information, ratios and public market multiples for KFN and the KFN selected companies were based on information Goldman Sachs obtained from publicly available historical data and Institutional Brokers' Estimate System, or "IBES," estimates. The multiples and ratios were calculated using the applicable closing market prices as of December 13, 2013. The multiples and ratios of KFN and each of the KFN selected companies were based on the most recent publicly available information. With respect to KFN and the KFN selected companies, Goldman Sachs calculated:

  •
  the closing market price as a percentage of the high closing market price over the 52 week period ended December 13, 2013;

  •
  the ratio of the closing market price to the book value per share as of the latest fiscal quarter; and

  •
  the annualized dividend yield.

        The results of these analyses are summarized as follows:

	Median of KFN Selected Companies	KFN
% of 52 week high	93.1%	79.9%
Price / Book Value	1.02x	0.91x
Annualized Dividend Yield	9.2%	9.2%

Illustrative Dividend Discount Analysis

        Goldman Sachs performed an illustrative dividend discount analysis on KFN on a stand-alone basis using KFN's projected dividends set forth in the Forecasts to calculate a range of implied values per KFN common share. Goldman Sachs calculated illustrative terminal values for KFN in the year 2018 by applying illustrative price-to-book value multiples ranging from 0.80x to 1.25x to KFN's projected book value in the year 2018 per the Forecasts. These illustrative price-to-book multiples were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical trading data and the current price-to-book multiple for KFN and the KFN selected companies. Goldman Sachs then discounted KFN's estimated dividends for the fourth quarter of 2013 and each of the calendar years 2014 through 2018 and illustrative terminal values to derive illustrative present values of equity as of September 30, 2013 by assuming mid-year convention. Goldman Sachs used a range of discount rates from 8.0% to 11.0%, representing estimates of KFN's cost of equity. Goldman Sachs then divided such illustrative present values by the number of KFN common shares on a fully diluted basis as of September 30, 2013 to calculate the illustrative per-share equity values. This resulted in a range of implied values of KFN common shares from $9.13 to $13.74 per share.

Stand-alone Financial Analysis of KKR

Illustrative Dividend Discount Analysis

        Goldman Sachs performed an illustrative dividend discount analysis on KKR on a stand-alone basis using KKR's projected after-tax distributed earnings set forth in the Forecasts to calculate a range of implied values per KKR common unit. Goldman Sachs also calculated illustrative terminal values for KKR in the year 2015 by applying illustrative last-twelve-months distributed earnings exit multiples ranging from 16.0x to 22.0x to KKR's projected last-twelve-months distributed earnings in the year 2015 per the Forecasts. These illustrative last-twelve-months distributed earnings exit multiples were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical trading data and the last-twelve-months distributed earnings multiple for KKR and selected companies which exhibited similar business characteristics to KKR , which are referred to in this proxy statement/prospectus as the KKR selected companies. Goldman Sachs then discounted KKR's estimated after-tax distributed earnings from the fourth quarter of 2013 and each of the calendar years 2014 and 2015 and illustrative terminal values to illustrative present values of equity as of September 30, 2013 by assuming mid-year convention. Goldman Sachs used a range of discount rates from 11.5% to 13.0% representing estimates of KKR's cost of equity. Goldman Sachs then divided such illustrative present values of equity by the number of KKR common units on a fully diluted basis as of September 30, 2013 to calculate the illustrative per-share equity values. This resulted in a range of implied equity values of KKR common units from $21.02 to $28.65 per unit.

Illustrative Sum-of-the-Parts Analysis

        Goldman Sachs performed an illustrative sum-of-the-parts analysis to calculate a range of illustrative equity values of KKR on a stand-alone basis by adding illustrative values of (1) KKR's book value (for purposes of this section of this proxy statement/prospectus, such term is as defined in the 10-Q for the most recent fiscal quarter prior to announcement of the transaction, which differs from KKR's total partners' capital used elsewhere in this proxy statement/prospectus on a GAAP basis primarily as a result of the exclusion of ownership interests attributable to KKR Holdings), (2) KKR's future fee-related earnings and (3) KKR's future net carried interest. Goldman Sachs calculated the illustrative value of KKR's book value by applying a book value multiple of 1.0x to KKR's book value as of September 30, 2013. Goldman Sachs calculated illustrative values of KKR's future fee-related earnings by applying illustrative fee-related earnings multiples ranging from 15.0x to 17.0x to KKR's projected after-tax fee-related earnings for the year 2014 per the Forecasts. Goldman Sachs calculated illustrative values of KKR's future net carried interest by applying illustrative net carried interest multiples ranging from 5.0x to 9.0x to KKR's projected after-tax net carried interest for the year 2014 per the Forecasts. The illustrative book value multiple, fee-related earnings multiples and net carried interest multiples were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical trading data and Wall Street analysts' estimates of book multiples, fee-related earnings multiples and net carried interest multiples, respectively, for the year 2014 for KKR and the KKR selected companies. This resulted in a range of implied values of KKR common units from $22.65 to $27.72 per unit.

Pro Forma Financial Analysis of the Combined Company

Contribution Analysis

        Goldman Sachs calculated the illustrative pro forma relative contributions of KKR and KFN to the combined company with respect to certain financial metrics using the Forecasts for KKR and KFN for 2014 and 2015. Associated pro forma equity ownership was derived from the relative contributions based on the total number of KKR common units and KKR Group Partnership units outstanding on a fully diluted basis as of September 30, 2013 and KKR common units to be issued in connection with the merger based on KFN common shares outstanding on a fully diluted basis as of September 30,

2013, and the exchange ratio of 0.51 KKR common units for each KFN common share. The following table sets forth the results of this analysis:

Pro Forma Contribution Analysis
($ in millions)
Income Statement (After-tax)

	KKR		KFN
	$	%	$	%	Total
2014
Fee Related Earnings	$358	100.0%	$0	0.0%	$358
Incentive Earnings	728	100.0	0	0.0	728
Investment Earnings	696	76.0	220	24.0	916

Economic Net Income	$1,782	89.0%	$220	11.0%	$2,002
Distributed Earnings	$944	85.6%	$159	14.4%	$1,103
2015
Fee Related Earnings	$402	100.0%	$0	0.0%	$402
Incentive Earnings	842	100.0	0	0.0	842
Investment Earnings	747	74.8	252	25.2	999

Economic Net Income	$1,990	88.8%	$252	11.2%	$2,242
Distributed Earnings	$1,072	85.1%	$188	14.9%	$1,260

Balance Sheet

	KKR		KFN
	$	%	$	%	Total
30-Sep-2013
Book Value	$7,208	77.2%	$2,133	22.8%	$9,341

	KKR Common Unitholders		KFN Common Shareholders
Pro Forma Ownership	(in millions)%		(in millions)%		Total
30-Sep-2013
Common Units/Shares Outstanding	715.8	87.2%	105.1	12.8%	820.9

Accretion/(Dilution) Analysis

        Goldman Sachs performed an accretion/dilution analysis of the illustrative pro forma financial effect of the proposed transaction on KKR's estimated after-tax distributed earnings using the Forecasts for KKR and KFN for the years 2014 and 2015 and taking into account the Synergies, and assuming a transaction date of December 31, 2013 and transaction fees of approximately $40 million per KKR management. The analysis indicated that the transaction would have an accretive illustrative pro forma financial effect on the after-tax distributed earnings of KKR for the years 2014 and 2015 in the amounts of $0.11 (or 7.8%) and $0.11 (or 7.6%), respectively.

Illustrative Sum-of-the-Parts Analysis

        Goldman Sachs performed a sum-of-the-parts analysis to calculate a range of illustrative equity values of the combined company on a pro forma basis, based upon the Forecasts and Synergies, by adding illustrative values of (1) the combined company's book value, (2) the combined company's future fee-related earnings and (3) the combined company's future net carried interest. Goldman Sachs calculated the illustrative value of the combined company's book value by applying a book value multiple of 1.0x to the combined company's book value as of September 30, 2013. Goldman Sachs calculated illustrative values of the combined company's future fee-related earnings by applying illustrative fee-related earnings multiples ranging from 15.0x to 17.0x to the combined company's projected after-tax fee-related earnings for the year 2014 per the Forecasts, taking into account the Synergies. Goldman Sachs calculated illustrative values of the combined company's future net carried interest by applying illustrative net carried interest multiples ranging from 5.0x to 9.0x to the combined company's projected after-tax net carried interest for the year 2014 per the Forecasts, taking into account the Synergies. The illustrative book value multiple, illustrative fee-related earnings multiples and illustrative net carried interest multiples for the combined company were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical trading data and Wall Street analysts' estimates of book value multiples, fee-related earnings multiples and net carried interest multiples for the year 2014 for KKR and the KKR selected companies. This resulted in a range of implied values of common units of the combined company from $21.68 to $26.01 per unit.

Analysis at Various Prices

        Based on the Forecasts for KKR and KFN in the years 2014 and 2015, the Synergies, and an illustrative range of pro forma prices for common units of the combined company ranging from $22.00 per share to $28.00 per share, Goldman Sachs calculated (i) the implied 2014E and 2015E after-tax economic net income multiple based on projected pro forma after-tax economic net income for the combined company for 2014 and 2015, respectively, and (ii) the implied 2014E and 2015E after-tax distributed earnings multiple based on projected pro forma after-tax distributed earnings for the combined company for 2014 and 2015, respectively. The following table sets forth the results of this analysis:

Pro Forma Analysis at Various Prices
($ millions, except per share data)

Pro forma KKR common unit price	$22.00	$24.00	$26.00	$28.00
Premium to current unit price ($24.98)	(11.9)%	(3.9)%	4.1%	12.1%

Accretion / (Dilution)	Pro Forma KKR Metric
After-tax economic net income ($)
2014E	$2.43	9.1x	9.9x	10.7x	11.5x

2015E	2.68	8.2	9.0	9.7	10.4
After-tax distributed earnings ($)
2014E	$1.46	15.1x	16.4x	17.8x	19.2x

2015E	$1.63	13.5	14.7	15.9	17.1

Illustrative Dividend Discount Analysis

        Goldman Sachs performed an illustrative dividend discount analysis of the combined company on a pro forma basis using KKR's projected after-tax distributed earnings and KFN's projected dividends set forth in the Forecasts and taking into account the Synergies to calculate a range of implied values per common unit of the combined company. Goldman Sachs calculated illustrative terminal values for the combined company in the year 2015 by applying illustrative last-twelve-months distributed earnings exit multiples ranging from 16.0x to 22.0x to the combined company's projected last-twelve-months distributed earnings in the year 2015 per the Forecasts. These illustrative last-twelve-months distributed earnings exit multiples were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical trading data and the last-twelve-months distributed earnings multiple for KKR and the KKR selected companies. Goldman Sachs then discounted the combined company's estimated after-tax distributed earnings from the fourth quarter of 2013 and each of the calendar years 2014 and 2015 and illustrative terminal values to illustrative present values of equity as of September 30, 2013 by assuming mid-year convention. Goldman Sachs used a range of discount rates from 11.5% to 13.0%, representing estimates of the combined company's cost of equity. Goldman Sachs then divided such illustrative present values of equity by the number of common units of the combined company outstanding on a fully diluted basis as of September 30, 2013 (based on the total number of KKR common units and KKR Group Partnership units outstanding on a fully diluted basis as of September 30, 2013 and KKR common units to be issued in connection with the merger based on KFN common shares outstanding on a fully diluted basis as of September 30, 2013, and the exchange ratio of 0.51 KKR common units for each KFN common share) to calculate the illustrative per-share equity values. This resulted in a range of implied equity values of KKR common units from $22.46 to $30.70 per unit.

Illustrative Dividend Discount-Based Contribution Analysis

        Goldman Sachs then calculated the implied pro forma ownership of KKR common unitholders in the combined company by comparing illustrative present values of equity of KFN on a stand-alone basis to illustrative present values of equity of the combined company on a pro forma basis, based on the Forecasts and taking into account the Synergies. Goldman Sachs performed illustrative dividend discount analyses of KFN and the combined company as described above under "—Stand-alone Financial Analysis of KFN—Illustrative Dividend Discount Analysis" and "—Pro Forma Financial Analysis of the Combined Company—Illustrative Dividend Discount Analysis," respectively, except that Goldman Sachs used a discount rate of 12.4% for the combined company and 9.0% for KFN, which represents an illustrative cost of equity for the pro forma combined company and KFN, respectively. Goldman Sachs then subtracted the illustrative present values of equity of KFN on a stand-alone basis from the illustrative present values of equity of the combined company on a pro forma basis to obtain illustrative present values of equity of KKR on a stand-alone basis. This resulted in a range of implied pro forma ownership of KKR common unitholders in the combined company from 85.5% to 91.8%, as compared to the pro forma ownership of KKR common unitholders in the combined company of 87.2% based on the total number of KKR common units and KKR Group Partnership units outstanding on a fully diluted basis as of September 30, 2013 and KKR common units to be issued in connection with the merger based on KFN common shares outstanding on a fully diluted basis as of September 30, 2013, and the exchange ratio of 0.51 KKR common units for each KFN common share.

Miscellaneous

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to KKR or KFN or the contemplated transaction.

        Goldman Sachs prepared these analyses for purposes of Goldman Sachs' providing its opinion to the board of directors of KKR's managing partner as to the fairness from a financial point of view of the exchange ratio pursuant to the merger agreement These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of KKR, KFN, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

        The exchange ratio was determined through arm's-length negotiations between KKR and KFN and was approved by the board of directors of KKR's managing partner. Goldman Sachs provided advice to KKR during these negotiations. Goldman Sachs did not, however, recommend any specific exchange ratio to KKR or the board of directors of KKR's managing partner or that any specific exchange ratio constituted the only appropriate exchange ratio for the transaction.

        As described above, Goldman Sachs' opinion to the board of directors of KKR's managing partner was one of many factors taken into consideration by the board of directors of KKR's managing partner in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with its opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex C to this proxy statement/prospectus.

        Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities, Goldman Sachs and its affiliates and employees, and funds or other entities in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of KKR and its portfolio companies, KFN and any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transaction for the accounts of Goldman Sachs and its affiliates and employees and their customers. Goldman Sachs acted as financial advisor to KKR in connection with, and participated in certain of the negotiations leading to, the transaction. Goldman Sachs expects to receive fees for its services in connection with the transaction, all of which are contingent upon consummation of the transaction, and KKR has agreed to reimburse Goldman Sachs' expenses arising, and indemnify Goldman Sachs against certain liabilities that may arise, out of Goldman Sachs' engagement. Goldman Sachs also has provided certain investment banking services to KKR and its affiliates and portfolio companies from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as joint book-running manager with respect to a public offering of 30,000,000 shares of common stock of Dollar General Corporation, which is referred to in this proxy statement/prospectus as Dollar General, a portfolio company of KKR, in June 2012; as joint book-running manager with respect to a public offering of 36,000,000 shares of common stock of Dollar General in September 2012; as joint book-running manager with respect to an offering of 6.5% senior notes due 2020 (aggregate principal amount $825,000,000) and 6.5% senior subordinated notes due 2020 (aggregate principal amount $800,000,000) of Biomet, Inc., a portfolio company of KKR, in September 2012; as joint book-running manager with respect to a public offering of 38,500,000 shares of common stock of Nielsen Holdings N.V., which is referred to in this proxy statement/prospectus as Nielsen, a portfolio company of KKR, in February 2013; as joint book-running manager with respect to a public offering of 30,000,000 shares of common stock of Dollar General in March 2013; as joint book-running manager with respect to a public offering of Dollar General's 1.875% senior notes due 2018 (aggregate principal amount $400,000,000) and Dollar General's 3.250% senior notes due 2023 (aggregate principal amount $900,000,000) in April 2013; and as joint book-running manager with respect to a public offering of 35,000,000 shares of common stock of Nielsen in May 2013. Goldman

Sachs may also in the future provide investment banking services to KKR, KFN and their respective affiliates and portfolio companies for which the Investment Banking Division of Goldman Sachs may receive compensation. During the two year period ended December 16, 2013, Goldman Sachs has not been engaged by KFN or its subsidiaries to provide financial advisory or underwriting services for which the Investment Banking Division of Goldman Sachs has received compensation. Goldman Sachs may also in the future provide investment banking services to KKR, KFN and their respective affiliates and portfolio companies for which the Investment Banking Division of Goldman Sachs may receive compensation. Affiliates of Goldman Sachs also may have co-invested with KKR and its affiliates from time to time and may have invested in limited partnership units of affiliates of KKR from time to time and may do so in the future.

        The board of directors of KKR's managing partner selected Goldman Sachs as financial advisor to KKR because Goldman Sachs is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transaction. Pursuant to a letter agreement dated December 13, 2013, KKR, KKR's managing partner and Kohlberg Kravis Roberts & Co. L.P. engaged Goldman Sachs to act as financial advisor to KKR in connection with the contemplated transaction. Pursuant to the terms of this engagement letter, KKR has agreed to pay Goldman Sachs a transaction fee of $5 million, all of which is payable upon consummation of the transaction. In addition, KKR has agreed to reimburse Goldman Sachs for its expenses, including attorneys' fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Other Presentations by Goldman Sachs

        In addition to the presentation delivered to the board of directors of KKR's managing partner on December 16, 2013, as described above, Goldman Sachs also delivered presentations to the board of directors of KKR's managing partner or the management of KKR dated as of October 17, 2013, October 29, 2013, November 6, 2013, November 25, 2013, December 10, 2013 and December 15, 2013. Copies of these presentations have been filed as exhibits to the Schedule 13E-3 filed with the SEC in connection with the transaction and will be made available for inspection and copying at the principal executive offices of KKR during its regular business hours by any interested holder of KKR common units. Copies may be obtained by requesting them in writing from KKR at the address provided in the section titled "Where You Can Find More Information" beginning on page 221 of this proxy statement/prospectus.

        None of these presentations by Goldman Sachs, alone or together, constitute, or form the basis of, an opinion of Goldman Sachs with respect to the exchange ratio pursuant to the merger agreement. Information contained in these other presentations is substantially similar to the information provided in Goldman Sachs' presentation to the board of directors of KKR's managing partner on December 16, 2013, as described above. The October 17, 2013 presentation contained an analysis of potential balance sheet adjustments, market performance analysis, selected companies analysis, selected transactions analysis, shareholder analysis and analyses of the pro forma impact of the acquisition on KKR's credit rating and on various financial metrics. The October 29, 2013 presentation contained an analysis of KKR raising equity and acquiring assets in the open market as an alternative to an acquisition of KFN. The November 6, 2013 presentation contained a discussion of capital markets-related considerations in connection with raising balance sheet capital from selected alternative sources. The November 25, 2013 presentation contained a comparison of the investor bases comprising KFN and KKR and a discussion of possible reactions of KFN shareholders and KKR common unitholders to the contemplated transaction. The December 10, 2013 presentation contained an illustrative sensitivity analyses with respect to the value of CLOs and optimal call dates, in each case based on underlying portfolio assumptions.

        The financial analyses and other information in these presentations were based on market, economic and other conditions as of their respective dates as well as other information that was available at those times. Accordingly, the results of the financial analyses and other information differed due to changes in those conditions. Among other things, multiples attributable to selected companies changed as those companies' stock prices changed, and implied transaction multiples changed as KKR's and KFN's financial results (as well as the Forecasts) changed. Finally, Goldman Sachs continued to refine various aspects of its financial analyses with respect to KKR and KFN over time.

Opinion of the Financial Advisor to the Conflicts Committee of KKR's Managing Partner

        On December 16, 2013, Lazard rendered its oral opinion, subsequently confirmed in writing, to the independent directors constituting the conflicts committee of the board of directors of KKR's managing partner, that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the exchange ratio was fair, from a financial point of view, to KKR.

        The full text of Lazard's written opinion, dated December 16, 2013, which sets forth the assumptions made, procedures followed, factors considered and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, is attached to this proxy statement/prospectus as Annex D and is incorporated into this proxy statement/prospectus by reference. The description of Lazard's opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of Lazard's written opinion attached as Annex D. You are encouraged to read Lazard's opinion and this section carefully and in their entirety.

        Lazard's opinion was directed solely to the independent directors constituting the conflicts committee of the board of directors of KKR's managing partner in connection with their evaluation of the transactions contemplated by the merger agreement and only addressed the fairness, from a financial point of view, of the exchange ratio to KKR. Lazard's opinion was not intended to, and does not constitute, a recommendation to any shareholder as to how such shareholder should vote or act with respect to the merger or any matter relating thereto. Lazard's opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of Lazard's opinion. Lazard did not express any opinion as to the prices at which KKR common units or KFN common shares may trade at any time subsequent to the announcement of the merger. Lazard was retained only to provide its opinion and was not involved in the negotiation of the terms of the merger. Lazard's opinion did not address the relative merits of the merger as compared to any other transaction or business strategy in which KKR might engage or the merits of the underlying decision by KKR to engage in the merger.

        The following is a summary of Lazard's opinion. You are encouraged to read Lazard's written opinion carefully in its entirety.

        In connection with its opinion, Lazard:

  •
  reviewed the financial terms and conditions of the merger agreement;

  •
  reviewed certain publicly available historical business and financial information relating to KFN and KKR;

  •
  reviewed various financial forecasts and other data provided to Lazard by KFN and KKR relating to the business of KFN and certain limited financial forecasts and various other data provided to Lazard by KKR relating to the business of KKR and also reviewed certain publicly available financial forecasts relating to the business of KFN and KKR;

  •
  held discussions with members of the senior managements of KFN and KKR's managing partner with respect to the businesses and prospects of KFN and KKR, respectively, and reviewed certain synergies and other benefits anticipated by the management of KKR's managing partner to be realized from the merger;

  •
  reviewed public information with respect to certain other companies in lines of business Lazard believed to be generally relevant in evaluating the businesses of KFN and KKR, respectively;

  •
  reviewed the financial terms of certain business combinations involving companies in lines of business Lazard believed to be generally relevant in evaluating the businesses of KFN and KKR, respectively;

  •
  reviewed historical prices and trading volumes of KFN common shares and KKR common units;

  •
  reviewed the potential pro forma financial impact of the merger on KKR based on the financial forecasts referred to above relating to KFN and KKR; and

  •
  conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

        Lazard assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. Lazard did not conduct any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of KFN or KKR or concerning the solvency or fair value of KFN or KKR, and Lazard was not furnished with any such valuation or appraisal. Management of KKR's managing partner advised Lazard that (i) financial forecasts prepared by KKR with respect to the future financial performance of KFN reflected the best currently available estimates and judgments of the anticipated future financial performance of KFN and (ii) publicly available forecasts with respect to KKR reflected the best currently available estimates and judgments of the anticipated future financial performance of KKR. Accordingly, with the consent of the independent directors constituting the conflicts committee of the board of directors of KKR's managing partner, for purposes of Lazard's analysis of KFN and KKR, Lazard utilized such financial forecasts. Lazard assumed, with the consent of the independent directors constituting the conflicts committee of the board of directors of KKR's managing partner, that the financial forecasts utilized in Lazard's analyses, including those related to synergies and other benefits, had been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of KFN and KKR, respectively. Lazard assumed no responsibility for and expressed no view as to any such forecasts or the assumptions on which they were based.

        In rendering its opinion, Lazard assumed, with the consent of the independent directors constituting the conflicts committee of the board of directors of KKR's managing partner, that the merger will be consummated on the terms described in the merger agreement, without any waiver or modification of any material terms or conditions. Lazard also assumed, with the consent of the independent directors constituting the conflicts committee of the board of directors of KKR's managing partner, that obtaining the necessary governmental, regulatory or third party approvals and consents for the merger will not have an adverse effect on KKR, KFN or the merger. Lazard did not express any opinion as to any tax or other consequences that might result from the merger, nor did Lazard's opinion address any legal, tax, regulatory or accounting matters, as to which Lazard understood that the independent directors constituting the conflicts committee of the board of directors of KKR's managing partner obtained such advice as they deemed necessary from qualified professionals. Lazard expressed no view or opinion as to any terms or other aspects (other than the exchange ratio to the extent expressly specified in its opinion) of the merger, including, without limitation, the form or structure of the merger or any agreements or arrangements entered into in connection with, or contemplated by, the merger. In addition, Lazard expressed no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the merger, or class of such persons, relative to the exchange ratio or otherwise.

        The following is a brief summary of the material financial analyses and reviews that Lazard deemed appropriate in connection with rendering its opinion. The brief summary of Lazard's analyses and reviews provided below is not a complete description of the analyses and reviews underlying Lazard's opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of analysis and review and the application of those methods to particular circumstances, and, therefore, is not readily susceptible to summary description. Considering selected portions of the analyses and reviews or the summary set forth below, without considering the analyses and reviews as a whole, could create an incomplete or misleading view of the analyses and reviews underlying Lazard's opinion.

        In arriving at its opinion, Lazard considered the results of all of its analyses and reviews and did not attribute any particular weight to any factor, analysis or review considered by it; rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses and reviews.

        For purposes of its analyses and reviews, Lazard considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of KKR and KFN. No company, business or transaction used in Lazard's analyses and reviews as a comparison is identical to KKR, KFN, or the transactions contemplated by the merger agreement, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions used in Lazard's analyses and reviews. The estimates contained in Lazard's analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Lazard's analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Lazard's analyses and reviews are inherently subject to substantial uncertainty.

        The summary of the analyses and reviews provided below includes information presented in tabular format. In order to fully understand Lazard's analyses and reviews, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Lazard's analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Lazard's analyses and reviews.

        Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 16, 2013 and is not necessarily indicative of current market conditions.

KFN Analyses

KFN Selected Comparable Companies Analysis

        Lazard reviewed and analyzed the following public companies that it viewed as reasonably comparable to KFN: (i) selected externally managed business development companies, or "BDCs," (ii) selected internally managed BDCs, (iii) selected commercial mortgage real estate investment trusts, or "REITs," and (iv) selected residential mortgage REITs. Although none of the selected companies is directly comparable to KFN, the companies included are publicly traded companies with operations and/or other criteria, such as lines of business, markets, business risks and size and scale of business, which for purposes of analysis Lazard considered relevant. Specifically, Lazard compared KFN to the following public companies:

  •
  Externally managed BDCs:

  •
  Ares Capital Corporation

  •
  Prospect Capital Corporation

  •
  Apollo Investment Corporation

  •
  Fifth Street Finance Corp.

  •
  Solar Capital Ltd.

  •
  PennantPark Investment Corporation

  •
  BlackRock Kelso Capital Corporation

  •
  MVC Capital, Inc.

  •
  Gladstone Investment Corporation

  •
  Gladstone Capital Corporation

  •
  Internally managed BDCs:

  •
  Onex Corporation

  •
  American Capital, Ltd.

  •
  Main Street Capital Corporation

  •
  Triangle Capital Corporation

  •
  MCG Capital Corporation

  •
  Commercial mortgage REITs:

  •
  Starwood Property Trust, Inc.

  •
  Newcastle Investment Corp.

  •
  Colony Financial, Inc.

  •
  iStar Financial Inc.

  •
  Blackstone Mortgage Trust, Inc.

  •
  Resource Capital Corp.

  •
  RAIT Financial Trust

  •
  Apollo Commercial Real Estate Finance, Inc.

  •
  Ares Commercial Real Estate Corporation

  •
  Arbor Realty Trust, Inc.

  •
  Resource America, Inc.

  •
  BRT Realty Trust

  •
  Residential Mortgage REITs:

  •
  Annaly Capital Management, Inc.

    •
    American Capital Agency Corp.

    •
    Two Harbors Investment Corp.

    •
    Chimera Investment Corporation

    •
    MFA Financial, Inc.

    •
    Invesco Mortgage Capital Inc.

    •
    Hatteras Financial Corp.

    •
    New Residential Investment Corp.

    •
    PennyMac Mortgage Investment Trust

    •
    Redwood Trust, Inc.

    •
    ARMOUR Residential REIT, Inc.

    •
    CYS Investments, Inc.

    •
    Capstead Mortgage Corporation

    •
    American Capital Mortgage Investment Corp.

    •
    Anworth Mortgage Asset Corporation

    •
    Apollo Residential Mortgage, Inc.

    •
    New York Mortgage Trust, Inc.

    •
    Dynex Capital, Inc.

    •
    Arlington Asset Investment Corp.

        In performing these analyses, Lazard reviewed and analyzed certain publicly available financial information, implied multiples and market trading data relating to the selected comparable companies and compared such information to the corresponding information for KFN. Lazard calculated and compared, among other things, (i) the ratio of each company's December 13, 2013 share price to its calendar year 2013 and 2014 estimated GAAP earnings per share, or "P/E," (ii) the ratio of each company's December 13, 2013 share price to its latest available GAAP book value or net asset value per share, as applicable, or "P/BV," and (iii) each company's estimated dividend yield for the calendar years 2013 and 2014. The calendar year 2013 and 2014 estimated GAAP earnings per share and estimated dividend yield for the selected companies and used by Lazard in its analysis were based on the median of FactSet consensus analyst estimates. The latest available GAAP book value per share for the selected companies and used by Lazard in its analysis was based on company filings and publicly available information. Lazard also calculated corresponding financial multiples and ratios for KFN, on the basis of KFN projections based on the median of FactSet consensus analyst estimates, which are referred to in to in this proxy statement/prospectus as KFN consensus estimates. The metrics observed by Lazard are summarized in the following table:

	P/E			Dividend Yield
	2013E	2014E	P/BV	2013E	2014E
Externally Managed BDCs
High	12.0x	16.9x	1.12x	12.1%	11.9%
Mean	10.3x	11.0x	0.98x	9.3%	9.3%
Median	10.7x	10.6x	1.02x	9.2%	9.3%
Low	7.8x	8.8x	0.80x	4.1%	5.9%
Internally Managed BDCs
High	18.2x	14.1x	1.75x	11.2%	11.2%
Mean	14.2x	12.4x	1.22x	6.9%	6.8%
Median	14.2x	13.1x	1.13x	8.0%	7.8%
Low	10.3x	9.5x	0.75x	0.3%	0.3%
Commercial Mortgage REITs
High	28.8x	13.7x	1.91x	13.7%	13.7%
Mean	12.5x	9.0x	1.16x	8.1%	8.9%
Median	13.2x	10.9x	1.07x	7.8%	8.6%
Low	8.1x	8.6x	0.68x	2.3%	7.0%
Residential Mortgage REITs
High	11.9x	11.4x	1.27x	23.1%	16.4%
Mean	8.0x	8.2x	0.90x	14.4%	12.3%
Median	7.7x	8.0x	0.85x	14.7%	12.0%
Low	4.8x	6.0x	0.71x	6.1%	6.8%
KFN Consensus Estimates	7.6x	9.0x	0.91x	9.2%	9.2%

        Lazard primarily focused on externally managed BDCs, given their greater operational comparability to KFN, relative to internally managed BDCs and commercial and residential REITs also considered in this analysis. Based on this analysis of the relevant metrics for the comparable companies and KFN and on Lazard's professional judgment, Lazard selected reference ranges of (i) 7.6x to 10.7x and 9.0x to 10.6x for P/E of the selected companies for the calendar years 2013 and 2014, respectively, (ii) 0.91x to 1.02x for P/BV of the selected companies, and (iii) 8.0% to 10.0% for estimated dividend yield of the selected companies for each of the calendar years 2013 and 2014. Lazard applied such ranges, respectively, to (1) estimated GAAP earnings of KFN for the calendar years 2013 and 2014, as included in the KFN projections based on internal KKR modeling derived in part from KFN's management's recently prepared strategic plan, which are referred to in this proxy statement/prospectus as the KFN management estimates), (2) GAAP book value of KFN as of September 30, 2013, and (3) estimated dividend yield of KFN for the calendar years 2013 and 2014, as included in the KFN management estimates. A summary of certain of the information included in KFN management's recently prepared strategic plan is set forth in the section of this proxy statement/prospectus titled "—KFN 2015 Projected Financial Information" beginning on page 109 of this proxy statement/prospectus. Based on the average of the results of the foregoing analysis, Lazard calculated a range of equity values per share for KFN of $9.23 to $11.42. Based on the KKR common unit price of $24.98 as of December 13, 2013, Lazard noted that such value range indicated a range of implied exchange ratios of 0.37x to 0.46x.

KFN Selected Precedent Transactions Analysis

        Lazard reviewed and analyzed certain publicly available financial information of target companies in selected precedent merger and acquisition transactions involving companies it viewed as relevant. In performing these analyses, Lazard analyzed certain financial information and transaction multiples relating to the target companies involved in the selected transactions and compared such information to the corresponding information for KFN.

        Lazard noted that there are limited or no recent target companies that are directly comparable to KFN. Although none of the selected precedent transactions or the companies party to such transactions is directly comparable to the transactions contemplated by the merger agreement or to KFN, all of the transactions were chosen because they involve transactions that, for purposes of analysis, may be considered relevant in evaluating the transactions contemplated by the merger agreement and/or involve targets that, for purposes of analysis, may be considered relevant. Lazard reviewed the following transactions involving (i) REITs and (ii) BDCs and real estate property:

REITs

Date Announced	Acquiror	Target	Price/BV
October 22, 2013	American Realty Capital Properties	Cole Real Estate	1.23x
June 3, 2013	Mid-America Apartment	Colonial Properties Trust	0.92x
May 28, 2013	American Realty Capital Properties	CapLease Inc.	1.17x
September 6, 2012	Realty Income Corp.	American Realty Capital Trust	1.13x
December 24, 2011	Ventas Inc.	Cogdell Spencer Inc.	0.80x
February 27, 2011	Ventas Inc.	Nationwide Health Properties	1.56x

BDCs and Real Estate Property

Date Announced	Acquiror	Target	Price/CY EPS	Price/BV
January 30, 2013	Annaly Capital Management Inc.	CreXus Investment Corp.	12.7x	1.09x
October 26, 2009	Ares Capital Corporation	Allied Capital Corp.	8.9x	0.46x

        For each of the transactions, Lazard calculated, among other things, (i) with respect to REITs, deal value as a multiple of GAAP book value or net asset value (as applicable) as of the latest period available prior to the announcement of the transaction, and (ii) with respect to BDCs and real estate property, deal value per share as a multiple of estimated earnings per share in the calendar year the transaction was announced (which we refer to as Price/CY EPS) and deal value as a multiple of GAAP book value as of the latest period available prior to the announcement of the transaction. Based on Lazard's analysis of the selected precedents and on Lazard's professional judgment, Lazard applied multiples of (1) 0.92x to 1.23x to GAAP book value of KFN as of September 30, 2013 and (2) 8.9x to 12.7x to estimated GAAP earnings of KFN for the calendar year 2013, as included in the KFN management estimates. Based on the average of the results of the foregoing analysis, Lazard calculated a range of equity values per share for KFN of $10.35 to $14.35. Based on the KKR common unit price of $24.98 as of December 13, 2013, Lazard noted that such value range indicated a range of implied exchange ratios of 0.41x to 0.57x.

KFN Dividend Discount Analysis

        Based on the KFN management estimates, Lazard performed a dividend discount analysis of KFN to calculate the estimated present value of the projected dividend distributions by KFN in the period from the fourth quarter of 2013 through 2018. Lazard also calculated estimated terminal values for KFN by applying a perpetual growth rate range of 0.0% to 2.0%. The projected dividend distributions and terminal values were discounted to present value using discount rates ranging from 8.5% to 9.5%. The discount rates applicable to KFN were based, among other things, on Lazard's judgment of the estimated range of discount rates based on an analysis of publicly traded BDCs. This analysis resulted in a range of equity values per share for KFN of $10.45 to $14.21. Based on the KKR common unit price of $24.98 as of December 13, 2013, Lazard noted that such value range indicated a range of implied exchange ratios of 0.42x to 0.57x.

Other Analyses

        The analyses and data relating to KFN described below were presented to the independent directors constituting the conflicts committee of the board of directors of KKR's managing partner merely for informational purposes.

  Other Analyses: KFN Historical Trading Analysis

        Lazard reviewed historical data with regard to the closing prices of KFN common shares for the 52-week period to and including December 13, 2013. During this period, the closing price of common shares of KFN ranged from a low of $9.11 to a high of $11.67 per share, which, based on the KKR common unit price of $24.98 as of December 13, 2013, indicates a range of implied exchange ratios of 0.36x to 0.47x.

  Other Analyses: KFN Analyst Price Targets Analysis

        Lazard reviewed five Wall Street research equity analyst per share target prices for KFN as of December 13, 2013, which target prices were released on October 24, 2013. The range of these target prices was $10.50 to $12.50, which, based on the KKR common unit price of $24.98 as of December 13, 2013, indicates a range of implied exchange ratios of 0.42x to 0.50x.

KKR Analyses

KKR Blended Earnings Selected Comparable Companies Analysis

        Lazard reviewed and analyzed selected public companies that it viewed as reasonably comparable to KKR. Although none of the selected companies is directly comparable to KKR, the companies included are publicly traded companies with operations and/or other criteria, such as lines of business, markets, business risks and size and scale of business, which for purposes of analysis Lazard considered relevant. Specifically, Lazard compared KKR to the following public companies:

  •
  The Blackstone Group L.P.

  •
  Apollo Global Management LLC

  •
  The Carlyle Group LP

  •
  Och-Ziff Capital Management Group LLC

  •
  Fortress Investment Group LLC

  •
  Oaktree Capital Group, LLC

        In performing these analyses, Lazard reviewed and analyzed certain publicly available financial information, implied multiples and market trading data relating to the selected comparable companies and compared such information to the corresponding information for KKR. Lazard calculated and compared, among other things, the ratio of each company's December 13, 2013 share or unit price to its (i) calendar year 2013 and 2014 per share or unit estimated economic net income, or "ENI," (ii) calendar year 2013 and 2014 per share estimated distributable cash earnings, or "DCE," and (iii) calendar year 2013 and 2014 estimated adjusted net income, or "ANI," in each case as applicable. The calendar year 2013 and 2014 estimated ENI, DCE and ANI per share or unit for the selected companies and used by Lazard in its analysis were based on the median of publicly available equity analyst estimates or FactSet consensus analyst estimates, if compiled by FactSet. Lazard also calculated the ratio of KKR's December 13, 2013 unit price to its calendar year 2013 and 2014 per unit estimated

ENI and DCE, on the basis of KKR projections based on the median of FactSet consensus analyst estimates, which are referred to in this proxy statement/prospectus as KKR consensus estimates. The metrics observed by Lazard are summarized in the following table:

	P/ENI*		P/DCE**		P/ANI***
	2013E	2014E	2013E	2014E	2013E	2014E
Selected Companies
High	13.3x	11.9x	19.4x	14.0x	9.3x	11.5x
Mean	10.8x	10.7x	12.1x	11.3x	—	—
Median	11.6x	10.7x	10.5x	11.0x	—	—
Low	6.8x	9.6x	7.1x	10.0x	—	—
KKR Consensus Estimates	10.2x	10.1x	14.1x	13.1x	—	—

*
P/ENI multiple calculated for The Blackstone Group L.P., Apollo Global Management LLC, The Carlyle Group LP and Oaktree Capital Group, LLC.

**
P/DCE multiple calculated for The Blackstone Group L.P., Apollo Global Management LLC, The Carlyle Group LP, Och-Ziff Capital Management Group LLC, Fortress Investment Group LLC and Oaktree Capital Group, LLC.

***
P/ANI multiple calculated for Oaktree Capital Group, LLC.

        Based on an analysis of the relevant metrics for each of the comparable companies and KKR and on Lazard's professional judgment, Lazard selected reference ranges of (i) 10.2x to 10.8x and 10.1x to 10.7x for share price to estimated ENI per share of the selected companies for the calendar years 2013 and 2014, respectively, and (ii) 10.2x to 14.1x and 10.8x to 13.1x for share price to estimated DCE per share of the selected companies for the calendar years 2013 and 2014, respectively. Lazard applied such ranges, respectively, to (1) estimated ENI of KKR for the calendar years 2013 and 2014, as included in estimates provided by KKR management, which consisted of certain financial forecasts for KKR prepared by research analysts for 2014, along with certain internal financial forecasts for KKR prepared by its management for the fourth quarter of 2013 (such estimates are referred to in this proxy statement/prospectus as the "KKR management estimates"), and (2) estimated DCE of KKR for the calendar years 2013 and 2014, as included in the KKR management estimates. Based on the average of the results of the foregoing analysis, Lazard calculated ranges of equity values per common unit for KKR of $25.09 to $ 26.57, based on the ENI analysis, and $20.52 to $26.59, based on the DCE analysis, as compared to the $24.98 price per KKR common unit as of December 13, 2013.

KKR Sum-of-the-Parts Analysis

        Lazard performed a sum-of-the-parts analysis of KKR based on separate valuations of the components of KKR's estimated 2014 ENI, net asset value of KKR's general partner investments, and KKR's net cash. In particular, Lazard calculated an implied equity value range of KKR as the sum of the following components:

  •
  Fee-Related ENI.  Lazard calculated 2014 P/E multiples for a group of traditional asset managers that were selected by Lazard. The P/E multiples were calculated based on each asset manager's share price as of December 13, 2013 and estimated 2014 GAAP earnings per share based on the median of FactSet consensus analyst estimates. Lazard observed, for 2014, median and mean P/E multiples of 16.9x and 16.8x, respectively. Based on an analysis of the relevant metrics and on Lazard's professional judgment, Lazard selected a P/E multiple reference range of 15.0x to 17.0x and applied it to KKR's estimated 2014 fee-related ENI, as included in the KKR management estimates (as defined above).

  •
  Incentive Fee ENI.  For each of The Blackstone Group L.P., Apollo Global Management LLC, The Carlyle Group LP and Oaktree Capital Group, LLC, Lazard calculated ratios of implied capitalized value of incentive fee ENI as of December 13, 2013 to estimated 2014 incentive fee ENI. The estimated 2014 incentive fee ENI used in the analysis was derived by Lazard from publicly available equity analyst estimates. Based on an analysis of the relevant metrics and on Lazard's professional judgment (i) under a first approach, which is referred to in this proxy statement/prospectus as the earnings multiple approach, Lazard selected a multiple reference range of 8.9x to 9.3x and applied it to KKR's estimated 2014 incentive fee ENI, as included in the KKR management estimates (as defined above), and (ii) under a second approach, which is referred to in this proxy statement prospectus as the capital and earnings multiples approach, Lazard selected (1) a multiple reference range of 7.1x to 8.1x and applied it to KKR's estimated 2014 incentive fee ENI, as included in the KKR management estimate and (2) a multiple reference range of 0.8x to 1.0x and applied it to the book value of KKR's net accrued carry as of September 30, 2013.

  •
  GP Investments NAV.  Lazard applied a multiple reference range of 0.8x to 1.0x to the net asset value, as of September 30, 2013, of KKR's general partner investment portfolio. The reference range was selected based on Lazard's professional judgment and on an analysis, for a group of listed private equity closed-end funds selected by Lazard, of the ratio of each fund's December 13, 2013 share price to its latest available net asset value.

  •
  Net Cash.  Lazard considered the value of KKR's net cash as of September 30, 2013.

        The foregoing analysis resulted in a range of equity values per common unit for KKR, calculated as the average of the equity values obtained by applying, respectively, the earnings multiple approach and the capital and earnings multiples approach, of $22.98 to $26.24, as compared to the $24.98 price per KKR common unit as of December 13, 2013.

KKR Dividend Discount Analysis

        Based on the KKR management estimates (as defined above), Lazard performed a dividend discount analysis of KKR to calculate the estimated present value of the projected dividend distributions by KKR in the period from the fourth quarter of 2013 through 2015. Lazard also calculated estimated terminal values for KKR, using two alternative methodologies: (i) by applying multiples of 0.9x to the net asset value of KKR's general partner investment portfolio as of September 30, 2013; of 1.0x to KKR's net cash as of September 30, 2013; of 18.0x to 20.0x to KKR's estimated 2015 fee-related ENI, as included in the KKR management estimates (as defined above); and of 8.0x to 10.0x to KKR's estimated 2015 incentive fee ENI, as included in the KKR management estimates (as defined above), which is referred to in this proxy statement/prospectus as the sum-of-the-parts methodology, and (ii) by applying multiples of 10.0x to 14.0x to KKR's estimated 2015 DCE, as included in the KKR management estimates (as defined above), which is referred to in this proxy statement/prospectus as the P/DCE methodology. The projected dividend distributions and terminal values were discounted to present value using discount rates ranging from 11.0% to 13.0%. The discount rates applicable to KKR were based, among other things, on Lazard's judgment of the estimated range of weighted average cost of capital based on an analysis of publicly traded alternative asset managers. This analysis resulted in ranges of equity values per common unit for KKR of $24.99 to $28.40, using the sum-of-the-parts methodology, and $19.91 to $27.65, using the P/DCE methodology, as compared to the $24.98 price per KKR common unit as of December 13, 2013.

Other Analyses

        The analyses and data relating to KKR described below were presented to the independent directors constituting the conflicts committee of the board of directors of KKR's managing partner merely for informational purposes.

  Other Analyses: KKR Historical Trading Analysis

        Lazard reviewed historical data with regard to the closing prices of KKR common units for the 52-week period to and including December 13, 2013. During this period, the closing price of common units of KKR ranged from a low of $13.85 to a high of $24.98 per common unit, as compared to the $24.98 price per KKR common unit as of December 13, 2013.

  Other Analyses: KKR Analyst Price Targets Analysis

        Lazard reviewed 12 Wall Street research equity analyst per common unit target prices for KKR as of December 13, 2013, which target prices were released between October 24, 2013 and December 9, 2013. The range of these target prices was $23.00 to $28.00, as compared to the $24.98 price per KKR common unit as of December 13, 2013.

Miscellaneous

        Lazard prepared these analyses solely for purposes of, and the analyses were delivered to the independent directors constituting the conflicts committee of the board of directors of KKR's managing partner in connection with, the provision of Lazard's opinion to the independent directors constituting the conflicts committee of the board of directors of KKR's managing partner as to the fairness from a financial point of view of the exchange ratio to KKR. These analyses do not purport to be appraisals nor do they necessarily reflect or purport to reflect the prices at which businesses or securities actually may be sold or the prices at which any securities have traded or may trade at any time in the future. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither Lazard nor any other person assumes responsibility if future results are materially different from those forecast.

        Lazard, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts, and valuations for estate, corporate and other purposes. In the ordinary course of their respective businesses, Lazard and LFCM Holdings LLC (an entity indirectly owned in large part by managing directors of Lazard) and their respective affiliates may actively trade securities of KKR, KFN and certain of their respective affiliates for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of KKR, KFN and certain of their respective affiliates. Lazard in the past has provided, currently is providing and in the future may provide certain investment banking services to KKR and certain of its affiliates, for which Lazard has received and may receive compensation, including, in the past two years, advising KKR or an affiliate thereof with respect to its proposed acquisition of SBB/Telemach Group and advising a portfolio company of KKR or an affiliate thereof with respect to a potential transaction, and having advised an affiliate of KKR in connection with its provision of debt financing to Uralita, Capmark Financial Group in connection with its restructurings and related transactions, and KKR and other affiliates or portfolio companies with respect to transactions that were not consummated. During the two year period ended December 16, 2013, Lazard has not been engaged by KFN or its subsidiaries to provide financial advisory or underwriting services for which the Investment Banking Division of Lazard has received compensation. The issuance of Lazard's opinion was approved by the Opinion Committee of Lazard.

        In connection with Lazard's services as financial advisor to the independent directors constituting the conflicts committee of the board of directors of KKR's managing partner and pursuant to the terms of the Lazard engagement letter dated December 11, 2013, KKR agreed to pay Lazard an aggregate fee equal to $1,500,000 upon delivery of the opinion. In addition, KKR also agreed to reimburse Lazard for its expenses incurred in connection with the engagement and to indemnify Lazard and certain related parties against certain liabilities under certain circumstances that may arise out of the rendering of its advice.

        The type and amount of consideration payable pursuant to the merger agreement was determined through arm's-length negotiations between KKR and KFN, rather than by any financial advisor, and was approved by the board of directors of KKR's managing partner. Lazard did not recommend any specific merger consideration to the board of directors of KKR's managing partner, to the independent directors constituting the conflicts committee of the board of directors of KKR's managing partner, or to KKR or that any given merger consideration constituted the only appropriate consideration for the merger. The decision to enter into the merger agreement was solely that of the board of directors of KKR's managing partner. As described above, the opinion of Lazard was one of many factors taken into consideration by the independent directors constituting the conflicts committee thereof in their evaluation of the merger in accordance with the merger agreement. Consequently, the analyses described above should not be viewed as determinative of the opinion of the board of directors of KKR's managing partner or the independent directors constituting the conflicts committee thereof with respect to the KKR merger consideration.

        Lazard is an internationally recognized investment banking firm providing a broad range of financial advisory and other services. The independent directors constituting the conflicts committee of the board of directors of KKR's managing partner selected Lazard as a financial advisor because of its qualifications, expertise and reputation in investment banking and mergers and acquisitions, as well as its familiarity with the business of KKR.

        A copy of the presentation delivered by Lazard to the conflicts committee of the board of directors of KKR's managing partner on December 16, 2013 in connection the rendering of Lazard's oral opinion has been filed as an exhibit to the Transaction Statement on Schedule 13E-3 filed with the SEC in connection with the transaction and will be made available for inspection and copying at the principal executive offices of KKR during its regular business hours by any interested holder of KKR common units. Copies may be obtained by requesting them in writing from KKR at the address provided in the section titled "Where You Can Find More Information" beginning on page 221 of this proxy statement/prospectus.

Position of the KKR Participants as to the Fairness of the Merger

        Under SEC rules, the KKR Participants are required to express their belief as to the fairness of the merger to the unaffiliated common shareholders of KFN. The KKR Participants are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and the related rules under the Exchange Act. However, the making of such statements is not an admission by the KKR Participants that KFN is "controlled" by KKR or any affiliate of KKR such that KFN should be deemed to be an "affiliate" for purposes of Rule 13e-3 in connection with the merger.

        KKR, Fund Holdings and Merger Sub attempted to negotiate a transaction that would be most favorable to them and did not negotiate a transaction with a goal of obtaining terms that were fair to the common shareholders of KFN and did not undertake any independent evaluation of the fairness of the merger to the unaffiliated common shareholders of KFN or engage a financial advisor for such purpose. However, based on the procedural safeguards implemented during the negotiation of the merger and the other factors considered by, and the analysis and resulting conclusions of, KFN's board of directors and the transaction committee of the KFN board of directors described in the section entitled "—Recommendation of the KFN Board of Directors and Reasons for the Merger; Fairness of the Merger" beginning on page 68 of this proxy statement/prospectus (which analysis and resulting conclusions the KKR Participants adopt), the KKR Participants believe that the merger is substantively and procedurally fair to KFN's unaffiliated common shareholders.

        The foregoing discussion of the factors considered by the KKR Participants is not intended to be exhaustive but is believed to include all material factors considered by the KKR Participants in making a determination regarding the fairness of the merger for the purpose of complying with the requirements of Rule 13e-3 and the related rules under the Exchange Act. The KKR Participants did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the fairness of the merger. Rather, the KKR Participants made their fairness determination after considering all of the factors as a whole.

KFN 2015 Projected Financial Information

        KFN does not, as a matter of course, generally publish its business plans and strategies or make external disclosures of its anticipated financial position or results of operations. KFN management prepared certain nonpublic 2015 financial projections prior to the evaluation of a possible transaction, and KKR had access to such projections. While Sandler O'Neill also had access to such financial projections, the projections were not used by Sandler O'Neill in performing the analysis in preparation of their fairness opinion. Such financial projections did not result from a full financial forecast model, but were instead derived from a projected mix of portfolio strategies for each of the downside case, base case and aggressive case and a projected rate of return for each such portfolio strategy in each of the three cases. No financial projections were prepared or made available by KFN management for any year other than 2015. For these reasons, among others, publicly available analyst estimates were deemed by KFN management to be the best available information. A summary of the nonpublic 2015 financial projections prepared by KFN management is provided below and such information is referred to in this proxy statement/prospectus as the 2015 financial projections. KFN common shareholders are cautioned not to place undue reliance on the 2015 financial projections. The 2015 financial projections are not being included in this proxy statement/prospectus for the purpose of influencing your decision whether to vote for the adoption of the merger agreement and should not be regarded as an indication that any of KFN, KKR or their respective affiliates, advisors, officers, directors, partners or representatives or any recipient of this information considered, or now considers, it to be necessarily predictive of actual future results, and the 2015 financial projections should not be relied on as such. None of KKR, KFN or their respective affiliates, advisors, officers, employees, directors or representatives can give you any assurance that actual results will not differ from the projected results, and none undertakes any obligation to update or otherwise revise or reconcile these internal 2015 financial projections to reflect circumstances existing, or changes in assumptions or outlook occurring, after the date the internal 2015 financial projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error. KFN does not intend to update or otherwise revise the 2015 financial projections. None of KFN or its affiliates, advisors, officers, employees, directors or representatives has made or makes any representation to any shareholder or other person (including to KKR) regarding KFN's ultimate performance compared to the information contained in the 2015 financial projections or that projected results will be achieved.

	Downside Case	Base Case	Aggressive Case
2015 Net Income	$152,000,000	$250,200,000	$299,600,000
2015 Earnings Per Share	$.74	$1.22	$1.46

        While presented with numeric specificity, the 2015 financial projections reflect numerous estimates and assumptions made by KFN management with respect to industry performance and competition, general business, economic, market and financial conditions, interest rates and additional matters specific to KFN's business, all of which are difficult to predict and many of which are beyond KFN's control. Other important factors that may affect actual results and cause the 2015 financial projections not to be achieved include, but are not limited to, risks and uncertainties relating to KFN's business (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the regulatory environment, general business and economic conditions and other matters described under the sections entitled "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 50 of this proxy statement/prospectus and "Risk Factors" beginning on page 29 of this proxy statement/prospectus. As a result, there can be no assurance that the 2015 financial projections will be realized or that actual results will not be materially different than estimated therein, and it is likely that actual results will differ.

        The 2015 financial projections were not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections but, in the view of KFN's management, were prepared on a reasonable basis, and based on the assumptions upon which such financial projections are based, reflect the best currently available estimates and judgments of KFN's management and presents, to the best of management's knowledge and belief, the expected course of action and expected future financial performance of KFN. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on the prospective financial information. The 2015 financial projections were prepared by, and are the responsibility of KFN. Neither KFN's nor KKR's independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the projected 2015 financial data contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the projected 2015 financial data. The reports of the independent registered public accounting firms incorporated by reference in this proxy statement/prospectus relate to KFN's and KKR's historical annual financial statements. Those reports do not extend to the 2015 financial projections and should not be read to do so.

Fees and Expenses

        The following is an estimate of the fees and expenses incurred or to be incurred by KFN in connection with the proposed merger:

Description	Amount (in millions)
Financial, legal, accounting and tax advisory fees and expenses	$22.2
Proxy solicitation, printing and mailing costs	0.2
Filing fees	0.2
Miscellaneous	0.2

Total	22.8

        The following is an estimate of the fees and expenses incurred or to be incurred by the KKR Participants in connection with the proposed merger:

Description	Amount (in millions)
Financial, legal, accounting and tax advisory fees and expenses	$12.0
Printing and mailing costs	0.2
Filing fees (including filings under the HSR Act)	0.5
Miscellaneous	0.2

Total	$12.9

        Subject to the termination payment that is payable under certain circumstances, the merger agreement generally provides all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such costs and expenses, except that (1) expenses incurred in connection with filing, printing and mailing of the registration statement of which this proxy statement/prospectus forms a part and this proxy statement/prospectus (including filing fees) will be shared equally by Fund Holdings and KFN and (2) KKR will be responsible for all filing fees under the HSR Act and other antitrust laws. See "The Merger Agreement—Termination Payment and Expenses" beginning on page 127 of this proxy statement/prospectus.

Interests of Directors and Executive Officers of KFN in the Merger

        In considering the recommendation of the KFN board of directors that KFN common shareholders vote to adopt the merger agreement, KFN common shareholders should be aware that aside from their interests as common shareholders of KFN, KFN's executive officers and directors have interests in the merger that are different from, or in addition to, those of other common shareholders of KFN generally. The members of the KFN board of directors were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending to the common shareholders of KFN that the merger agreement be adopted. These interests are described in more detail below, and certain of them are quantified in the table below. KFN's executive officers (including any executive officers who are members of the KFN board of directors) did not participate in the vote by the KFN board of directors relating to the merger.

Treatment of Equity-Based Awards

Restricted Shares

        Each restricted KFN common share that was granted under a KFN equity incentive plan and that is outstanding immediately prior to the effective time of the merger, including those held by KFN executive officers and directors, as of the effective time, by virtue of the occurrence of the consummation of the merger and without any action on the part of the holder of such KFN restricted share, will be converted into 0.51 restricted KKR common units having the same terms and conditions, including applicable vesting requirements, as applied to such restricted KFN common share immediately prior to the effective time, with fractional KKR common units to be aggregated and rounded to the nearest whole unit, and KKR will assume the related equity incentive plan and any award agreement issued thereunder pursuant to which any such restricted KFN common share has been granted in order to provide for the foregoing. The table below sets forth the unvested restricted KFN common shares held by the KFN directors and executive officers.

Phantom Shares

        Each KFN phantom share that was granted under KFN's Non-Employee Directors' Deferred Compensation and Share Award Plan will be converted into a phantom share in respect of 0.51 KKR common units and will otherwise remain subject to the terms of the plan. The table below sets forth the vested and restricted KFN phantom shares held by the KFN directors. The KFN executive officers do not participate in the plan and as such do not hold any KFN phantom shares.

Outstanding KFN Equity-Based Awards Held by KFN Directors and Executive Officers

        Set forth below are the number of outstanding KFN restricted common shares, phantom shares and restricted phantom shares held by each of the KFN executive officers and directors that are outstanding as of February 14, 2014 and will be converted into an award in respect of KKR common units in connection with the merger. Pursuant to the merger agreement, KFN may provide for the accelerated vesting of KFN equity awards held by its directors and executive officers in connection with the merger. If the restricted shares and restricted phantom shares were to be accelerated (upon the cessation of the directors' service with KFN due to the merger), there would be a benefit to the applicable individual equal to the value of the accelerated restricted awards (shown in the table below assuming a price per KFN common share of $12.20, the average closing price of KFN common shares over the first five business days following the announcement of the merger). The phantom shares are fully vested and non-forfeitable as of the date hereof. The numbers below with respect to phantom shares do not include additional phantom shares to be credited with respect to distributions declared in the 2014 calendar year.

Director/Executive Officer	Restricted Shares		Restricted Shares ($)	Phantom Shares	Restricted Phantom Shares	Restricted Phantom Shares ($)
Craig Farr	0		$—	0	0	$—
Michael R. McFerran	70,353	(1)	858,306.60	0	0	—
Nicole J. Macarchuk	44,874	(2)	547,462.80	0	0	—
Tracy L.Collins	14,538		177,363.60	0	0	—
Robert L. Edwards	15,429		188,233.80	0	0	—
Vincent Paul Finigan	6,548		79,885.60	81,145	7,990	97,478.00
Paul M. Hazen	5,057		61,695.40	6,348	19,864	242,340.80
R. Glenn Hubbard	0		—	219,900	20,768	253,369.60
Ross J. Kari	14,538		177,363.60	0	0	—
Ely L. Licht	14,538		177,363.60	0	0	—
Deborah H. McAneny	0		—	55,453	14,538	177,363.60
Scott C. Nuttall	0		—	0	0	—
Scott A. Ryles	14,538		177,363.60	0	0	—
Willy R. Strothotte	0		—	185,790	14,538	177,363.60
Total:	200,413		$2,445,038.60	547,736	77,698	$947,915.60

(1)
28,381 restricted shares held by Mr. McFerran will vest and become free of restriction on March 1, 2014 in accordance with their terms.

(2)
18,610 restricted shares held by Ms. Macarchuk will vest and become free of restriction on March 1, 2014 in accordance with their terms.

        The KFN executive officers are employed by KFN's manager and do not receive compensation from KFN or any of its subsidiaries for serving as KFN's executive officers, and the manager cannot identify the portion of the compensation awarded the KFN executive officers by the manager that relates solely to services for KFN. KFN and, to KFN's knowledge, KKR and the manager are not party to any arrangements with the KFN executive officers that provide for termination pay or benefits in connection with the KFN executive officers' service to KFN or any of its subsidiaries that are based on or otherwise relate to the proposed merger of KFN. As a result, the say-on-golden-parachute provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act are inapplicable.

Indemnification Rights

        The merger agreement provides that, following the completion of the merger, KKR and the surviving entity in the merger will honor all of KFN's obligations to indemnify the current and former executive officers and directors of KFN and all of its subsidiaries for any acts or omissions by such indemnified parties that occurred prior to the merger. In addition, the merger agreement provides that KKR may, prior to the effective time of the merger, purchase a "tail" insurance policy covering claims for at least six years following the effective time of the merger with respect to directors' and officers' liability insurance with coverage and amounts and terms and conditions no less favorable to KFN covered persons than KFN's existing coverage. If KKR elects not to purchase such a "tail" insurance policy, KFN is permitted to purchase such a "tail" policy so long as the cost of such a "tail" policy does not exceed 300% of the current annual premium paid by KFN for its directors' and officers' liability insurance. See "The Merger Agreement—Indemnification; Directors' and Officers' Insurance" beginning on page 131 of this proxy statement/prospectus.

No Appraisal Rights

        Under Delaware law and pursuant to KFN's operating agreement, KFN common shareholders will not have appraisal rights in connection with the merger.

Plans for KFN after the Merger

        Following the consummation of the merger, it is anticipated that KFN will continue to conduct operations substantially as they are currently being conducted, except that KFN common shares will cease to be publicly traded and KFN will be a wholly-owned subsidiary of Fund Holdings. As of the date of this proxy statement/prospectus, KKR has no current plans or proposals or negotiations which would relate to or result in an extraordinary transaction involving KFN's business or management, such as a merger, reorganization, liquidation, relocation of any operations, or sale or transfer of a material amount of assets, or the incurrence of any indebtedness. Following the merger, KKR's managing partner will continuously evaluate and review KFN's business and operations and may propose or develop new plans and proposals which it considers to be in the best interests of KKR and its unitholders, including engaging in acquisitions of new businesses or assets, dispositions of existing businesses or assets, the movement of businesses or assets within the KKR corporate structure, the alteration of the mix of assets held by KFN, or any of the types of extraordinary transactions described above.

Board of Directors and Management of the General Partner of KKR after the Merger

        Neither the board of directors nor the management of the general partner of KKR is expected to change in connection with the merger.

Accounting Treatment of the Merger

        The merger will be accounted for by KKR using the acquisition method of accounting. Under this method of accounting, the purchase price will be allocated to the fair value of the net assets acquired at the date of completion of the merger. The excess purchase price over the fair value of the net assets acquired will be recorded as goodwill.

        The financial condition and results of operations of KKR after completion of the merger will reflect KFN's balances and results after completion of the transaction but will not be restated retroactively to reflect the historical financial condition or results of operations of KFN. The earnings of KKR following completion of the merger will reflect acquisition accounting adjustments, including the effect of changes in the carrying value for assets and liabilities on interest expense and amortization expense. Intangible assets with indefinite useful lives, if any, and goodwill will not be amortized but will be tested for impairment at least annually, and all assets including goodwill will be tested for impairment when certain indicators are present. If, in the future, KKR determines that tangible or intangible assets (including goodwill) are impaired, KKR would record an impairment charge at that time.

Regulatory Approvals and Clearances Required for the Merger

General

        Each party's obligation to effect the merger is conditioned upon, among other things, the expiration or early termination of any waiting period under the HSR Act applicable to the merger and the other transactions contemplated by the merger agreement. See "The Merger Agreement—Conditions to Consummation of the Merger" beginning on page 118 of this proxy statement/prospectus.

        At any time before or after the effective time of the merger, the FTC, the Antitrust Division or others (including states and private parties) could take action under the antitrust laws, including seeking to prevent the merger, to rescind the merger or to make approval of the merger conditional on the parties taking certain actions. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

HSR Act

        Under the HSR Act and the rules promulgated thereunder by the FTC, certain transactions may not be consummated unless notification has been given and certain information has been furnished to the FTC and the Antitrust Division and certain waiting period requirements have been satisfied. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the filing of appropriate HSR Act notification forms or the early termination of that waiting period. If the FTC or the Antitrust Division issues a Request for Additional Information and Documentary Material prior to the expiration of the initial waiting period, a second 30-calendar-day waiting period is imposed, which would begin to run only after substantial compliance with the request for additional information, unless the waiting period is terminated earlier. The parties intend to file any required notification forms with the FTC and the Antitrust Division for review in connection with the merger and the other transactions contemplated by the merger agreement as soon as practicable.

Other Governmental Approvals

        Neither KKR nor KFN is aware of any material governmental approvals or actions that are required for completion of the merger other than those described above. It is presently contemplated that if any such additional material governmental approvals or actions are required, those approvals or actions will be sought.

Dividend Policy and Share Repurchases

        Subject to the provisions of applicable law, the holders of KKR common units are entitled to receive, when and as declared by the board of directors of KKR's managing partner, distributions (whether payable in cash, property, or securities of KKR) out of the assets of KKR legally available for such distributions.

 Listing of KKR Common Units Issued in the Merger

        It is a condition to the closing of the merger that the KKR common units to be issued in the merger be authorized for listing on the NYSE, subject to official notice of issuance.

Delisting and Deregistration of KFN Common Shares

        If the merger is completed, KFN common shares will cease to be listed on the NYSE and will be deregistered under the Exchange Act.

KKR Unitholder Approval is Not Required

        KKR unitholders are not required to adopt the merger agreement or approve the merger or the issuance of KKR common units in connection with the merger.

Litigation Relating to the Merger

        Since December 19, 2013, fifteen putative stockholder class action lawsuits, referred to in this proxy statement/prospectus as the merger lawsuits, were filed against KFN and certain other defendants in connection with KFN entering into the merger agreement. Five of the merger lawsuits were filed in Superior Court of California, County of San Francisco, which are referred to in this proxy statement/prospectus as the California actions: (1) Braun v. KKR Financial Holdings LLC et al., Case No. CGC-13-536281, filed on December 19, 2013; (2) Martin v. KKR Financial Holdings LLC et al., Case No. CGC-13-536297, filed on December 19, 2013; (3) Pariselli v. KKR Fund Holdings L.P. et al., Case No. CGC-13-536378, filed on December 23, 2013; (4) Mancuso v. KKR Financial Holdings LLC et al., Case No. CGC-13-536445, filed on December 24, 2013; and (5) Powers v. KKR Financial Holdings LLC et al., Case No. CGC-13-536486, filed on December 27, 2013. On January 27, 2014, an amended complaint was filed in the Braun action. On January 30, 2014, the parties to the California actions executed a stipulation agreeing to consolidate the California actions under the caption In re KKR Financial Holdings LLC Shareholder Litigation, Lead Case No. CGC-13-536281. This stipulation has been presented to, but not yet approved by, the court.

        One of the merger lawsuits was filed in the United States District Court for the District of Northern California, which is referred to in this proxy statement/prospectus as the federal action: Bushey v. KKR Financial Holdings LLC et al, Civ. A. No. 3:14-cv-00495, filed on January 31, 2014. On February 12, 2014, the plaintiff in this action moved for an order scheduling a preliminary injunction hearing and authorizing the plaintiff to conduct expedited discovery in support of that motion.

        Nine of the merger lawsuits were filed in the Court of Chancery of the State of Delaware, which are referred to in this proxy statement/prospectus as the Delaware state court actions: (1) Parsons v. KKR Financial Holdings LLC et al., C.A. No. 9210-CS, filed on December 27, 2013; (2) Bushey v. KKR Financial Holdings LLC et al., C.A. No. 9228-CS, filed on January 7, 2014; (3) Wietschner v. Hazen et al., C.A. No. 9232, filed on January 7, 2014-CS; (4) Pompano Beach Police & Firefighters' Ret. Sys. v. KKR Financial Holdings LLC et al., C.A. No. 9236-CS, filed on January 8, 2014; (5) Corwin v. KKR Financial Holdings LLC et al., C.A. No. 9237-CS, filed on January 8, 2014; (6) Reiffman v. KKR Financial Holdings LLC et al., C.A. No. 9238-CS, filed on January 9, 2014; (7) Greene v. Collins et al., C.A. No. 9242-CS, filed on January 13, 2014; (8) Pipefitters Local Union No. 120 Pension Fund v. Farr et al., C.A. No. 9247-CS, filed on January 14, 2014; and (9) DeMauro v. Collins et al., C.A. No. 9262-CS, filed on January 17, 2014. The Reiffman and Bushey complaints were voluntarily dismissed on January 29, 2014. The remaining Delaware state court actions were consolidated under the caption In re KKR Financial Holdings LLC Shareholder Litigation, Consol. C.A. No. 9210-CS, on January 31, 2014, which is referred to in this proxy statement/prospectus as the Delaware action.

        Each of the merger lawsuits were filed on behalf of a putative class of KFN common shareholders against KFN, the individual members of KFN's board of directors, KKR, Fund Holdings, and Merger Sub. The merger lawsuits allege variously that the members of the KFN board of directors breached their fiduciary duties owed to KFN common shareholders by approving the proposed merger for inadequate consideration; approving the transaction in order to obtain benefits not equally shared by other KFN common shareholders; entering into the merger agreement containing preclusive deal protection devices; failing to take steps to maximize the value to be paid to the KFN common shareholders; and failing to disclose material information necessary for KFN common shareholders to make a fully informed decision about the proposed merger. The merger lawsuits also seek to state claims against KFN, KKR, Fund Holdings, and Merger Sub for aiding and abetting these alleged breaches of fiduciary duties. In addition, the complaints filed in certain of the merger lawsuits which were consolidated into the Delaware action, as well as the complaint in the federal action, allege that KKR controlled KFN by means of the management agreement, and that, as a consequence, KKR breached fiduciary duties it owed to KFN common shareholders by causing KFN to approve the merger agreement. The amended complaint in the Braun action and the complaint in the federal action further allege that the preliminary proxy statement/prospectus filed on January 15, 2014 contains materially false, incomplete, and misleading statements concerning, among other things, the background of the transaction, the work performed by KFN's financial advisor, and certain financial projections for KFN.

        The plaintiffs in the merger lawsuits generally seek, among other things, declaratory and injunctive relief concerning the alleged breaches of fiduciary duties, injunctive relief prohibiting the consummation of the merger, rescission, an accounting by defendants, damages and attorneys' fees and costs, and other relief.

THE MERGER AGREEMENT

        The following describes the material provisions of the merger agreement, which is attached as Annex A to this proxy statement/prospectus and incorporated by reference herein. The description in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. KKR and KFN encourage you to read carefully the merger agreement in its entirety before making any decisions regarding the merger as it is the legal document governing the merger.

        The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. Factual disclosures about KKR, KFN or any of their respective subsidiaries or affiliates contained in this proxy statement/prospectus or their respective public reports filed with the SEC may supplement, update or modify the factual disclosures about KKR, KFN or their respective subsidiaries or affiliates contained in the merger agreement and described in this summary. The representations, warranties and covenants made in the merger agreement by KKR, Fund Holdings, Merger Sub and KFN were qualified and subject to important limitations agreed to by KKR, Fund Holdings, Merger Sub and KFN in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders or holders of common units and reports and documents filed with the SEC and in some cases were qualified by confidential disclosures that were made by each party to the other, which disclosures are not reflected in the merger agreement or otherwise publicly disclosed. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement/prospectus. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone.

 The Merger

        Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, the merger agreement provides for the merger of Merger Sub, an indirect subsidiary of KKR and a party to the merger agreement, with and into KFN. KFN will survive the merger as an indirect subsidiary of KKR and the separate limited liability company existence of Merger Sub will cease. After the completion of the merger, the certificate of formation of KFN in effect immediately prior to the effective time will be the certificate of formation of the surviving entity, until amended in accordance with applicable law, and the limited liability company agreement of KFN in effect immediately prior to the effective time will be the limited liability company agreement of the surviving entity until amended in accordance with its terms and applicable law. After the completion of the merger, the officers of KFN immediately prior to the effective time will be the officers of the surviving entity and the individuals designated by KKR prior to the closing of the merger will be the members of the board of directors of the surviving entity.

Effective Time; Closing

        The effective time will be at such time that the parties file with the Secretary of State of the State of Delaware a certificate of merger, executed in accordance with the relevant provisions of the Delaware Limited Liability Company Act, or at such later date or time as is agreed to by the parties to the merger agreement and specified in the certificate of merger.

        Unless the parties agree otherwise, the closing of the merger will occur at 10:00 a.m. (New York time), as soon as practicable, but in any event within three business days, following the satisfaction or waiver of the conditions to the merger provided in the merger agreement (other than conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of those conditions), or at such other date or time as the parties to the merger agreement agree. For further discussion of the conditions to the merger, see "—Conditions to Consummation of the Merger." The parties to the merger agreement have agreed to use their reasonable best efforts to coordinate and cooperate so that the closing of the merger will take place on the last business day of a calendar month.

        KKR and KFN currently expect to complete the merger in the first half of 2014, subject to receipt of required approvals of holders of KFN common shares and regulatory approvals and to the satisfaction or waiver of the other conditions to the transactions contemplated by the merger agreement described below.

Conditions to Consummation of the Merger

        KKR and KFN may not complete the merger unless each of the following conditions is satisfied or waived:

  •
  the merger agreement must have been adopted by the affirmative vote of the holders of at least a majority of the outstanding KFN common shares entitled to vote thereon on the record date;

  •
  the merger agreement must have been adopted by the affirmative vote of the holders of a majority of the outstanding KFN common shares (other than those KFN common shares held by KKR or any affiliate of KKR) entitled to vote thereon on the record date;

  •
  the waiting period applicable to the merger under the HSR Act, if any, must have been terminated or expired, and all consents required under any other antitrust law must have been obtained or any applicable waiting period thereunder must have been terminated or expired;

  •
  there must be no outstanding judgment, injunction, order or decree of a competent U.S. federal or state governmental authority prohibiting or enjoining the completion of the merger or the other transactions contemplated by the merger agreement;

  •
  the registration statement of which this proxy statement/prospectus forms a part must have been declared effective by the SEC and must not be subject to a stop order or similar restraining order by the SEC; and

  •
  the KKR common units to be issued in the merger must have been approved for listing on the NYSE, subject to official notice of issuance.

        The obligations of each of KKR, Fund Holdings and Merger Sub to effect the merger are subject to the satisfaction or waiver of the following additional conditions:

  •
  (1) the representations and warranties of KFN in the merger agreement (other than those relating to the absence of a material adverse effect) that are qualified by a "material adverse effect" qualification being true and correct both at and as of the date of the merger agreement and at and as of the closing, (2) the representations and warranties of KFN in the merger agreement (other than certain representations and warranties relating to the capitalization of KFN, brokerage and finder's fees and takeover statutes) that are not qualified by a "material adverse effect" qualification being true and correct (without giving effect to any materiality qualifications therein) at and as of the date of the merger agreement and at and as of the closing, except for failures to be true and correct as would not, in the aggregate, constitute a material adverse effect with respect to KFN, and (3) the representations and warranties relating to the absence of a material adverse effect, the capitalization of KFN, brokerage and finder's fees and takeover statutes being true and correct at and as of the date of the merger agreement and at and as of the closing, except, in the case of certain representations and warranties relating to the capitalization of KFN, for any de minimis inaccuracies (in all cases, however representations and warranties that are made as of a particular date or period must be true and correct (in the manner set forth above) only as of such date or period);

  •
  KFN having performed in all material respects the obligations and agreements and having complied in all material respects with the covenants to be performed and complied with by it under the merger agreement at or before the closing;

  •
  there not having occurred any events that, individually or in the aggregate, constitute a material adverse effect with respect to KFN since the date of the merger agreement;

  •
  the receipt of a certificate signed by the chief executive officer or other senior officer of KFN certifying that the three preceding conditions have been satisfied;

  •
  the receipt of a payoff letter reasonably acceptable to KKR with respect to the termination of KFN's $150 million credit facility, dated as of November 30, 2012, and all commitments or other extensions of credit thereunder and the satisfaction or discharge of all amounts then due or outstanding thereunder and the satisfaction, release and discharge of all security interests, mortgages or liens over KFN and its subsidiaries' properties and assets securing such obligations, and the payoff letter requiring the administrative agent under the credit agreement to deliver all instruments necessary or desirable to evidence or effect the foregoing; and

  •
  receipt of a statement in accordance with Treasury Regulation Section 1.1445-11T(d)(2) certifying that 50% or more of the value of the gross assets of KFN does not consist of U.S. real property interests, or that 90% or more of the value of the gross assets of the KFN does not consist of U.S. real property interests plus cash or cash equivalents.

        The obligations of KFN to effect the merger are subject to the satisfaction or waiver of the following additional conditions:

  •
  (1) the representations and warranties of KKR, Fund Holdings and Merger Sub (other than those relating to the absence of a material adverse effect) that are qualified by a "material adverse effect" qualification being true and correct both at and as of the date of the merger agreement and at and as of the closing, (2) the representations and warranties of KKR, Fund Holdings and Merger Sub in the merger agreement (other than certain representations and warranties relating to the capitalization of KKR and Merger Sub and brokerage and finder's fees) that are not qualified by a "material adverse effect" qualification being true and correct (without giving effect to any materiality qualifications therein) at and as of the date of the merger agreement and at and as of the closing, except for failures to be true and correct as would not, in the aggregate, constitute a material adverse effect with respect to KKR, (3) the representations and warranties relating to the capitalization of KKR being true and correct in all material respects at and as of the date of the merger agreement and at and as of the closing and (4) the representations and warranties relating to the absence of a material adverse effect and brokerage and finder's fees being true and correct at and as of the date of the merger agreement and at and as of the closing (in all cases, however representations and warranties that are made as of a particular date or period must be true and correct (in the manner set forth above) only as of such date or period);

  •
  each of KKR, Fund Holdings and Merger Sub having performed in all material respects the obligations and agreements and having complied in all material respects with the covenants to be performed and complied with by it under the merger agreement at or before the closing;

  •
  there not having occurred any events that, individually or in the aggregate, constitute a material adverse effect with respect to KKR since the date of the merger agreement; and

  •
  the receipt of a certificate signed by a chief executive officer or other senior officer of KKR certifying that the three preceding conditions have been satisfied.

        For purposes of the merger agreement, the term "material adverse effect" means, with respect to a party to the merger agreement, any fact, circumstance, event, change, occurrence or effect that would have, or would reasonably be expected to have, a material adverse effect on the financial condition, business or results of operations of the party and its subsidiaries, taken as a whole; provided, however, that a material adverse effect with respect to any party will not include any fact, circumstance, event, change, occurrence or effect directly or indirectly arising out of or attributable to: (1) any decrease in the market price of KKR common units, in the case of KKR, or KFN common shares, in the case of KFN (but in either case not any event underlying the decrease to the extent the event would otherwise constitute a material adverse effect on the party); (2) conditions, events, or circumstances generally affecting the principal businesses or industries in which the party and its subsidiaries operate; (3) changes in generally accepted accounting principles, referred to in this proxy statement/prospectus as GAAP, applicable law or accounting standards, or in any interpretation of GAAP, applicable law or accounting standards; (4) changes in any analyst's recommendations, any financial strength rating or any other recommendations or ratings as to KKR or KFN, as the case may be, or their respective subsidiaries (including, in and of itself, any failure to meet analyst projections); (5) the failure, in and of itself, of KKR or KFN, as the case may be, to meet any expected or projected financial or operating performance target publicly announced or provided to the other party prior to the date of the merger agreement, as well as any change, in and of itself, by KKR or KFN, as the case may be, in any expected or projected financial or operating performance target as compared with any target publicly announced or provided to the other party prior to the date of the merger agreement (but, in either case, not any event underlying the failure or change to the extent the event would otherwise constitute a material adverse effect on the party); or (6) any changes or developments in United States, Europe, Asia or global economic, regulatory or political conditions in general (including the outbreak or escalation of hostilities or acts of war or terrorism), or generally affecting the financial, debt, credit or securities markets in the United States, Europe, Asia or elsewhere in the world, including changes in interest rates and commodities prices, or any natural disaster; provided, however that the exceptions in clauses (2), (3) and (6) above may be taken into account in determining whether a material adverse effect has occurred or is reasonably expected to occur to the extent (but only to the extent) the event has a materially disproportionate impact on the party and its subsidiaries relative to other participants in the principal businesses or industries in which the party and its subsidiaries operate.

KFN Shareholder Approval

        KFN has agreed to hold a special meeting of KFN common shareholders as soon as is practicable after the date the registration statement (of which this proxy statement/prospectus is a part) is declared effective by the SEC for the purpose of KFN common shareholders voting on the adoption of the merger agreement. The merger agreement requires KFN to submit the merger agreement to a shareholder vote (1) even if the board of directors of KFN no longer recommends adoption of the merger agreement and (2) regardless of the commencement, public proposal, public disclosure or communication to KFN of any acquisition proposal (as described below). The board of directors of KFN, acting upon the unanimous recommendation of the transaction committee of the board of directors of KFN, has approved and declared advisable the merger agreement and the transactions contemplated thereby and recommended that holders of KFN common shares adopt the merger agreement.

        For purposes of the merger agreement, the term "acquisition proposal" means any proposal or offer from any person other than KKR or its subsidiaries with respect to (1) a merger, consolidation,

acquisition, share exchange, business combination, reorganization, recapitalization, dissolution, liquidation or similar transaction involving KFN, (2) any purchase of an equity interest (including by means of a tender or exchange offer) representing an amount equal to or greater than a 15% voting or economic interest in KFN or (3) any purchase of assets, securities or ownership interests representing an amount equal to or greater than 15% of the consolidated asset value (including only the portion of the value of the equity interests of the subsidiaries of KFN that is actually owned directly or indirectly by KFN) or consolidated net revenues of KFN (including only the portion of the revenues attributable to the equity interests of the subsidiaries of KFN that is actually owned directly or indirectly by KFN); provided that the calculation of consolidated asset value and consolidated net revenues includes only the unconsolidated interests in variable interest entities that are held directly or indirectly by KFN so that the total asset value or revenues of the entire variable interest entity is not included in the calculation.

KFN Preferred Shares

        The merger agreement provides that each KFN 7.375% Series A Preferred Share that is outstanding immediately prior to the merger will remain outstanding as a preferred share of KFN, as the surviving entity in the merger, immediately following the merger.

No Solicitation by KFN of Alternative Proposals

        The merger agreement contains detailed provisions prohibiting KFN from seeking an alternative proposal to the merger. Under these "no solicitation" provisions, KFN has agreed that it and its subsidiaries will not, and it will use reasonable best efforts to cause its and its subsidiaries' directors, officers, employees, agents, investment bankers, attorneys, accountants and other representatives not to, directly or indirectly, except as otherwise permitted by the merger agreement:

  •
  initiate or solicit or knowingly encourage any inquiries with respect to, or the making of an acquisition proposal;

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  engage in any negotiations concerning, or provide any confidential information or data to any person relating to, an acquisition proposal;

  •
  approve or recommend, or propose publicly to approve or recommend, any acquisition proposal;

  •
  approve or recommend, or propose publicly to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any acquisition proposal; or

  •
  propose publicly or agree to do any of the foregoing relating to any acquisition proposal.

        The merger agreement requires KFN and its subsidiaries to (1) cease and cause to be terminated any existing activities, discussions or negotiations with any person conducted prior to the date of the merger agreement with respect to an acquisition proposal and (2) request that each third party that executed a confidentiality agreement that relates to an acquisition proposal before the date of the merger agreement return or destroy all confidential information furnished to the third party by KFN or on its behalf before the date of the merger agreement.

        Notwithstanding these restrictions, the merger agreement provides that, under specified circumstances at any time before KFN shareholders vote in favor of the adoption of the merger agreement, if KFN receives a written unsolicited bona fide acquisition proposal after the date of the merger agreement that the board of directors of KFN has determined in good faith, after consultation with its outside legal counsel and financial advisors (1) constitutes a superior proposal (as described below) or (2) could reasonably be expected to result in a superior proposal, KFN may:

  •
  furnish nonpublic information to a third party that makes an acquisition proposal, if, before furnishing the information, KFN receives an executed confidentiality agreement with provisions no less restrictive to the third party with respect to the use or disclosure of nonpublic information than the confidentiality agreement in effect between KFN and KKR; and

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  engage in discussions or negotiations with the third party with respect to the acquisition proposal.

        For purposes of the merger agreement, the term "superior proposal" means a bona fide written acquisition proposal (except that references in the definition of "acquisition proposal" to 15% are replaced by 50%) made after the date of the merger agreement by any person other than KKR or its subsidiaries on terms that the board of directors of KFN determines in good faith, after consultation with its outside legal counsel and financial advisors, and considering the factors that the board of directors of KFN considers to be appropriate (including the timing and likelihood of consummation of the proposal), are more favorable to KFN and the holders of KFN common shares than the transactions contemplated by the merger agreement, taking into account any change to the merger proposed by KKR.

        KFN has also agreed in the merger agreement that it will promptly orally notify KKR of any request for information or any inquiries, proposals or offers relating to an acquisition proposal indicating, in connection with the notice, the name of the person making the request, inquiry, proposal or offer and the material terms and conditions of any proposals or offers, and that it will provide to KKR written notice of any inquiry, proposal or offer within 24 hours of the request or inquiry, proposal or offer and copies of any written or electronic correspondence to or from any person making an acquisition proposal. KFN is required to keep KKR informed orally, as soon as reasonably practicable, of the status of any acquisition proposal, including with respect to the status and terms of any proposal or offer and whether any proposal or offer has been withdrawn or rejected, and to provide to KKR written notice of any withdrawal or rejection and copies of any written proposals or requests for information within 24 hours. KFN has also agreed to provide any information to KKR (not previously provided to KKR) that it provides to another person pursuant to these provisions at substantially the same time it provides the information to the other person.

        The merger agreement provides that nothing in the merger agreement will prevent KFN, the board of directors of KFN and any committee thereof (including the transaction committee) from complying with its disclosure obligations under Rule 14d-9 and 14e-2 of the Exchange Act or from issuing a "stop, look and listen" or similar communication or making any disclosure if the board of directors of KFN or any committee thereof (including the transaction committee) determines, in good faith, after consultation with KFN's outside legal counsel, that the failure to do so would be inconsistent with KFN's directors' fiduciary duties under applicable law of the State of Delaware; provided, however, that if the disclosure has the effect of a change of recommendation (as described below), KKR will have the right to terminate the merger agreement under certain circumstances, as described in "—Termination of the Merger Agreement."

Change in KFN Board Recommendation

        The merger agreement provides that neither the board of directors of KFN nor any committee thereof (including the transaction committee) will, directly or indirectly, effect a change of recommendation. For purposes of the merger agreement, the term "change of recommendation" means to (1) withdraw, modify or qualify, or publicly propose to withdraw, modify or qualify, in a manner adverse to KKR, Fund Holdings or Merger Sub, the recommendation of the board of directors of KFN that holders of KFN common shares adopt the merger agreement, (2) approve, adopt or recommend, or publicly propose to approve, adopt or recommend, any acquisition proposal, (3) in the event of the commencement of a tender offer or exchange offer for any outstanding shares of KFN's capital stock (including the KFN common shares), fail to include in any public statement related to the tender offer or exchange offer or the merger agreement (other than any "stop, look and listen" or similar communication) a statement that the recommendation of the board of directors of KFN that holders of KFN common shares adopt the merger agreement has not changed or referring to the prior recommendation of the board of directors of KFN that holders of KFN common shares adopt the merger agreement, or (4) recommend that holders of KFN common shares not adopt the merger agreement.

        Notwithstanding the terms above or any other term of the merger agreement to the contrary, subject to the conditions described below, KFN may, at any time prior to KFN common shareholders voting in favor of the adoption of the merger agreement, in response to the receipt of a written unsolicited bona fide acquisition proposal after the date of the merger agreement that did not result from a breach of KFN's non-solicitation obligations under the merger agreement, (1) terminate the merger agreement in order to enter into a definitive written agreement with respect to the acquisition proposal or (2) effect a change of recommendation, if, prior to taking any of the foregoing actions:

  •
  the board of directors of KFN determines in good faith, after consultation with its outside legal counsel and financial advisors, that (A) failure to terminate or change its recommendation would reasonably be expected to be inconsistent with KFN's directors' fiduciary duties under applicable law of the State of Delaware and (B) the acquisition proposal constitutes a superior proposal;

  •
  KFN provides to KKR written notice of its intention to terminate the merger agreement or changes its recommendation at least four business days before taking the action; and

  •
  the board of directors of KFN continues to believe, after taking into account any modifications to the terms of the transactions contemplated by the merger agreement that are offered by KKR after its receipt of the notice referred to in the preceding bullet point, that the acquisition proposal continues to constitute a superior proposal.

        Any material amendment to the financial terms or any other material amendment of the acquisition proposal will require that KFN provide to KKR a new written notice of its intention to terminate the merger agreement or effect a change of recommendation, and the board of directors of KFN will be required to comply again with the foregoing requirements; provided, however, that the reference to four business days will be deemed to be a reference to two business days.

        Further, notwithstanding the terms above or any other term of the merger agreement to the contrary, the board of directors of KFN may, at any time prior to KFN common shareholders voting in favor of the adoption of the merger agreement, effect a change of recommendation (other than in response to the receipt of a written unsolicited bona fide acquisition proposal, which is subject to the provisions described above) if, before effecting a change of recommendation:

  •
  the board of directors of KFN, after consultation with its outside legal counsel, determines in good faith that failure to do so would be inconsistent with KFN's directors' fiduciary duties under applicable law of the State of Delaware;

  •
  KFN provides to KKR written notice of its intention to do so at least four business days before taking the action; and

  •
  the board of directors of KFN continues to believe, after taking into account any modifications to the terms of the transactions contemplated by the merger agreement that are offered by KFN after its receipt of the notice referred to in the preceding bullet point, that failing to do so would be reasonably likely to be inconsistent with KFN's directors' fiduciary duties under applicable law of the State of Delaware.

Merger Consideration

        The merger agreement provides that, at the effective time, each KFN common share issued and outstanding immediately prior to the effective time (other than KFN common shares held by Fund Holdings or any subsidiary of Fund Holdings) will automatically be converted into the right to receive 0.51 KKR common units, together with cash in lieu of fractional KKR common units, if any. Any KFN common shares held by Fund Holdings or any subsidiary of Fund Holdings will no longer be outstanding and will automatically be cancelled and retired and cease to exist, and no payment will be made with respect to them, at the effective time.

        KKR will not issue any fractional KKR common units in the merger. Instead, each holder of KFN common shares that are converted pursuant to the merger agreement who otherwise would have received a fraction of a KKR common unit will be entitled to receive, from the exchange agent appointed by KKR pursuant to the merger agreement, a cash payment in lieu of the fractional units representing the holder's proportionate interest in the proceeds from the sale by the exchange agent of the aggregate number of KKR common units to be delivered in the merger over the aggregate number of whole (non-fractional) KKR common units to be distributed to holders of KFN common shares in the merger.

Treatment of Equity Awards

        Under the merger agreement, KFN equity-based awards will be treated at the effective time as follows:

        Options.    As of the effective time, each option (whether vested or unvested) to purchase KFN common shares that is outstanding immediately prior to the effective time will be cancelled and converted into the right to receive an amount in cash equal to the excess of the cash value of the number of KKR common units that a holder of one KFN common unit would be entitled to in the merger (determined by reference to the average closing price of a KKR common unit over the 10 trading day period ending on the trading day immediately preceding the closing date) over the exercise price per KFN common share subject to the option. The option consideration will be paid in a lump sum as soon as practicable after the effective time but in no event later than 10 business days following the effective time. If any option to purchase KFN common shares has an exercise price per KFN common share that is greater than the cash value of the number of KKR common units that a holder of one KFN common unit would be entitled to in the merger (determined by reference to the average closing price of a KKR common unit over the 10 trading day period ending on the trading day immediately preceding the closing date), the option will be cancelled without payment as of the effective time.

        Restricted Shares.    At the effective time, each restricted KFN common share (other than any restricted KFN common shares held by the manager) issued and outstanding under KFN's 2007 Share Incentive Plan for KKR Financial Holdings LLC, as amended from time to time, which is referred to in this proxy statement/prospectus as the 2007 Share Plan, will be converted into a number of restricted KKR common units (having the same terms and conditions, including applicable vesting requirements, as applied to the restricted KFN share immediately prior to the effective time) that a KFN common share would be exchanged for in the merger (with fractional KKR common units to be aggregated and rounded to the nearest whole unit), and KKR will assume the 2007 Share Plan and any award agreement issued thereunder pursuant to which any such restricted KFN share has been granted in order to provide for the foregoing. At the Effective Time, any restricted KFN common shares held by the manager will automatically be cancelled and retired and will cease to exist.

        Phantom Shares.    Each phantom share credited to a participant's account under the KKR Financial Holdings LLC Non-Employee Directors' Deferred Compensation and Share Award Plan, which is referred to in this proxy statement/prospectus as the Deferred Compensation Plan, will, immediately upon the effective time, automatically be converted into the right to receive 0.51 validly issued KKR common units (with fractional KKR common units to be aggregated and rounded to the nearest whole unit), but will otherwise remain outstanding following the effective time and be distributed pursuant to the terms of the Deferred Compensation Plan.

Adjustments to Prevent Dilution

        If, before the effective time, KKR or KFN declares a stock dividend or other distribution payable in KFN common shares or KKR common units, as applicable, or securities convertible, exercisable or exchangeable into KFN common shares or KKR common units, as applicable, or effects a stock split, reclassification, combination, exchange of shares (other than any regular quarterly issuances of KKR common units made by KKR in accordance with its quarterly exchange process) or other similar change, the exchange ratio will be adjusted to reflect fully the appropriate effect of the change.

Withholding

        KFN (or the surviving entity after the effective time), KKR, the exchange agent and any other applicable withholding agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the merger agreement such amounts as are required to be deducted and withheld with respect to the making of the payments under applicable tax law. To the extent that amounts are withheld and timely paid over to the applicable taxing authority, the withheld amounts will be treated as having been paid to the applicable person in respect of which the deduction and withholding was made.

Dividends and Distributions

        The merger agreement requires the parties to coordinate so that holders of KFN common shares do not receive in respect of the same calendar quarter both (1) a quarterly distribution in respect of the holders' KFN common shares and (2) a quarterly distribution in respect of the KKR common units issuable pursuant to the merger agreement. In addition, the merger agreement provides that no dividends or other distributions declared or made after the effective time with respect to KKR common units having a record date after the effective time will be paid to the holder of any unsurrendered certificate, and no cash payment in lieu of fractional KKR common units will be paid to any such holder, until the holder surrenders the certificate. Subject to applicable law of the State of Delaware, following surrender of any such certificate, the holder of the KKR common units issued in exchange will receive, without interest, (A) at the time of surrender, the amount of dividends or other distributions with a record date after the effective time payable with respect to the KKR common units and not paid, less the amount of any withholding taxes which may be required, and (B) at the appropriate payment date subsequent to surrender, the amount of dividends or other distributions with (i) a record date after the effective time but prior to surrender and (ii) a payment date subsequent to surrender that are payable with respect to the KKR common units, less the amount of any withholding taxes which may be required.

Regulatory Matters

        See "Special Factors—Regulatory Approvals and Clearances Required for the Merger" beginning on page 82 of this proxy statement/prospectus for a description of the material regulatory requirements for the completion of the merger.

        Each of the parties to the merger agreement has agreed to use its reasonable best efforts to resolve any objections that a governmental authority may assert with respect to the transactions contemplated by the merger agreement under any antitrust law. Notwithstanding the foregoing, KKR, KFN and their respective subsidiaries are not required to agree, and are not permitted to agree without the other party's prior written consent, to take any action or accept any condition, restriction, obligation or requirement with respect to KKR, KFN or any of their respective subsidiaries or affiliates or their and their respective subsidiaries' or affiliates' assets if it (1) would reasonably be expected to require KKR, KFN or their respective subsidiaries or affiliates to sell, license, transfer, assign, lease, dispose of or hold separate any material business or assets or (2) would reasonably be expected to result in any material limitations on KKR or KFN or their respective subsidiaries or affiliates to own, retain, conduct or operate all or a material portion of their respective businesses or assets.

Termination of the Merger Agreement

        KKR and KFN may terminate the merger agreement at any time prior to the closing, whether before or after holders of KFN common shares have adopted the merger agreement, by mutual written consent.

        In addition, either KKR or KFN may terminate the merger agreement at any time prior to the closing if:

  •
  there is any law or regulation that makes completion of the merger illegal or otherwise prohibited, or if any judgment, injunction, order or decree of a competent United States federal or state governmental authority enjoining the parties from completing the merger is entered and has become final and nonappealable; provided that the party seeking to terminate pursuant to this provision is required to have used its reasonable best efforts to render inapplicable the law or regulation or remove the judgment, injunction, order or decree as required by the merger agreement;

  •
  the merger is not completed on or before September 16, 2014; provided, however, that the right to terminate pursuant to this provision will not be available to any party whose failure to perform any covenant or obligation under the merger agreement has been the primary cause of, or resulted in, the failure of the merger to occur on or before September 16, 2014;

  •
  at the special meeting (including any adjournment or postponement of the special meeting) the merger agreement is not adopted by the affirmative vote of the holders of at least a majority of the outstanding KFN common shares entitled to vote thereon on the record date, voting together as a single class, and the holders of a majority of the outstanding KFN common shares (other than those KFN common shares held by KKR or any affiliate of KKR); provided, however, that the right to terminate pursuant to this provision will not be available to any party whose failure to perform any covenant or obligation under the merger agreement has been the primary cause of, or resulted in, the failure of the KFN shareholder approval to be obtained; or

  •
  the other party has materially breached any of its representations, warranties, covenants or agreements contained in the merger agreement, or if any fact, circumstance, event, change, occurrence or effect has occurred, which breach or fact, circumstance, event, change, occurrence or effect would result in the failure of certain closing conditions to be satisfied on or prior to the September 16, 2014, and the breach or fact, circumstance, event, change, occurrence or effect is not capable of being cured or is not cured by the earlier of (1) 30 business days after written notice is received by the party alleged to be in breach or with respect to which a fact, circumstance, event, change, occurrence or effect is alleged to have occurred and (2) September 16, 2014.

        In addition, KKR may terminate the merger agreement if, at any time before the adoption of the merger agreement by KFN common shareholders, (1) a change of recommendation has occurred or (2) an acquisition proposal is publicly announced or disclosed (or any person publicly announces an intention (whether or not conditional) to make an acquisition proposal) after the date of the merger agreement and the board of directors of KFN fails to affirm the recommendation of the board of directors of KFN that holders of KFN common shares adopt the merger agreement by the later of (A) five business days before the special meeting (as it may be adjourned or postponed) and (B) five business days after receipt of a written request by KKR to do so (or the shorter period but not less than two business days as may exist between the date of the public announcement or disclosure of the acquisition proposal and the special meeting).

        In addition, KFN may terminate the merger agreement at any time before the adoption of the merger agreement by KFN shareholders in order to enter into a definitive written agreement with respect to a superior proposal, provided that KFN has complied in all material respects with its obligations under described above under "—No Solicitation by KFN of Alternative Proposals "and "—Change of KFN Board Recommendation" and pays to Merger Sub or its designee in immediately available funds the termination payment (as described below) unless the termination payment obligation is waived by Merger Sub.

        In some cases, termination of the merger agreement may require KFN to pay a termination payment to Merger Sub or its designees as described below under "—Termination Payment and Expenses."

Termination Payment and Expenses

        The merger agreement provides that KFN is required to pay a termination payment of $26.25 million, which is referred to in this proxy statement/prospectus as the termination payment, to Merger Sub or its designee (unless the payment obligation is waived by Merger Sub) if the merger agreement is terminated by:

  •
  KKR because a change of recommendation has occurred;

  •
  either KKR or KFN because the merger agreement was not adopted at the special meeting (including any adjournment or postponement of the special meeting) at a time when KKR had the right to terminate the merger agreement because of a change of recommendation;

  •
  KFN in order to enter into a definitive written agreement with respect to a superior proposal;

  •
  either KKR or KFN because (1) the merger is not completed on or before September 16, 2014 or (2) the merger agreement was not adopted at the special meeting (including any adjournment or postponement of the special meeting), and an acquisition proposal was publicly announced or disclosed (or any person publicly announced an intention to make an acquisition proposal) within certain time periods specified in the merger agreement and (2) within 12 months after the date of termination, KFN enters into a letter of intent, agreement-in-principle, acquisition agreement or other similar agreement with respect to, or publicly announces, a business combination (as described below) or completes a business combination; and

  •
  KKR on the basis of a breach by KFN of any representations, warranties, covenants or agreements contained in the merger agreement (provided that the breach did not arise from or relate to a breach of KKR's obligation to cause the manager not to cause KFN to fail to comply in any material respect with the merger agreement) (1) following the public announcement or disclosure of an acquisition proposal or the intention by any person to make an acquisition proposal that was not withdrawn prior to the termination and (2) within 12 months after the termination, KFN enters into a letter of intent, agreement-in-principle, acquisition agreement or other similar agreement with respect to, or publicly announces, a business combination or consummates a business combination.

        For purposes of the merger agreement, the term "business combination" means (1) a merger, consolidation, acquisition, share exchange, business combination, reorganization, recapitalization, dissolution, liquidation or similar transaction involving KFN, (2) any purchase of an equity interest (including by means of a tender or exchange offer) representing an amount equal to or greater than a 50% voting or economic interest in KFN or (3) any purchase of assets, securities or ownership interests representing an amount equal to or greater than 50% of the consolidated asset value (including only the portion of the value of the equity interests of the subsidiaries of KFN that is actually owned directly or indirectly by KFN) or consolidated net revenues of KFN (including only the portion of the revenues attributable to the equity interests of the subsidiaries of KFN that is actually owned directly or indirectly by KFN); provided that the calculation of consolidated asset value and consolidated net revenues includes only the unconsolidated interests in variable interest entities that are held directly or indirectly by KFN so that the total asset value or revenues of the entire variable interest entity is not included in the calculation.

        Generally, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring the expenses, except that expenses incurred in connection with filing, printing and mailing of the registration statement of which this proxy statement/prospectus forms a part and this proxy statement/prospectus (including filing fees) will be shared equally by Fund Holdings and KFN. However, if the merger agreement is terminated by either KKR or KFN because the merger agreement was not adopted at the special meeting (including any adjournment or postponement of the special meeting), KFN is required to indemnify and hold harmless KKR, Fund Holdings and Merger Sub (unless waived by those parties) for certain of their respective reasonable out-of-pocket costs, fees and expenses not to exceed $7.5 million in the aggregate; provided, however, that upon payment of the termination payment in full, KFN will no longer be required to indemnify and hold harmless KKR, Fund Holdings and Merger Sub for their costs, fees and expenses. In addition, if it is judicially determined that termination of the merger agreement was by reason of a willful or intentional breach of the merger agreement, then, in addition to other remedies at law or equity for a willful or intentional breach of the merger agreement, the party found to have willfully or intentionally breached the merger agreement will be required to indemnify and hold harmless the other parties (unless waived by the other parties) for certain of their respective reasonable out-of-pocket costs, fees and expenses.

Conduct of Business Pending the Consummation of the Merger

        Under the merger agreement, each of KKR and KFN has undertaken certain covenants that place restrictions on it and its respective subsidiaries from the date of the merger agreement until the effective time, unless the other party gives its prior written consent (which cannot be unreasonably withheld, conditioned or delayed). In addition, KFN has generally agreed that it will (1) conduct the business of KFN and its subsidiaries in all material respects only in the ordinary course of business and in a manner consistent in all material respects with past practice and (2) use commercially reasonable efforts to preserve substantially intact its business organization and maintain and preserve intact its business relationships.

        Subject to certain exceptions set forth in the merger agreement and the disclosure schedules delivered by KFN to KKR in connection with the merger agreement, unless KKR consents in writing (which consent cannot be unreasonably withheld, conditioned or delayed), KFN has agreed to certain restrictions limiting its and its respective subsidiaries' ability to, among other things:

  •
  amend or otherwise change KFN's certificate of formation or operating agreement;

  •
  issue, deliver, sell, grant, pledge, dispose of or grant a lien on, or permit a lien to exist on, any shares of any class of capital stock of KFN or any of its subsidiaries, any other voting securities or other ownership interests, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, voting securities or equity interests, or any "phantom" share, "phantom" share rights, share appreciation rights, share-based units or other similar interests of KFN or any of its subsidiaries (except for the issuance of KFN common shares issuable pursuant to the exercise of options outstanding on the date of the merger agreement in accordance with their terms or the crediting of additional phantom shares (and issuance of KFN common shares in settlement thereof) under the Deferred Compensation Plan in accordance with the terms as a result of deferral elections previously made (and not otherwise timely revoked) in respect of 2013 and 2014 compensation in the ordinary course of business, and the dividend reinvestment feature under the Deferred Compensation Plan);

  •
  sell, lease, license, pledge or dispose of, or grant a lien or permit a lien to exist on, any properties, investments or other assets or any interests therein of KFN or any of its subsidiaries that have an aggregate value in excess of $5,000,000;

  •
  declare, set aside, make or pay any dividend, payable in cash, equity securities, property or otherwise, with respect to any of its capital stock, except for (1) dividends by any of KFN's wholly-owned subsidiaries to KFN or any of its other wholly-owned subsidiaries and (2) any regular quarterly distribution made by KFN in an amount up to $0.22 per KFN common share for any quarterly distribution (subject to the limitations described under "—Dividends and Distributions");

  •
  adjust, reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire any of its capital stock, voting securities or other ownership interests or any securities convertible into or exchangeable or exercisable for capital stock, voting securities or other ownership interests (except for the withholding of KFN common shares in respect of the payment of the exercise price or taxes upon the exercise of any options, the vesting of KFN common restricted shares or the settlement of phantom units);

  •
  (1) acquire, including by merger, consolidation or acquisition of stock or assets or any other business combination or by any other manner, any corporation, partnership, other business organization or any business, division or equity interest thereof, or (2) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances or capital contribution to, or investment in, any person, except to employees in the ordinary course of business and in a manner consistent with past practice or to KFN or any wholly-owned subsidiary of KFN;

  •
  modify in any material respect any accounting policies or procedures, other than as required by GAAP or applicable law;

  •
  (1) make any change to any material method of tax accounting, (2) make, change or rescind any material tax election, (3) settle or compromise any material tax liability or consent to any claim or assessment relating to a material amount of taxes, (4) file any amended tax return, (5) file any claim for refund of a material amount of taxes, (6) enter into any closing agreement relating to a material amount of taxes or (7) waive or extend the statute of limitations in respect of material taxes;

  •
  except (1) for the acceleration of the vesting of existing phantom shares and restricted KFN common shares, (2) as required by the provisions of the merger agreement relating to the treatment of equity awards or (3) to ensure that any benefits plan is not then out of compliance with applicable law or the terms of the benefits plan on the date of the merger agreement,

    (A) adopt, enter into, terminate or amend any benefits plan, (B) increase in any manner the compensation or benefits of any director, officer, employee or independent contractor, (C) grant or pay any change-in-control, retention, severance or termination pay to, or increase in any manner the change-in-control, retention, severance or termination pay of, any current or former director, officer, employee or independent contractor, (D) grant any equity or equity-based awards or make any loan to any employee or independent contractor (other than the crediting of additional phantom shares (and issuance of KFN common shares in settlement thereof) under the Deferred Compensation Plan in accordance with the terms thereof as a result of deferral elections previously made (and not otherwise timely revoked) in respect of 2013 and 2014 compensation in the ordinary course of business, and the dividend reinvestment feature under the Deferred Compensation Plan), (E) take any action to fund or in any other way secure the payment of compensation or benefits under any benefits plan; or (F) hire or terminate any officer, employee or independent contractor;

  •
  except as required by applicable law or any judgment by a court of competent jurisdiction, (1) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation that are material to KFN and its subsidiaries, taken as a whole, other than the payment, discharge, settlement or satisfaction in the ordinary course of business and in a manner consistent with past practice of in accordance with their terms, of liabilities disclosed, reflected or reserved against in the financial statements (or the notes thereto) contained in KFN's filings with the SEC (for amounts not in excess of such reserves) or incurred since the date of the financial statements in the ordinary course of business and in a manner consistent with past practice, (2) cancel any material indebtedness or (3) waive or assign any claims or rights of material value;

  •
  (1) enter into, (2) terminate or cancel, except when it may be commercially reasonable to do so, (3) fail to exercise a right to renew on terms commercially reasonable to KFN or (4) modify or amend in any material respect, any of certain types of contracts of KFN specified in the merger agreement; or

  •
  agree in writing or otherwise commit to take any of the foregoing actions.

        Subject to certain exceptions set forth in the merger agreement and the disclosure schedules delivered by KKR to KFN in connection with the merger agreement, unless KFN consents in writing (which consent cannot be unreasonably withheld, conditioned or delayed), KKR has agreed to certain restrictions limiting its and its respective subsidiaries' ability to, among other things:

  •
  amend or otherwise change the organizational documents of KKR, Fund Holdings or Merger Sub, except for any amendments or changes that would not (1) materially delay, materially impede or prevent the completion of the merger and (2) adversely affect the holders of KFN common shares in any material respect differently than the holders of KKR common units;

  •
  declare, set aside, make or pay any extraordinary or special dividend or distribution, payable in cash, equity securities, property or otherwise, with respect to any KKR common units;

  •
  (1) acquire or merge with any business, person or division, if entering into a definitive agreement relating to the acquisition or merger would be reasonably likely to, or (2) incur any indebtedness for borrowed money or issue any debt securities if the incurrence or issuance would be reasonably likely to, in either case, (A) materially delay the effectiveness of the registration statement of which this proxy statement/prospectus forms a part or (B) materially delay, materially impede or prevent the completion of the merger;

  •
  issue, deliver, sell, grant or dispose of any KKR common units or shares of any class of capital stock of KKR, any other voting securities or other ownership interests of KKR, or any options, warrants, convertible securities or other rights of any kind to acquire any KKR common units, or any "phantom" stock, "phantom" stock rights, stock appreciation rights, stock-based units or other similar interests of KKR (except, in each case, (1) in the ordinary course (including the issuance of equity-based awards, any regular quarterly issuances of KKR common units made by KKR in accordance with its quarterly exchange process and sales pursuant to a certain prospectus previously filed with the SEC by KKR), (2) for the issuance of KKR common units issuable pursuant to the settlement of awards with respect to directors, employees and service providers of KKR or its affiliates outstanding on the date of the merger agreement or as may be granted in the ordinary course, in all cases in accordance with customary terms) or (3) in connection with acquisitions, business combinations, joint ventures or strategic alliances or similar transactions);

  •
  adjust, reclassify, combine, split or subdivide any KKR common units, or any capital stock, voting securities or other ownership interests of KKR or any securities convertible into or exchangeable or exercisable for KKR common units or capital stock, voting securities or other ownership interests of KKR; or

  •
  agree in writing or otherwise commit to take any of the foregoing actions.

Indemnification; Directors' and Officers' Insurance

        The merger agreement provides that, for a period of six years from and after the effective time, KKR and the surviving entity in the merger will be required to maintain in effect (1) the current provisions (or provisions no less favorable) regarding exculpation and indemnification of present or former officers and directors contained in the organizational documents of KFN and its subsidiaries and (2) any agreements of KFN and its subsidiaries with any of their respective present or former directors and officers that provide rights to exculpation or indemnification for acts or omissions occurring at or prior to the effective time (whether asserted or claimed prior to, at or after the effective time, including any matters arising in connection with the transactions contemplated by the merger agreement). In addition, the merger agreement provides that from and after the effective time, KKR and the surviving entity will be required to indemnify, defend and hold harmless, and provide advancement of expenses (including advancing attorneys' fees and expenses incurred in advance of the final disposition of any actual or threatened claim, suit, proceeding or investigation to the fullest extent permitted under applicable law, provided that any person to whom fees and expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification) to, the present and former officers and directors of KFN against all losses, claims, damages, costs, expenses, liabilities or judgments that are paid in settlement of or in connection with any action based on, relating to or arising out of the fact that he or she is or was an officer or director of KFN or its subsidiaries prior to the effective time, whether asserted or claimed prior to, or at or after, the effective time (including acts or omissions occurring in connection with the approval of the merger agreement and the completion of the transactions contemplated by the merger agreement) to the fullest extent provided or permitted under the organizational documents of KFN and its subsidiaries and any indemnification agreement entered into between KFN or its subsidiaries and the director or officer, and to the fullest extent permitted under applicable law.

        In addition, the merger agreement provides that if KKR does not elect to purchase a "tail" directors' and officers' liability insurance policy for KFN's present and former officers and directors with coverage for six years following the effective time, and with coverage and amounts and terms and conditions no less favorable to the covered persons than the existing policies of directors' and officers' liability insurance maintained by KFN, KFN may purchase a six year "tail" insurance policy; provided that KFN may not, without KKR's consent, make a premium payment to the extent it exceeds 300% of the current annual premium paid by KFN for its directors' and officers' liability insurance (or as much comparable "tail" insurance as possible for that amount). If KFN is unable to purchase any such "tail" insurance, KKR is required to cause Merger Sub to, at KFN's request, purchase and maintain (and honor the obligations under), during the six-year period beginning on the date of the effective time, a "tail" insurance policy with respect to directors' and officers' liability insurance of comparable coverage and amounts and containing terms and conditions no less favorable, in the aggregate, to the officers and directors of KFN as KFN's existing policies with a claims period of six years from the effective time; provided, however, that Merger Sub is not required to pay more than 300% of the current annual premium paid by KFN for its directors' and officers' liability insurance as the aggregate premium for the "tail" insurance policies for its entire period (in which case Merger Sub will obtain as much comparable "tail" insurance as possible for that amount).

Amendment and Waiver

        The merger agreement provides that it may be amended by the parties at any time before or after the adoption of the merger agreement by KFN shareholders, but after any such approval, no amendment is permitted that by applicable law requires further approval or authorization by the holders of KFN common shares without such further approval or authorization.

        At any time prior to the effective time, KKR (with respect to KKR, Fund Holdings and Merger Sub) and KFN (by approval of the transaction committee of the board of directors of KFN) may, to the extent legally allowed, (1) extend the time for the performance of any of the obligations or other acts of the other parties, (2) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any certificate delivered pursuant to the merger agreement and (3) waive compliance with any of the agreements or conditions contained in the merger agreement or in any document delivered pursuant to the merger agreement.

Remedies; Specific Performance

        The merger agreement provides that, in the event KFN pays the termination payment (described under "—Termination Payment and Expenses") to Merger Sub or its designee when required, KFN will have no further liability to KKR, Fund Holdings or Merger Sub or their respective affiliates, except in the case of fraud or any willful or intention breach of any provision of the merger agreement. In addition, the merger agreement provides that nothing in the merger agreement will relieve any party of any liability for fraud or any willful or intentional breach of any provision of the merger agreement. The merger agreement also provides that the parties are entitled to an injunction to violations or threatened violations of the merger agreement and to specifically enforce the merger agreement.

Representations and Warranties

        The merger agreement contains representations and warranties made by KKR, Fund Holdings and Merger Sub to KFN, and representations and warranties made by KFN to KKR, Fund Holdings and Merger Sub. These representations and warranties have been made solely for the benefit of the other parties to the merger agreement and:

  •
  may be intended not as statements of fact or of the condition of the parties to the merger agreement or their respective subsidiaries, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

  •
  have been qualified by disclosures that were made to the other party in connection with the negotiation of the merger agreement, which disclosures may not be reflected in the merger agreement;

  •
  may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

  •
  were made only as of the date of the merger agreement or such other date or dates as may be specified in the merger agreement and are subject to more recent developments.

        The representations and warranties made by both KKR, Fund Holdings and Merger Sub, on the one hand, and KFN, on the other hand, relate to, among other things:

  •
  organization, standing, power and similar matters;

  •
  power and authority to enter into the merger agreement and complete the transactions contemplated by the merger agreement;

  •
  capitalization;

  •
  required consents and approvals of governmental authorities, and absence of certain conflicts, in connection with the transactions contemplated by the merger agreement;

  •
  the absence of a material adverse effect;

  •
  documents filed with the SEC, financial statements included in those documents and internal control over financial reporting;

  •
  this proxy statement/prospectus and the registration statement of which it forms a part;

  •
  absence of certain litigation;

  •
  brokerage and finder's fees;

  •
  compliance with law;

  •
  absence of undisclosed liabilities;

  •
  business operations since September 30, 2013; and

  •
  regulation under the Investment Company Act.

        Additional representations and warranties made only by KFN relate to, among other things:

  •
  subsidiaries;

  •
  taxes;

  •
  title to properties;

  •
  benefits plans

  •
  certain contracts of KFN;

  •
  the opinion received from the financial advisor to the transaction committee of the board of directors of KFN;

  •
  takeover statutes; and

  •
  insurance policies.

        Additional representations and warranties made only by KKR, Fund Holdings and Merger Sub relate to, among other things:

  •
  operations of Merger Sub;

  •
  status under provisions of KFN's operating agreement relating to ownership of KFN's capital stock; and

  •
  no knowledge of certain persons that any representation or warranty of KFN made in the merger agreement is untrue or inaccurate as of the date of the merger agreement.

Additional Agreements

        It is a condition to the closing of the merger that the KKR common units to be issued in connection with the merger be approved for listing on the NYSE, subject to official notice of issuance.

        In addition, the merger agreement provides that until the closing of the merger, the manager will not, and KKR will cause the manager not to, in its capacity as manager of KFN, take any action (unless acting at the direction of the board of directors of KFN) that would cause KFN to fail to comply in any material respect with any of the provisions of the merger agreement.

        The merger agreement also contains covenants relating to, among other things, cooperation in the preparation of this proxy statement/prospectus and the holding of the special meeting, access to information and confidentiality, the tax treatment of the merger, public announcements, dispositions of equity securities in the merger by persons who may be subject to the reporting requirements of Section 16(a) of the Exchange Act, litigation related to the merger, notice of certain matters, activities of Merger Sub and approvals.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2012 and for the nine months ended September 30, 2013 combine the historical consolidated statements of operations of KKR and KFN, giving effect to the merger as if it had occurred on January 1, 2012. The unaudited pro forma condensed combined statement of financial condition as of September 30, 2013 combines the historical consolidated statement of financial condition of KKR and KFN, giving effect to the merger as if it had occurred on September 30, 2013. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the:

  •
  separate historical audited financial statements of KKR as of and for the year ended December 31, 2012 and the related notes included in KKR's Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference into this proxy statement/prospectus;

  •
  separate historical audited financial statements of KFN as of and for the year ended December 31, 2012 and the related notes included in KFN's Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference into this proxy statement/prospectus;

  •
  separate historical unaudited financial statements of KKR as of and for the nine months ended September 30, 2013 and the related notes included in KKR's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013, which is incorporated by reference into this proxy statement/prospectus; and

  •
  separate historical unaudited financial statements of KFN as of and for the nine months ended September 30, 2013 and the related notes included in KFN's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013, which is incorporated by reference into this proxy statement/prospectus.

        The unaudited pro forma condensed combined financial information has been presented for informational purposes only and is based on the most current information available. The pro forma information is not necessarily indicative of what the combined company's financial position or results of operations actually would have been had the merger been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

        The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under existing U.S. generally accepted accounting principles, or GAAP standards, which are subject to change and interpretation. KKR has been treated as the acquirer in the merger for accounting purposes. The acquisition accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company's future results of operations and financial position.

        The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the merger or the costs to integrate the operations of KKR and KFN or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

Unaudited Pro Forma Condensed Combined Statements of Financial Condition

As of September 30, 2013

(Amounts in Thousands)

	KKR	KFN*	Pro Forma Adjustments**		Pro Forma Combined
Assets
Cash and Cash Equivalents	$1,112,316	$221,986	$—		$1,334,302
Cash and Cash Equivalents Held at Consolidated Entities	436,777	472,481	—		909,258
Restricted Cash and Cash Equivalents	45,490	37,207	—		82,697
Investments	44,263,123	7,172,114	(6,328)	(a)	51,428,909
Due From Affiliates	133,746	—	(3,847)	(b)	129,899
Other Assets	2,168,599	568,203	466,319	(c)	3,203,121

Total Assets	$48,160,051	$8,471,991	$456,144		$57,088,186

Liabilities & Equity
Debt Obligations	$2,027,116	$5,791,616	$(271,404)	(d)	$7,547,328
Due to Affiliates	96,772	8,838	(3,847)	(e)	101,763
Accounts Payable, Accrued Expenses and Other Liabilities	2,527,876	176,485	1,437	(f)	2,705,798

Total Liabilities	4,651,764	5,976,939	(273,814)		10,354,889

Redeemable Noncontrolling Interests	574,065	—	—		574,065

Equity
KKR & Co. L.P. Partners' Capital	2,495,093	2,133,430	729,958	(g)	5,358,481
Noncontrolling Interests	40,439,129	361,622	—		40,800,751

Total Equity	42,934,222	2,495,052	729,958		46,159,232

Total Liabilities & Equity	$48,160,051	$8,471,991	$456,144		$57,088,186

The accompanying notes to the unaudited pro forma condensed combined financial statements are an integral part of these statements.

*
For purposes of the unaudited pro forma condensed combined financial statements, certain reclassifications were made to KFN's historical financial statements to conform to those classifications used by KKR. The reclassifications are explained in Note 3. Accounting Policies and Financial Statement Classifications beginning on page 109 of this proxy statement/prospectus.

**
The pro forma adjustments are explained in Note 6. Pro Forma Adjustments beginning on page 115 of this proxy statement/prospectus.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the nine months ended September 30, 2013

(Amounts in Thousands, Except Unit Data)

	KKR	KFN*	Pro Forma Adjustments**		Pro Forma Combined
Revenues
Fees	$537,644	$84,118	$(62,683)	(h)	$559,079

Expenses
Compensation and Benefits	860,905	3,830	(3,830)	(i)	860,905
Occupancy and Related Charges	46,036	809	(809)	(j)	46,036
General, Administrative and Other	279,906	129,392	(58,044)	(k)	351,254

Total Expenses	1,186,847	134,031	(62,683)		1,258,195

Investment Income / (Loss)
Net Gains (Losses) from Investment Activities	4,598,755	79,709	—		4,678,464
Dividend Income	370,014	7,903	—		377,917
Interest Income	352,250	331,940	(11,327)	(l)	672,863
Interest Expense	(72,693)	(144,851)	11,327	(l)	(206,217)

Total Investment Income (Loss)	5,248,326	274,701	—		5,523,027

Income (Loss) Before Taxes	4,599,123	224,788	—		4,823,911
Income Taxes	25,525	434	6,002	(m)	31,961

Net Income (Loss)	4,573,598	224,354	(6,002)		4,791,950
Less: Net Income (Loss) Attributable to Redeemable Noncontrolling Interests	25,992	—	—		25,992
Less: Net Income (Loss) Attributable to Noncontrolling Interests	4,134,293	—	18,908	(n)	4,153,201
Less: Preferred Share Distributions	—	20,520	—		20,520

Net Income (Loss) Attributable to KKR & Co. L.P.	$413,313	$203,834	$(24,910)		$592,237

Net Income (Loss) Attributable to KKR & Co. L.P. Per Common Unit
Basic	$1.53	$1.01			$1.58
Diluted	$1.40	$1.01			$1.48
Weighted Average Common Units Outstanding
Basic	270,484,224	201,824,097	(97,363,776)	(o)	374,944,545
Diluted	296,181,070	201,824,097	(97,363,776)	(o)	400,641,391

The accompanying notes to the unaudited pro forma condensed combined financial statements are an integral part of these statements.

*
For purposes of the unaudited pro forma condensed combined financial statements, certain reclassifications were made to KFN's historical financial statements to conform to those classifications used by KKR. The reclassifications are explained in Note 3. Accounting Policies and Financial Statement Classifications beginning on page 141 of this proxy statement/prospectus.

**
The pro forma adjustments are explained in Note 6. Pro Forma Adjustments beginning on page 147 of this proxy statement/prospectus.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2012

(Amounts in Thousands, Except Unit Data)

	KKR	KFN*	Pro Forma Adjustments**			Pro Forma Combined
Revenues
Fees	$568,442	$64,535	$(82,116)	(h	)	$550,861

Expenses
Compensation and Benefits	1,280,854	5,003	(5,003)	(i	)	1,280,854
Occupancy and Related Charges	58,205	1,362	(1,362)	(j	)	58,205
General, Administrative and Other	259,729	147,061	(75,751)	(k	)	331,039

Total Expenses	1,598,788	153,426	(82,116)			1,670,098

Investment Income / (Loss)
Net Gains (Losses) from Investment Activities	7,871,673	144,022	—			8,015,695
Dividend Income	940,888	2,379	—			943,267
Interest Income	358,598	503,861	(19,360)	(l	)	843,099
Interest Expense	(69,164)	(216,608)	19,360	(l	)	(266,412)

Total Investment Income (Loss)	9,101,995	433,654	—			9,535,649

Income (Loss) Before Taxes	8,071,649	344,763	—			8,416,412
Income Taxes	43,405	(3,467)	11,466	(m	)	51,404

Net Income (Loss)	8,028,244	348,230	(11,466)			8,365,008
Less: Net Income (Loss) Attributable to Redeemable Noncontrolling Interests	34,963	—	—			34,963
Less: Net Income (Loss) Attributable to Noncontrolling Interests	7,432,445	—	44,494	(n	)	7,476,939

Net Income (Loss) Attributable to KKR & Co. L.P.	$560,836	$348,230	$(55,960)			$853,106

Net Income (Loss) Attributable to KKR & Co. L.P. Per Common Unit
Basic	$2.35	$1.95				$2.49
Diluted	$2.21	$1.87				$2.38
Weighted Average Common Units Outstanding
Basic	238,503,257	177,838,211	(73,377,890)	(o	)	342,963,578
Diluted	254,093,160	187,423,094	(82,962,773)	(o	)	358,553,481

The accompanying notes to the unaudited pro forma condensed combined financial statements are an integral part of these statements.

*
For purposes of the unaudited pro forma condensed combined financial statements, certain reclassifications were made to KFN's historical financial statements to conform to those classifications used by KKR. The reclassifications are explained in Note 3. Accounting Policies and Financial Statement Classifications beginning on page 141 of this proxy statement/prospectus.

**
The pro forma adjustments are explained in Note 6. Pro Forma Adjustments beginning on page 147 of this proxy statement/prospectus.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(in thousands, except per share data)

1. Description of Transaction

        On December 16, 2013, KFN, KKR, Fund Holdings and Merger Sub entered into a merger agreement, pursuant to which, subject to the terms and conditions set forth in the merger agreement, KFN will be acquired by Fund Holdings, a subsidiary of KKR. If the merger is approved by KFN common shareholders and the other conditions to completion of the merger that are described in this proxy statement/prospectus are satisfied or waived, KFN will merge with and into Merger Sub, KFN continuing as the surviving entity as an indirect subsidiary of KKR. At the effective time of the merger, each issued and outstanding KFN common share will be converted into the right to receive 0.51 KKR common units. Fractional shares shall be entitled to receive a cash payment in lieu of any fractional KKR common units. Each KFN option that is outstanding and unexercised immediately prior to the effective time of the merger will be cancelled and converted into the right to receive an amount in cash equal to the excess of (1) the cash value of the number of KKR common units that a holder of a KFN common share would be entitled to receive, over (2) the exercise price per KFN common share subject to such option immediately prior to the merger. Each KFN outstanding phantom share under KFN's Non-Employee Directors' Deferred Compensation and Share Award Plan shall automatically be converted into the right to receive 0.51 KKR common units. Each preferred share of KFN shall remain an outstanding preferred share of KFN as the surviving entity following the merger.

2. Basis of Presentation

        The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and was based on the historical financial statements of KKR and KFN. The acquisition method of accounting is based in accordance with Accounting Standards Codification Topic 805, Business Combinations, which is referred in this proxy statement/prospectus as ASC 805, and uses the fair value concepts defined in Accounting Standards Codification Topic 820, Fair Value Measurements, which KKR has adopted as required. These existing U.S. GAAP standards are subject to change and interpretation.

        ASC 805 requires, among other things, that the assets acquired and liabilities assumed be recognized at their estimated fair values as of the acquisition date. In addition, it establishes that any equity-based consideration transferred be measured at the closing date of the merger at the then-current market price. This particular requirement will likely result in a per common unit equity component that is different from the amount assumed in these unaudited pro forma condensed combined financial statements.

        Under the acquisition method of accounting, the assets acquired and liabilities assumed will be recorded as of the completion of the merger, at their respective fair values and added to those of KKR. Financial statements and reported results of operations of KKR issued after completion of the merger will reflect these values, but will not be retroactively restated to reflect the historical financial position or results of operations of KFN. In addition, under ASC 805, acquisition-related transaction costs (i.e., advisory, legal, valuation, other professional fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. The unaudited pro forma condensed combined statements of operations do not reflect any acquisition-related transaction costs. However, total acquisition-related transaction costs expected to be incurred by KKR and KFN, which are estimated to be approximately $         million and $         million, respectively, are reflected in the unaudited pro forma condensed combined statement of financial condition as an increase to accounts payable, accrued expenses and other liabilities.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

(in thousands, except per share data)

2. Basis of Presentation (Continued)

        Accounting Standards Codification Topic 820, Fair Value Measurements defines the term "fair value" and sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined as "the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date." This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

        KFN has historically been externally managed and advised by an indirect subsidiary of KKR pursuant to the management agreement. Under that agreement, KKR manages KFN's day-to-day operations and performs all services and activities relating to the management of KFN's assets, liabilities and operations, subject to the direction and oversight of KFN's board of directors. While the management agreement will continue after the merger, the fee income and operating expenses and related balance sheet accounts previously recognized between KKR and KFN will be eliminated in consolidation and therefore the pro forma effect of those eliminations are reflected in these unaudited pro forma condensed combined financial statements. This accounting treatment is referred to as the "effective settlement" of the management agreement.

        There are certain entities that have historically been consolidated by KKR that hold investments in structured financing vehicles that are consolidated by KFN. As such, these investments and related income statement amounts will be eliminated in consolidation and therefore the pro forma effects of those eliminations are reflected in these unaudited pro forma condensed combined financial statements.

3. Accounting Policies and Financial Statement Classifications

        Upon consummation of the merger, KKR will review KFN's accounting policies. As a result of that review, KKR may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the consolidated financial statements. The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies.

        For purposes of the unaudited pro forma condensed combined financial statements, certain reclassifications were made to KFN's historical financial statements to conform to those classifications used by KKR. Upon completion of the merger, KKR will review KFN's accounting policies and financial statement classifications. As a result of that review, it may become necessary to make additional reclassifications to the consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

(in thousands, except per share data)

3. Accounting Policies and Financial Statement Classifications (Continued)

        Financial statement reclassifications are reflected below:

Classification of KFN's Unaudited Condensed Consolidated Balance Sheet When Combined with
KKR's Unaudited Condensed Consolidated Statement of Financial Condition
As of September 30, 2013
(Amounts in Thousands)

KFN Classification		KKR Classification
Assets
Cash and Cash Equivalents	$221,986	Cash and Cash Equivalents
Restricted Cash and Cash Equivalents	509,688	Cash and Cash Equivalents Held at Consolidated Entities $472,481 / Restricted Cash and Cash Equivalents $37,207
Securities	519,675	Investments
Corporate Loans, Net	6,153,072	Investments
Equity Investments, Estimated Fair Value	191,153	Investments
Oil and Gas Properties, Net	372,034	Other Assets
Derivative Assets	35,348	Other Assets
Interest and Principal Receivable	38,586	Other Assets
Other Assets	430,449	Other Assets $122,235 / Investments $308,214

Total Assets	$8,471,991

Liabilities
Collateralized Loan Obligation Secured Notes	$4,903,438	Debt Obligations
Collateralized Loan Obligation Junior Secured Notes to Affiliates	193,921	Debt Obligations
Credit Facilities	48,489	Debt Obligations
Senior Notes	362,251	Debt Obligations
Junior Subordinated Notes	283,517	Debt Obligations
Accounts Payable, Accrued Expenses and Other Liabilities	74,737	Accounts Payable, Accrued Expenses, and Other Liabilities $73,880 / Due to Affiliates $857
Accrued Interest Payable	16,497	Accounts Payable, Accrued Expenses, and Other Liabilities
Accrued Interest Payable to Affiliates	4,134	Due to Affiliates
Related Party Payable	3,847	Due to Affiliates
Derivative Liabilities	86,108	Accounts Payable, Accrued Expenses, and Other Liabilities

Total Liabilities	5,976,939

Shareholders' Equity
Paid-in-Capital	3,313,400	KKR & Co. L.P. Partners' Capital $2,951,778 / Noncontrolling Interests $361,622
Accumulated Other Comprehensive Loss	(29,693)	KKR & Co. L.P. Partners' Capital
Accumulated Deficit	(788,655)	KKR & Co. L.P. Partners' Capital

Total Shareholders' Equity	2,495,052

Total Liabilities and Shareholders' Equity	$8,471,991

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

(in thousands, except per share data)

3. Accounting Policies and Financial Statement Classifications (Continued)

Classification of KFN's Unaudited Consolidated Statement of Operations When Combined with
KKR's Unaudited Consolidated Statement of Operations
For the Nine Months Ended September 30, 2013
(Amounts in Thousands)

KFN Classification		KKR Classification
Revenues
Loan Interest Income	$272,919	Interest Income
Securities Interest Income	39,326	Interest Income
Oil and Gas Revenue	84,118	Fees
Other	10,033	Dividend Income $7,903/ Interest Income $2,130

Total Revenues	406,396

Investment Costs and Expenses
Interest Expense	118,366	Interest Expense
Interest Expense to Affiliates	26,485	Interest Expense
Provision for Loan Losses	20,407	Net Gains (Losses) from Investment Activities
Oil and Gas Production Costs	26,420	General, Administrative and Other
Oil and Gas Depreciation, Depletion and Amortization	29,910	General, Administrative and Other
Other	2,531	General, Administrative and Other

Total Investment Costs and Expenses	224,119

Other Income
Net Realized and Unrealized Gain on Investments	125,397	Net Gains (Losses) from Investment Activities
Net Realized and Unrealized Loss on Derivatives and Foreign Exchange	(5,012)	Net Gains (Losses) from Investment Activities
Net Loss on Restructuring and Extinguishment of Debt	(20,269)	Net Gains (Losses) from Investment Activities
Other Income	17,565	Interest Income

Total Other Income	117,681

Other Expenses
Related Party Management Compensation	56,744	General, Administrative and Other $54,671 / Compensation and Benefits $2,073
General, Administrative and Directors Expenses	13,138	General, Administrative and Other $10,572 / Compensation and Benefits $1,757 / Occupancy and Related Charges $809
Professional Services	5,288	General, Administrative and Other

Total Other Expenses	75,170

Income Before Income Taxes	224,788
Income Tax Expense (Benefit)	434	Income Taxes (Benefit)
Preferred Share Distributions	20,520	Preferred Share Distributions

Net Income Available to Common Shareholders	$203,834

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

(in thousands, except per share data)

3. Accounting Policies and Financial Statement Classifications (Continued)

Classification of KFN's Audited Consolidated Statement of Operations When Combined with
KKR's Audited Consolidated Statement of Operations
For the Year Ended December 31, 2012
(Amounts in Thousands)

KFN Classification		KKR Classification
Revenues
Loan Interest Income	$411,736	Interest Income
Securities Interest Income	76,642	Interest Income
Oil and Gas Revenue	64,535	Fees
Other	2,560	Dividend Income $2,379/ Interest Income $181

Total Revenues	555,473

Investment Costs and Expenses
Interest Expense	165,022	Interest Expense
Interest Expense to Affiliates	51,586	Interest Expense
Provision for Loan Losses	46,498	Net Gains (Losses) from Investment Activities
Oil and Gas Production Costs	28,980	General, Administrative and Other
Oil and Gas Depreciation, Depletion and Amortization	21,931	General, Administrative and Other
Other	4,358	General, Administrative and Other

Total Investment Costs and Expenses	318,375

Other Income
Net Realized and Unrealized Gain on Investments	183,757	Net Gains (Losses) from Investment Activities
Net Realized and Unrealized Loss on Derivatives and Foreign Exchange	(2,091)	Net Gains (Losses) from Investment Activities
Net Realized and Unrealized Gain on Residential Mortgage-Backed Securities	9,299	Net Gains (Losses) from Investment Activities
Net Loss on Restructuring and Extinguishment of Debt	(445)	Net Gains (Losses) from Investment Activities
Other Income	15,302	Interest Income

Total Other Income	205,822

Other Expenses
Related Party Management Compensation	72,339	General, Administrative and Other $70,069 / Compensation and Benefits $2,270
General, Administrative and Directors Expenses	19,157	General, Administrative and Other $15,062 / Compensation and Benefits $2,733 / Occupancy and Related Charges $1,362
Professional Services	6,661	General, Administrative and Other

Total Other Expenses	98,157

Income Before Income Taxes	344,763
Income Tax Expense (Benefit)	(3,467)	Income Taxes (Benefit)

Net Income Available to Common Shareholders	$348,230

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

(in thousands, except per share data)

4. Preliminary Estimated Acquisition Consideration

        The following is a preliminary estimate of consideration expected to be transferred to effect the acquisition of KFN pursuant to the merger agreement:

(Amounts in Thousands, Except Per Share/Unit Data)
Number of KFN common shares outstanding at September 30, 2013	204,824
Exchange ratio	0.51
Number of KKR common units issued	104,460
KKR common unit price on January 8, 2014(a)	$25.78

Estimated fair value of issued KKR common units	$2,692,987
Plus: Estimated value of Management Agreement in excess of market(b)	160,000

Total preliminary estimated acquisition consideration	$2,852,987

The restricted KFN common shares are included in the KFN common shares outstanding. No additional consideration is attributable to outstanding KFN options as the exercise price is below the current trading price of KFN common shares. Additionally, no consideration is attributable to KFN phantom shares, which is already reflected as a liability in the net assets acquired.

(a)
The estimated equity consideration expected to be transferred reflected in these unaudited pro forma condensed combined financial statements does not purport to represent what the actual consideration transferred will be when the merger is consummated. In accordance with ASC 805, the fair value of equity securities issued as part of the consideration transferred will be measured on the closing date of the merger at the then-current market price. This requirement will likely result in a per common unit equity component different from the $25.78 assumed in these unaudited pro forma condensed combined financial statements and that difference may be material. An increase or decrease of $1.00 in the KKR common unit price on the closing date of the merger compared to the share price assumed in these unaudited pro forma condensed combined financial statements would increase or decrease the consideration expected to be transferred by approximately $105 million, which would result in a corresponding increase or decrease to goodwill.

(b)
Represents incremental consideration stemming from the effective settlement of the management agreement between KKR and KFN upon consummation of the merger. The management agreement represents a preexisting contractual relationship between the parties to the business combination that in effect becomes settled from an accounting perspective upon the merger. In connection with this effective settlement, KKR is anticipated to recognize a gain equal to the amount by which the management agreement is favorable to KKR when compared with pricing for current market transactions for similar investment management arrangements, not to exceed the contractual termination fee provisions of the management agreement. The effective settlement of the management agreement is accounted for separately from the business combination and the deemed payment in the amount of the gain results in incremental acquisition consideration for the transaction. The analysis of the fair value of the management agreement has not been completed, and is therefore in its preliminary stages. Based on the limited analysis that has been conducted to date, we believe the reasonable range of possible outcomes for the gain that may be recorded is between approximately $60 million and $260 million, with the high end of the range representing

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

(in thousands, except per share data)

4. Preliminary Estimated Acquisition Consideration (Continued)

  the contractual termination payment that would be due to be paid by KFN to KKR to terminate the management agreement as of September 30, 2013. Because the analysis of the fair value of the management agreement is in its preliminary stages, the gain amount reflected in the unaudited pro forma condensed combined financial statements of $160 million represents the midpoint of the range described above. As such, we believe this gain amount could reasonably increase or decrease by $100 million from the amount reflected in the unaudited pro forma condensed combined financial statements, which would increase or decrease goodwill accordingly. The range above represents management's best current estimate of the reasonably possible gains that may be recorded based on currently available information and estimates and assumptions that KKR's management believe are reasonable as of the date of this proxy statement/prospectus. Any of the factors underlying these estimates and assumptions may change or prove to be materially different, and the estimates and assumptions may not be representative of facts existing at the closing date of the merger, and it is possible that no gain is ultimately recorded on the effective settlement of the management agreement if the pricing for current market transactions for similar investment management arrangements is determined to be consistent with the management agreement at the date of closing of the merger.

  5. Preliminary Estimated Purchase Price Allocation

          The following is a preliminary estimate of the assets to be acquired and the liabilities to be assumed by KKR in the merger, reconciled to the estimated consideration expected to be transferred:

(Amounts in Thousands)
Book value of net assets acquired at September 30, 2013	$2,495,052
Adjusted for:
Preferred shares	(361,622)

Adjusted book value of net assets acquired	$2,133,430
Adjustments to:
Investments(a)	58,119
Other assets(a)	(9,357)
Debt obligations(a)	206,957
Accounts payable, accrued expenses and other liabilities(a)	(1,437)
Goodwill(b)	465,275

Preliminary estimated acquisition consideration	$2,852,987

(a)
To adjust the carrying value of certain assets and liabilities to fair value.

(b)
Goodwill is calculated as the difference between the acquisition date fair value of the consideration expected to be transferred and the values assigned to the assets acquired and liabilities assumed. Goodwill is not amortized.

        In the case of this transaction, there were no known intangible assets identified.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

(in thousands, except per share data)

5. Preliminary Estimated Purchase Price Allocation (Continued)

        The allocation of the estimated acquisition consideration for KFN is preliminary because the merger with KFN has not yet been completed. The preliminary allocation for KFN is based on estimates, assumptions, valuations and other activities which have not yet been finalized in order to make a definitive allocation. Accordingly, the pro forma adjustments to allocate the acquisition consideration will remain preliminary until KKR's management determines the final acquisition consideration and the fair values of assets acquired, net of liabilities assumed. The final determination of the acquisition consideration allocation is anticipated to be completed as soon as practicable after the closing of the merger. The final amounts allocated to assets acquired and liabilities assumed, including intangible assets, could differ materially from the amounts presented in the unaudited pro forma condensed consolidated financial statements.

6. Pro Forma Adjustments

        The adjustments included in the column under the heading "Pro Forma Adjustments" on the unaudited pro forma condensed combined financial statements represent the following:

Unaudited Pro Forma Condensed Combined Statement of Financial Condition

  (a)
  Investments

September 30, 2013
To adjust certain investments to fair value	$58,119
To eliminate investments held at consolidated entities*	(64,447)

Total adjustments to Investments	$(6,328)

*
There are certain entities that have historically been consolidated by KKR that hold investments in structured financing vehicles that are consolidated by KFN. As such, these investments and corresponding debt will be eliminated in consolidation and therefore the pro forma effects of those eliminations are reflected in these unaudited pro forma condensed combined financial statements.
  (b)
  Due from Affiliates

September 30, 2013
To eliminate amounts due from KFN to KKR	$(3,847)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

(in thousands, except per share data)

6. Pro Forma Adjustments (Continued)

  (c)
  Other Assets

September 30, 2013
To adjust amounts to fair value	$(9,357)
To record goodwill in connection with acquisition	465,275
To record deferred tax asset in connection with acquisition*	10,401

$466,319

*
This amount represents a net deferred tax asset anticipated to be recorded in connection with the merger associated with an increase in KKR Management Holdings Corp.'s share of the tax basis of the tangible and intangible assets of KKR Management Holdings L.P. as a result of the issuance of KKR common units. The impact of this adjustment is reflected as an offset to equity in the unaudited pro forma condensed combined statement of financial condition.
  (d)
  Debt Obligations

September 30, 2013
To adjust debt obligations to fair value	$(206,957)
To eliminate debt to consolidated entities*	(64,447)

$(271,404)

*
There are certain entities that have historically been consolidated by KKR that hold investments in structured financing vehicles that are consolidated by KFN. As such, these investments and corresponding debt will be eliminated in consolidation and therefore the pro forma effects of those eliminations are reflected in these unaudited pro forma condensed combined financial statements.
  (e)
  Due to Affiliates

September 30, 2013
To eliminate amounts due to KKR from KFN	$(3,847)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

(in thousands, except per share data)

6. Pro Forma Adjustments (Continued)

  (f)
  Accounts Payable, Accrued Expenses and Other Liabilities

September 30, 2013
To adjust amounts to fair value	$1,437
To record acquisition-related transaction costs expected to be incurred by KKR*
To record acquisition-related transaction costs expected to be incurred by KFN*

Total adjustment to Accounts Payable, Accrued Expenses and Other Liabilities	$1,437

*
Acquisition-related transaction costs are pending.
  (g)
  The adjustment to KKR & Co. L.P. Partners' Capital is the effect of cumulative adjustments made to assets and liabilities as described in previous tickmarks.

Unaudited Pro Forma Condensed Combined Statements of Operations

  (h)
  Fees

	Nine Months Ended September 30, 2013	Year Ended December 31, 2012
Elimination of management fees from KFN and related parties*	$(31,241)	$(32,482)
Elimination of incentive fees from KFN*	(22,742)	(37,588)
Elimination of reimbursable expenses from KFN and related parties**	(8,700)	(12,046)

Total adjustment to Fees	$(62,683)	$(82,116)

*
KKR and KFN are parties to the management agreement pursuant to which KKR manages the day-to-day operations of KFN, subject to the direction and oversight of KFN's board of directors. This adjustment represents the removal of the historical management fees and incentive fees earned by KKR and incurred by KFN for the nine months and year ended September 30, 2013 and December 31, 2012, respectively.

**
Certain of KFN's operating costs are initially incurred by KKR. Such costs are then reimbursed to KKR pursuant to the terms of the management agreement, provided that such costs and reimbursements are no greater than those which would be paid to outside professionals, consultants or other third parties on an arm's length basis. These costs generally consist of the following: (i) certain employee compensation and benefits costs since KFN does not have any employees, (ii) certain occupancy and related charges since KFN's administrative and principal executive offices are leased by KKR and (iii) certain general and administrative costs. This adjustment represents the removal of the historical

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

(in thousands, except per share data)

6. Pro Forma Adjustments (Continued)

  expense reimbursements received by KKR for the nine months and year ended September 30, 2013 and December 31, 2012, respectively.

  (i)
  Compensation and Benefits

	Nine Months Ended September 30, 2013	Year Ended December 31, 2012
Elimination of employee compensation and benefits expense from KFN*	$(3,830)	$(5,003)

*
KFN does not have any employees. KFN is managed by KKR Financial Advisors LLC, an indirect subsidiary of KKR, pursuant to the management agreement. Certain employee compensation and benefits costs incurred by KKR are allocated to KFN pursuant to the terms of the management agreement. This adjustment represents the removal of the historical compensation and benefits expense reimbursements paid by KFN for the nine months and year ended September 30, 2013 and December 31, 2012, respectively.
  (j)
  Occupancy and Related Charges

	Nine Months Ended September 30, 2013	Year Ended December 31, 2012
Elimination of occupancy and related charges from KFN*	$(809)	$(1,362)

*
KFN's administrative and principal executive offices are leased by KKR. Certain occupancy and related charges incurred by KKR are allocated to KFN pursuant to the terms of the management agreement. This adjustment represents the removal of the historical occupancy and related charges reimbursements paid by KFN for the nine months and year ended September 30, 2013 and December 31, 2012, respectively.
  (k)
  General, Administrative and Other

	Nine Months Ended September 30, 2013	Year Ended December 31, 2012
Elimination of management fee and incentive fee expenses paid to KKR by KFN and related parties*	$(53,983)	$(70,070)
Elimination of reimbursable expenses paid to KKR by KFN and related parties**	(4,061)	(5,681)

Total adjustment to General, Administrative and Other	$(58,044)	$(75,751)

*
KKR and KFN are parties to the management agreement pursuant to which KKR, through its indirect subsidiary, manages the day-to-day operations of KFN subject to the direction and oversight of KFN's board of directors. This adjustment represents the removal of the historical management fees and incentive fees incurred by KFN and

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

(in thousands, except per share data)

6. Pro Forma Adjustments (Continued)

  earned by KKR for the nine months and year ended September 30, 2013 and December 31, 2012, respectively.

**
KKR has historically performed certain general and administrative services on behalf of KFN pursuant to the terms of the management agreement. This adjustment represents the removal of the historical general, administrative and other charges paid by KFN for the nine months and year ended September 30, 2013 and December 31, 2012, respectively.
  (l)
  Interest Income/ Interest Expense

	Nine Months Ended September 30, 2013	Year Ended December 31, 2012
Elimination of interest income from consolidated entities*	$(11,327)	$(19,360)
Elimination of interest expense from consolidated entities*	11,327	19,360

	$—	$—

*
There are certain entities that have historically been consolidated by KKR that hold investments in structured financing vehicles that are consolidated by KFN. As such, the related income statement amounts will be eliminated in consolidation and therefore the pro forma effects of those eliminations are reflected in these unaudited pro forma condensed combined financial statements.
  (m)
  Income Taxes/ (Benefit)

	Nine Months Ended September 30, 2013	Year Ended December 31, 2012
To record estimated incremental corporate income taxes*	$6,002	$11,466

*
This adjustment represents the incremental corporate income taxes assumed to be incurred subsequent to the merger resulting from income that is expected to be generated by KKR Management Holdings L.P. as a result of the merger. This amount represents management's best estimate of incremental corporate income taxes based on currently available information and estimates and assumptions that KKR's management believe are reasonable as of the date of this proxy statement/prospectus. Any of the factors underlying these estimates and assumptions may change or prove to be materially different, and the estimates and assumptions may not be representative of facts existing at the closing date of the merger.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

(in thousands, except per share data)

6. Pro Forma Adjustments (Continued)

  (n)
  Net Income (Loss) Attributable to Noncontrolling Interests

	Nine Months Ended September 30, 2013	Year Ended December 31, 2012
To allocate income to KKR Holdings L.P.*	$18,908	$44,494

*
Noncontrolling interests held by KKR Holdings L.P. include economic interests held by KKR's principals and other persons in the KKR Group Partnerships. This adjustment allocates a portion of the incremental income in the combined business, as reflected in the pro forma adjustments, to KKR Holdings L.P. based on KKR Holdings L.P.'s pro forma ownership percentage in the KKR Group Partnerships for the nine months and year ended September 30, 2013 and December 31, 2012, respectively. Such ownership percentages, which are reflective of the KKR common units assumed to be issued in connection with the merger, amounted to approximately 52.7% and 56.5% for the nine months and year ended September 30, 2013 and December 31, 2012, respectively.
  (o)
  Shares Outstanding

	Nine Months Ended September 30, 2013	Year Ended December 31, 2012
Basic
KKR weighted average units outstanding	270,484,224	238,503,257
Number of KKR common units issued*	104,460,321	104,460,321

Pro forma weighted average KKR common units outstanding	374,944,545	342,963,578

Diluted
KKR weighted average units outstanding	296,181,070	254,093,160
Number of KKR common units issued*	104,460,321	104,460,321

Pro forma weighted average KKR common units outstanding	400,641,391	358,553,481

*
This amount assumes that there are no fractional units issued in connection with the merger. Fractional shares will receive a cash payment in lieu of any fractional KKR common units.

TRANSACTIONS IN KFN COMMON SHARES

Purchases by KFN

        The following table shows purchases of KFN common shares during the past two years effected by KFN. The purchases were effected solely to satisfy withholding tax obligations incurred by certain employees of KFN as a result of the vesting of certain restricted shares previously granted to such employees, who did not receive any cash proceeds from the purchases.

Quarter Ended	Total Number of Shares Purchased	Range of Prices Paid Per Share	Weighted Average Price Paid per Share
March 31, 2012	10,264	$9.35	$9.35
March 31, 2013	25,204	$11.09	$11.09
Total	35,468

Purchases by the KKR Participants

        The KKR Participants have not effected any purchases of KFN common shares during the past two years.

Transactions During the Past Sixty Days

        The following table shows grants of KFN phantom shares made on January 15, 2014 pursuant to the Deferred Compensation Plan.

Non-Employee Director	Number of Shares Granted	Implied Price
Vincent Paul Finigan	1,966.88	$9.75
Paul M. Hazen	578.41	9.75
R. Glenn Hubbard	8,136.97	9.93
Deborah H. McAneny	1,544.44	9.75
Willy R. Strothotte	6,757.86	9.93

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT(1)

        The following table shows, as of February 14, 2014 certain information about stock ownership of all persons known to KFN to own of record or beneficially more than 5% of KFN's outstanding common shares based on KFN's review of SEC filings. This table also presents ownership information regarding each of KFN's named executive officers and directors based upon information furnished to KFN by these persons. The number and percentage of shares beneficially owned is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

Name and Address of Beneficial Owner(1)	Number of KFN Common Shares Beneficially Owned	Percentage of KFN Common Shares Beneficially Owned(2)
FMR LLC(3)	26,765,558	13.1%
Leon G. Cooperman(4)	19,564,131	9.6%
Morgan Stanley(5)	16,203,116	7.9%
Thornburg Investment Management, Inc.(6)	12,180,609	6.0%
Paul M. Hazen(7)	707,756	*
Craig J. Farr	0	*
Michael R. McFerran(8)	152,995	*
Nicole J. Macarchuk(9)	54,427	*
Tracy L. Collins(10)	68,043	*
Robert L. Edwards(11)	19,869	*
Vincent Paul Finigan(12)	12,607	*
R. Glenn Hubbard(13)	55,341	*
Ross J. Kari(14)	57,766	*
Ely L. Licht(15)	85,943	*
Deborah H. McAneny(16)	33,616	*
Scott C. Nuttall	375,564	*
Scott A. Ryles(17)	32,688	*
Willy R. Strothotte(18)	0	*
All officers and directors as a group (14 persons)	1,656,615	*

*
Holdings represent less than 1% of all shares outstanding.

(1)
The address for all officers and directors of KFN is c/o KKR Financial Advisors LLC, 555 California Street, 50th Floor, San Francisco, California 94104.

(2)
Based on 204,824,159 KFN common shares outstanding as of February 14, 2014.

(3)
This beneficial ownership information is based upon the Schedule 13G/A filed with the SEC on February 14, 2013 by FMR LLC and Edward C. Johnson 3d, chairman of FMR LLC. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR LLC, may be deemed to be the beneficial owner of 26,765,558 common shares as a result of acting as investment advisor to various investment companies. Mr. Johnson and FMR LLC, through their control of Fidelity, each has (a) sole voting power on 3,200 common shares, (b) shared voting power on no common shares, (c) sole dispositive power on 26,765,558 common shares and (d) shared dispositive power on no common shares. The address for FMR LLC and Mr. Johnson is 82 Devonshire Street, Boston, Massachusetts 02109.

(4)
This beneficial ownership information is based upon the Schedule 13G/A filed with the SEC on February 5, 2014 by Leon G. Cooperman. Mr. Cooperman is the Managing Member of Omega Associates, L.L.C. ("Associates"). Associates is the general partner of Omega Capital Partners, L.P.

  ("Capital LP"), Omega Capital Investors, L.P. ("Investors LP"), Omega Equity Investors, L.P. ("Equity LP"), and Omega Charitable Partnership L.P. ("Charitable LP"). Mr. Cooperman is the President and majority stockholder of Omega Advisors, Inc. ("Advisors"), which serves as the investment manager to Omega Overseas Partners, Ltd. ("Overseas"). Advisors also serves as a discretionary investment advisor to a limited number of institutional clients (the "Managed Accounts"). Mr. Cooperman has investment authority over the Michael S. Cooperman WRA Trust (the "WRA Trust"), and is a trustee of the Leon and Toby Cooperman Family Foundation (the "Foundation") and of The Cooperman Family Fund for a Jewish Future ("Family Fund"). On the basis of these relationships, Mr. Cooperman may be deemed to have (a) sole voting power on 13,299,600 common shares, (b) shared voting power on 6,264,531 common shares, (c) sole dispositive power on 13,299,600 common shares and (d) shared dispositive power on 6,264,531 common shares. This consists of 2,949,030 common shares owned by Capital LP; 1,074,630 common shares owned by Investors LP; 1,271,195 common shares owned by Equity LP; 3,398,687 common shares owned by Overseas; 100,000 common shares owned by Charitable LP, 6,264,531 common shares owned by the Managed Accounts; 2,700,000 common shares owned by the Foundation; 1,000,000 common shares owned by Mr. Cooperman; 55,000 common shares owned by Family Fund, 51,058 common shares owned by Mr. Cooperman's son, Michael S. Cooperman; and 700,000 common shares owned by the WRA Trust. The address for Leon G. Cooperman is 11431 W. Palmetto Park Road, Boca Raton, Florida 33428.

(5)
This beneficial ownership information is based upon the Schedule 13G filed with the SEC on January 28, 2014 by Morgan Stanley. Morgan Stanley has (a) sole voting power on 15,775,540 shares, (b) shared voting power on 359,825 shares, (c) sole dispositive power on 16,203,116 shares and shared dispositive power on no shares. The address for Morgan Stanley is 1585 Broadway, New York, New York 10036.

(6)
This beneficial ownership information is based upon the Schedule 13G/A filed with the SEC on January 21, 2014 by Thornburg Investment Management Inc. Thornburg Investment Management, Inc. has (a) sole voting power on 12,180,609 shares, (b) shared voting power on no shares, (c) sole dispositive power on 12,180,609 shares and (d) shared dispositive power on no shares. The address for Thornburg Investment Management, Inc. is 2300 North Ridgetop Road, Santa Fe, New Mexico 87506.

(7)
Includes an aggregate of 61,567 common shares directly held by trusts for which Mr. Hazen is an investment advisor and therefore may be deemed to have beneficial ownership, but has disclaimed any beneficial ownership. Includes 5,057 unvested restricted common shares and excludes 26,212 phantom shares, which may only be distributed to Mr. Hazen on the first day of the year following his removal or separation from the KFN board of directors or, if earlier, upon a change in control of KFN. The merger will not constitute a change in control of KFN for this purpose.

(8)
Includes 70,353 unvested restricted common shares.

(9)
Includes 44,874 unvested restricted common shares.

(10)
Includes 14,538 unvested restricted common shares.

(11)
Includes 15,429 unvested restricted common shares.

(12)
Includes 6,548 unvested restricted common shares and excludes 89,135 phantom shares, which may only be distributed to Mr. Finigan on the first day of the year following his removal or separation from the KFN board of directors or, if earlier, upon a change in control of KFN. The merger will not constitute a change in control of KFN for this purpose.

(13)
Excludes 240,668 phantom shares, which may only be distributed to Mr. Hubbard on the first day of the year following his removal or separation from the KFN board of directors or, if earlier,

  upon a change in control of KFN. The merger will not constitute a change in control of KFN for this purpose.

(14)
Includes 14,538 unvested restricted common shares.

(15)
Includes 14,538 unvested restricted common shares.

(16)
Excludes 69,991 phantom shares, which may only be distributed to Ms. McAneny on the first day of the year following her removal or separation from the KFN board of directors or, if earlier, upon a change in control of KFN. The merger will not constitute a change in control of KFN for this purpose.

(17)
Includes 14,538 unvested restricted common shares.

(18)
Excludes 200,327 phantom shares, which may only be distributed to Mr. Strothotte on the first day of the year following his removal or separation from the KFN board of directors or, if earlier, upon a change in control of KFN. The merger will not constitute a change in control of KFN for this purpose.

 SECURITY OWNERSHIP OF THE KKR PARTICIPANTS AND CERTAIN AFFILIATES

        Other than as set forth in the following table, as of February 14, 2014, the KKR Participants and their respective directors, executive officers, controlling persons and subsidiaries, as applicable, did not beneficially own any KFN common shares. The number and percentage of KFN common shares beneficially owned is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose.

Name and Address of Beneficial Owner(1)	Number of KFN Common Shares Beneficially Owned	Percentage of KFN Common Shares Beneficially Owned(2)(3)
KKR Financial Advisors LLC(4)(5)	78,410	*
Henry R. Kravis(5)(6)	2,401,743	1.2%
George R. Roberts(5)(7)	1,922,725	*
Todd A. Fisher	197,892	*
William J. Janetschek(8)	188,513	*
David J. Sorkin	25,558	*

*
Holdings represent less than 1% of all KFN common shares outstanding.

(1)
Except as otherwise noted, the address for the KKR Participants and their respective directors, executive officers, controlling persons and subsidiaries, as applicable, is c/o KKR, 9 West 57th Street, Suite 4200, New York, New York 10019.

(2)
Based on 204,824,159 KFN common shares outstanding as of February 14, 2014.

(3)
As described in "The Merger Agreement—Conditions to Consummation of the Merger" beginning on page 118 of this proxy statement/prospectus, KKR and KFN may not complete the merger unless the merger agreement has been adopted by the affirmative vote of the holders of at least a majority of the outstanding KFN common shares entitled to vote thereon on the record date, including the holders of a majority of the outstanding KFN common shares other than those KFN common shares held by KKR or any affiliate of KKR. As of the close of business on the record date for the special meeting, affiliates of KKR beneficially owned and had the right to vote                KFN common shares at the special meeting, representing approximately         % of the KFN common shares entitled to vote at the special meeting.

(4)
Represents 78,410 unvested restricted KFN common shares held by KKR Financial Advisors LLC. The address for KKR Financial Advisors LLC is 555 California Street, 50th Floor, San Francisco, California 94104.

(5)
The sole member of KKR Financial Advisors LLC is KKR Asset Management LLC. The sole member of KKR Asset Management LLC is Kohlberg Kravis Roberts & Co. L.P. The sole general partner of KKR Management Holdings L.P. is KKR Management Holdings Corp. The sole shareholder of KKR Management Holdings Corp. is KKR Group Holdings L.P. The sole general partner of KKR Group Holdings L.P. is KKR Group Limited. The sole shareholder of KKR Group Limited is KKR. The sole general partner of KKR is KKR Management LLC. The designated members of KKR Management LLC are Henry R. Kravis and George R. Roberts.

(6)
Represents KFN common shares held by Mr. Kravis, his spouse, an entity controlled by Mr. Kravis and certain trusts which Mr. Kravis may be deemed to beneficially own by virtue of Mr. Kravis being a trustee of such trusts as well as 78,410 unvested restricted KFN common shares held by KKR Financial Advisors LLC.

(7)
Represents KFN common shares held by entities controlled by Mr. Roberts or over which he may be deemed to exercise investment decisions, and a trust for the benefit of Mr. Roberts and of which he is a trustee as well as 78,410 unvested restricted KFN common shares held by KKR Financial Advisors LLC. The address for Mr. Roberts is 2800 Sand Hill Road, Menlo Park, California 94025.

(8)
Represents KFN common shares held by Mr. Janetschek and certain trusts which Mr. Janetschek may be deemed to beneficially own by virtue of Mr. Janetschek being a trustee of such trusts, including trusts where neither Mr. Janetschek nor his family members are beneficiaries.

 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

        This summary discusses the material U.S. federal income tax consequences of the merger to KFN shareholders. This summary is based on provisions of the Code on the regulations promulgated thereunder and on published administrative rulings and judicial decisions, all of which are subject to change at any time, possibly with retroactive effect. This discussion is necessarily general and may not apply to all categories of investors, some of which, such as banks, thrifts, insurance companies, persons liable for the alternative minimum tax, dealers, and other investors that do not hold their KFN common shares as capital assets, may be subject to special rules.

        The U.S. federal income tax consequences of the merger to a partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds KFN common shares generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding KFN common shares should consult their own tax advisors.

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of KFN common shares that is for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust which either (A) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (B) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person. A "Non-U.S. Holder" is a beneficial owner of KFN common shares (other than a partnership) that is not a U.S. Holder.

        KFN common shareholders should consult their own tax advisors concerning the U.S. federal, state and local income tax consequences in their particular situations of the merger, as well as any consequences under the laws of any other taxing jurisdiction. This discussion only addresses the material U.S. federal income tax considerations of the merger and does not address the tax considerations under the laws of any tax jurisdiction other than the United States. Non-U.S. Holders, therefore, should consult their own tax advisors regarding the tax consequences to them of the merger under the laws of their own taxing jurisdiction.

 Material U.S. Federal Income Tax Consequences of the Merger to U.S. Holders

Tax characterization of the merger

        The merger will be a taxable transaction to U.S. Holders for U.S. federal income tax purposes. In general, the merger will be treated as a taxable sale of a U.S. Holder's KFN common shares in exchange for the KKR common units and cash in lieu of fractional units received in the merger.

Amount and character of gain or loss recognized

        Your receipt of KKR common units and cash in lieu of fractional units in exchange for your KFN common shares in the merger generally will cause you to recognize gain or loss measured by the difference, if any, between (i) the sum of (A) the fair market value of any KKR common units received, (B) the amount of cash received and (C) your share of KFN's nonrecourse debt immediately prior to the merger and (ii) your adjusted tax basis in your KFN common shares. Any such gain or loss recognized generally will be treated as capital gain or loss and will be long-term capital gain or loss if your holding period for your KFN common shares exceeds one year. However, a portion of any such gain will be treated as ordinary income to the extent attributable to your allocable share of unrealized gain or loss in KFN's assets to the extent described in Section 751 of the Code. This would include (x) ordinary income KFN would recognize if it sold its debt instruments with accrued market discount, (y) unremitted earnings of any controlled foreign corporation, or "CFC," held by KFN, although in the case of a U.S. Holder who is an individual, the amount treated as ordinary income may be limited pursuant to Section 1248 of the Code and (z) ordinary income attributable to unrealized receivables, inventory items and depletion, depreciation and intangible drilling and development cost, or "IDC," recapture. Such ordinary income could exceed the net taxable gain realized as a result of the merger and may be recognized even if there is a net taxable loss realized as a result of the merger. Thus, a holder of KFN common shares may recognize both ordinary income and a capital loss as a result of the merger. If KFN holds stock in a passive foreign investment company, or "PFIC," that is not a qualified electing fund, or "QEF," at the time of the merger you would be treated as disposing of an interest in such PFIC to the extent of your pro rata share of such PFIC stock held by KFN with any gain you are deemed to recognize as a result of such disposition treated as ordinary income and subject to an interest charge.

        Capital gain recognized by a U.S. Holder will generally be long-term capital gain subject to tax at preferential rates if such U.S. Holder is an individual who has held his or her KFN common shares for more than twelve months on the date of the merger. The deductibility of capital losses is subject to limitations.

KFN items of income, gain, loss and deduction for the taxable period ending on the date of the merger

        U.S. Holders of KFN common shares will be allocated their share of KFN's items of income, gain, loss and deduction for the taxable period of KFN ending on the date of the merger in accordance with the terms of KFN's operating agreement. A U.S. Holder will be subject to U.S. federal income taxes on any such allocated income and gain even though such U.S. Holder will not receive any additional cash distributions from KFN attributable to such allocated income and gain. Any such income and gain allocated to a U.S. Holder will increase the U.S. Holder's tax basis in the KFN common shares held and, therefore, will reduce the gain (or increase the loss) recognized by such U.S. Holder resulting from the merger. Any losses or deductions allocated to a U.S. Holder will decrease the U.S. Holder's tax basis in the KFN common shares held and, therefore, will increase the gain (or reduce the loss) recognized by such U.S. Holder resulting from the merger.

Tax basis in KKR common units received in the merger

        A U.S. Holder's tax basis in the KKR common units received in the merger will equal the fair market value of such KKR common units.

Holding period in KKR common units received in the merger

        A U.S. Holder's holding period in the KKR common units received in the merger will begin on the day after the date of the merger.

Material U.S. Federal Income Tax Consequences of the Merger to Non-U.S. Holders

        If you are a Non-U.S. Holder of KFN common shares, a portion of any gain recognized by you in the merger (which will be calculated in the same manner described above for a U.S. Holder) may be treated for U.S. federal income tax purposes as effectively connected income, and hence you may be subject to U.S. federal income tax on such portion. Moreover, if the fair market value of KFN's investments in "United States real property interests," which include KFN's investments in natural resources, real estate and REIT subsidiaries that invest primarily in real estate, represent 50% or more of the total fair market value of KFN's assets, KFN common units could be treated as "United States real property interests." In such case, gain recognized by a Non-U.S. Holder on the disposition of KFN common shares would be treated for U.S. federal income tax purposes as effectively connected income (unless the KFN common shares are regularly traded on a securities market and the Non-U.S. Holder did not own more than 5% of all KFN common shares at any time during the shorter of the five-year period preceding the date of disposition of such Non-U.S. Holder's holding period). KFN does not believe that the fair market value of KFN's investments in "United States real property interests" represents 50% or more of the total fair market value of KFN's assets at this time. If gain from the disposition of KFN common units is treated as effectively connected income, the Non-U.S. Holder may be subject to U.S. federal income and/or withholding tax on the disposition.

        In general, different rules from those described above apply in the case of Non-U.S. Holders subject to special treatment under U.S. federal income tax law, including a Non-U.S. Holder (i) who has an office or fixed place of business in the United States or is otherwise carrying on a U.S. trade or business; (ii) who is an individual present in the United States for 183 or more days or has a "tax home" in the United States for federal income tax purposes; or (iii) who is a former citizen or resident of the United States.

        If you are a Non-U.S. Holder, you are urged to consult your tax advisors with regard to the U.S. federal income tax consequences to you of owning and disposing of KFN common units, as well as the effects of state, local and non-U.S. tax laws.

Backup Withholding and Information Reporting

        U.S. federal backup withholding tax may apply to cash payments to a U.S. Holder under the merger agreement, unless the U.S. Holder (i) furnishes an accurate tax identification number and otherwise complies with applicable U.S. information reporting or certification requirements (typically, by submitting a completed and signed IRS Form W-9) or (ii) is a corporation (other than certain S corporations) or other exempt recipient and, when required, demonstrates such fact. Cash payments made pursuant to the merger will also be subject to information reporting unless an exemption applies.

        In general, a Non-U.S. Holder will not be subject to U.S. federal backup withholding and information reporting with respect to cash payments to the Non-U.S. Holder under the merger agreement if the Non-U.S. Holder has provided an IRS Form W-8BEN (or an IRS Form W-8ECI if the Non-U.S. Holder's gain is effectively connected with the conduct of a U.S. trade or business). If shares are held through a foreign partnership or other flow-through entity, certain documentation requirements also apply to the partnership or other flow-through entity.

        The backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a holder's U.S. federal income tax liability and may entitle such holder to a refund, so long as the required information is timely furnished to the IRS.

        The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each holder should consult its own tax advisor regarding the applicability of the rules discussed above to such holder and the particular U.S. federal income tax consequences to such holder of the merger in light of such holder's particular circumstances and the application of state, local and foreign tax laws.

 DESCRIPTION OF KKR COMMON UNITS

KKR Common Units

        KKR common units represent limited partner interests in KKR, which is a limited partnership. KKR common unitholders are entitled to participate in distributions and exercise the rights or privileges available to limited partners under KKR's partnership agreement. KKR is dependent upon the KKR Group Partnerships to fund any distributions that KKR may make to its common unitholders. For a description of the relative rights and preferences of KKR common unitholders in and to distributions, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity—Liquidity Needs—Distributions," in KKR's Quarterly Report on Form 10-Q for the nine-month period ended September 30, 2013 filed with the SEC on November 1, 2013 and incorporated by reference in this proxy statement/prospectus.

        Unless KKR's managing partner determines otherwise, KKR issues all its common units in uncertificated form.

Number of Common Units and Further Issuances

        As of                , 2014, KKR had approximately                common units outstanding. KKR's partnership agreement authorizes KKR to issue an unlimited number of additional partnership securities and options, rights, warrants and appreciation rights relating to partnership securities for the consideration and on the terms and conditions established by KKR's managing partner in its sole discretion without the approval of its common unitholders. In accordance with the Delaware Limited Partnership Act and the provisions of KKR's partnership agreement, KKR may also issue additional partnership interests that have designations, preferences, rights, powers and duties that are different from, and may be senior to, those applicable to its common units.

Where KKR Common Units Are Traded

        KKR's outstanding common units are listed on the NYSE under the symbol "KKR." It is a condition to the closing of the merger that the KKR common units to be issued in connection with the merger be authorized for listing on the NYSE, subject to official notice of issuance.

Transfer of KKR Common Units

        By acceptance of the transfer of KKR common units in accordance with KKR's partnership agreement, each transferee of KKR common units will be admitted as a unitholder with respect to the common units transferred when such transfer and admission is reflected in KKR's books and records. Additionally, each transferee of KKR common units:

  •
  will represent that the transferee has the capacity, power and authority to enter into the KKR partnership agreement;

  •
  will become bound by the terms of, and will be deemed to have agreed to be bound by, the KKR partnership agreement; and

  •
  will give the consents, approvals, acknowledgements and waivers set forth in the KKR partnership agreement.

        A transferee will become a substituted limited partner of the KKR limited partnership for the transferred KKR common units automatically upon the recording of the transfer on KKR's books and records. KKR's managing partner may cause any transfers to be recorded on KKR's books and records no less frequently than quarterly.

        KKR common units are securities and are transferable according to the laws governing transfers of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner in the KKR limited partnership for the transferred KKR common units.

        Until a KKR common unit has been transferred on KKR's books, KKR and the transfer agent, notwithstanding any notice to the contrary, may treat the record holder of the KKR common unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations. A beneficial holder's rights are limited solely to those that it has against the record holder as a result of any agreement between the beneficial owner and the record holder.

Transfer Agent and Registrar

        American Stock Transfer & Trust Company, LLC serves as registrar and transfer agent for the KKR common units.

 CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITIES

Conflicts of Interest

        Conflicts of interest exist and may arise in the future as a result of the relationships between KKR's managing partner and its affiliates, including each party's respective owners, on the one hand, and KKR and its limited partners, on the other hand. KKR's managing partner, KKR Management LLC, is the general partner of KKR that manages KKR. Whenever a potential conflict arises between KKR's managing partner or its affiliates, on the one hand, and KKR or any limited partner, on the other hand, KKR's managing partner will resolve that conflict. KKR's partnership agreement contains provisions that reduce and eliminate KKR's managing partner's duties, including fiduciary duties, to KKR's unitholders. KKR's partnership agreement also restricts the remedies available to KKR's unitholders for actions taken that without those limitations might constitute breaches of duty, including fiduciary duties.

        Under KKR's partnership agreement, KKR's managing partner will not be in breach of its obligations under KKR's partnership agreement or its duties to KKR or KKR's unitholders if the resolution of the conflict is:

  •
  approved by KKR's conflicts committee, although KKR's managing partner is not obligated to seek such approval;

  •
  approved by the vote of a majority of the outstanding common units, excluding any common units owned by KKR's managing partner or any of its affiliates, although KKR's managing partner is not obligated to seek such approval;

  •
  on terms which are, in the aggregate, no less favorable to KKR than those generally being provided to or available from unrelated third parties; or

  •
  fair and reasonable to KKR, taking into account the totality of the relationships among the parties involved, including other transactions that may be particularly favorable or advantageous to KKR.

        KKR's managing partner may, but is not required to, seek the approval of such resolution from the conflicts committee or KKR's unitholders. If KKR's managing partner does not seek approval from the conflicts committee or KKR's unitholders and the board of directors of KKR's managing partner determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the third and fourth bullet points above, then it will be presumed that in making its decision the board of directors acted in good faith, and in any proceeding brought by or on behalf of any limited partner or KKR or any other person bound by KKR's partnership agreement, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. Unless the resolution of a conflict is specifically provided for in KKR's partnership agreement, KKR's managing partner or the conflicts committee may consider any factors it determines in its sole discretion to consider when resolving a conflict. KKR's partnership agreement provides that KKR's managing partner will be conclusively presumed to be acting in good faith if KKR's managing partner subjectively believes that the determination made or not made is in the best interests of KKR.

Covered Agreements

        The conflicts committee is responsible for enforcing KKR's rights under certain agreements against KKR Holdings and certain of its subsidiaries and designees, a general partner or limited partner of KKR Holdings, or a person who holds a partnership or equity interest in the foregoing entities. The conflicts committee is also authorized to take any action pursuant to any authority or rights granted to such committee under those agreements or with respect to any amendment, supplement, modification or waiver to any those agreement that would purport to modify such authority or rights. In addition, the conflicts committee shall approve any amendment to those agreements that in the reasonable judgment of KKR's managing partner's board of directors creates or will result in a conflict of interest.

Potential Conflicts

        Conflicts of interest could arise in the situations described below, among others.

Actions taken by KKR's managing partner may affect the amount of cash flow from operations to KKR's common unitholders.

        The amount of cash flow from operations that is available for distribution to KKR's common unitholders is affected by decisions of KKR's managing partner regarding such matters as:

  •
  the amount and timing of cash expenditures, including those relating to compensation;

  •
  the amount and timing of investments and dispositions;

  •
  levels of indebtedness;

  •
  tax matters;

  •
  levels of reserves; and

  •
  issuances of additional partnership securities.

        In addition, borrowings by KKR and KKR's affiliates from KKR's managing partner and its affiliates do not constitute a breach of any duty owed by KKR's managing partner to KKR's common unitholders. KKR's partnership agreement provides that KKR and its subsidiaries may borrow funds from KKR's managing partner and its affiliates on terms that are fair and reasonable to KKR. Under KKR's partnership agreement, those borrowings will be deemed to be fair and reasonable if: (1) they are approved in accordance with the terms of the partnership agreement; (2) the terms are no less favorable to KKR than those generally being provided to or available from unrelated third parties or (3) the terms are fair and reasonable to KKR, taking into account the totality of the relationships between the parties involved, including other transactions that may be or have been particularly favorable or advantageous to KKR.

KKR will reimburse its managing partner and its affiliates for expenses.

        KKR will reimburse its managing partner and its affiliates for costs incurred in managing and operating KKR and KKR's business. For example, KKR does not elect, appoint or employ any directors, officers or other employees. All of those persons are elected, appointed or employed by KKR's managing partner on KKR's behalf. KKR's partnership agreement provides that its managing partner will determine the expenses that are allocable to KKR

KKR's managing partner has limited, and intends to continue to limit, its liability regarding KKR's obligations.

        KKR's managing partner has limited, and intends to continue to limit, its liability under contractual arrangements so that the other party has recourse only to KKR's assets, and not against KKR's managing partner, its assets or its owners. KKR's partnership agreement provides that any action taken by its managing partner to limit its liability or KKR's liability is not a breach of KKR's managing partner's fiduciary duties, even if KKR could have obtained more favorable terms without the limitation on liability. The limitation on KKR's managing partner's liability does not constitute a waiver of compliance with U.S. federal securities laws that would be void under Section 14 of the Securities Act.

 KKR's common unitholders will have no right to enforce obligations of KKR's managing partner and its affiliates under agreements with KKR.

        Any agreements between KKR on the one hand, and KKR's managing partner and its affiliates on the other, will not grant KKR's common unitholders, separate and apart from KKR, the right to enforce the obligations of KKR's managing partner and its affiliates in KKR's favor.

Contracts between KKR, on the one hand, and KKR's managing partner and its affiliates, on the other, will not be the result of arm's-length negotiations.

        KKR's partnership agreement allows KKR's managing partner to determine in its sole discretion any amounts to pay itself or its affiliates for any services rendered to KKR. KKR's managing partner may also enter into additional contractual arrangements with any of its affiliates on KKR's behalf. Neither KKR's partnership agreement nor any of the other agreements, contracts and arrangements between KKR on the one hand, and KKR's managing partner and its affiliates on the other, are or will be the result of arm's-length negotiations. KKR's managing partner will determine the terms of these transactions so long as such arrangements are fair and reasonable to KKR as determined under KKR's partnership agreement. KKR's managing partner and its affiliates will have no obligation to permit KKR to use any facilities or assets of KKR's managing partner and its affiliates, except as may be provided in contracts entered into specifically dealing with such use. There will not be any obligation of KKR's managing partner and its affiliates to enter into any contracts of this kind.

KKR's common units are subject to KKR's managing partner's limited call right.

        KKR's managing partner may exercise its right to call and purchase common units as provided in KKR's partnership agreement or assign this right to one of its affiliates or to KKR. KKR's managing partner may use its own discretion, free of fiduciary duty restrictions, in determining whether to exercise this right. As a result, a KKR common unitholder may have such holder's common units purchased from such holder at an undesirable time or price. See "Description of KKR's Limited Partnership Agreement—Limited Call Right" beginning on page 195 of this proxy statement/prospectus.

KKR may choose not to retain separate counsel for KKR or for the holders of its common units.

        Attorneys, independent accountants and others who will perform services for KKR are selected by KKR's managing partner or the conflicts committee, and may perform services for KKR's managing partner and its affiliates. KKR may retain separate counsel for KKR or KKR's common unitholders in the event of a conflict of interest between KKR's managing partner and its affiliates on the one hand, and KKR or its unitholders on the other, depending on the nature of the conflict, but is not required to do so.

KKR's managing partner's affiliates may compete with KKR.

        KKR's partnership agreement provides that KKR's managing partner will be restricted from engaging in any business activities other than activities incidental to its ownership of interests in KKR. Except as provided in the non-competition, non-solicitation and confidentiality agreements to which KKR's principals will be subject, affiliates of KKR's managing partner, including its owners, are not prohibited from engaging in other businesses or activities, including those that might compete directly with KKR.

Certain of KKR's subsidiaries have obligations to investors in KKR's investment funds and may have obligations to other third parties that may conflict with your interests.

        KKR's subsidiaries that serve as the investment advisors or general partners of KKR's investment funds have fiduciary and contractual obligations to the investors in those funds and some of KKR's subsidiaries, including its broker-dealers, may have contractual duties to other third parties. As a result, KKR expects to regularly take actions with respect to the allocation of investments among its investment funds (including funds that have different fee structures), the purchase or sale of investments in its investment funds, the structuring of investment transactions for those funds, the advice and services KKR provides or otherwise that comply with these fiduciary and contractual obligations. In addition, KKR's principals have made personal investments in a variety of its investment funds, which may result in conflicts of interest among investors in its funds or its unitholders regarding investment decisions for these funds. Some of these actions might at the same time adversely affect KKR's near-term results of operations or cash flow.

U.S. federal income tax considerations of KKR's principals may conflict with your interests.

        Because KKR's principals will hold a portion of their KKR Group Partnership units directly or through entities that are not subject to corporate income taxation and KKR holds its units in one of the KKR Group Partnerships through a subsidiary that is subject to taxation as a corporation in the United States, conflicts may arise between KKR's principals and KKR relating to the selection and structuring of investments or transactions. KKR's common unitholders will be deemed to expressly acknowledge that KKR's managing partner is under no obligation to consider the separate interests of such holders, including among other things the tax consequences to KKR's common unitholders, in deciding whether to cause KKR to take or decline to take any actions.

Fiduciary Duties

        KKR's managing partner is accountable to KKR and KKR's common unitholders as a fiduciary. Fiduciary duties owed to KKR's unitholders by KKR's managing partner are prescribed by law and KKR's partnership agreement. The Delaware Limited Partnership Act provides that Delaware limited partnerships may in their partnership agreements expand, restrict or eliminate the duties, including fiduciary duties, otherwise owed by a general partner to limited partners and the partnership.

        KKR's partnership agreement contains various provisions modifying, restricting and eliminating the duties, including fiduciary duties, that might otherwise be owed by KKR's managing partner. KKR has adopted these restrictions to allow KKR's managing partner or its affiliates to engage in transactions with KKR that would otherwise be prohibited by state-law fiduciary duty standards and to take into account the interests of other parties in addition to KKR's interests when resolving conflicts of interest. Without these modifications, KKR's managing partner's ability to make decisions involving conflicts of interest would be restricted. These modifications are detrimental to KKR's common unitholders because they restrict the remedies available to KKR's common unitholders for actions that without those limitations might constitute breaches of duty, including a fiduciary duty, as described below, and they permit KKR's managing partner to take into account the interests of third parties in addition to KKR's interests when resolving conflicts of interest.

        The following is a summary of the material restrictions on the fiduciary duties owed by KKR's managing partner to KKR's unitholders:

General
State Law Fiduciary Duty Standards	Fiduciary duties are generally considered to include an obligation to act in good faith and with due care and loyalty. In the absence of a provision in a partnership agreement providing otherwise, the duty of care would generally require a general partner to act for the partnership in the same manner as a prudent person would act on his own behalf. In the absence of a provision in a partnership agreement providing otherwise, the duty of loyalty would generally prohibit a general partner of a Delaware limited partnership from taking any action or engaging in any transaction that is not in the best interests of the partnership where a conflict of interest is present.
Partnership Agreement Modified Standards

KKR's partnership agreement contains provisions that waive duties of or consent to conduct by KKR's managing partner and its affiliates that might otherwise raise issues about compliance with fiduciary duties or applicable law. For example, KKR's partnership agreement provides that when KKR's managing partner, in its capacity as KKR's managing partner, is permitted to or required to make a decision in its "sole discretion" or "discretion" or that it deems "necessary or appropriate" or "necessary or advisable" then KKR's managing partner will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any factors affecting KKR or any limited partners, including KKR's common unitholders, and will not be subject to any different standards imposed by KKR's partnership agreement, the Delaware Limited Partnership Act or under any other law, rule or regulation or in equity. In addition, when KKR's managing partner is acting in its individual capacity, as opposed to in its capacity as KKR's managing partner, it may act without any fiduciary obligation to KKR or the common unitholders whatsoever. These standards reduce the obligations to which KKR's managing partner would otherwise be held.

In addition to the other more specific provisions limiting the obligations of KKR's managing partner, KKR's partnership agreement further provides that KKR's managing partner and its officers and directors will not be liable to KKR, KKR's limited partners, including KKR's common unitholders, or assignees for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that KKR's managing partner or its officers and directors acted in bad faith or engaged in fraud or willful misconduct.

General
Special Provisions Regarding Affiliated Transactions

KKR's partnership agreement generally provides that affiliated transactions and resolutions of conflicts of interest not involving a vote of unitholders and that are not approved by the conflicts committee of the board of directors of KKR's managing partner or by KKR's common unitholders must be:

• on terms no less favorable to KKR than those generally being provided to or available from unrelated third parties; or

•

fair and reasonable to KKR, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to KKR).

If KKR's managing partner does not seek approval from the conflicts committee or KKR's unitholders and the board of directors of KKR's managing partner determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the bullet points above, then it will be presumed that in making its decision, the board of directors acted in good faith, and in any proceeding brought by or on behalf of any limited partner, including KKR's common unitholders, or KKR or any other person bound by KKR's partnership agreement, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. These standards reduce the obligations to which KKR's managing partner would otherwise be held.

Rights and Remedies of Unitholders

The Delaware Limited Partnership Act generally provides that a limited partner may institute legal action on behalf of the partnership to recover damages from a third-party where a general partner has refused to institute the action or where an effort to cause a general partner to do so is not likely to succeed. In addition, the statutory or case law of some jurisdictions may permit a limited partner to institute legal action on behalf of himself and all other similarly situated limited partners to recover damages from a general partner for violations of its fiduciary duties to the limited partners. KKR's partnership agreement provides that legal action may only be instituted in Delaware.

        By holding KKR common units, each common unitholder will automatically agree to be bound by the provisions in KKR's partnership agreement, including the provisions described above and as described in "Description of KKR's Limited Partnership Agreement" beginning on page 188 of this proxy statement/prospectus. This is in accordance with the policy of the Delaware Limited Partnership Act favoring the principle of freedom of contract and the enforceability of partnership agreements. The failure of a common unitholder to sign KKR's partnership agreement does not render KKR's partnership agreement unenforceable against that person.

        KKR has agreed to indemnify KKR's managing partner and any of its affiliates and any member, partner, tax matters partner, officer, director, employee, agent, fiduciary or trustee of KKR, KKR's managing partner or any of KKR's affiliates and certain other specified persons, to the fullest extent permitted by law, against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts incurred by KKR's managing partner or these other persons. KKR has agreed to provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. KKR has also agreed to provide this indemnification for criminal proceedings. Thus, KKR's managing partner could be indemnified for its negligent acts if it met the requirements set forth above. To the extent these provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the SEC such indemnification is contrary to public policy and therefore unenforceable. See "Description of KKR's Limited Partnership Agreement—Indemnification" beginning on page 197 of this proxy statement/prospectus.

MATERIAL U.S. FEDERAL TAX CONSEQUENCES OF KKR COMMON UNIT OWNERSHIP

        This summary discusses the material U.S. federal tax considerations related to the ownership and disposition of KKR common units as of the date hereof. This summary is based on provisions of the U.S. Code on the regulations promulgated thereunder and on published administrative rulings and judicial decisions, all of which are subject to change at any time, possibly with retroactive effect. This discussion is necessarily general and may not apply to all categories of investors, some of which, such as banks, thrifts, insurance companies, persons liable for the alternative minimum tax, dealers, investors who were deemed to own 10% or more of any foreign corporation owned by KKR (taking into account the investor's interest in such foreign corporation as a result of their ownership interest in KKR or otherwise), and other investors that do not own their KKR common units as capital assets, may be subject to special rules. Tax-exempt organizations and mutual funds are discussed separately below. The actual tax consequences of the ownership of KKR common units will vary depending on your circumstances.

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of KKR common units that is for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust which either (A) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (B) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person. A "Non-U.S. Holder" is a beneficial owner of KKR common units (other than a partnership) that is not a U.S. Holder.

        If a partnership holds KKR common units, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership that holds KKR common units, you should consult your tax advisors. This discussion does not constitute tax advice and is not intended to be a substitute for tax planning.

        Potential KKR common unitholders should consult their own tax advisors concerning the U.S. federal, state and local income tax and estate tax consequences in their particular situations of the ownership and disposition of KKR common units, as well as any consequences under the laws of any other taxing jurisdiction. This discussion only addresses the material U.S. federal tax considerations of the ownership and disposition of KKR common units and does not address the tax considerations under the laws of any tax jurisdiction other than the United States. Non-U.S. Holders, therefore, should consult their own tax advisors regarding the tax consequences to them of the ownership and disposition of KKR common units under the laws of their own taxing jurisdiction.

 Taxation of KKR

        Subject to the discussion set forth in the next paragraph, an entity that is treated as a partnership for U.S. federal income tax purposes is not a taxable entity for U.S. federal income tax purposes and incurs no U.S. federal income tax liabilities. Each partner of a partnership is required to take into account its allocable share of items of income, gain, loss and deduction of the partnership in computing its U.S. federal income tax liability, regardless of the extent to which, or whether, it receives cash distributions from the partnership, and thus may incur income tax liabilities unrelated to (and in excess of) any distributions from the partnership. Distributions of cash by a partnership to a partner are not taxable unless the amount of cash distributed to a partner is in excess of the partner's adjusted basis in its partnership interest.

        An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a "publicly traded partnership," unless an exception applies. An entity that would otherwise be classified as a partnership is a publicly traded partnership if (i) interests in the partnership are traded on an established securities market or (ii) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. KKR is a publicly traded partnership.

        However, an exception to taxation as a corporation, referred to as the "Qualifying Income Exception," exists if at least 90% of the partnership's gross income for every taxable year consists of "qualifying income" and the partnership is not required to register under the Investment Company Act. Qualifying income includes certain interest income, dividends, real property rents, gains from the sale or other disposition of real property, and any gain from the sale or disposition of a capital asset or other property held for the production of income that otherwise constitutes qualifying income.

        KKR's managing partner has adopted a set of investment policies and procedures that govern the types of investments KKR can make (and income KKR can earn), including structuring certain investments through entities, such as KKR's intermediate holding company, classified as corporations for U.S. federal income tax purposes (as discussed further below), to ensure that KKR will meet the Qualifying Income Exception in each taxable year. Except as otherwise noted, the remainder of this discussion assumes that KKR will be treated as a partnership and not as a corporation for U.S. federal income tax purposes.

        If KKR fails to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery, or if KKR is required to register under the Investment Company Act, KKR will be treated as if it had transferred all of its assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which it fails to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed the stock to the KKR common unitholders in liquidation of their interests in KKR. Based on current law, this deemed contribution and liquidation would be tax-free to KKR common unitholders so long as KKR does not have liabilities in excess of the tax basis of its assets at that time. Thereafter, KKR would be treated as a corporation for U.S. federal income tax purposes.

        If KKR were treated as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to KKR common unitholders, and it would be subject to U.S. corporate income tax on its taxable income. Distributions made to KKR common unitholders would be treated as either taxable dividend income, which may be eligible for reduced rates of taxation, to the extent of KKR's current or accumulated earnings and profits, or in the absence of earnings and profits, as a nontaxable return of capital, to the extent of the holder's tax basis in the KKR common units, or as taxable capital gain, after the holder's basis is reduced to zero. In addition, in the case of Non-U.S. Holders, distributions treated as dividends would be subject to withholding tax. Accordingly, treatment as a corporation would materially reduce a holder's after-tax return and thus could result in a reduction of the value of the KKR common units.

        If at the end of any taxable year KKR fails to meet the Qualifying Income Exception, it may still qualify as a partnership if it is entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if: (i) the failure is cured within a reasonable time after discovery; (ii) the failure is determined by the IRS to be inadvertent; and (iii) KKR agrees to make such adjustments (including adjustments with respect to its partners) or to pay such amounts as are required by the IRS. It is not possible to state whether KKR would be entitled to this relief in any or all circumstances. If this relief provision is inapplicable to a particular set of circumstances involving KKR, it will not qualify as a partnership for federal income tax purposes. Even if this relief provision applies and KKR retains its partnership status, it or its unitholders (during the failure period) will be required to pay such amounts as are determined by the IRS.

 Taxation of KKR's Intermediate Holding Company

        The income derived by KKR from KKR's fund management services and certain other investments likely will not be qualifying income for purposes of the Qualifying Income Exception. Therefore, in order to meet the Qualifying Income Exception, KKR holds interests in the KKR Group Partnership that holds such fund management companies and other investments that may not generate qualifying income for purposes of the Qualifying Income Exception, indirectly through KKR's intermediate holding company, KKR Management Holdings Corp., which is treated as a corporation for U.S. federal income tax purposes.

        As the holder of KKR Management Holdings Corp. common stock, KKR is not taxed directly on the earnings of KKR Management Holdings Corp. or the earnings of entities held through KKR Management Holdings Corp. Rather, as a partner of KKR Management Holdings L.P., KKR Management Holdings Corp. incurs U.S. federal income taxes on its proportionate share of any net taxable income of KKR Management Holdings L.P. KKR Management Holdings Corp.'s liability for U.S. federal income taxes and applicable state, local and other taxes could be increased if the IRS were to successfully reallocate income or deductions of the related entities conducting KKR's business.

        Distributions of cash or other property that KKR receives from KKR Management Holdings Corp. will constitute dividends for U.S. federal income tax purposes to the extent paid from KKR Management Holdings Corp.'s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of a distribution by KKR Management Holdings Corp. exceeds its current and accumulated earnings and profits, such excess will be treated as a tax-free return of capital to the extent of KKR's tax basis in the KKR Management Holdings Corp. common stock, and thereafter will be treated as a capital gain.

        If KKR forms, for other purposes, a U.S. corporation or other entity treated as a U.S. corporation for U.S. federal income tax purposes, that corporation would be subject to U.S. federal income tax on its income.

Personal Holding Companies

        KKR Management Holdings Corp. could be subject to additional U.S. federal income tax on a portion of its income if it is determined to be a personal holding company, or PHC, for U.S. federal income tax purposes. Subject to certain exceptions, a U.S. corporation will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations and pension funds) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation's adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, royalties, annuities and, under certain circumstances, rents).

        Due to applicable attribution rules, it is likely that five or fewer individuals or tax-exempt organizations will be treated as owning actually or constructively more than 50% of the value of KKR Management Holdings Corp. common stock. Consequently, KKR Management Holdings Corp. could be or become a PHC, depending on whether it fails the PHC gross income test. If, as a factual matter, the income of KKR Management Holdings Corp. fails the PHC gross income test, it will be a PHC. Certain aspects of the gross income test cannot be predicted with certainty. Thus, no assurance can be given that KKR Management Holdings Corp. will not become a PHC following this offering or in the future.

        If KKR Management Holdings Corp. is or were to become a PHC in a given taxable year, it would be subject to an additional 20% PHC tax on its undistributed PHC income, which generally includes the company's taxable income, subject to certain adjustments. If KKR Management Holdings Corp. were to become a PHC and had significant amounts of undistributed PHC income, the amount of PHC tax could be material. However, distributions of such income reduce the PHC income subject to tax.

Certain State, Local and Non-U.S. Tax Matters

        KKR and its subsidiaries may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which it or they transact business, own property or reside. For example, KKR and its subsidiaries may be subject to New York City unincorporated business tax. KKR may be required to file tax returns in some or all of those jurisdictions. The state, local or non-U.S. tax treatment of KKR and its common unitholders may not conform to the U.S. federal income tax treatment discussed herein. KKR will pay non-U.S. taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to non-U.S. income or other tax liability in amounts that could be substantial. Any non-U.S. taxes incurred by KKR may not pass through to KKR common unitholders as a credit against their U.S. federal income tax liability.

Consequences to U.S. Holders of KKR Common Units

        The following is a summary of the material U.S. federal income tax consequences that will apply to you as a U.S. Holder of KKR common units.

        For U.S. federal income tax purposes, your allocable share of KKR's items of income, gain, loss, deduction or credit will be governed by KKR's partnership agreement if such allocations have "substantial economic effect" or are determined to be in accordance with your interest in KKR. KKR believes that for U.S. federal income tax purposes, such allocations will have substantial economic effect or be in accordance with your interest in KKR, and KKR's managing partner intends to prepare tax returns based on such allocations. If the IRS successfully challenges the allocations made pursuant to KKR's partnership agreement, the resulting allocations for U.S. federal income tax purposes might be less favorable than the allocations set forth in KKR's partnership agreement.

        The characterization of an item of KKR's income, gain, loss, deduction or credit will be determined at the KKR (rather than at your) level. Similarly, the characterization of an item of Fund Holdings' income, gain, loss deduction or credit will be determined at the level of Fund Holdings or the level of any subsidiary partnership in which Fund Holdings owns an interest rather than at the KKR level. Distributions KKR receives from KKR Management Holdings Corp. will be taxable as dividend income to the extent of KKR Management Holdings Corp.'s current and accumulated earnings and profits and, to the extent allocable to individual holders of KKR common units, they will be eligible for a reduced rate of tax of 20%, provided that certain holding period requirements are satisfied. Also, a U.S. Holder that is a corporation, subject to limitations, may be entitled to a dividends received deduction with respect to its shares of dividends paid to KKR by KKR Management Holdings Corp.

        KKR may derive taxable income from an investment that is not matched by a corresponding distribution of cash. In addition, special provisions of the Code may be applicable to certain of KKR's investments, and may affect the timing of KKR's income, requiring KKR (and, consequently, you) to recognize taxable income before KKR (or you) receive cash, if any, attributable to such income. Accordingly, it is possible that your allocable share of KKR's income for a particular taxable year could exceed any cash distribution you receive for the year, thus giving rise to an out-of-pocket tax liability for you.

 Basis

        You will have an initial tax basis in your KKR common units equal to the amount paid for your KKR common units. Your basis will be increased by your share of KKR's income and by increases in your share of KKR's liabilities, if any. Your basis will be decreased, but not below zero, by distributions from KKR, by your share of KKR's losses and by any decrease in your share of KKR's liabilities.

        If you acquire KKR common units in separate transactions you must combine the basis of those units and maintain a single adjusted tax basis for all those units. Upon a sale or other disposition of less than all of the KKR common units, a portion of that tax basis must be allocated to the KKR common units sold.

Limits on Deductions for Losses and Expenses

        Your deduction of your share of KKR's losses will be limited to your tax basis in your KKR common units and, if you are an individual or a corporate holder that is subject to the "at risk" rules, to the amount for which you are considered to be "at risk" with respect to KKR's activities, if that is less than your tax basis. In general, you will be at risk to the extent of your tax basis in your KKR common units, reduced by (1) the portion of that basis attributable to your share of KKR's liabilities for which you will not be personally liable and (2) any amount of money you borrow to acquire or hold your KKR common units, if the lender of those borrowed funds owns an interest in KKR, is related to you or can look only to the KKR common units for repayment. Your at risk amount will generally increase by your allocable share of KKR's income and gain and decrease by cash distributions to you and your allocable share of losses and deductions. You must recapture losses deducted in previous years to the extent that distributions cause your at risk amount to be less than zero at the end of any taxable year. Losses disallowed or recaptured as a result of these limitations will carry forward and will be allowable to the extent that your tax basis or at risk amount, whichever is the limiting factor, subsequently increases. Any excess loss above that gain previously suspended by the at risk or basis limitations may no longer be used.

        KKR does not expect to generate income or losses from "passive activities" for purposes of Section 469 of the Code. Accordingly, income allocated to you by KKR may not be offset by your Section 469 passive losses and losses allocated to you may not be used to offset your Section 469 passive income. In addition, other provisions of the Code may limit or disallow any deduction for losses by you or deductions associated with certain assets of KKR in certain cases. You should consult with your tax advisors regarding the limitations on the deductibility of losses that you may be subject to under applicable sections of the Code.

Limitations on Deductibility of Organizational Expenses and Syndication Fees

        Neither KKR nor any U.S. Holder may deduct organizational or syndication expenses. Syndication fees (which would include any sales or placement fees or commissions or underwriting discount payable to third parties) must be capitalized and cannot be amortized or otherwise deducted.

Limitations on Interest Deductions

        Your share of KKR's interest expense is likely to be treated as "investment interest" expense. If you are a non-corporate U.S. Holder, the deductibility of "investment interest" expense is limited to the amount of your "net investment income." Your share of KKR's dividend and interest income will be treated as investment income, although "qualified dividend income" subject to reduced rates of tax in the hands of an individual will only be treated as investment income if you elect to treat such dividend as ordinary income not subject to reduced rates of tax. In addition, U.S. state and local tax laws may disallow deductions for your share of KKR's interest expense.

        The computation of your investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase a common unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules less deductible expenses, other than interest, directly connected with the production of investment income, but does not include long-term capital gains attributable to the disposition of property held for investment. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gain rates is excluded from net investment income, unless the U.S. Holder elects to pay tax on such gain or dividend income at ordinary income rates.

Deductibility of Partnership Investment Expenditures by Individual Partners and by Trusts and Estates

        Subject to certain exceptions, all miscellaneous itemized deductions of an individual taxpayer, and certain of such deductions of an estate or trust, are deductible only to the extent that such deductions exceed 2% of the taxpayer's adjusted gross income. Moreover, the otherwise allowable itemized deductions of individuals whose gross income exceeds an applicable threshold amount are subject to reduction by an amount equal to the lesser of (1) 3% of the excess of the individual's adjusted gross income over the threshold amount, or (2) 80% of the amount of the itemized deductions.

        The operating expenses of Fund Holdings, including any management fees paid, may be treated as miscellaneous itemized deductions subject to the foregoing rule. Accordingly, if you are a non-corporate U.S. Holder, you should consult your tax advisors with respect to the application of these limitations.

Treatment of Distributions

        Distributions of cash by KKR will not be taxable to you to the extent of your adjusted tax basis (described above) in your KKR common units. Any cash distributions in excess of your adjusted tax basis will be considered to be gain from the sale or exchange of your KKR common units (described below). Under current laws, such gain would be treated as capital gain and would be long-term capital gain if your holding period for your KKR common units exceeds one year, subject to certain exceptions (described below). A reduction in your allocable share of KKR's liabilities, and certain distributions of marketable securities by KKR, are treated similar to cash distributions for U.S. federal income tax purposes.

Sale or Exchange of KKR Common Units

        You will recognize gain or loss on a sale of KKR common units equal to the difference, if any, between the amount realized and your adjusted tax basis in the KKR common units sold. Your amount realized will be measured by the sum of the cash or the fair market value of other property received plus your share of KKR's liabilities, if any, at the time of such sale or exchange.

        Subject to the exceptions discussed in this paragraph, gain or loss recognized by you on the sale or exchange of a KKR common unit will be taxable as capital gain or loss and will be long-term capital gain or loss if your holding period in your KKR common units is greater than one year on the date of such sale or exchange. If KKR has not made a qualifying electing fund election, or QEF election, to treat KKR's interest in a passive foreign investment company, or PFIC, as a qualified electing fund, or QEF, gain attributable to such an interest would be taxable as ordinary income and would be subject to an interest charge. In addition, certain gain attributable to KKR's investment in a controlled foreign corporation, or CFC, may be ordinary income and certain gain attributable to "unrealized receivables" or "inventory items" would be characterized as ordinary income rather than capital gain. For example, if KKR holds debt acquired at a market discount, accrued market discount on such debt would be treated as "unrealized receivables." The deductibility of capital losses is subject to limitations.

        Holders who acquire units at different times and intend to sell all or a portion of the units within a year of their most recent purchase are urged to consult their tax advisors regarding the application of certain "split holding period" rules to them and the treatment of any gain or loss as long-term or short-term capital gain or loss.

Foreign Tax Credit Limitations

        Subject to certain exceptions and limitations, you will be entitled to a foreign tax credit with respect to your allocable share of creditable foreign taxes paid on KKR's income and gains (other than the income and gains of KKR's intermediate holding company). Complex rules may, depending on your particular circumstances, limit the availability or use of foreign tax credits. Gains from the sale of foreign investments may be treated as U.S. source gains. Consequently, you may not be able to use the foreign tax credit arising from any foreign taxes imposed on such gains unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. Certain losses that KKR incurs may be treated as foreign source losses, which could reduce the amount of foreign tax credits otherwise available.

Section 754 Election

        KKR has an election in place pursuant to Section 754 of the Code. The election is irrevocable without the consent of the IRS, and will generally require KKR to adjust the tax basis in its assets, or "inside basis," attributable to a transferee of KKR common units under Section 743(b) of the Code to reflect the purchase price of the KKR common units paid by the transferee. In addition, KKR Management Holdings L.P. has made a Section 754 election. Therefore, similar adjustments will be made upon the transfer of interests in KKR Management Holdings L.P.

        Even though KKR will have a Section 754 election in effect, because there is no Section 754 election in effect for Fund Holdings, and KKR will not make an election for it, it is unlikely that KKR's Section 754 election will provide any substantial benefit or detriment to a transferee of KKR common units.

        The calculations involved in the Section 754 election are complex. KKR will make them on the basis of assumptions as to the value of KKR's assets and other matters.

Uniformity of KKR Common Units, Transferor/Transferee Allocations

        Because KKR cannot match transferors and transferees of KKR common units, it will adopt depreciation, amortization and other tax accounting positions that may not conform with all aspects of existing Treasury regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to you. It also could affect the timing of these tax benefits or the amount of gain on the sale of KKR common units and could have a negative impact on the value of KKR common units or result in audits of and adjustments to KKR common unitholders' tax returns.

        In addition, generally KKR's taxable income and losses will be determined and apportioned among investors using conventions KKR regards as consistent with applicable law. As a result, if you transfer your KKR common units, you may be allocated income, gain, loss and deduction realized by KKR after the date of transfer. Similarly, a transferee may be allocated income, gain, loss and deduction realized by KKR prior to the date of the transferee's acquisition of KKR common units.

        Although Section 706 of the Code generally provides guidelines for allocations of items of partnership income and deductions between transferors and transferees of partner interests, it is not clear that KKR's allocation method complies with its requirements. If KKR's convention were not permitted, the IRS might contend that KKR's taxable income or losses must be reallocated among the investors. If such a contention were sustained, your respective tax liabilities would be adjusted to your possible detriment. KKR's managing partner is authorized to revise its method of allocation between transferors and transferees (as well as among investors whose interests otherwise vary during a taxable period).

Foreign Currency Gain or Loss

        KKR's functional currency will be the U.S. dollar, and its income or loss will be calculated in U.S. dollars. It is likely that KKR will recognize "foreign currency" gain or loss with respect to transactions involving non-U.S. dollar currencies. In general, foreign currency gain or loss is treated as ordinary income or loss. You should consult your tax advisor with respect to the tax treatment of foreign currency gain or loss.

Passive Foreign Investment Companies

        KKR may own directly or indirectly interests in foreign entities that are treated as corporations for U.S. federal income tax purposes. You may be subject to special rules as a result of your indirect investments in such foreign corporations, including the rules applicable to an investment in a passive foreign investment company, or PFIC. KKR Management Holdings Corp. will be subject to similar rules as those described below with respect to any PFICs owned directly or indirectly by it.

        A PFIC is defined as any foreign corporation with respect to which either (1) 75% or more of the gross income for a taxable year is "passive income" or (2) 50% or more of its assets in any taxable year (generally based on the quarterly average of the value of its assets) produce "passive income." There are no minimum stock ownership requirements for shareholders in PFICs. Once a corporation qualifies as a PFIC it is, subject to certain exceptions, always treated as a PFIC, regardless of whether it satisfies either of the qualification tests in subsequent years. Any gain on disposition of stock of a PFIC, as well as income realized on certain "excess distributions" by the PFIC, is treated as though realized ratably over the shorter of your holding period in KKR common units or KKR's holding period in the PFIC. Such gain or income is taxable as ordinary income and dividends paid by a PFIC to an individual will not be eligible for the reduced rates of taxation that are available for certain qualifying dividends. In addition, an interest charge would be imposed on you based on the tax deferred from prior years.

        Although it may not always be possible, KKR expects to make a QEF election under the Code where possible with respect to each entity treated as a PFIC to treat such non-U.S. entity as a QEF in the first year KKR holds shares in such entity. A QEF election is effective for the taxable year for which the election is made and all subsequent taxable years and may not be revoked without the consent of the IRS. If KKR makes a QEF election with respect to its interest in a PFIC, in lieu of the foregoing treatment, it would be required to include in income each year a portion of the ordinary earnings and net capital gains of the QEF called "QEF Inclusions," even if not distributed to it. Thus, holders may be required to report taxable income as a result of QEF Inclusions without corresponding receipts of cash. However, a holder may elect to defer, until the occurrence of certain events, payment of the U.S. federal income tax attributable to QEF Inclusions for which no current distributions are received, but will be required to pay interest on the deferred tax computed by using the statutory rate of interest applicable to an extension of time for payment of tax. KKR's tax basis in the shares of such non-U.S. entities, and a holder's basis in KKR common units, will be increased to reflect QEF Inclusions. No portion of the QEF Inclusion attributable to ordinary income will be eligible for reduced rates of taxation. Amounts included as QEF Inclusions with respect to direct and indirect investments generally will not be taxed again when actually distributed. You should consult your tax advisors as to the manner in which QEF Inclusions affect your allocable share of KKR's income and your basis in your KKR common units.

        Alternatively, in the case of a PFIC that is a publicly traded foreign company, KKR may make an election to "mark to market" the stock of such foreign company on an annual basis. Pursuant to such an election, you would include in each year as ordinary income the excess, if any, of the fair market value of such stock over its adjusted basis at the end of the taxable year. You may treat as ordinary loss any excess of the adjusted basis of the stock over its fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the election in prior years.

        KKR may make certain investments, including for instance investments in specialized investment funds or investments in funds of funds through non-U.S. corporate subsidiaries of the KKR Group Partnerships or through other non-U.S. corporations. Such entities may be PFICs for U.S. federal income tax purposes. In addition, certain of KKR's investments could be in PFICs. Thus, KKR can make no assurance that some of its investments will not be treated as held through a PFIC or as interests in PFICs or that such PFICs will be eligible for the "mark to market" election, or that as to any such PFICs KKR will be able to make QEF elections.

        If KKR does not make a QEF election with respect to a PFIC, Section 1291 of the Code will treat all gain on a disposition by KKR of shares of such entity, gain on the disposition of KKR common units by a holder at a time when KKR owns shares of such entity, as well as certain other defined "excess distributions," as if the gain or excess distribution were ordinary income earned ratably over the shorter of the period during which the holder held its KKR common units or the period during which KKR held shares in such entity. For gain and excess distributions allocated to prior years, (i) the tax rate will be the highest in effect for that taxable year and (ii) the tax will be payable generally without regard to offsets from deductions, losses and expenses. Holders will also be subject to an interest charge for any deferred tax. No portion of this ordinary income will be eligible for the favorable tax rate applicable to "qualified dividend income" for individual U.S. persons.

Controlled Foreign Corporations

        A non-U.S. entity will be treated as a controlled foreign corporation, or CFC, if it is treated as a corporation for U.S. federal income tax purposes and if more than 50% of (i) the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote or (ii) the total value of the stock of the non-U.S. entity is owned by U.S. Shareholders on any day during the taxable year of such non-U.S. entity. For this purpose, a "U.S. Shareholder" with respect to a non-U.S. entity means a U.S. person (including a U.S. partnership like KKR) that owns 10% or more of the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote.

        When making investment or other decisions, KKR will consider whether an investment will be a CFC and the consequences related thereto. If KKR is a U.S. Shareholder in a non-U.S. entity that is treated as a CFC, each KKR common unitholder may be required to include in income its allocable share of the CFC's "Subpart F" income reported by KKR. Subpart F income generally includes dividends, interest, net gain from the sale or disposition of securities, non-actively managed rents and certain other generally passive types of income. The aggregate Subpart F income inclusions in any taxable year relating to a particular CFC are limited to such entity's current earnings and profits. These inclusions are treated as ordinary income (whether or not such inclusions are attributable to net capital gains). Thus, an investor may be required to report as ordinary income its allocable share of the CFC's Subpart F income reported by KKR without corresponding receipts of cash and may not benefit from capital gain treatment with respect to the portion of KKR's earnings (if any) attributable to net capital gains of the CFC.

        The tax basis of KKR's shares of such non-U.S. entity, and your tax basis in your KKR common units, will be increased to reflect any required Subpart F income inclusions. Such income will be treated as income from sources within the United States, for certain foreign tax credit purposes, to the extent derived by the CFC from U.S. sources. Such income will not be eligible for the reduced rate of tax applicable to "qualified dividend income" for individual U.S. persons. See above under

"—Limitations on Interest Deductions." Amounts included as such income with respect to direct and indirect investments generally will not be taxable again when actually distributed.

        Regardless of whether any CFC has Subpart F income, any gain allocated to you from KKR's disposition of stock in a CFC will be treated as dividend income to the extent of your allocable share of the current and/or accumulated earnings and profits of the CFC, which may be eligible for the reduced rates of taxation applicable to certain qualified dividends. In this regard, earnings would not include any amounts previously taxed pursuant to the CFC rules. However, net losses (if any) of a non-U.S. entity owned by KKR that is treated as a CFC will not pass through to you. Moreover, a portion of your gain from the sale or exchange of your KKR common units may be treated as ordinary income. Any portion of any gain from the sale or exchange of a common unit that is attributable to a CFC may be treated as an "unrealized receivable" taxable as ordinary income. See "—Sale or Exchange of KKR Common Units."

        If a non-U.S. entity held by KKR is classified as both a CFC and a PFIC during the time KKR is a U.S. Shareholder of such non-U.S. entity, you will be required to include amounts in income with respect to such non-U.S. entity pursuant to this subheading, and the consequences described under "—Passive Foreign Investment Companies" above will not apply. If KKR's ownership percentage in a non-U.S. entity changes such that KKR is not a U.S. Shareholder with respect to such non-U.S. entity, then you may be subject to the PFIC rules. The interaction of these rules is complex, and prospective holders are urged to consult their tax advisors in this regard.

Investment Structure

        To manage its affairs so as to meet the Qualifying Income Exception for the publicly traded partnership rules (discussed above) and comply with certain requirements in its partnership agreement, KKR may need to structure certain investments through entities classified as corporations for U.S. federal income tax purposes. However, because KKR common unitholders will be located in numerous taxing jurisdictions, no assurances can be given that any such investment structure will be beneficial to all KKR common unitholders to the same extent, and may even impose additional tax burdens on some KKR common unitholders. As discussed above, if the entity were a non-U.S. corporation it may be considered a CFC or PFIC. If the entity were a U.S. corporation, it would be subject to U.S. federal income tax on its operating income, including any gain recognized on its disposal of its investments. In addition, if the investment involves U.S. real estate, gain recognized on disposition of the real estate would generally be subject to U.S. federal income tax, whether the corporation is a U.S. or a non-U.S. corporation.

Taxes in Other State, Local, and Non-U.S. Jurisdictions

        In addition to U.S. federal income tax consequences, you may be subject to potential U.S. state and local taxes because of an investment in KKR in the U.S. state or locality in which you are a resident for tax purposes or in which KKR has investments or activities, including jurisdictions in which KKR holds certain real estate, oil, gas or similar natural resource-related investments. You may also be subject to tax return filing obligations and income, franchise or other taxes, including withholding taxes, in state, local or non-U.S. jurisdictions in which KKR invests, or in which entities in which KKR owns interests conduct activities or derive income. Income or gains from investments held by KKR may be subject to withholding or other taxes in jurisdictions outside the United States, subject to the possibility of reduction under applicable income tax treaties. If you wish to claim the benefit of an applicable income tax treaty, you may be required to submit information to tax authorities in such jurisdictions. You should consult your own tax advisors regarding the U.S. state, local and non-U.S. tax consequences of an investment in KKR.

 U.S. Federal Estate Taxes

        KKR common units will be included in the gross estate of a U.S. citizen or resident for U.S. federal estate tax purposes. Therefore, a U.S. federal estate tax may be payable in connection with the death of a holder of KKR common units. Prospective individual U.S. Holders should consult their own tax advisors concerning the potential U.S. federal estate tax consequences with respect to KKR common units.

Medicare Tax

        U.S. Holders that are individuals, estates or trusts are subject to a Medicare tax of 3.8% on "net investment income" (or undistributed "net investment income," in the case of estates and trusts) for each taxable year, with such tax applying to the lesser of such income or the excess of such person's adjusted gross income (with certain adjustments) over a specified amount. Net investment income includes net income from interest, dividends, annuities, royalties and rents and net gain attributable to the disposition of investment property. It is anticipated that net income and gain attributable to your ownership of KKR common units will be included in your "net investment income" subject to this Medicare tax.

U.S. Taxation of Tax-Exempt U.S. Holders of KKR Common Units

        A holder of KKR common units that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation will nevertheless be subject to unrelated business taxable income, or UBTI, to the extent, if any, that its allocable share of KKR's income consists of UBTI. A tax-exempt partner of a partnership that regularly engages in a trade or business which is unrelated to the exempt function of the tax-exempt partner must include in computing its UBTI its pro rata share (whether or not distributed) of such partnership's gross income and deductions derived from such unrelated trade or business. Moreover, a tax-exempt partner of a partnership will be treated as earning UBTI to the extent that such partnership derives income from "debt-financed property," or if the partner interest itself is debt financed. Debt-financed property means property held to produce income with respect to which there is "acquisition indebtedness" (that is, indebtedness incurred in acquiring or holding property).

        As a result of incurring acquisition indebtedness and certain investments in natural resource assets, such as oil and gas properties, KKR will derive income that constitutes UBTI. Consequently, a holder of KKR common units that is a tax-exempt organization (including an individual retirement account or 401(k) plan participant) will likely be subject to unrelated business income tax to the extent that its allocable share of KKR's income consists of UBTI. In addition, a tax-exempt partner may be subject to unrelated business income tax on a sale of their KKR common units. Tax exempt U.S. Holders of KKR common units should consult their own tax advisors regarding all aspects of UBTI.

Investments by U.S. Mutual Funds

        U.S. mutual funds that are treated as regulated investment companies, or RICs, for U.S. federal income tax purposes are required, among other things, to meet an annual 90% gross income and a quarterly 50% asset value test under Section 851(b) of the Code to maintain their favorable U.S. federal income tax status. The 90% gross income test requires that, for a corporation to qualify as a RIC, at least 90 percent of such corporation's annual income must be "qualifying income," which is generally limited to investment income of various types. The 50% asset value test requires that, for a corporation to qualify as a RIC, at the close of each quarter of the taxable year, at least 50 percent of the value of such corporation's total assets must be represented by cash and cash items (including receivables), government securities, securities of other RICs, and other securities limited in respect of any one issuer to an amount not greater in value than 5 percent of the value of the total assets of the corporation and to not more than 10 percent of the outstanding voting securities of such issuer.

        The treatment of an investment by a RIC in KKR common units for purposes of these tests will depend on whether KKR is treated as a "qualifying publicly traded partnership." If KKR is so treated, then the KKR common units themselves are the relevant assets for purposes of the 50% asset value test and the net income from the KKR common units is the relevant gross income for purposes of the 90% gross income test. RICs may not invest greater than 25 percent of their assets in one or more qualifying publicly traded partnerships. All income derived from a qualifying publicly traded partnership is considered qualifying income for purposes of the RIC 90% gross income test above. However, if KKR is not treated as a qualifying publicly traded partnership for purposes of the RIC rules, then the relevant assets for the RIC asset test will be the RIC's allocable share of the underlying assets held by KKR and the relevant gross income for the RIC income test will be the RIC's allocable share of the underlying gross income earned by KKR, including assets held in connection with and income derived with respect to investments in natural resources assets, such as oil and gas properties, which may not be qualifying assets or income for the RIC qualifying asset and income tests above. Whether KKR will qualify as a "qualifying publicly traded partnership" depends on the exact nature of its future investments, but it is likely that KKR will not be treated as a "qualifying publicly traded partnership." In addition, as discussed above under "—Consequences to U.S. Holders of KKR Common Units," KKR may derive taxable income from an investment that is not matched by a corresponding cash distribution. Accordingly, a RIC investing in KKR common units may recognize income for U.S. federal income tax purposes without receiving cash with which to make distributions in amounts necessary to satisfy the distribution requirements under Sections 852 and 4982 of the Code for avoiding income and excise taxes. RICs should consult their own tax advisors about the U.S. tax consequences of an investment in KKR common units.

Consequences to Non-U.S. Holders of KKR Common Units

U.S. Income Tax Consequences

        KKR expects that it will be engaged in a U.S. trade or business for U.S. federal income tax purposes, including by reason of its investments in U.S. real property, corporations that own significant amounts of U.S. real property, and oil and gas properties, in which case some portion of its income would be treated as effectively connected income with respect to Non-U.S. Holders, or ECI. If a Non-U.S. Holder were treated as being engaged in a U.S. trade or business in any year because of an investment in KKR common units in such year, such Non-U.S. Holder generally would be: (1) subject to withholding by KKR on such Non-U.S. Holder's distributions of ECI; (2) required to file a U.S. federal income tax return for such year reporting its allocable share, if any, of income or loss effectively connected with such trade or business, including certain income from U.S. sources not related to KKR.; and (3) required to pay U.S. federal income tax at regular U.S. federal income tax rates on any such income. Moreover, a corporate Non-U.S. Holder might be subject to a U.S. branch profits tax on its allocable share of its ECI. Any amount withheld would be creditable against such Non-U.S. Holder's U.S. federal income tax liability, and such Non-U.S. Holder could claim a refund to the extent that the amount withheld exceeded such Non-U.S. Holder's U.S. federal income tax liability for the taxable year. Finally, if KKR were treated as being engaged in a U.S. trade or business, a portion of any gain recognized by a holder who is a Non-U.S. Holder on the sale or exchange of its KKR common units could be treated for U.S. federal income tax purposes as ECI, and hence such Non-U.S. Holder could be subject to U.S. federal income tax on the sale or exchange of its KKR common units.

        Distributions to you may also be subject to U.S. withholding tax to the extent such distribution is attributable to the sale of a U.S. real property interest. Also, you may be subject to U.S. withholding tax on allocations of KKR's income that are fixed or determinable annual or periodic income under the Code, unless an exemption from or a reduced rate of such withholding applies and certain tax status information is provided. Although each Non-U.S. Holder is required to provide an IRS Form W-8, KKR may not be able to provide complete information related to the tax status of its investors to the KKR Group Partnerships or KKR Management Holdings Corp. for purposes of obtaining reduced rates of withholding on behalf of its investors. If such information is not provided, to the extent KKR receives dividends from KKR Management Holdings Corp. or from a U.S. corporation through Fund Holdings and its investment vehicles, your allocable share of distributions of such income will be subject to U.S. withholding tax. Therefore, if you would not be subject to U.S. tax based on your tax status or are eligible for a reduced rate of U.S. withholding, you may need to take additional steps to receive a credit or refund of any excess withholding tax paid on your account. This may include the filing of a non-resident U.S. income tax return with the IRS. Among other limitations, if you reside in a treaty jurisdiction which does not treat KKR as a pass-through entity, you may not be eligible to receive a refund or credit of excess U.S. withholding taxes paid on your account. You should consult your tax advisors regarding the treatment of U.S. withholding taxes.

        Special rules may apply in the case of a Non-U.S. Holder that: (1) has an office or fixed place of business in the United States; (2) is present in the United States for 183 days or more in a taxable year; or (3) is a former citizen of the United States, a foreign insurance company that is treated as holding a partner interest in KKR in connection with their U.S. business, a PFIC or a corporation that accumulates earnings to avoid U.S. federal income tax. You should consult your tax advisors regarding the application of these special rules.

U.S. Federal Estate Tax Consequences

        The U.S. federal estate tax treatment of KKR common units with regard to the estate of a non-citizen who is not a resident of the United States is not entirely clear. If KKR common units are includable in the U.S. gross estate of such person, then a U.S. federal estate tax might be payable in connection with the death of such person. Non-U.S. Holders who are non-citizens and not residents of the United States should consult their own tax advisors concerning the potential U.S. federal estate tax consequences of owning KKR common units.

Administrative Matters

Taxable Year

        KKR currently uses the calendar year as its taxable year for U.S. federal income tax purposes. Under certain circumstances which KKR currently believes are unlikely to apply, a taxable year other than the calendar year may be required for such purposes.

Tax Matters Partner

        KKR's managing partner will act as its "tax matters partner." As the tax matters partner, KKR's managing partner will have the authority, subject to certain restrictions, to act on KKR's behalf in connection with any administrative or judicial review of KKR's items of income, gain, loss, deduction or credit.

Information Returns

        KKR has agreed to furnish to you, as soon as reasonably practicable after the close of each calendar year, tax information (including Schedule K-1), which describes on a U.S. dollar basis your share of KKR's income, gain, loss and deduction for its preceding taxable year. It may require longer than 90 days after the end of KKR's fiscal year to obtain the requisite information from all lower-tier entities so that K-1s may be prepared for KKR. Consequently, common unitholders who are U.S. taxpayers should anticipate the need to file annually with the IRS (and certain states) a request for an extension past April 15 or the otherwise applicable due date of their income tax return for the taxable year. In addition, each partner will be required to report for all tax purposes consistently with the information provided by KKR for the taxable year.

        In preparing this information, KKR will use various accounting and reporting conventions, some of which have been mentioned in the previous discussion, to determine your share of income, gain, loss and deduction. The IRS may successfully contend that certain of these reporting conventions are impermissible, which could result in an adjustment to your income or loss.

        KKR may be audited by the IRS. Adjustments resulting from an IRS audit may require you to adjust a prior year's tax liability and possibly may result in an audit of your own tax return. Any audit of your tax return could result in adjustments not related to KKR's tax returns as well as those related to KKR's tax returns.

Tax Shelter Regulations

        If KKR were to engage in a "reportable transaction," KKR (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS in accordance with regulations governing tax shelters and other potentially tax-motivated transactions. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a "listed transaction" or that it produces certain kinds of losses in excess of $2 million. An investment in KKR may be considered a "reportable transaction" if, for example, KKR recognizes certain significant losses in the future. In certain circumstances, a common unitholder who disposes of KKR common units in a transaction resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction. KKR's participation in a reportable transaction also could increase the likelihood that its U.S. federal income tax information return (and possibly your tax return) would be audited by the IRS. Certain of these rules are currently unclear and it is possible that they may be applicable in situations other than significant loss transactions. Moreover, if KKR were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to: (i) significant accuracy-related penalties with a broad scope; (ii) for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability; and (iii) in the case of a listed transaction, an extended statute of limitations. Common unitholders should consult their tax advisors concerning any possible disclosure obligation under the regulations governing tax shelters with respect to the dispositions of their interests in KKR.

Constructive Termination

        Subject to the electing large partnership rules described below, KKR will be considered to have been terminated for U.S. federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in KKR's capital and profits within a 12-month period. KKR's termination would result in the close of its taxable year for all of KKR's common unitholders. In the case of a holder reporting on a taxable year other than a fiscal year ending on KKR's year-end, the closing of KKR's taxable year may result in more than 12 months of KKR's taxable income or loss being includable in the holder's taxable income for the year of termination. KKR would be required to make new tax elections after a termination. A termination could also result in penalties if KKR were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject KKR to, any tax legislation enacted before the termination.

Elective Procedures for Large Partnerships

        The Code allows large partnerships to elect streamlined procedures for income tax reporting. This election would reduce the number of items that must be separately stated on the Schedules K-1 that are issued to KKR common unitholders, and such Schedules K-1 would have to be provided to KKR common unitholders on or before the first March 15 following the close of each taxable year. In addition, this election would prevent KKR from suffering a "technical termination" (which would close

KKR's taxable year) if within a 12-month period there is a sale or exchange of 50 percent or more of KKR's total interests. It is possible KKR might make such an election, if eligible. If KKR makes such election, IRS audit adjustments will flow through to KKR common unitholders for the years in which the adjustments take effect, rather than the year to which the adjustment relates. In addition, KKR, rather than its common unitholders individually, generally will be liable for any interest and penalties that result from an audit adjustment.

Withholding and Backup Withholding

        For each calendar year, KKR will report to you and the IRS the amount of distributions KKR made to you and the amount of U.S. federal income tax (if any) that KKR withheld on those distributions. The proper application to KKR of rules for withholding under Section 1441 of the Code (applicable to certain dividends, interest and similar items) is unclear. Because the documentation KKR receives may not properly reflect the identities of partners at any particular time (in light of possible sales of KKR common units), KKR may over-withhold or under-withhold with respect to a particular holder of KKR common units. For example, KKR may impose withholding, remit that amount to the IRS and thus reduce the amount of a distribution paid to a Non-U.S. Holder. It may turn out, however, the corresponding amount of KKR's income was not properly allocable to such holder, and the withholding should have been less than the actual withholding. Such holder would be entitled to a credit against the holder's U.S. federal income tax liability for all withholding, including any such excess withholding, but if the withholding exceeded the holder's U.S. federal income tax liability, the holder would have to apply for a refund to obtain the benefit of the excess withholding. Similarly, KKR may fail to withhold on a distribution, and it may turn out the corresponding income was properly allocable to a Non-U.S. Holder and withholding should have been imposed. In that event, KKR intends to pay the underwithheld amount to the IRS, and KKR may treat such under-withholding as an expense that will be borne by all partners on a pro rata basis (since KKR may be unable to allocate any such excess withholding tax cost to the relevant Non-U.S. Holder).

        Under the backup withholding rules, you may be subject to backup withholding tax (at the applicable rate, currently 28%) with respect to distributions paid unless: (i) you are an exempt recipient and demonstrate this fact when required; or (ii) you provide a taxpayer identification number, certify as to no loss of exemption from backup withholding tax and otherwise comply with the applicable requirements of the backup withholding tax rules. If you are an exempt holder, you should indicate your exempt status on a properly completed IRS Form W-9. A Non-U.S. Holder may qualify as an exempt recipient by submitting a properly completed applicable IRS Form W-8. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund.

        If you do not timely provide KKR (or the clearing agent or other intermediary, as appropriate) with IRS Form W-8 or W-9, as applicable, or such form is not properly completed, you may become subject to U.S. backup withholding taxes in excess of what would have been imposed had KKR received certifications from all investors. Such excess U.S. backup withholding taxes may be treated by KKR as an expense that will be borne by all investors on a pro rata basis (since KKR may be unable to allocate any such excess withholding tax cost to the holders that failed to timely provide the proper U.S. tax certifications).

Additional Withholding Requirements

        Under recently enacted legislation and administrative guidance, the relevant withholding agent may be required to withhold 30% of any interest, dividends and other fixed or determinable annual or periodical gains, profits and income from sources within the United States paid after June 30, 2014 or gross proceeds from the sale of any property of a type that can produce interest or dividends from sources within the United States occurring after December 31, 2016 to (1) a foreign financial institution

(which for this purpose includes foreign broker-dealers, clearing organizations, investment companies, hedge funds and certain other investment entities) unless such foreign financial institution enters into an agreement with the Treasury pursuant to which it agrees to verify, report and disclose its U.S. accountholders to the IRS and complies with certain other specified requirements or (2) a non-financial foreign entity that is a beneficial owner of the payment unless such entity (a) certifies that it does not have any substantial U.S. owners, (b) provides the name, address and taxpayer identification number of each of its substantial U.S. owners and meets certain other specified requirements or (c) otherwise qualifies for an exemption from this withholding. Non-U.S. and U.S. Holders are encouraged to consult their own tax advisors regarding the possible implications of this proposed legislation on their investment in KKR common units.

Nominee Reporting

        Persons who hold an interest in KKR as a nominee for another person are required to furnish to KKR:

  (1)
  the name, address and taxpayer identification number of the beneficial owner and the nominee;

  (2)
  whether the beneficial owner is: (i) a person that is not a U.S. person; (ii) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or (iii) a tax-exempt entity;

  (3)
  the amount and description of KKR common units held, acquired or transferred for the beneficial owner; and

  (4)
  specific information including the dates of acquisitions and transfers, means of acquisitions and transfers and acquisition cost for purchases, as well as the amount of net proceeds from sales.

        Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on KKR common units they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Code for failure to report that information to KKR. The nominee is required to supply the beneficial owner of the KKR common units with the information furnished to KKR.

New Legislation or Administrative or Judicial Action

        The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the Treasury, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. No assurance can be given as to whether, or in what form, any proposals affecting KKR or KKR's common unitholders will be enacted. The present U.S. federal income tax treatment of an investment in KKR common units may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made. Changes to the U.S. federal income tax laws and interpretations thereof could make it more difficult or impossible to be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, affect or cause KKR to change its investments and commitments, affect the tax considerations of an investment in KKR, change the character or treatment of portions of KKR's income (including, for instance, the treatment of carried interest as ordinary income rather than capital gain) and adversely affect an investment in KKR common units. See risks described in the sections entitled "Risk Factors—Risks Related to the Ownership of KKR Common Units—KKR's structure involves complex provisions of U.S. federal income tax laws for which no clear precedent or authority may be available. These structures also are subject to potential legislative, judicial or administrative change and differing interpretations, possibly on a retroactive basis," and "Risk Factors—Risks Related to the Ownership of KKR Common Units—The U.S. Congress has considered legislation that would have (i) in some cases after a ten-year period, precluded KKR from qualifying as a partnership or required KKR to hold carried interest through taxable subsidiary corporations and (ii) taxed certain income and gains at increased rates. If any similar legislation were to be enacted and apply to KKR, the after tax income and gain related to KKR's business, as well as the market price of KKR common units, could be reduced". KKR and KKR common unitholders could be adversely affected by any such change in, or any new, tax law, regulation or interpretation. KKR's organizational documents and agreements permit the board of directors to modify the amended and restated operating agreement from time to time, without the consent of the common unitholders, in order to address certain changes in U.S. federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have a material adverse impact on some or all of KKR's common unitholders.

        THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX MATTERS RELATING TO KKR AND ITS COMMON UNITHOLDERS ARE COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE MEANING AND IMPACT OF TAX LAWS AND OF PROPOSED CHANGES WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH KKR COMMON UNITHOLDER. KKR COMMON UNITHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES RELATING TO OWNING KKR COMMON UNITS. THIS FOREGOING DISCUSSION ONLY ADDRESSES THE MATERIAL U.S. FEDERAL TAX CONSIDERATIONS OF THE OWNERSHIP AND DISPOSITION OF KKR COMMON UNITS AND DOES NOT ADDRESS THE TAX CONSEQUENCES UNDER THE LAWS OF ANY TAX JURISDICTION OTHER THAN THE UNITED STATES. NON-U.S. HOLDERS, THEREFORE, SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSIDERATIONS TO THEM OF THE U.S. OWNERSHIP AND DISPOSITION OF KKR COMMON UNITS UNDER THE LAWS OF THEIR OWN TAXING JURISDICTION.

 DESCRIPTION OF KKR'S LIMITED PARTNERSHIP AGREEMENT

        The following is a description of the material terms of KKR's partnership agreement and is qualified in its entirety by reference to all of the provisions of KKR's partnership agreement, which has been filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. Because this description is only a summary of the terms of KKR's partnership agreement, it may not contain all of the information that you may find important. For additional information, you should read "Description of KKR Common Units," "Material U.S. Federal Income Tax Consequences of the Merger" and "Material U.S. Federal Income Tax Consequences of KKR Common Units Ownership."

 KKR's Managing Partner

        KKR's managing partner, KKR Management LLC, is the general partner of KKR that manages all of KKR's operations and activities. KKR's managing partner is authorized in general to perform all acts that it determines to be necessary or appropriate to carry out KKR's purposes and to conduct KKR's business. KKR's managing partner is wholly owned by KKR's principals and controlled by KKR's founders. KKR common unitholders have only limited voting rights relating to certain matters and, therefore, will have limited or no ability to influence management's decisions regarding KKR's business.

Purpose

        Under KKR's partnership agreement, KKR is permitted to engage, directly or indirectly, in any business activity that is approved by KKR's managing partner and that lawfully may be conducted by a limited partnership organized under Delaware law.

Power of Attorney

        Each limited partner of KKR, and each person who acquires a limited partner interest in accordance with KKR's partnership agreement, grants to KKR's managing partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for KKR's qualification, continuance, dissolution or termination. The power of attorney also grants KKR's managing partner the authority to amend, and to make consents and waivers under, KKR's partnership agreement and certificate of limited partnership, in each case in accordance with KKR's partnership agreement.

Capital Contributions

        KKR's common unitholders are not obligated to make additional capital contributions, except as described below under "—Limited Liability." KKR's managing partner is not obliged to make any capital contributions.

Limited Liability

        Assuming that a limited partner of KKR does not participate in the control of KKR's business within the meaning of the Delaware Limited Partnership Act and that person otherwise acts in conformity with the provisions of KKR's partnership agreement, such person's liability under the Delaware Limited Partnership Act would be limited, subject to possible exceptions, to the amount of capital such person is obligated to contribute to KKR for such person's common units plus such person's share of any undistributed profits and assets. If it were determined however that the right, or exercise of the right, by the limited partners as a group:

  •
  to approve some amendments to KKR's partnership agreement; or

  •
  to take other action under KKR's partnership agreement, constituted "participation in the control" of KKR's business for the purposes of the Delaware Limited Partnership Act, then

    KKR's limited partners could be held personally liable for KKR's obligations under the laws of Delaware to the same extent as KKR's managing partner. This liability would extend to persons who transact business with KKR who reasonably believe that the limited partner is a general partner. Neither KKR's partnership agreement nor the Delaware Limited Partnership Act specifically will provide for legal recourse against KKR's managing partner if a limited partner were to lose limited liability through any fault of KKR's managing partner. While this does not mean that a limited partner could not seek legal recourse, KKR knows of no precedent for this type of a claim in Delaware case law. The limitation on KKR's managing partner's liability does not constitute a waiver of compliance with U.S. federal securities laws that would be void under Section 14 of the Securities Act.

        Under the Delaware Limited Partnership Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partner interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Limited Partnership Act provides that the fair value of property subject to liability for which recourse of creditors is limited will be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the non-recourse liability. The Delaware Limited Partnership Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Limited Partnership Act would be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Limited Partnership Act, a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to the partnership, except that such person is not obligated for liabilities unknown to him at the time he became a limited partner and that could not be ascertained from the limited partnership agreement.

        Moreover, if it were determined that KKR were conducting business in any state without compliance with the applicable limited partnership statute, or that the right or exercise of the right by the limited partners as a group to approve some amendments to the limited partnership agreement or to take other action under the limited partnership agreement constituted "participation in the control" of KKR's business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for KKR's obligations under the law of that jurisdiction to the same extent as KKR's managing partner. KKR intends to operate in a manner that KKR's managing partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Issuance of Additional Securities

        KKR's partnership agreement authorizes KKR to issue an unlimited number of additional partnership securities and options, rights, warrants and appreciation rights relating to partnership securities for the consideration and on the terms and conditions established by KKR's managing partner in its sole discretion without the approval of any limited partners.

        In accordance with the Delaware Limited Partnership Act and the provisions of KKR's partnership agreement, KKR could also issue additional partnership interests that have designations, preferences, rights, powers and duties that are different from, and may be senior to, those applicable to its common units.

Distributions

        Distributions will be made to the partners pro rata according to the percentages of their respective partner interests. See "Management's Discussion and Analysis of Financial Condition and Results of

Operations—Liquidity—Liquidity Needs—Distributions," in KKR's Quarterly Report on Form 10-Q for the nine-month period ended September 30, 2013 filed with the SEC on November 1, 2013 and incorporated by reference in this proxy statement/prospectus.

Amendment of the Limited Partnership Agreement

General

        Amendments to KKR's partnership agreement may be proposed only by KKR's managing partner. To adopt a proposed amendment, other than the amendments that do not require limited partner approval discussed below, KKR's managing partner must seek approval of the holders of a majority of the outstanding voting units (as defined below) in order to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. On any matter that may be submitted for a vote of KKR common unitholders, the holders of KKR Group Partnership units hold special voting units in KKR's partnership that provide them with a number of votes that is equal to the aggregate number of KKR Group Partnership units that they then hold and entitle them to participate in the vote on the same basis as common unitholders of KKR's partnership. See "—Meetings; Voting." The KKR Group Partnership units, other than the KKR Group Partnership units held by KKR, are owned by KKR Holdings, which is owned by KKR's principals and other persons and is controlled by KKR's founders.

Prohibited Amendments

        No amendment may be made that would:

  (1)
  enlarge the obligations of any limited partner without its consent, except that any amendment that would have a material adverse effect on the rights or preferences of any class of partner interests in relation to other classes of partner interests may be approved by the holders of at least a majority of the type or class of partner interests so affected; or

  (2)
  enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by KKR, to KKR's managing partner or any of its affiliates without the consent of KKR's managing partner, which may be given or withheld in its sole discretion.

        The provision of the KKR partnership agreement preventing the amendments having the effects described in clauses (1) or (2) above can be amended upon the approval of the holders of at least 90% of the outstanding voting units.

No Limited Partner Approval

        KKR's managing partner may generally make amendments to KKR's partnership agreement or certificate of limited partnership without the approval of any limited partner to reflect:

  (1)
  a change in the name of the partnership, the location of the partnership's principal place of business, the partnership's registered agent or its registered office;

  (2)
  the admission, substitution, withdrawal or removal of partners in accordance with KKR's partnership agreement;

  (3)
  a change that KKR's managing partner determines is necessary or appropriate for KKR to qualify or to continue its qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or other jurisdiction or to ensure that KKR will not be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes;

  (4)
  an amendment that KKR's managing partner determines to be necessary or appropriate to address certain changes in U.S. federal, state and local income tax regulations, legislation or interpretation;

  (5)
  an amendment that is necessary, in the opinion of KKR's counsel, to prevent KKR or KKR's managing partner or its directors, officers, employees, agents or trustees, from having a material risk of being in any manner subjected to the provisions of the Investment Company Act, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the U.S. Department of Labor;

  (6)
  a change in KKR's fiscal year or taxable year and related changes;

  (7)
  an amendment that KKR's managing partner determines in its sole discretion to be necessary or appropriate for the creation, authorization or issuance of any class or series of partnership securities or options, rights, warrants or appreciation rights relating to partnership securities;

  (8)
  any amendment expressly permitted in KKR's partnership agreement to be made by KKR's managing partner acting alone;

  (9)
  an amendment effected, necessitated or contemplated by an agreement of merger, consolidation or other business combination agreement that has been approved under the terms of KKR's partnership agreement;

  (10)
  an amendment effected, necessitated or contemplated by an amendment to the partnership agreement of a KKR Group Partnership that requires unitholders of the KKR Group Partnership to provide a statement, certification or other proof of evidence regarding whether such unitholder is subject to U.S. federal income taxation on the income generated by the KKR Group Partnership;

  (11)
  any amendment that in the sole discretion of KKR's managing partner is necessary or appropriate to reflect and account for the formation by KKR of, or its investment in, any corporation, partnership, joint venture, limited liability company or other entity, as otherwise permitted by KKR's partnership agreement;

  (12)
  a merger, conversion or conveyance to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the merger, conversion or conveyance other than those it receives by way of the merger, conversion or conveyance;

  (13)
  any amendment that KKR's managing partner determines to be necessary or appropriate to cure any ambiguity, omission, mistake, defect or inconsistency; or

  (14)
  any other amendments substantially similar to any of the matters described in (1) through (13) above.

        In addition, KKR's managing partner could make amendments to KKR's partnership agreement without the approval of any limited partner if those amendments, in the discretion of KKR's managing partner:

  (1)
  do not adversely affect KKR's limited partners considered as a whole (or adversely affect any particular class of partner interests as compared to another class of partner interests) in any material respect;

  (2)
  are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal, state, local or non-U.S.

    agency or judicial authority or contained in any federal, state, local or non-U.S. statute (including the Delaware Limited Partnership Act);

  (3)
  are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed for trading;

  (4)
  are necessary or appropriate for any action taken by KKR's managing partner relating to splits or combinations of units under the provisions of KKR's partnership agreement; or

  (5)
  are required to effect the intent of the provisions of KKR's partnership agreement or are otherwise contemplated by KKR's partnership agreement.

Opinion of Counsel and Limited Partner Approval

        KKR's managing partner will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners if one of the amendments described above under "—No Limited Partner Approval" should occur. No other amendments to KKR's partnership agreement (other than an amendment pursuant to a merger, sale or other disposition of assets effected in accordance with the provisions described under "—Merger, Sale or Other Disposition of Assets" or an amendment described in the following paragraphs) will become effective without the approval of holders of at least 90% of the outstanding voting units, unless KKR obtains an opinion of counsel to the effect that the amendment will not affect the limited liability under the Delaware Limited Partnership Act of any of the limited partners.

        In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of partner interests in relation to other classes of partner interests will also require the approval of the holders of at least a majority of the outstanding partner interests of the class so affected.

        In addition, any amendment that reduces the voting percentage required to take any action must be approved by the affirmative vote of limited partners whose aggregate outstanding voting units constitute not less than the voting requirement sought to be reduced.

Merger, Sale or Other Disposition of Assets

        KKR's partnership agreement provides that KKR's managing partner may, with the approval of the holders of at least a majority of the outstanding voting units, sell, exchange or otherwise dispose of all or substantially all of KKR's assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination, or approve the sale, exchange or other disposition of all or substantially all of the assets of KKR's subsidiaries. KKR's managing partner in its sole discretion may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of KKR's assets (including for the benefit of persons other than KKR or its subsidiaries) without the prior approval of the holders of KKR's outstanding voting units. KKR's managing partner could also sell all or substantially all of KKR's assets under any forced sale of any or all of KKR's assets pursuant to the foreclosure or other realization upon those encumbrances without the prior approval of the holders of KKR's outstanding voting units.

        If conditions specified in KKR's partnership agreement are satisfied, KKR's managing partner may in its sole discretion convert or merge KKR or any of its subsidiaries into, or convey some or all of its assets to, a newly formed entity if the sole purpose of that merger or conveyance is to effect a mere change in its legal form into another limited liability entity. KKR's unitholders will not be entitled to dissenters' rights of appraisal under KKR's partnership agreement or the Delaware Limited Partnership Act in the event of a merger or consolidation, a sale of substantially all of KKR's assets or any other similar transaction or event.

 Election to be Treated as a Corporation

        If KKR's managing partner, in its sole discretion, determines that it is no longer in KKR's interests to continue as a partnership for U.S. federal income tax purposes, KKR's managing partner may elect to treat KKR as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes or may choose to effect such change by merger, conversion or otherwise.

Dissolution

        KKR will dissolve upon:

  (1)
  the election of KKR's managing partner to dissolve KKR, if approved by the holders of a majority of the voting power of KKR's outstanding voting units;

  (2)
  there being no limited partners, unless KKR is continued without dissolution in accordance with the Delaware Limited Partnership Act;

  (3)
  the entry of a decree of judicial dissolution of KKR pursuant to the Delaware Limited Partnership Act; or

  (4)
  the withdrawal of KKR's managing partner or any other event that results in its ceasing to be KKR's managing partner other than by reason of a transfer of general partner interests or withdrawal of KKR's managing partner following approval and admission of a successor, in each case in accordance with KKR's partnership agreement.

        Upon a dissolution under clause (4), the holders of a majority of the voting power of KKR's outstanding voting units could also elect, within specific time limitations, to continue KKR's business without dissolution on the same terms and conditions described in KKR's partnership agreement by appointing as a successor managing partner an individual or entity approved by the holders of a majority of the voting power of the outstanding voting units, subject to KKR's receipt of an opinion of counsel to the effect that (i) the action would not result in the loss of limited liability of any limited partner and (ii) neither KKR nor any of its subsidiaries (excluding those formed or existing as corporations) would be treated as an association taxable as a corporation or otherwise be taxable as an entity for U.S. federal income tax purposes upon the exercise of that right to continue.

Liquidation and Distribution of Proceeds

        Upon KKR's dissolution, KKR's managing partner shall act, or select one or more persons to act, as liquidator. Unless KKR is continued as a limited partnership, the liquidator authorized to wind up KKR's affairs will, acting with all of the powers of KKR's managing partner that the liquidator deems necessary or appropriate in its judgment, liquidate KKR's assets and apply the proceeds of the liquidation first, to discharge KKR's liabilities as provided in KKR's partnership agreement and by law, and thereafter, to the limited partners pro rata according to the percentages of their respective partner interests as of a record date selected by the liquidator. The liquidator may defer liquidation of KKR's assets for a reasonable period of time or distribute assets to partners in kind if it determines that an immediate sale or distribution of all or some of KKR's assets would be impractical or would cause undue loss to the partners.

Withdrawal of KKR's Managing Partner

        Except as described below, KKR's managing partner will agree not to withdraw voluntarily as KKR's managing partner prior to December 31, 2020 without obtaining the approval of the holders of at least a majority of the outstanding voting units, excluding voting units held by KKR's managing partner and its affiliates, and furnishing an opinion of counsel regarding tax and limited liability matters. On or after December 31, 2020, KKR's managing partner may withdraw as managing partner without first obtaining approval of any common unitholder by giving 90 days' advance notice, and that withdrawal will not constitute a violation of KKR's partnership agreement. Notwithstanding the foregoing, KKR's managing partner could withdraw at any time without unitholder approval upon 90 days' advance notice to the limited partners if at least 50% of the outstanding KKR common units are beneficially owned, owned of record or otherwise controlled by one person and its affiliates other than KKR's managing partner and its affiliates.

        Upon the withdrawal of KKR's managing partner under any circumstances, the holders of a majority of the voting power of KKR's outstanding voting units may elect a successor to that withdrawing managing partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, KKR will be dissolved, wound up and liquidated, unless within specific time limitations after that withdrawal, the holders of a majority of the voting power of KKR's outstanding voting units agree in writing to continue KKR's business and to appoint a successor managing partner. See "—Dissolution" above.

        KKR's managing partner may not be removed or expelled, with or without cause, by unitholders.

        In the event of withdrawal of a managing partner, the departing managing partner will have the option to require the successor managing partner to purchase the general partner interest of the departing managing partner for a cash payment equal to its fair market value. This fair market value will be determined by agreement between the departing managing partner and the successor managing partner. If no agreement is reached within 30 days of a managing partner's departure, an independent investment banking firm or other independent expert, which, in turn, may rely on other experts, selected by the departing managing partner and the successor managing partner will determine the fair market value. If the departing managing partner and the successor managing partner cannot agree upon an expert within 45 days of such managing partner's departure, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

        If the option described above is not exercised by either the departing managing partner or the successor managing partner, the departing managing partner's general partner interest will automatically convert into KKR common units pursuant to a valuation of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

        In addition, KKR will be required to reimburse the departing managing partner for all amounts due the departing managing partner, including without limitation all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing managing partner or its affiliates for KKR's benefit.

Transfer of General Partner Interests

        Except for transfer by KKR's managing partner of all, but not less than all, of its general partner interests in KKR to an affiliate of KKR's managing partner, or to another entity as part of the merger or consolidation of KKR's managing partner with or into another entity or the transfer by KKR's managing partner of all or substantially all of its assets to another entity, KKR's managing partner may not transfer all or any part of its general partner interest in KKR to another person prior to December 31, 2018 without the approval of the holders of at least a majority of the voting power of KKR's outstanding voting units, excluding voting units held by KKR's managing partner and its affiliates. On or after December 31, 2018, KKR's managing partner may transfer all or any part of its general partner interest without first obtaining approval of any unitholder. As a condition of this transfer, the transferee must assume the rights and duties of KKR's managing partner to whose interest that transferee has succeeded, agree to be bound by the provisions of KKR's partnership agreement and furnish an opinion of counsel regarding limited liability matters. At any time, the members of KKR's managing partner may sell or transfer all or part of their limited liability company interests in KKR's managing partner without the approval of the KKR common unitholders.

Limited Call Right

        If at any time:

  (1)
  less than 10% of the then issued and outstanding limited partner interests of any class (other than special voting units), including KKR's limited partnership units, are held by persons other than KKR's managing partner and its affiliates; or

  (2)
  KKR is subjected to registration under the provisions of the Investment Company Act,

        KKR's managing partner will have the right, which it may assign in whole or in part to any of its affiliates or to KKR, to acquire all, but not less than all, of the remaining limited partner interests of the class held by unaffiliated persons as of a record date to be selected by KKR's managing partner, on at least ten but not more than 60 days' notice. The purchase price in the event of this purchase is the greater of:

  (a)
  the current market price as of the date three days before the date the notice is mailed; and

  (b)
  the highest cash price paid by KKR's managing partner or any of its affiliates acting in concert with KKR for any limited partner interests of the class purchased within the 90 days preceding the date on which KKR's managing partner first mails notice of its election to purchase those limited partner interests.

        As a result of KKR's managing partner's right to purchase outstanding limited partner interests, a holder of limited partner interests may have such interests purchased at an undesirable time or price. The U.S. tax consequences to a common unitholder of the exercise of this call right are the same as a sale by that unitholder of its limited partnership units in the market. See "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 159 of this proxy statement/prospectus.

Sinking Fund; Preemptive Rights

        KKR will not establish a sinking fund and will not grant any preemptive rights with respect to KKR's limited partner interests.

Meetings; Voting

        Except as described below regarding a person or group owning 20% or more of KKR's limited partnership units then outstanding, record holders of limited partnership units or of the special voting units to be issued to holders of KKR Group Partnership units on the record date will be entitled to notice of, and to vote at, meetings of KKR's limited partners and to act upon matters as to which holders of limited partner interests have the right to vote or to act.

        Except as described below regarding a person or group owning 20% or more of KKR's limited partnership units then outstanding, each record holder of a KKR common unit will be entitled to a number of votes equal to the number of limited partnership units held. In addition, KKR issued special voting units to each holder of KKR Group Partnership units that provide them with a number of votes that is equal to the aggregate number of KKR Group Partnership units that they hold and entitle them to participate in the vote on the same basis as unitholders. KKR refers to its common units and special voting units as "voting units." If the ratio at which KKR Group Partnership units are exchangeable for KKR's common units changes from one-for-one, the number of votes to which the holders of the special voting units are entitled will be adjusted accordingly. Additional limited partner interests having special voting rights could also be issued. See "—Issuance of Additional Securities" above.

        In the case of KKR common units held by KKR's managing partner on behalf of non-citizen assignees, KKR's managing partner will distribute the votes on those units in the same ratios as the votes of partners in respect of other limited partner interests are cast. KKR's managing partner does not anticipate that any meeting of unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the limited partners may be taken either at a meeting of the limited partners or without a meeting, without a vote and without prior notice if consents in writing describing the action so taken are signed by limited partners owning not less than the minimum percentage of the voting power of the outstanding limited partner interests that would be necessary to authorize or take that action at a meeting. Meetings of the limited partners may be called by KKR's managing partner or by limited partners owning at least 50% or more of the voting power of the outstanding limited partner interests of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the voting power of the outstanding limited partner interests of the class for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the limited partners requires approval by holders of a greater percentage of such limited partner interests, in which case the quorum will be the greater percentage.

        However, if at any time any person or group (other than KKR's managing partner and its affiliates, or a direct or subsequently approved transferee of KKR's managing partner or its affiliates) acquires, in the aggregate, beneficial ownership of 20% or more of any class of KKR's units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. KKR's units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Status as Limited Partner

        By transfer of KKR's common units in accordance with KKR's partnership agreement, each transferee of common units will be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in KKR's books and records. Except as described under "—Limited Liability" above, in KKR's partnership agreement or pursuant to Section 17-804 of the Delaware Limited Partnership Act (which relates to the liability of a limited partner who receives a distribution of assets upon the winding up of a limited partnership and who knew at the time of such distribution that it was in violation of this provision) the common units will be fully paid and non-assessable.

Non-Citizen Assignees; Redemption

        If KKR is or becomes subject to U.S. federal, state, local, foreign or other laws or regulations that in the determination of KKR's managing partner create a substantial risk of cancellation or forfeiture of any property in which KKR has an interest because of the nationality, citizenship or other related status of any limited partner, KKR may redeem the common units held by that limited partner at their current market price. To avoid any cancellation or forfeiture, KKR's managing partner may require each limited partner to furnish information about his nationality, citizenship or related status. If a limited partner fails to furnish information about his nationality, citizenship or other related status within 30 days after a request for the information or KKR's managing partner determines, with the advice of counsel, after receipt of the information that the limited partner is not an eligible citizen, the limited partner may be treated as a non-citizen assignee. A non-citizen assignee does not have the right to direct the voting of his limited partnership units and may not receive distributions in kind upon KKR's partnership's liquidation.

 Indemnification

        Under KKR's partnership agreement, in most circumstances KKR would indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts:

  •
  its managing partner;

  •
  any departing managing partner;

  •
  any person who is or was an affiliate of a managing partner or any departing managing partner;

  •
  any person who is or was a member, partner, tax matters partner, officer, director, employee, agent, fiduciary or trustee of KKR or its subsidiaries, KKR's managing partner or any departing managing partner or any affiliate of KKR or its subsidiaries, KKR's managing partner or any departing managing partner;

  •
  any person who is or was serving at the request of KKR's managing partner or any departing managing partner or any affiliate of KKR's managing partner or any departing managing partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person; or

  •
  any person designated by KKR's managing partner.

        KKR has agreed to provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. KKR has also agreed to provide this indemnification for criminal proceedings. Any indemnification under these provisions will only be out of KKR's assets. Unless it otherwise agrees, KKR's managing partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to KKR to enable KKR to effectuate indemnification. The indemnification of the persons described above shall be secondary to any indemnification such person is entitled from another person or the relevant KKR fund to the extent applicable. KKR may purchase insurance against liabilities asserted against and expenses incurred by persons for KKR's activities, regardless of whether KKR would have the power to indemnify the person against liabilities under its partnership agreement.

Exclusive Delaware Jurisdiction

        KKR's partnership agreement provides that each of its limited partners and KKR's managing partner and each person holding any beneficial interest in KKR, to the fullest extent permitted by law, (1) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to KKR's partnership agreement shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction; (2) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding; (3) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper; (4) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; (5) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, that nothing in clause (5) hereof shall affect or limit any right to serve process in any other manner permitted by law; and (6) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding.

Books and Reports

        KKR's managing partner is required to keep appropriate books of KKR's business at its principal offices or any other place designated by KKR's managing partner. The books would be maintained for both tax and financial reporting purposes on an accrual basis. For tax and financial reporting purposes, KKR's year ends on December 31. See "Material U.S. Federal Tax Consequences of KKR Common Unit Ownership" beginning on page 171 of this proxy statement/prospectus.

Right to Inspect KKR's Books and Records

        KKR's partnership agreement provides that a limited partner can, for a purpose reasonably related to such person's interest as a limited partner, upon reasonable written demand and at such person's own expense, have furnished to such person:

  •
  promptly after becoming available, a copy of KKR's U.S. federal, state and local income tax returns; and

  •
  copies of KKR's partnership agreement, its certificate of limited partnership of, related amendments and powers of attorney under which they have been executed.

        KKR's managing partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which KKR's managing partner believes is not in KKR's best interests or which KKR is required by law or by agreements with third parties to keep confidential.

 COMPARISON OF KKR COMMON UNITS AND KFN COMMON SHARES

        The following section of this proxy statement/prospectus describes the differences between the rights of KKR common unitholders and the rights of KFN common shareholders, to the extent such differences are material. It does not purport to be a complete statement of the rights of KKR common unitholders under applicable Delaware law and KKR's partnership agreement, or the rights of KFN common shareholders under applicable Delaware law and KFN's operating agreement.

        We encourage you to read carefully the relevant provisions of the Delaware Limited Partnership Act and the Delaware Limited Liability Company Act, as well as KKR's partnership agreement and KFN's operating agreement. The following section of this proxy statement/prospectus is qualified in its entirety by reference to KKR's partnership agreement and KFN's operating agreement.

	KKR	KFN
Type of Legal Entity	KKR is a Delaware limited partnership with a general partner.	KFN is a Delaware limited liability company.
Voting Rights of Holders

KKR's common unitholders have only limited voting and consent rights and have no right to elect or remove KKR's managing partner or the directors on the board of KKR's managing partner. As such, KKR's common unitholders have limited or no ability to influence management's decisions regarding KKR's business.

KFN common shareholders are entitled one vote per share as provided in KFN's operating agreement. Members of KFN's board of directors are elected by a plurality vote of the holders of KFN's common shares and holders of KFN's common shares are entitled nominate individuals for election to KFN's board of directors.

Management and Control

KKR's managing partner is the general partner of KKR and manages all of KKR's operations and activities. KKR's managing partner is authorized in general to perform all acts that it determines to be necessary or appropriate to carry out KKR's purposes and to conduct KKR's business. KKR's managing partner is wholly owned by its principals and controlled by its founders.

Subject to limited specified exceptions, the business and affairs of KFN are managed by its board of directors. However, for so long as the management agreement is in effect, but subject at all times to the oversight of the KFN board of directors, the manager shall manage the business of KFN and provide services to KFN in accordance with the terms of the management agreement.

KKR's partnership agreement and the Delaware Limited Partnership Act prohibit limited partners from participating in the operation, management or control of KKR's business.

	KKR	KFN
NYSE Governance Protections

As a limited partnership, KKR qualifies for exceptions from certain corporate governance and other requirements of the rules of the NYSE. Pursuant to these exceptions, limited partnerships may elect, and KKR has elected, not to comply with certain corporate governance requirements of the NYSE, including the requirements: (1) that the listed company have a nominating and corporate governance committee that is composed entirely of independent directors; and (2) that the listed company have a compensation committee that is composed entirely of independent directors.

As a limited liability company, KFN does not qualify for the exceptions available to KKR from the corporate governance and other requirements of the rules of the NYSE. Accordingly, KFN common shareholders enjoy greater corporate governance protection under the NYSE rules than KKR common unitholders.

Board Structure

The limited liability company agreement of KKR's managing partner requires it to maintain a board of directors, not less than a majority of whom are independent pursuant to NYSE rules relating to corporate governance matters. The board of directors of KKR's managing partner is required to maintain an audit committee (each member of which is an independent director and financially literate), a conflicts committee (each member of which is an independent director), a nominating and corporate governance committee (of which at least one member must be an independent director) and an executive committee (comprised of the chairman or co-chairman of the board and any other directors selected by the chairman or co-chairman). The board of directors of KKR's managing partner does not maintain a compensation committee and, as is permitted under the exceptions to the NYSE rules noted above, the nominating and corporate governance committee of the board of directors of KKR's managing partner is not composed entirely of independent directors. The board of directors of KKR's managing partner is empowered to appoint additional committees as it may deem appropriate.

KFN's operating agreement provides that a majority of its entire board of directors may at any time increase or decrease the number of directors on the board. Unless KFN's operating agreement is amended, the number of directors may not be less than five or more than thirteen, with a majority of the board consisting of independent directors. Except as may be provided by the board of directors in setting the terms of any class or series of shares, any vacancies on the board of directors may only be filled by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.

	KKR	KFN

The holders of a majority of the Class A shares of KKR's managing partner, all of which are held by KKR principals, have the power, in their sole discretion, to (a) determine the number of directors and such directors' term of office, (b) appoint directors, (c) remove and replace directors at any time, with or without cause and for any reason or no reason, and (d) fill any positions created by the board of directors as a result of an increase in the size of the board of directors or vacancies. These holders also have certain approval rights over actions that KKR may take. At any time there is one or more "Designated Members" (defined in the managing partner's limited liability company agreement as Henry R. Kravis and George R. Roberts, who may designate additional and successor "Designated Members"), the then-serving Designated Members are deemed to represent a majority interest of holders of Class A shares of KKR's managing partner for the above purposes. As a result, Henry R. Kravis and George R. Roberts can elect the board of directors of KKR's managing partner with no other vote of holders of membership interests in KKR's general partner or KKR common unitholders.

The board of directors is empowered to appoint an executive committee, an audit committee, a compensation committee, a nominating and governance committee and such other committees as the board of directors may deem appropriate. As a limited liability company, KFN is subject to NYSE rules that require KFN's compensation committee and nominating and corporate governance committee to be composed solely of independent directors. KFN's operating agreement does not provide for classification of directors.

KKR's managing partner's limited liability company agreement does not provide for the classification of directors.
Removal of Managing Member / Directors	KKR's partnership agreement provides that its managing partner may not be removed or expelled, with or without cause, by KKR's unitholders.

Subject to the rights of holders or more or more series of shares, any director or the entire board of directors may be removed from office at any time, but only for cause and then only by the affirmative vote of the members of KFN holding at least two-thirds of the votes entitled to be cast in the election of directors. For purposes of removal, "cause" means with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to KFN through bad faith or active and deliberate dishonesty.

	KKR	KFN

As noted above, the holders of a majority of the Class A shares of KKR's managing partner have the power, in their sole discretion, to remove one or all of the directors on the board of directors of KKR's managing partner. In addition, by virtue of their status as Designated Members of KKR's managing partner, Henry R. Kravis and George R. Roberts can exercise that power with no other vote of holders of membership interests in KKR's general partner or KKR common unitholders.

Unitholder / Shareholder Meetings

KKR is not required to, and does not, hold regular meetings of its unitholders. KKR's partnership agreement provides that meetings of its unitholders may be called by KKR's managing partner or by limited partners owning at least 50% of the voting power of the outstanding limited partner interests of the class for which a meeting has been called.

KFN is required to hold an annual meeting of its common shareholders for the election of directors and for the transaction of any other business that may be raised at such annual meeting. Special meetings of KFN's common shareholders may only be called by the chairman of the board of directors, the president of KFN, the chief executive officer of KFN or the board of directors or by the secretary of KFN upon the written request of the members entitled to cast not less than a majority of the votes entitled to be cast at such a meeting.

Action Through Writing

Any action that is required or permitted to be taken by KKR's limited partners, if authorized by KKR's managing partner, may be taken without a meeting, without a vote and without prior notice if an approval in writing setting forth the action so taken is signed by limited partners of KKR owning not less than the minimum percentage of the voting power of the outstanding limited partner interests that would be necessary to authorize or take that action at a meeting at which all the KKR limited partners were present and voted. As of the date of this proxy statement/prospectus, KKR Holdings L.P., whose general partner is currently controlled by Henry R. Kravis and George R. Roberts, controls such a vote.

Any action that is required or permitted to be taken by KFN's members may be taken without a meeting, without a vote and without prior notice if a unanimous written consent setting forth the action so taken is signed by all of KFN's members.

	KKR	KFN
Distributions

Subject to applicable law, KKR's partnership agreement provides that KKR's managing partner may determine the amount and timing of any distributions to KKR's unitholders in its sole discretion.
KKR's managing partner has determined to make distributions to KKR's limited partners pro rata according to such limited partners' percentage interests in KKR.

Subject to applicable law, the board of directors of KFN may, in its sole discretion, determine whether to declare and pay, and the amount and timing of, any distributions to its members. Subject to any share designations, distributions are to be paid in proportion to each KFN member's respective percentage ownership.

Amendments to Governing Instruments

KKR's managing partner may amend KKR's partnership agreement without the approval of any partner, any unitholder or any other person for various specified reasons; provided, that no provision of KKR's partnership agreement that requires the vote or consent of unitholders holding a percentage of the voting power of outstanding voting units to take any action will be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of unitholders whose aggregate outstanding voting units constitute not less than the voting or consent requirement sought to be reduced; provided further, that no amendment to KKR's partnership agreement may (a) subject to limited exceptions, enlarge the obligations of any limited partner without its consent or (b) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to KKR's managing partner or any of its affiliates without KKR's managing partner's consent (which may be given or withheld in its sole discretion); provided further, that subject to limited exceptions, any amendment that would have a material adverse effect on the rights or

The KFN operating agreement may be amended only by a majority vote of the board of directors of KFN, except that any amendment to the following provisions requires an affirmative vote of holders of at least a majority of the outstanding KFN common shares: the authorization of an increase in the number of authorized KFN common shares; the voting rights of the holders of KFN common shares; the hiring of a replacement manager following the termination of the management agreement; the rights of holders of KFN common shares to vote on the merger or consolidation of KFN, the sale, lease or exchange of all or substantially all of KFN's property or assets and certain other business combinations or transactions; the rights of holders of KFN common shares to vote on the dissolution, winding up and liquidation of KFN; and the provision of the operating agreement governing amendments thereof.

	KKR	KFN

preferences of any class of partnership interests in relation to other classes of partnership interests must be approved by the holders of not less than a majority of the outstanding partnership interests of the class affected; provided further, that subject to certain exceptions, no amendment to KKR's partnership agreement shall become effective without the approval of unitholders holding at least 90% of the voting power of the outstanding voting units unless KKR obtains an opinion of counsel to the effect that such amendment will not affect the limited liability of any limited partner under the Delaware Limited Partnership Act.
Any amendment of KKR's partnership agreement is required to be approved by the holders of a majority of the Class A shares of KKR's managing partner. As noted above, by virtue of their status as Designated Members of KKR's managing partner, Henry R. Kravis and George R. Roberts can exercise that power with no other vote of holders of membership interests in KKR's general partner.

Issuance of Additional Securities

KKR's partnership agreement provides that KKR may issue additional partnership securities and options, rights, warrants and appreciation rights relating to partnership securities at any time for such consideration and on such terms and conditions as KKR's managing partner, KKR Management LLC, shall determine in its sole discretion without the approval of any limited partners. KKR's managing partner may fix the designations, preferences, rights, powers and duties of any class or series of such securities in its sole discretion.

KFN is authorized, pursuant to action by its board of directors, to issue up to 500,000,000 common shares and 50,000,000 preferred shares in one or more series. As of                , 2014, KFN had            common shares and 49,500,000 preferred shares outstanding.

	KKR	KFN
Asset Sales, Mergers and Consolidations

KKR's partnership agreement generally prohibits KKR's managing partner, without the prior approval of the holders of a majority of the voting power of KKR's outstanding voting units, from causing KKR to sell, exchange or otherwise dispose of all or substantially all of its and its subsidiaries' assets, taken as a whole, in a single transaction or a series of related transactions. However, KKR's managing partner in its sole discretion may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of KKR's and its subsidiaries' assets (including for the benefit of persons other than KKR or its subsidiaries, including KKR's affiliates) without that approval. KKR's managing partner may also sell all or substantially all of KKR or its subsidiaries' assets under any forced sale of any or all of KKR or its subsidiaries' assets pursuant to the foreclosure of, or other realization upon, those encumbrances without that approval. KKR's partnership agreement also prohibits its managing partner from merging, consolidating or combining KKR with one or more other business entities without the approval of the holders of a majority of the voting power of KKR's outstanding voting units, except to convert KKR to another limited liability entity if certain conditions are met.
Any merger, sale or other combination of KKR with or into any other person is required to be approved by the holders of a majority of the Class A shares of KKR's managing partner. As noted above, by virtue of their status as Designated Members of KKR's managing partner, Henry R. Kravis and George R. Roberts can exercise that power with no other vote of holders of membership interests in KKR's general partner or KKR common unitholders.

KFN's operating agreement prohibits the merger or consolidation of KFN with or into another business entity, or the sale, lease or exchange of all or substantially all of KFN's property or assets unless, in each case, KFN's board of directors adopts a resolution by a majority vote approving such action and unless such action is approved by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon.
KFN's operating agreement contains provisions based on Section 203 of the DGCL which prohibit KFN from engaging in a business combination with an interested shareholder for a period of three years following the time that the holder of shares became an interested shareholder unless such business combination is approved by the affirmative vote of the holders of 66 2/3% of the outstanding KFN common shares, excluding shares held by the interested shareholder or any affiliate or associate of the interested shareholder. An interested shareholder is (a) a person who, directly or indirectly, controls 15% or more of the outstanding voting shares of KFN at any time within the prior three-year period or (b) a person who is an assignee of shares owned by an interested shareholder in a transaction not involving a public offering at any time within the prior three-year period. A business combination includes (1) a merger or consolidation of KFN or any subsidiary of KFN with or caused by an interested shareholder or any affiliate of an interested shareholder, (2) a sale or other disposition of property or assets, or issuance or transfer of any securities of KFN or any subsidiary, with or caused by an interested shareholder or any affiliate of an interested shareholder having an aggregate market value equal to 10% or more of the aggregate market value of the outstanding shares of KFN and

	KKR	KFN

(3) certain transactions that would increase the interested shareholder's proportionate share ownership in KFN. This provision does not apply where the business combination or the transaction that resulted in the holder of shares becoming an interested shareholder is approved by KFN's board of directors prior to the time the interested shareholder acquired its 15% interest.

Fiduciary Duties

KKR's partnership agreement contains provisions that reduce and eliminate its managing partner's duties (including fiduciary duties) to KKR's common unitholders. KKR's partnership agreement also restricts the remedies available to KKR common unitholders for actions taken that without those limitations might constitute breaches of duty (including fiduciary duties).
In addition, the limited liability company agreement of KKR's managing partner has provisions that reduce and eliminate duties (including fiduciary duties) that KKR's managing partner's members or directors on the board of directors of KKR's managing partner may have otherwise had absent such provisions.

KFN's operating agreement provides that the duties of the directors of KFN will generally be consistent with the duties of a director of a Delaware corporation. A director of a Delaware corporation owes fiduciary duties of good faith, due care and loyalty to the corporation and its stockholders. To the fullest extent permitted by law, no director of KFN has any duties (fiduciary or otherwise) with respect to any action or inaction of the manager, and any actions or inactions of the KFN directors that cause KFN to act in compliance or in accordance with the management agreement are deemed consistent and compliant with the fiduciary duties of such directors and do not constitute a breach of any duty under the KFN operating agreement or existing in law, in equity or otherwise.

	KKR	KFN
Indemnification

KKR's partnership agreement provides, in most circumstances, for the indemnification of the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, in which such person may be involved or is threatened to be involved by reason of his status as such: KKR's managing partner; any departing managing partner; any person who is or was an affiliate of KKR's managing partner or any departing managing partner; any person who is or was a member, partner, tax matters partner, officer, director, employee, agent, fiduciary or trustee of KKR or KKR's subsidiaries, KKR's managing partner or any departing managing partner or any affiliate of KKR, KKR's subsidiaries, KKR's managing partner or any departing managing partner; any person who is or was serving at the request of KKR's managing partner or any departing managing partner or any affiliate of KKR's managing partner or departing managing partner as an officer, director, employee, member, partner, tax matters partner, agent, fiduciary or trustee of another person; or any person designated by KKR's managing partner in its sole discretion.

Section 18-108 of the Delaware Limited Liability Company Act allows a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. KFN's operating agreement provides that, to the fullest extent permitted by law, KFN will indemnify its directors and officers or any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of KFN) by reason of the fact that the person is or was a director, officer, employee, tax matters member or agent of KFN, or is or was serving at the request of KFN as a director, officer, employee or agent of another company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of KFN and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

	KKR	KFN
Limitations on Liability of Directors and Officers

KKR's partnership agreement provides that KKR's managing partner and its affiliates are not liable to KKR or KKR's unitholders for any losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising as a result of any act or omission of a person for whom indemnification is provided for under the partnership agreement, or for any breach of contract or any breach of duties (including breach of fiduciary duties) whether arising at law, in equity or otherwise, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the applicable person acted in bad faith or engaged in fraud or willful misconduct.

KFN's operating agreement provides that a director of KFN will not be liable to it, any of its subsidiaries or any holder of KFN common shares, for monetary damages for acts or omissions arising from the performance of any such director's obligations or duties in connection with KFN, including breach of fiduciary duty, except as follows: for breach of the directors' duty of loyalty to KFN or the holders of KFN common shares, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for any transaction from which the director derived an improper personal benefit.

Governing Law	KKR's partnership agreement is governed by and will be construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws.	KFN's operating agreement is governed by and will be construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws.
Jurisdiction

KKR's partnership agreement provides that its unitholders submit to the exclusive jurisdiction of the Court of Chancery in the State of Delaware or, if such court does not have subject matter jurisdiction, any other court in the State of Delaware with subject matter jurisdiction.

KFN's operating agreement provides that its members irrevocably submit to the non-exclusive jurisdiction and venue of any Delaware state court or United States federal court sitting in Wilmington, Delaware in disputes arising out of KFN's operating agreement.

 OTHER IMPORTANT INFORMATION REGARDING THE PARTIES

KFN

        The current business address of KFN and each of its executive officers and directors, is 555 California Street, 50th Floor, San Francisco, California 94104, and the business telephone number of each such entity or person is (415) 315-3620. The beneficial ownership, if any, of each such entity or person of KFN common shares is described in greater detail in the section titled "Security Ownership of Certain Beneficial Owners and Management" beginning on page 154 of this proxy statement/prospectus.

        During the past five years none of KFN or any of its directors and executive officers have been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

        The names and material occupations, positions, offices or employment during the past five years of the directors and executive officers of KFN are as follows:

        Tracy L. Collins—Director. Ms. Collins has been a director of KFN since August 2006. During her career in financial services, Ms. Collins worked as a Senior Managing Director and Head of Asset-Backed Securities Research at Bear Stearns & Co., Inc. from March 1996 through December 2000 and prior to that as a Managing Director and Head of Asset-Backed Securities Research at Credit Suisse Group (formerly known as Credit Suisse First Boston) for approximately nine years. Ms. Collins is a citizen of the United States.

        Robert L. Edwards—Director. Mr. Edwards has been a director of KFN since November 2011. He became Chief Executive Officer of Safeway Inc. in May 2013, and has been President of Safeway since April 2012. Prior to his roles as Chief Executive Officer and President, he was Chief Financial Officer and Executive Vice President, respectively, of Safeway since March 2004. He was Executive Vice President and Chief Financial Officer of Maxtor Corporation from September 2003 to March 2004. Prior to joining Maxtor, Mr. Edwards was Senior Vice President, Chief Financial Officer and Chief Administrative Officer at Imation Corporation, a developer, manufacturer and supplier of magnetic and optical data storage media, from 1998 to 2003. Before joining Imation, Mr. Edwards had a successful 20-year career at Santa Fe Pacific Corporation, and held positions of increasing responsibility in the areas of finance, administration and corporate development. Mr. Edwards is a citizen of the United States.

        Craig J. Farr—Director, President and Chief Executive Officer. Mr. Farr has been a director, and has served as President and Chief Executive Officer, of KFN since July 2013. Mr. Farr, a Member of KKR Management LLC, the general partner of KKR, and an employee of the KKR Group, joined the KKR Group in 2006 and serves as the Head of KKR Asset Management LLC and Global Head of the KKR Group's Capital Markets and Origination business as well as on its Risk Committee. Prior to joining the KKR Group, Mr. Farr spent 12 years at Citigroup Global Markets Inc. where he was promoted to Managing Director in 2001 and served as Co-Head of North American Equity Capital Markets. Mr. Farr's previous responsibilities at Citigroup included Head of U.S. Convertible and Corporate Equity Derivative Origination. Mr. Farr began his career at Salomon Brothers within the investment banking division. Mr. Farr graduated with a Bachelor of Commerce from Queen's University in Kingston, Canada. Mr. Farr is a citizen of Canada.

        Vincent Paul Finigan—Director. Mr. Finigan has been a director of KFN since February 2006. He is currently Of Counsel with the law firm of Snyder Miller & Orton LLP. He was a partner at the law firm of Morgan, Lewis & Bockius LLP from 2003 to 2007 and was with the law firm of Brobeck, Phleger & Harrison LLP from 1972 to 2003. Mr. Finigan is a citizen of the United States.

        Paul M. Hazen—Director. Mr. Hazen has been the Chairman of the KFN Board of Directors since July 2004. Mr. Hazen was with Wells Fargo Bank for 31 years, retiring in 2001. With Wells Fargo, he served as Vice Chairman from 1978 to 1984, President and COO from 1984 to 1995, Chairman and President and CEO from 1995 to 1998 and Chairman from 1998 to 2001. Mr. Hazen was also a senior advisor for the KKR Group from 2001 to 2011. Mr. Hazen also brings considerable directorial and board committee experience to the Board. Mr. Hazen was a director of Safeway for 21 years, including Lead Independent Director beginning in May 2004, before stepping off in May 2012. From May 2000 to May 2010, he served as a director of Xstrata AG, listed on the London stock exchange, where Mr. Hazen served on the Remuneration Committee. Mr. Hazen is also Chairman of Accel-KKR, which is not an investment fund managed by the KKR Group and operates independently from it. From June 1999 to July 2006, Mr. Hazen served as Deputy Chairman and Lead Independent Director of Vodafone Group PLC, where he also served as Chair of the Audit Committee. From January 2001 to June 2005, Mr. Hazen served as a director of Willis Group Holdings plc, a global insurance broker, and also served on the Audit Committee. In 2001, Mr. Hazen was selected as Outstanding Director of the Year by the Outstanding Directors Exchange (ODX). Mr. Hazen holds a B.S. in Finance from the University of Arizona and an MBA from the University of California at Berkeley. Mr. Hazen is a citizen of the United States.

        R. Glenn Hubbard—Director. Mr. Hubbard has been a director of KFN since October 2004. He was named the Dean of Columbia University's Graduate School of Business in 2004. From 1994 to the present time, Mr. Hubbard has been the Russell L. Carson Professor of Finance and Economics in the Graduate School of Business of Columbia University, where he is a professor of Economics. From February 2001 until March 2003, he took a leave of absence from his teaching post to serve as Chairman of the U.S. Council of Economic Advisers. He was Deputy Assistant Secretary of the U.S. Treasury Department for Tax Policy from 1991 to 1993. Mr. Hubbard is a research associate at the National Bureau of Economic Research, and a visiting scholar at the America Enterprise Institute in Washington, D.C. He is currently a director of ADP, Inc., BlackRock Closed-End Funds and MetLife, Inc. He is also a past Chairman and trustee of the Economic Club of New York and a trustee of the Fifth Avenue Presbyterian Church. He was previously a board member of Capmark Financial, Duke Realty Corporation, Ripplewood Holdings, RH Donnelly and Information Services Group, Inc. Mr. Hubbard serves as KFN's Lead Independent Director. Mr. Hubbard is a citizen of the United States.

        Ross J. Kari—Director. Mr. Kari has been a director of KFN since August 2004. He was the Chief Financial Officer of the Federal Home Loan Mortgage Corporation (Freddie Mac) from September 2009 to November 2013. Until September 2009, he was the Chief Financial Officer of Fifth Third Bancorp. Prior to that he was Executive Vice President and CFO of Safeco Corporation from June 2006 to November 2008 and Executive Vice President and Chief Operating Officer of the Federal Home Loan Bank of San Francisco from March 2002 to June 2006. Mr. Kari was Chief Financial Officer of MyCFO, a wealth management firm, from 2001 to 2002, and prior to that, was employed at Wells Fargo for 18 years, including as Chief Financial Officer from 1998 to 2001. Mr. Kari is a citizen of the United States.

        Ely L. Licht—Director. Mr. Licht has been a director of KFN since April 2005. From March 2007 to February 2009 he was Executive Vice President and Chairman of Credit Policy for Capmark Financial, and from March 2009 to August 2009 he served as a consultant to Capmark Financial. Prior to joining Capmark Financial, Mr. Licht was in retirement. From January 2002 to December 2002, Mr. Licht was semi-retired, serving as a consultant to Wells Fargo on a part-time basis. Prior to his semi-retirement, Mr. Licht was employed at Wells Fargo for 18 years, including as Chief Credit Officer from November 1998 to December 2001, and Executive Vice President for Credit Administration from February 1990 to November 1998. Mr. Licht is a citizen of the United States.

        Deborah H. McAneny—Director. Ms. McAneny has been a director of KFN since April 2005. Ms. McAneny was the Chief Operating Officer of Benchmark Assisted Living, LLC from April 2007 to May 2009. Prior to that she was employed at John Hancock Financial Services for 20 years, including as Executive Vice President for Structured and Alternative Investments of John Hancock Financial Services and as a member of its Policy Committee from 2002 to 2004, Senior Vice President for John Hancock's Real Estate Investment Group from 2000 to 2002, and as a Vice President of the Real Estate Investment Group from 1997 to 2000. She is currently the lead independent director of HFF, Inc. and serves as the Chairman of its Nominating and Governance Committee and a member of its Audit Committee. She is also a director of RREEF Property Trust, Inc. and a member of its audit committee. In addition she is a director of Benchmark Senior Living, LLC and RREEF America REIT II and a Trustee of the University of Vermont, the Rivers School and is a past President of the Commercial Mortgage Securities Association. Ms. McAneny holds and an Advanced Professional Director Certification from the American College of Corporate Directors, a national public company director education and credentialing organization. Mr. McAneny is a citizen of the United States.

        Nicole J. Macarchuk—General Counsel and Secretary. Ms. Macarchuk has been KFN's General Counsel and Secretary since November 2010. Ms. Macarchuk has been employed by the KKR Group since July 2010 and is a Managing Director and General Counsel to KFN's manager. Prior to joining the KKR Group, Ms. Macarchuk was Co-General Counsel of Och-Ziff Capital Management Group LLC, a global institutional asset management firm from 2005 to April 2010. At Och-Ziff, Ms. Macarchuk was head counsel responsible for supporting the firm's global private equity, energy and transactional business groups and initiatives, as well as provided coverage to the U.S. public distressed debt and structured products business units and public equity business units with respect to transactional matters. Ms. Macarchuk was Counsel at O'Melveny & Myers LLP and O'Sullivan LLP from 1996 to 2005 where she focused on private equity transactions and fund formation. From 1993 to 1996, Ms. Macarchuk was an associate at White & Case where she focused on banking and corporate credit transactions. Ms. Macarchuk received a B.A. in Economics from Fordham University and a J.D., cum laude, from Fordham University Law School. Ms. Macarchuk is a citizen of the United States.

        Michael R. McFerran—Chief Operating Officer and Chief Financial Officer. Mr. McFerran has been KFN's Chief Operating Officer since December 2008 and Chief Financial Officer since November 2010. Mr. McFerran has been employed by the KKR Group since June 2005 and is Chief Financial Officer of KFN's manager. Prior to joining the KKR Group, Mr. McFerran spent the majority of his career at Ernst & Young in their financial services practice where he specialized in providing assurance and advisory services to a diverse mix of financial services firms. Additionally, prior to joining the KKR Group, Mr. McFerran held Vice President positions at both XL Capital Ltd. and American Express. Mr. McFerran holds an M.B.A. from the Haas School of Business at U.C. Berkeley and is a Certified Public Accountant. Mr. McFerran is a citizen of the United States.

        Scott C. Nuttall—Director. Mr. Nuttall has been a director of KFN since July 2004 and is a Member of KKR's managing partner and an employee of the KKR Group. Mr. Nuttall joined the KKR Group in 1996 and heads the KKR Group's Global Capital and Asset Management Group which includes the Client and Partner Group, KKR Capital Markets, KKR Asset Management and Prisma Capital Partners. He has also played a significant role in several of the KKR Group's private equity investments. Mr. Nuttall is currently a member of the board of directors of First Data. He is actively involved in funds affiliated with the KKR Group and is a member of the KKR Group's management committee. Prior to joining the KKR Group, he was with the Blackstone Group where he was involved in numerous merchant banking and merger and acquisition transactions. He received a B.S., summa cum laude, from the University of Pennsylvania. Mr. Nuttall is a citizen of the United States.

        Scott A. Ryles—Director. Mr. Ryles has a been a director of KFN since November 2008. He is currently the Managing Member of Echelon Capital Strategies, LLC, which manages funds with an investment focus in consumer and small business loans. From January 2011 to September 2012 he was the Chairman and CEO of Home Value Protection, Inc., an insurance holding company and parent of Home Value Insurance, Inc. He was previously Vice Chairman of Cowen and Company from February 2007 to December 2010. Prior to joining Cowen and Company, Mr. Ryles served as the Chief Executive Officer of Procinea Management LLC and was the founder, Chief Executive Officer and President of Epoch Partners, Inc. Mr. Ryles also spent 18 years at Merrill Lynch in various investment banking positions including Co-Head of West Coast Investment Banking, Global Head of Natural Resources, Global Head of Technology and was a member of the firm's Operating Committee. Mr. Ryles was previously a Director of ArcSight, Inc., Fortify Software, Inc. and The Gymboree Corporation. We have been advised that in 2012, Home Value Insurance, Inc. was dissolved under the direction of the Ohio Superintendent of Insurance, all creditors and plan payments to policyholders were paid in full and all premiums paid by policyholders were refunded. Mr. Ryles is a citizen of the United States.

        Willy R. Strothotte—Director. Mr. Strothotte has a been a director of KFN since January 2007. Mr. Strothotte was Chairman of Glencore International AG until 2011. From 1961 to 1978 Mr. Strothotte held various positions with responsibility for international trading in metals and minerals in Germany, Belgium and the USA. In 1978, Mr. Strothotte joined Glencore International, taking up the position of Head of Metals and Minerals in 1984. Mr. Strothotte was appointed Chief Executive Officer of Glencore in 1993 and held the combined positions of Chairman and Chief Executive Officer from 1994 until 2002, when the roles of Chairman and Chief Executive were split. Mr. Strothotte was Chairman of Xstrata AG from 1994 to 2011, and Chairman of Xstrata plc from 2002 until 2011 and was previously a director of Century Aluminum Corporation and Minara Resources Limited. Mr. Strothotte is a citizen of Germany.

The KKR Participants

        KKR, Fund Holdings, Merger Sub, KKR Group Holdings L.P., KKR Fund Holdings GP Limited, KKR Group Limited and KKR Management LLC are referred to collectively in this proxy statement/prospectus as the KKR Participants. Merger Sub's sole member is Fund Holdings. The general partners of Fund Holdings are (1) KKR Group Holdings L.P., an exempted company formed under the laws of the Cayman Islands whose primary business is holding equity interests in each of KKR Management Holdings Corp., KKR Subsidiary Partnership L.P., Fund Holdings and KKR Fund Holdings GP Limited, and (2) KKR Fund Holdings GP Limited, an exempted company formed under the laws of the Cayman Islands whose primary business consists of performing the functions of, and serving as, the non-economic general partner of Fund Holdings. KKR Group Holdings L.P. is the sole shareholder of KKR Fund Holdings GP Limited, and KKR Group Holdings L.P.'s general partner is KKR Group Limited, an exempted company formed under the laws of the Cayman Islands whose primary business consists of performing the functions of, and serving as, the sole general partner of KKR Group Holdings L.P. The sole shareholder of KKR Group Limited is KKR. KKR's general partner is KKR Management LLC, a Delaware limited liability company whose primary business consists of performing the functions of, and serving as, the sole general partner of KKR.

        The current business address of each of the KKR Participants and their executive officers, directors or controlling persons, as applicable, is c/o KKR, 9 West 57th Street, Suite 4200, New York, New York 10019, and the business telephone number of each such entity or person is (212) 750-8300. The beneficial ownership, if any, of each such entity or person of KFN common shares is described in greater detail in the section titled "Security Ownership of the KKR Participants and Certain Affiliates" beginning on page 157 of this proxy statement/prospectus.

        During the past five years none of the KKR Participants or any of their directors, executive officers or controlling persons, as applicable, have been (i) convicted in a criminal proceeding

(excluding traffic violations or similar misdemeanors) or (ii) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Board of Directors and Executive Officers of KKR Management LLC

        The names and material occupations, positions, offices or employment during the past five years of the directors and executive officers of KKR Management LLC, the general partner of KKR, are as follows:

        Henry R. Kravis—Co-Chairman and Co-Chief Executive Officer. Mr. Kravis co-founded KKR's business in 1976 and is Co-Chairman and Co-Chief Executive Officer of KKR Management LLC. He is actively involved in managing the firm and serves on each of the regional Private Equity Investment and Portfolio Management Committees. Mr. Kravis currently serves on the boards of First Data Corporation and China International Capital Corporation Limited. He also serves as a director, chairman emeritus or trustee of several cultural, professional, and educational institutions, including The Business Council, Claremont McKenna College, Columbia Business School, Mount Sinai Hospital, the Partnership Fund for New York City, Partnership for New York City, Rockefeller University, Tsinghua University School of Economics and Management and Sponsors for Educational Opportunity. He earned a B.A. from Claremont McKenna College in 1967 and an M.B.A. from the Columbia Business School in 1969. Mr. Kravis is a citizen of the United States.

        George R. Roberts—Co-Chairman and Co-Chief Executive Officer. Mr. Roberts co-founded KKR's business in 1976 and is Co-Chairman and Co-Chief Executive Officer of KKR Management LLC. He is actively involved in managing the firm and serves on each of the regional Private Equity Investment and Portfolio Management Committees. Mr. Roberts serves as a director or trustee of several cultural and educational institutions, including Claremont McKenna College. He is also founder and chairman of the board of directors of REDF, a San Francisco nonprofit organization. He earned a B.A. from Claremont McKenna College in 1966 and a J.D. from the University of California (Hastings) Law School in 1969. Mr. Roberts is a citizen of the United States.

        Joseph A. Grundfest—Director. Mr. Grundfest has been a member of the board of directors since July 15, 2010. Mr. Grundfest has been a member of the faculty of Stanford Law School since 1990, where he is the William A. Franke Professor of Law and Business. He is also senior faculty of the Arthur and Toni Rembe Rock Center for Corporate Governance at Stanford University; founder and director of Directors' College, a venue for the professional education of directors of publicly traded corporations; and co-founder of Financial Engines, Inc., a provider of services and advice to participants in employer-sponsored retirement plans, where he has served as a director since its inception in 1996. Mr. Grundfest was a Commissioner of the SEC from 1985 to 1990. He holds a B.A. in Economics from Yale University and a J.D. from Stanford Law School. Mr. Grundfest is a citizen of the United States.

        John B. Hess—Director. Mr. Hess has been a member of the board of directors since July 28, 2011. Mr. Hess has been the chief executive officer of Hess Corporation since 1995 and a director since 1978. He was also director of Dow Chemical Co. from 2006 to 2013. He serves as a director on the Business Council, the Trilateral Commission, the Council on Foreign Relations and the Center for Strategic and International Studies. Mr. Hess is a member of the board of trustees at the New York Public Library, Mount Sinai Hospital, the Deerfield Academy and the Dean's Advisors of Harvard Business School. Mr. Hess also serves as a member of the board of directors of Lincoln Center for the Performing Arts. Mr. Hess earned a B.A. from Harvard College and an M.B.A. from Harvard Business School. Mr. Hess is a citizen of the United States.

        Dieter Rampl—Director. Mr. Rampl has been a member of the board of directors since July 15, 2010. Mr. Rampl was chairman of UniCredit Group from 2006 to April 2012. Previously, Mr. Rampl was a member of the board for corporate business and corporate finance at Bayerische Vereinsbank (Munich) from 1995 to January 1, 2003 when he was appointed as spokesman of the board of managing directors until January 2006. In addition, Mr. Rampl has been a managing director of Charterhouse, London, manager of the corporate business of BHF—Bank Frankfurt and general manager of BHF North America, and he also operated in the foreign trade financing area at Société de Banque Suisse. He is currently the vice chairman of Mediobanca S.p.A., chairman of the supervisory board of Koenig & Bauer AG and a member of the supervisory board of FC Bayern München AG, and was the chairman of the supervisory board of Bayerische Börse AG until June 2010. In addition, Mr. Rampl previously served as a director and chairman of the audit committee of KKR Guernsey GP Limited, the general partner of KKR & Co. (Guernsey), L.P., formerly known as KKR Private Equity Investors, L.P. Mr. Rampl is a citizen of Austria.

        Patricia F. Russo—Director. Ms. Russo has been a member of the board of directors since April 15, 2011. Ms. Russo served as chief executive officer of Alcatel-Lucent from 2006 to 2008. Prior to the merger of Alcatel and Lucent in 2006, she served as chairman and chief executive officer of Lucent Technologies, Inc. from 2003 to 2006, and as president and chief executive officer from 2002 to 2003. Before rejoining Lucent in 2002, Ms. Russo was president and chief operating officer of Eastman Kodak Company from March 2001 to December 2001. Ms. Russo has been a director of Alcoa Inc. since 2008, Merck & Co., Inc. since 2009, General Motors Company since 2009, and Hewlett-Packard Company since 2011. Prior to its merger with Merck in 2009, Ms. Russo served as a director of Schering-Plough since 1995. Ms. Russo is a citizen of the United States.

        Thomas M. Schoewe—Director. Mr. Shoewe has been a member of the board of directors since March 14, 2011. Mr. Schoewe was executive vice president and chief financial officer for Wal-Mart Stores, Inc., a position he held from 2000 to 2010, and was employed by Walmart in a transitional capacity to January 2011. Prior to his employment at Walmart, Mr. Schoewe served as senior vice president and chief financial officer for Black and Decker Corp., a position he held from 1993 to 1999. Prior to that, he served for four years as Black and Decker's vice president of finance. He previously held the position of vice president of business planning and analysis. He joined Black and Decker in 1986 after serving at Chicago-based Beatrice Companies, where he was chief financial officer and controller of Beatrice Consumer Durables, Inc. He has served on the board of directors of Northrop Grumman Corporation and General Motors Company since 2011. From 2001 to May 2012, he served on the board of directors of PulteGroup Inc., which merged with Centex Corporation in 2009 and previously served on the Centex board. Mr. Schoewe graduated from Loyola University of Chicago with a bachelor's of business administration degree in finance. Mr. Shoewe is a citizen of the United States.

        Robert W. Scully—Director. Mr. Scully has been a member of the board of directors since July 15, 2010. Mr. Scully was a member of the Office of the Chairman of Morgan Stanley from 2007 until his retirement in 2009, where he had previously been co-president, chairman of global capital markets and vice chairman of investment banking. Prior to joining Morgan Stanley, he served as a managing director at Lehman Brothers and at Salomon Brothers. Mr. Scully has served as a director of Zoetis Inc. since June 2013. Previously, he was a director of Bank of America Corporation until May 2013, and has also served as a director of GMAC Financial Services and MSCI Inc. He holds an A.B. from Princeton University and an MBA from Harvard Business School. Mr. Scully is a citizen of the United States.

        Todd A. Fisher—Chief Administrative Officer. Mr. Fisher joined the KKR Group in 1993 and is Chief Administrative Officer of KKR Management LLC and an employee of the KKR Group. Mr. Fisher is responsible for overseeing the finance, legal, information technology, human resources, public affairs and office operations functions, coordinating with the various businesses and geographies of the KKR Group and overseeing the firm's efforts in real estate investments. He is a member of KKR's Real Estate Investment Committee. Mr. Fisher is a director of Maxeda B.V. Previously, he served as a director of Rockwood Holdings, Inc. until January 2013, Northgate Information Solutions plc until 2012, ALEA Group Holdings AG until 2007, and Bristol West Insurance Group until 2007. Prior to joining the KKR Group, Mr. Fisher worked for Goldman, Sachs & Co. in New York and for Drexel Burnham Lambert in Los Angeles. Mr. Fisher holds a B.A. from Brown University, an M.A. in International Affairs from Johns Hopkins University, and an M.B.A. from the Wharton School of the University of Pennsylvania. He is currently a member of the Board of Trustees of Brown University, the Board of Advisors for The Johns Hopkins University School for Advanced International Studies, the Advisory Board of the Clinton Health Access Initiative, the United States Holocaust Memorial Council and the Council on Foreign Relations. Mr. Fisher is a citizen of the United States.

        William J. Janetschek—Chief Financial Officer. Mr. Janetschek joined the KKR Group in 1997 and is Chief Financial Officer of KKR Management LLC and an employee of the KKR Group. Prior to joining the KKR Group, he was a Tax Partner at Deloitte & Touche LLP for 13 years. He holds a B.S. from St. John's University and an M.S., Taxation from Pace University. Mr. Janetschek is actively involved in the community, serving as a sponsor and member of a variety of non-profit organizations including Student Sponsor Partners and St. John's University. Mr. Janetschek is a citizen of the United States.

        David J. Sorkin—General Counsel. Mr. Sorkin joined the KKR Group in 2007 and is General Counsel and Secretary of KKR Management LLC and an employee of the KKR Group. Prior to joining the KKR Group, Mr. Sorkin was with Simpson Thacher & Bartlett LLP for 22 years. He served as a partner at the law firm and also served on the executive committee and was one of KKR's principal outside counsels. He received a B.A., summa cum laude, from Williams College and a J.D., cum laude, from Harvard Law School. Mr. Sorkin is a citizen of the United States.

Board of Directors and Executive Officers of KKR Fund Holdings GP Limited

        The names and material occupations, positions, offices or employment during the past five years of the directors and executive officers of KKR Fund Holdings GP Limited, a general partner of Fund Holdings, are as follows:

        Henry R. Kravis—Co-Chief Executive Officer and President. Please refer to "—Board of Directors and Executive Officers of KKR Management LLC" for more information regarding Mr. Kravis' employment history.

        George R. Roberts—Co-Chief Executive Officer and President. Please refer to "—Board of Directors and Executive Officers of KKR Management LLC" for more information regarding Mr. Roberts' employment history.

        Todd A. Fisher—Director. Please refer to "—Board of Directors and Executive Officers of KKR Management LLC" for more information regarding Mr. Fisher's employment history.

        William J. Janetschek—Director. Please refer to "—Board of Directors and Executive Officers of KKR Management LLC" for more information regarding Mr. Janetschek's employment history.

        David J. Sorkin—Director and Secretary. Please refer to "—Board of Directors and Executive Officers of KKR Management LLC" for more information regarding Mr. Sorkin's employment history.

 Board of Directors and Executive Officers of KKR Group Limited

        The names and material occupations, positions, offices or employment during the past five years of the directors and executive officers of KKR Group Limited, the general partner KKR Group Holdings L.P., are as follows:

        Henry R. Kravis—Co-Chief Executive Officer and President. Please refer to "—Board of Directors and Executive Officers of KKR Management LLC" for more information regarding Mr. Kravis' employment history.

        George R. Roberts—Co-Chief Executive Officer and President. Please refer to "—Board of Directors and Executive Officers of KKR Management LLC" for more information regarding Mr. Roberts' employment history.

        Todd A. Fisher—Director. Please refer to "—Board of Directors and Executive Officers of KKR Management LLC" for more information regarding Mr. Fisher's employment history.

        William J. Janetschek—Director and Secretary. Please refer to "—Board of Directors and Executive Officers of KKR Management LLC" for more information regarding Mr. Janetschek's employment history.

        David J. Sorkin—Director and Secretary. Please refer to "—Board of Directors and Executive Officers of KKR Management LLC" for more information regarding Mr. Sorkin's employment history.

Executive Officers of Merger Sub

        The names and material occupations, positions, offices or employment during the past five years of the executive officers of Merger Sub are as follows:

        Todd A. Fisher—Chief Administrative Officer and Vice President. Please refer to "—Board of Directors and Executive Officers of KKR Management LLC" for more information regarding Mr. Fisher's employment history.

        William J. Janetschek—Chief Financial Officer and Vice President. Please refer to "—Board of Directors and Executive Officers of KKR Management LLC" for more information regarding Mr. Janetschek's employment history.

        David J. Sorkin—General Counsel, Vice President and Secretary. Please refer to "—Board of Directors and Executive Officers of KKR Management LLC" for more information regarding Mr. Sorkin's employment history.

 PROVISIONS FOR UNAFFILIATED SECURITY HOLDERS

        No provision has been made (1) to grant unaffiliated KFN common shareholders access to the corporate files of KFN, any other party to the proposed merger or any of their respective affiliates or (2) to obtain counsel or appraisal services at the expense of KFN or any other such party or affiliate.

APPROVAL OF ADJOURNMENT OF THE KFN SPECIAL MEETING

        KFN common shareholders are being asked to approve a proposal that will give KFN's board of directors authority to adjourn the KFN special meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the KFN special meeting. If this proposal is approved, the KFN special meeting could be adjourned to any date. If the KFN special meeting is adjourned, KFN common shareholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you return a proxy and do not indicate how you wish to vote on any proposal, or if you indicate that you wish to vote in favor of the adoption of the merger agreement but do not indicate a choice on the adjournment proposal, your common shares will be voted in favor of the adjournment proposal. But if you indicate that you wish to vote against the adoption of the merger agreement, your common shares will only be voted in favor of the adjournment proposal if you indicate that you wish to vote in favor of that proposal. The affirmative vote of holders of at least a majority of the outstanding KFN common shares entitled to vote thereon present in person or represented by proxy at the KFN special meeting will be required to approve the adjournment of the KFN special meeting.

        The KFN board of directors recommends that you vote "FOR" the adjournment of the KFN special meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the KFN special meeting.

 KFN SHAREHOLDER PROPOSALS

        KFN will not hold an annual meeting of its shareholders in 2014 if the merger has been completed. If, however, KFN does hold its 2014 annual meeting, under the rules of the SEC, in order to be considered for possible inclusion in the proxy statement for KFN's 2014 annual meeting, all KFN shareholder proposals must be received at KFN's principal executive offices, Attn: Corporate Secretary, 555 California Street, 50th Floor, San Francisco, CA, 94104. KFN must have received all such shareholder proposals on or before November 19, 2013. KFN will consider only proposals meeting the requirements of the applicable rules of the SEC.

        For any proposal that is not submitted for inclusion in KFN's proxy material for the 2014 annual meeting but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits KFN management to exercise discretionary voting authority under proxies it solicits unless KFN receives timely notice of the proposal in accordance with the procedures set forth in Section 11.13 of the KFN operating agreement. For a shareholder proposal or director nomination to be properly submitted for presentation at KFN's 2014 annual meeting, KFN's Corporate Secretary must have received written notice of the proposal or nomination at KFN's principal executive offices during the period beginning on October 20, 2013 and ending at 5:00 p.m., Eastern time, on November 19, 2013; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, notice by the holder of shares to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. However, in the event the KFN board of directors increases the number of directors in accordance with KFN's operating agreement and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of mailing of the notice of the preceding year's annual meeting, a holder of shares' notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to KFN's Corporate Secretary at KFN's principal executive office not later than 5:00 p.m., Eastern time, on the tenth day following the day on which such public announcement is first made by KFN. The public announcement of a postponement or an adjournment of an annual meeting does not commence a new time period for the giving of a holder of shares' notice as described above.

        Shareholder proposals or director nominations must contain information specified in the KFN operating agreement and must also be proper matters for shareholder action under KFN's operating agreement and under Delaware law. In addition, if a shareholder delivers a solicitation notice with respect to a proposal or director nomination, in order for such proposal or nomination to be properly brought before the annual meeting, the shareholder must have actually delivered a proxy statement and form of proxy to holders of at least the percentage of shares required to carry the proposal or elect the shareholder's nominee, as applicable. If no solicitation notice is delivered with respect to a proposal or nomination, in order for such proposal or nomination to be properly brought before the annual meeting, the shareholder or beneficial owner making the proposal or director nomination must not have solicited a number of proxies sufficient to have required the delivery of a solicitation notice.

 LEGAL MATTERS

        The validity of the KKR common units to be issued in connection with the merger will be passed upon for KKR by Simpson, Thacher & Bartlett LLP, New York, New York, and Simpson Thacher & Bartlett LLP has opined as to certain U.S. federal income tax consequences of the ownership and disposition of KKR common units. Certain partners of Simpson Thacher & Bartlett LLP, members of their families and related persons have an interest representing less than 1% of the capital commitments of investment funds that KKR manages.

EXPERTS

KKR

        The consolidated financial statements of KKR & Co. L.P. and subsidiaries incorporated in this proxy statement/prospectus by reference from the Annual Report on Form 10-K for the year ended December 31, 2012 of KKR & Co. L.P. and subsidiaries, and the effectiveness of the internal control over financial reporting of KKR & Co. L.P. and subsidiaries have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is also incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

KFN

        The consolidated financial statements of KKR Financial Holdings LLC and subsidiaries incorporated in this proxy statement/prospectus by reference from the Annual Report on Form 10-K for the year ended December 31, 2012 of KKR Financial Holdings LLC and subsidiaries, and the effectiveness of the internal control over financial reporting of KKR Financial Holdings LLC and subsidiaries have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are also incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        KKR has filed with the SEC a registration statement under the Securities Act of which this proxy statement/prospectus forms a part, which registers the KKR common units to be issued to KFN shareholders in connection with the merger. The registration statement, including the exhibits and schedules attached to the registration statement, contains additional relevant information about KKR and its common units. The rules and regulations of the SEC allow KKR and KFN to omit certain information that is included in the registration statement from this proxy statement/prospectus.

        KKR and KFN file annual, quarterly and special reports and other information with the SEC. KFN also files proxy statements with the SEC. The SEC allows KKR and KFN to "incorporate by reference" into this proxy statement/prospectus the information they file with the SEC, which means that they can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement/ prospectus, and information that KKR or KFN files later with the SEC will automatically update and supersede such information as well as the information included in this proxy statement/ prospectus. Some documents or information, such as that called for by Items 2.02 and 7.01 of Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this proxy statement/prospectus. This proxy statement/prospectus also contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents.

        KKR and KFN incorporate by reference the documents listed below and any future filings they make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of this offering:

KKR's Filings (SEC File No. 1-34820)

  •
  Annual Report on Form 10-K for the year ended December 31, 2012;

  •
  Quarterly Report on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013, and September 30, 2013;

  •
  Current Reports on Form 8-K filed on February 1, 2013, February 2, 2013, April 25, 2013, July 26, 2013, October 18, 2013, October 24, 2013, December 17, 2013 and February 6, 2014; and

  •
  Registration Statement on Form 8-A12B filed on July 14, 2010.

        KKR will provide a copy of any document incorporated by reference in this proxy statement/prospectus and any exhibit specifically incorporated by reference in the documents it incorporates by reference, without charge, by written or oral request directed to KKR at the following address and telephone number:

    KKR & Co. L.P.
    Attention: Investor Relations
    9 West 57th Street, Suite 4200
    New York, New York 10019
    (877) 610-4910
    Email: Investor-Relations@kkr.com

KFN's Filings (SEC File No. 1-33437)

  •
  Annual Report on Form 10-K for the year ended December 31, 2012;

  •
  Quarterly Report on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013, and September 30, 2013;

  •
  Current Reports on Form 8-K filed on January 11, 2013, January 17, 2013, January 18, 2013, February 5, 2013, February 7, 2013, March 1, 2013, March 28, 2013, May 1, 2013, May 3, 2013, June 27, 2013, July 23, 2013, September 26, 2013, September 30, 2013, October 23, 2013, December 16, 2013, December 26, 2013 and January 31, 2014; and

  •
  Registration Statement on Form 8-A12B filed on January 17, 2013.

        KFN will provide a copy of any document incorporated by reference in this proxy statement/ prospectus and any exhibit specifically incorporated by reference in the documents it incorporates by reference, without charge, by written or oral request directed to KFN at the following address and telephone number:

    KKR Financial Holdings LLC
    Attention: Investor Relations
    555 California Street, 50th Floor
    San Francisco, CA 94104
    (855) 374-5411
    Email: KFN.IR@kkr.com

        KKR and KFN also make available free of charge on their internet websites at www.kkr.com and http://ir.kkr.com/kfn_ir/kfn_overview.cfm, respectively, the reports and other information filed by KKR and KFN with the SEC, as soon as reasonably practicable after such material is electronically filed or furnished to the SEC. Neither KKR's nor KFN's websites, nor the information contained on their websites, is part of this proxy statement/prospectus or the documents incorporated by reference.

        The SEC maintains an Internet website that contains reports, proxy and information statements and other material that are filed through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This system can be accessed at www.sec.gov. You can find information that KKR and KFN file with the SEC by reference to their names or to their SEC file numbers. You also may read and copy any document KKR or KFN files with the SEC at the SEC's public reference room located at:

    100 F Street, N.E.
    Room 1580
    Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information about the public reference room and its copy charges. KKR SEC filings are also available to the public through the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

        The information concerning KKR contained in this proxy statement/prospectus or incorporated by reference has been provided by KKR, and the information concerning KFN contained in this proxy statement/prospectus or incorporated by reference has been provided by KFN.

        In order to receive timely delivery of requested documents in advance of the KFN special meeting, your request should be received no later than                        , 2014. If you request any documents, KKR or KFN will mail them to you by first class mail, or another equally prompt means, within one business day after receipt of your request.

        Neither KKR nor KFN has authorized anyone to give any information or make any representation about the merger, KKR or KFN that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated by reference. Therefore, if any one distributes this type of information, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or you are a person to whom it is unlawful to direct these types or activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of its date, or in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies.

 Annex A

Execution Version

         AGREEMENT AND PLAN OF MERGER

by and among

KKR & CO. L.P.

KKR FUND HOLDINGS L.P.,

COPAL MERGER SUB LLC

and

KKR FINANCIAL HOLDINGS LLC

Dated as of December 16, 2013

ii

iii

INDEX OF DEFINED TERMS

Page
2007 Share Plan	A-7
424(b)(3) Prospectus	A-39
Action	A-11
affiliate	A-39
Agreement	A-1
Antitrust Laws	A-23
Applicable Law	A-10
Board Recommendation Notice	A-28
Book-Entry Share	A-5
Business Combination	A-37
business day	A-39
Cash Value	A-7
Certificate	A-5
Certificate of Merger	A-2
Closing	A-2
Closing Date	A-2
Code	A-39
Commission	A-10
Common Unit Trust	A-4
Company	A-1
Company Acquisition Agreement	A-30
Company Acquisition Proposal	A-32
Company Board	A-1
Company Board Recommendation	A-14
Company Certificate of Formation	A-13
Company Change of Recommendation	A-30
Company Common Shares	A-14
Company Disclosure Schedule	A-12
Company Operating Agreement	A-1
Company Option	A-7
Company Plan	A-19
Company SEC Documents	A-16
Company Securities	A-15
Company Shareholder Approval	A-14
Company Shareholder Meeting	A-21
Company Superior Proposal	A-32
Confidentiality Agreement	A-22
Contract	A-10
Costs	A-36
DE LLC Act	A-1
Deferred Compensation Plan	A-3
Effective Time	A-2
End Date	A-35
ERISA	A-39
Event	A-40
Excess Units	A-4
Exchange Act	A-10
Exchange Agent	A-5
Exchange Fund	A-5
Exchange Ratio	A-4
Existing Company Credit Agreement	A-39
Fund Holdings	A-1
GAAP	A-39
Governmental Authority	A-10
Grant Date	A-14
Group Partnerships	A-22
HSR Act	A-10
KKR Financial Advisors	A-12
knowledge	A-40
Lien	A-40
Management Agreement	A-40
Management Holdings	A-9
Material Adverse Effect	A-40
Material Company Contract	A-19
Maximum Premium	A-29
Measurement Date	A-9
Merger	A-1
Merger Consideration	A-3
Merger Sub	A-1
Merger Sub Common Units	A-3
NYSE	A-4
Option Consideration	A-7
Order	A-23
Parent	A-1
Parent Board	A-1
Parent Common Units	A-1
Parent Disclosure Schedule	A-8
Parent Parties	A-1
Parent SEC Documents	A-10
Parent Securities	A-9
parties	A-1
pdf	A-41
Per Share Amount	A-7
Person	A-40
Phantom Shares	A-3
Preferred Shares	A-14
Prospectus	A-11
Proxy Statement	A-11
Registration Statement	A-11
Representatives	A-29
Securities Act	A-10
subsidiary	A-40
Superior Proposal Notice	A-31
Surviving Company Share	A-3
Surviving Entity	A-2
Tax Returns	A-18
Taxes	A-18
Termination Payment	A-36
Transaction Committee	A-1
Transaction Committee Financial Advisor	A-20

 AGREEMENT AND PLAN OF MERGER

        This Agreement and Plan of Merger (this "Agreement") is made and entered into as of December 16, 2013, by and among KKR & Co. L.P., a Delaware limited partnership ("Parent"), KKR Fund Holdings L.P., an exempted limited partnership formed under the laws of the Cayman Islands ("Fund Holdings"), Copal Merger Sub LLC, a Delaware limited liability company ("Merger Sub" and, taken together with Fund Holdings and Parent, the "Parent Parties"), and KKR Financial Holdings LLC, a Delaware limited liability company (the "Company" and, together with the Parent Parties, the "parties").

W I T N E S S E T H:

        WHEREAS, the parties intend that Merger Sub be merged with and into the Company (the "Merger"), with the Company surviving the Merger as an indirect subsidiary of Parent, upon the terms and subject to the conditions set forth in this Agreement and the provisions of the Limited Liability Company Act of the State of Delaware (the "DE LLC Act");

        WHEREAS, the board of directors of the Company (the "Company Board") has appointed a committee of the Company Board consisting only of independent and disinterested directors of the Company (the "Transaction Committee") to review and negotiate, and make a recommendation to the Company Board with respect to, the transactions contemplated by this Agreement, including the Merger;

        WHEREAS, the Company Board, acting upon the unanimous recommendation of the Transaction Committee, unanimously (other than Scott Nuttall and Craig Farr, who were not present at the meeting of the Company Board) has (i) determined that the transactions contemplated by this Agreement, including the Merger, are fair to, and in the best interests of, the holders of the Company's Common Shares (as such term is defined in the Company's Amended and Restated Operating Agreement, dated as of May 3, 2007 and as amended from time to time prior to the date hereof, the "Company Operating Agreement"), (ii) approved and declared advisable the execution, delivery and performance of this Agreement and the transactions contemplated herein, including the Merger, and (iii) resolved to recommend that the holders of the Company's Common Shares approve the Merger;

        WHEREAS, the board of directors of the general partner of Parent (the "Parent Board"), the board of directors of Fund Holdings, and the sole member of Merger Sub have, on the terms and subject to the conditions set forth herein, approved and declared advisable the execution, delivery and performance of this Agreement and the transactions contemplated herein, including the Merger;

        WHEREAS, by virtue of the Merger, the holders of the Company's Common Shares will receive a continuing equity interest in the Company through the ownership of common units representing the limited partnership interests of Parent (such common units, the "Parent Common Units");

        WHEREAS, immediately prior to the Closing, Parent will issue to Fund Holdings a number of Parent Common Units that will be distributed to the holders of the Company's Common Shares pursuant to Section 2.3 in connection with the Merger;

        WHEREAS, each Preferred Share that is outstanding immediately prior to the Merger shall remain outstanding as a Preferred Share of the Surviving Entity immediately following the Merger;

        WHEREAS, the Company's 7.500% Senior Notes due March 20, 2042 and the Company's 8.375% Senior Notes due November 15, 2041 that are outstanding immediately prior to the Merger shall remain outstanding as indebtedness of the Surviving Entity immediately following the Merger; and

        WHEREAS, the Company and the Parent Parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

        NOW, THEREFORE, in consideration of these premises and the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

ARTICLE I

THE MERGER

        1.1    The Merger.     Upon the terms and subject to the conditions of this Agreement, and in accordance with the provisions of the DE LLC Act, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate limited liability company existence of Merger Sub shall cease, and the Company shall be the surviving limited liability company in the Merger (the "Surviving Entity") and shall become an indirect subsidiary of Parent.

        1.2    Effective Time; Closing Date.

          (a)   Subject to the provisions of this Agreement, as promptly as practicable on the Closing Date, the parties shall file (or cause to be filed) with the Secretary of State of the State of Delaware a certificate of merger for the Merger, executed in accordance with the relevant provisions of the DE LLC Act (the "Certificate of Merger"), and shall make all other filings or recordings required under the DE LLC Act in connection with the Merger. The Certificate of Merger will provide that the Merger shall become effective at such time as the Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware or at such later date and/or time as may be agreed by the parties and specified in the Certificate of Merger (the time at which the Merger becomes effective is referred to herein as the "Effective Time").

          (b)   Prior to the filing of the Certificate of Merger, a closing (the "Closing") shall be held at 10:00 a.m., New York time, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, or at such other place as the parties may agree in writing, (i) as soon as practicable (but in any event within three business days) following the date upon which all of the conditions set forth in Article VII have been satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions), or (ii) on such other date and/or at such other time as the parties may agree in writing so long as all of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions) have been satisfied or waived at or prior to such date and/or time. The date on which the Closing takes place is referred to herein as the "Closing Date." Subject to the satisfaction or waiver of all of the conditions set forth in Article VII, the parties agree to use reasonable best efforts to coordinate and cooperate in taking such actions so that the Closing will take place on the last business day of a calendar month.

        1.3    Effects of the Merger.     The Merger shall have the effects set forth in the DE LLC Act. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Entity.

        1.4    Organizational Documents and Directors and Officers of the Company.     At the Effective Time, the certificate of formation of the Company as in effect immediately prior to the Merger shall be the certificate of formation of the Surviving Entity, and the limited liability company agreement of the Company in effect immediately prior to the Merger shall be the limited liability company agreement of the Surviving Entity; in each case, until such organizational document is amended in accordance with Applicable Law and as provided in such organizational document. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Entity. Each of the parties shall take all necessary action to cause those individuals designated in writing by Parent three days prior to the Closing Date to be the members of the board of directors of the Surviving Entity immediately following the Effective Time, until their respective successors are duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the limited liability company agreement of the Surviving Entity and Applicable Law.

ARTICLE II

EFFECT OF THE MERGER

        2.1    Effect on Shares.

          (a)   At the Effective Time, by virtue of the Merger and without any further action on the part of the Company, any Parent Party or the holder of any securities of the Company or any Parent Party:

              (i)  Treatment of Merger Sub Common Units.    Each common unit representing membership interests of Merger Sub (the "Merger Sub Common Units") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable Common Share of the Surviving Entity (each such Common Share along with each Common Share of the Surviving Entity issued pursuant to Section 2.1(a)(ii), a "Surviving Company Share"), such that immediately following the Effective Time, such newly issued Surviving Company Shares shall constitute all of the issued and outstanding capital stock of the Surviving Entity other than the Preferred Shares.

             (ii)  Treatment of Certain Company Common Shares.    Each Company Common Share issued and outstanding immediately prior to the Effective Time that is held by Fund Holdings or any subsidiary of Fund Holdings shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and no payment shall be made with respect thereto. Each Company Common Share issued and outstanding immediately prior to the Effective Time that is held by any wholly-owned subsidiary of the Company shall remain outstanding and be converted into Common Shares of the Surviving Entity representing the same percentage ownership of the Surviving Entity as such Company Common Share represented in the Company immediately prior to the Effective Time.

            (iii)  Conversion of Company Common Shares.    Each Company Common Share issued and outstanding immediately prior to the Effective Time (other than the Company Common Shares described in Section 2.1(a)(ii)) shall automatically be converted into the right to receive a number of validly issued Parent Common Units equal to the Exchange Ratio, together with cash in lieu of fractional Parent Common Units, if any, payable pursuant to Section 2.2(b) (collectively, the "Merger Consideration"). Each Company Common Share, when so converted pursuant to this Section 2.1(a)(iii), shall no longer be outstanding and shall be cancelled and shall cease to exist.

          (b)    No Effect on Phantom Shares.    Each phantom share (the "Phantom Shares") credited to a participant's account under the KKR Financial Holdings LLC Non-Employee Directors' Deferred Compensation and Share Award Plan (the "Deferred Compensation Plan") shall, immediately upon the Effective Time, automatically be converted into the right to receive a number of validly issued Parent Common Units equal to the Exchange Ratio (with fractional Parent Common Units to be aggregated and rounded to the nearest whole unit), but shall otherwise remain outstanding following the Effective Time and be distributed pursuant to the terms of the Deferred Compensation Plan.

          (c)    No Effect on Preferred Shares.    Each Preferred Share issued and outstanding immediately prior to the Effective Time shall remain an outstanding Preferred Share of the Surviving Entity following the Effective Time.

        2.2    Exchange Ratio; Fractional Shares; Adjustments.

          (a)   The "Exchange Ratio" shall be equal to 0.51, subject to adjustment in accordance with Section 2.2(d).

          (b)   No fractional Parent Common Unit shall be issued in the Merger as a result of the conversion provided for in Sections 2.1(a)(iii) and 2.1(b), but in lieu thereof each Person otherwise entitled to a fractional Parent Common Unit shall be entitled to receive, from the Exchange Agent in accordance with the provisions of this Section 2.2(b), a cash payment in lieu of such fractional Parent Common Unit representing such Person's proportionate interest, if any, in the proceeds from the sale by the Exchange Agent (reduced by any fees of the Exchange Agent attributable to such sale) in one or more transactions of Parent Common Units equal to the excess of (i) the aggregate number of Parent Common Units to be delivered to the Exchange Agent by Fund Holdings pursuant to Section 2.3(a) over (ii) the aggregate number of whole (non-fractional) Parent Common Units to be distributed pursuant to Section 2.3(b) (such excess being the "Excess Units"), which such proportionate interest shall be paid as soon as reasonably practicable following such transaction or transactions. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional Parent Common Units was not separately bargained-for consideration but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience that would otherwise be caused by the issuance of fractional Parent Common Units. As soon as practicable after the Effective Time, the Exchange Agent, as agent for the Persons that would otherwise receive fractional Parent Common Units, shall sell the Excess Units at then prevailing market prices on the New York Stock Exchange ("NYSE") in the manner provided in Section 2.2(c).

          (c)   The sale of the Excess Units by the Exchange Agent shall be executed on the NYSE at then-prevailing market prices and shall be executed in round lots to the extent practicable. The Exchange Agent shall hold such proceeds in trust for the Persons that would have otherwise received fractional Parent Common Units (the "Common Unit Trust"). The Exchange Agent shall determine the portion of the Common Unit Trust to which each such Person shall be entitled by multiplying the amount of the aggregate proceeds comprising the Common Unit Trust by a fraction, the numerator of which is the amount of the fractional Parent Common Unit interest to which such Person would otherwise be entitled and the denominator of which is the aggregate amount of fractional Parent Common Unit interests to which all such Persons would otherwise be entitled.

          (d)   In the event that, prior to the Effective Time, the Company or Parent shall declare a stock dividend or other distribution payable in Company Common Shares or Parent Common Units, as applicable, or securities convertible, exercisable or exchangeable into Company Common Shares or Parent Common Units, as applicable, or effect a stock split, reclassification, combination, exchange of shares (other than, for the avoidance of doubt, any regular quarterly issuances of Parent Common Units made by Parent in accordance with its quarterly exchange process) or other similar change with respect to the Company Common Shares or Parent Common Units, as applicable, the Exchange Ratio set forth in Section 2.2(a) shall be adjusted to reflect fully the appropriate effect of such dividend, distribution, stock split, reclassification, combination, exchange of shares (other than, for the avoidance of doubt, any regular quarterly issuances of Parent Common Units made by Parent in accordance with its quarterly exchange process) or other similar change.

        2.3    Exchange of Shares.

          (a)    Exchange Agent.    Prior to the Effective Time, American Stock Transfer and Trust Company, LLC (or such other commercial bank, trust company or transfer agent that is mutually selected by Fund Holdings and the Company) shall act as exchange agent (the "Exchange Agent") for the delivery of the Merger Consideration pursuant to Section 2.1(a)(iii) and the Parent Common Units pursuant to Section 2.1(b). At or prior to the Effective Time, Fund Holdings shall deposit with the Exchange Agent, for the benefit of each Person entitled to payment pursuant to Sections 2.1(a)(iii) and 2.1(b), for exchange in accordance with this Section 2.3 and in accordance with an exchange agent agreement with Fund Holdings in form and substance reasonably approved by the Company prior to the Effective Time, (i) the Parent Common Units to be delivered pursuant to Sections 2.1(a)(iii) and 2.1(b) and (ii) an amount of cash in U.S. dollars sufficient to pay unpaid dividends and distributions, if any, payable pursuant to Section 2.3(c) (such Parent Common Units, together with any cash for unpaid dividends or distributions, if any, with respect thereto, are referred to as the "Exchange Fund").

          (b)    Exchange Procedures.    As soon as reasonably practicable after the Effective Time, the Surviving Entity shall cause the Exchange Agent to mail to each holder, if any, of a certificate (a "Certificate") which immediately prior to the Effective Time represented outstanding Company Common Shares that were converted into the right to receive the Merger Consideration pursuant to Section 2.1(a)(iii): (i) a letter of transmittal (the form and substance of which shall have been reasonably approved by the Company prior to the Effective Time and which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other customary provisions as Fund Holdings may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration and unpaid dividends and distributions, if any, payable pursuant to Section 2.3(c). Upon proper surrender of a Certificate for cancellation to the Exchange Agent, together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor: (A) that whole number of Parent Common Units which such holder has the right to receive pursuant to Section 2.1(a)(iii) in such denominations and registered in such names as such holder may reasonably request and (B) a check representing the amount of cash in lieu of fractional Parent Common Units, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive pursuant to the provisions of this Article II, after giving effect to any required withholding tax. Any Certificate so surrendered shall immediately be cancelled. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender the Merger Consideration and unpaid dividends and distributions, if any, as provided in this Article II, after giving effect to any required withholding tax. The Surviving Entity, without any action on the part of any such Person, shall cause the Exchange Agent to (x) issue, as of the Effective Time, to each holder of uncertificated Company Common Shares (any such Company Common Share, a "Book-Entry Share") that whole number of Parent Common Units that each such Person is entitled to receive pursuant to Section 2.1(a)(iii) and (y) mail to each such Person, as soon as reasonably practicable after the Effective Time, a check representing the amount of cash in lieu of fractional Parent Common Units, if any, and unpaid dividends and distributions, if any, which such Person has the right to receive pursuant to the provisions of this Article II, after giving effect to any required withholding tax. No interest shall be paid or accrued on the cash in lieu of fractional Parent Common Units, if any, and unpaid dividends and distributions, if any, payable to holders of the Company Shares. In the event of a transfer of ownership of Company Common Shares that is not registered on the transfer records of the Company, the proper whole number of Parent Common Units, together with a check for the cash to be paid in lieu of fractional Parent Common Units, if any, and unpaid dividends and distributions, if any, may be issued to such transferee if all documents required to evidence and effect such transfer and to evidence that any applicable transfer Taxes have been paid and, with respect to Company Common Shares represented by a Certificate, the Certificate held by such transferee, are presented to the Exchange Agent.

          (c)    Distributions with Respect to Unexchanged Shares.    The parties shall coordinate so that holders of the Company Common Shares will not receive in respect of the same calendar quarter both (i) a quarterly distribution in respect of such holders' Company Common Shares and (ii) a quarterly distribution in respect of the Parent Common Units issuable pursuant to this Agreement. Subject to the immediately foregoing sentence, whenever a dividend or distribution is declared or made after the date of this Agreement with respect to Parent Common Units with a record date after the Effective Time, such declaration shall include a dividend or distribution in respect of all Parent Common Units issuable pursuant to this Agreement. Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to Parent Common Units having a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate, and no cash payment in lieu of fractional Parent Common Units shall be paid to any such holder, until such holder shall surrender such Certificate as provided in this Section 2.3. Subject to the effect of Applicable Law of the State of Delaware, following surrender of any such Certificate, there shall be paid to the holder of the Parent Common Units issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such Parent Common Units and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date subsequent to surrender, the amount of dividends or other distributions with (x) a record date after the Effective Time but prior to surrender and (y) a payment date subsequent to surrender that are payable with respect to such Parent Common Units, less the amount of any withholding taxes which may be required thereon.

          (d)    No Further Ownership Rights in Company Common Shares.    All Parent Common Units issued upon surrender of Certificates or cancellation of Book-Entry Shares in accordance with the terms of this Agreement (including any cash paid pursuant to this Article II) shall be deemed to have been issued in full satisfaction of all rights pertaining to the Company Common Shares represented by such Certificates and Book-Entry Shares, and there shall be no further registration of transfers on the transfer books of the Company of Company Common Shares outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Entity for any reason, they shall be cancelled and exchanged as provided in this Article II.

          (e)    Lost Certificates.    In the event that any Certificate shall have been lost, stolen or destroyed, upon the holder's compliance with the replacement requirements established by the Exchange Agent, including the making of an affidavit to that effect and, if necessary, the posting by the holder of a bond in customary amount as indemnity against any claim that may be made against the Exchange Agent or the Surviving Entity with respect to such Certificate, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration and any dividends and distributions which such holder has the right to receive pursuant to this Article II.

          (f)    Termination of Exchange Fund.    Any portion of the Exchange Fund (including any interest or other amounts received with respect thereto) that remains undistributed six months after the date of the mailing required by Section 2.3(b) shall be delivered to the Surviving Entity, upon demand, and any holder of Certificates who has not theretofore complied with this Section 2.3 shall thereafter look only to the Surviving Entity for satisfaction of its claim for Merger

  Consideration and any dividends and distributions which such holder has the right to receive pursuant to this Article II.

          (g)    No Liability.    None of Parent, Fund Holdings, the Surviving Entity or the Exchange Agent shall be liable to any Person in respect of any portion of the Exchange Fund or the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Applicable Law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any cash, any cash in lieu of fractional Parent Common Units or any dividends or distributions with respect to whole Parent Common Units in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority), any such cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by Applicable Law, become the property of the Surviving Entity, free and clear of all claims or interest of any Person previously entitled thereto.

          (h)    Investment of Exchange Fund.    The Exchange Agent shall invest any cash included in the Exchange Fund, if and as directed by Fund Holdings, on a daily basis; provided, that no losses on such investment will affect the cash payable to former holders of Company Common Shares pursuant to the provisions of this Article II. Any interest and other income resulting from such investments shall be paid to Fund Holdings upon termination of the Exchange Fund pursuant to Section 2.3(f).

        2.4    Treatment of Stock Options and Other Equity Based Awards.

          (a)   As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each option (whether vested or unvested) to purchase Company Common Shares that is outstanding immediately prior to the Effective Time (each, a "Company Option") shall be cancelled, and the holder thereof shall be entitled to receive an amount in cash equal to the excess, if any, of (1) the Per Share Amount over (2) the exercise price per Company Common Share subject to such Company Option as in effect immediately prior to the Effective Time (the "Option Consideration"). The Option Consideration shall be paid in a lump sum as soon as practicable after the Effective Time but in no event later than 10 business days following the Effective Time. For purposes of this paragraph, "Per Share Amount" means the Cash Value of the number of Parent Common Units (including any fractional Parent Common Units) that a holder of one Company Common Share would be entitled to receive pursuant to Section 2.1(a)(iii) and the Exchange Ratio described thereunder, and "Cash Value" means, with respect to a Parent Common Unit, the average closing price of a Parent Common Unit over the 10 trading day period ending on the trading day immediately preceding the Closing Date. In the event that any Company Option has an exercise price per Company Common Share that is greater than the Per Share Amount, such Company Option shall be cancelled without payment in respect thereof as of the Effective Time, without liability to the Company, Parent or any of their affiliates.

          (b)   At the Effective Time, each restricted Company Common Share (other than any restricted Company Common Shares held by KKR Financial Advisors) issued and outstanding under the 2007 Share Incentive Plan for KKR Financial Holdings LLC, as amended from time to time (the "2007 Share Plan") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into a number of restricted Parent Common Units (having the same terms and conditions, including applicable vesting requirements, as applied to such restricted Company Common Share immediately prior to the Effective Time) that a Company Common Share would be exchanged for in accordance with Section 2.1(a)(iii) (with fractional Parent Common Units to be aggregated and rounded to the nearest whole unit), and Parent shall assume the 2007 Share Plan and any award agreement issued thereunder pursuant to which any such restricted Company Common Share has been granted in order to provide for the foregoing. At the

  Effective Time, any restricted Company Common Shares held by KKR Financial Advisors shall automatically be cancelled and retired and shall cease to exist.

          (c)   Prior to the Effective Time, the Company and the Company Board and the compensation committee of the Company Board, on the one hand, and Parent and the Parent Board, on the other hand, shall take all actions necessary to effectuate the provisions of this Section 2.4.

        2.5    Withholding.     The Company (or the Surviving Entity after the Effective Time), Parent, the Exchange Agent and any other applicable withholding agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under applicable Tax law. To the extent that amounts are so withheld and timely paid over to the applicable taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the applicable Person in respect of which such deduction and withholding was made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES

        In order to induce the Company to enter into this Agreement, subject to the exceptions set forth in the disclosure schedule delivered by Parent to the Company and dated as of the date of this Agreement (the "Parent Disclosure Schedule") (which exceptions shall specifically identify a Section to which such exception relates, it being understood and agreed that each such exception shall be deemed to be disclosed both under such Section and any other Section of this Agreement (other than Section 3.5) to which it is reasonably apparent on its face such disclosure relates) and subject to the information disclosed by Parent in any Parent SEC Document filed during the period from December 31, 2011 through the business day prior to the date of this Agreement (other than in any risk factor or other cautionary or forward-looking disclosure contained in such Parent SEC Document), the Parent Parties represent and warrant to the Company as follows:

        3.1    Organization and Standing.     Each Parent Party is a legal entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization with all requisite power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each Parent Party is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates, makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction would not, individually or in the aggregate, constitute a Material Adverse Effect with respect to Parent. Except as would not have an adverse effect on the ability of any Parent Party to consummate any of the transactions contemplated by this Agreement, no Parent Party is in default of the performance, observance or fulfillment of any provision of its organizational documents. Parent has furnished to the Company prior to the date hereof a complete and correct copy of the organizational documents of each Parent Party.

        3.2    Power and Authority.     Each Parent Party has all requisite power and authority to enter into and deliver this Agreement and, subject to the adoption of this Agreement by Fund Holdings in its capacity as the sole member of Merger Sub with respect to the Merger, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Parent Parties have been duly authorized by all requisite action on the part of each Parent Party, subject to the adoption of this Agreement by Fund Holdings in its capacity as the sole member of Merger Sub with respect to the Merger. This Agreement has been duly executed and delivered by each Parent Party, and, assuming due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of each Parent Party enforceable against such Person in accordance with its terms except that the enforcement hereof may be limited by

(i) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). Other than the adoption of this Agreement by Fund Holdings in its capacity as the sole member of Merger Sub with respect to the Merger, no vote of the holders of any class or series of capital stock (or other securities) of any Parent Party is necessary to approve the transactions contemplated by this Agreement.

        3.3    Capitalization of Parent and Merger Sub.

          (a)   The number of Parent Common Units that may be issued by Parent is not limited by Parent's organizational documents.

          (b)   As of December 12, 2013 (the "Measurement Date"), 288,143,327 Parent Common Units were outstanding. Since the Measurement Date to the date of this Agreement, there have been no issuances of Parent Common Units except upon the granting or exercise of awards to employees and service providers of Parent or its affiliates. The outstanding Parent Common Units have been duly authorized and validly issued and are free of any preemptive rights and were issued in compliance in all material respects with Applicable Law. Except as set forth in this Section 3.3(b) or in Section 3.3(b) of the Parent Disclosure Schedule, as of the date of this Agreement, there are no (i) outstanding equity securities of Parent, (ii) securities of Parent or its subsidiaries convertible into or exchangeable for equity securities of Parent, (iii) options, warrants, calls, phantom stock or other rights to acquire from Parent or its subsidiaries, or obligation of Parent or its subsidiaries to issue, any equity securities or securities convertible into or exchangeable for equity securities of Parent (the items in clauses (i), (ii) and (iii) are referred to collectively as "Parent Securities"), or (iv) outstanding obligations of Parent or any subsidiary of Parent to repurchase, redeem or otherwise acquire any Parent Securities. Except (x) as set forth in Section 3.3(b) of the Parent Disclosure Schedule, or (y) in connection with the repurchase or acquisition of Parent Common Units pursuant to the terms of any equity incentive plan of Parent, neither Parent nor any of its subsidiaries is a party to any Contract that (i) obligates Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities, (ii) relates to the voting or transfer of, requires registration of, or grants any preemptive rights, anti-dilutive rights, rights of first refusal or other similar rights with respect to, any Parent Securities, or (iii) otherwise relates to, creates, establishes or defines the terms and conditions of, any Parent Securities. Since the Measurement Date, Parent has not granted, committed to grant or otherwise created or assumed any obligation with respect to any Parent Securities, other than as permitted by Section 6.1 or as set forth in Section 3.3(b) of the Parent Disclosure Schedule.

          (c)   All outstanding Merger Sub Common Units are duly authorized, validly issued and free of preemptive rights and are held of record by Fund Holdings (except for any outstanding Merger Sub Common Units assigned to KKR Management Holdings L.P. ("Management Holdings") by Fund Holdings pursuant to Section 9.12) free and clear of any Liens. The Merger Sub Common Units represent all of Merger Sub's membership interests.

        3.4    Conflicts; Consents and Approvals.     Neither the execution and delivery of this Agreement by any Parent Party nor the consummation by the Parent Parties of the Merger and the other transactions contemplated hereby will:

          (a)   conflict with, or result in a breach of any provision of, the organizational documents of any Parent Party, subject to adoption of this Agreement by Fund Holdings in its capacity as the sole member of Merger Sub with respect to the Merger;

          (b)   violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, adversely modify or call a default under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument (each, a "Contract") to which Parent or any of its subsidiaries is a party;

          (c)   assuming compliance with the matters referred to in Section 3.4(d), violate any applicable laws, statutes, rules, regulations, legally binding policies or guidelines promulgated, or judgments, decisions or orders entered by any Governmental Authority (all such laws, statutes, orders, rules, regulations, policies, guidelines, judgments, decisions and orders, collectively, "Applicable Law") applicable to Parent or any of its subsidiaries or any of their respective properties or assets; or

          (d)   require any action or consent or approval of, or review by, or registration or filing by Parent or any of its subsidiaries with, any third party or any local, domestic, foreign or multi-national court, arbitral tribunal, mediator, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority (a "Governmental Authority"), other than (i) authorization for inclusion of the Parent Common Units to be delivered pursuant to this Agreement on the NYSE, subject to official notice of issuance, (ii) any notifications required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (together with the rules and regulations thereunder, the "HSR Act"), (iii) registrations or other actions required under foreign, federal or state Antitrust Laws or securities or blue-sky laws, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and (v) consents or approvals of, or notifications to, any Governmental Authority set forth in Section 3.4(d) to the Parent Disclosure Schedule;

except in the case of clauses (b), (c) and (d) above for any of the foregoing that would not, individually or in the aggregate, constitute a Material Adverse Effect with respect to Parent or a material adverse effect on the ability of any Parent Party to consummate the transactions contemplated by this Agreement.

        3.5    No Material Adverse Effect.     Since December 31, 2012 through the date of this Agreement, there have been no Events that, individually or in the aggregate, constitute a Material Adverse Effect with respect to Parent.

        3.6    Parent SEC Documents; Controls.

          (a)   Parent has timely filed or received the appropriate extension of time within which to file with the United States Securities and Exchange Commission (the "Commission") all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 2010 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act") or the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act") (such documents, as supplemented and amended since the time of filing, collectively, the "Parent SEC Documents"). The Parent SEC Documents, including any financial statements or schedules included therein, at the time filed (and, in the case of registration statements, on the dates of effectiveness) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of Parent included in the Parent SEC Documents were prepared in accordance with GAAP during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present in all material respects (subject in the case of unaudited statements to normal, recurring audit adjustments) the consolidated financial position of Parent and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. No subsidiary of Parent is subject to the periodic reporting requirements of the Exchange Act other than as part of Parent's consolidated group.

          (b)   Parent maintains a system of internal control over financial reporting (within the meaning of Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Parent (i) maintains disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) designed to ensure that information required to be disclosed by Parent in the reports that it files and submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including that information required to be disclosed by Parent in the reports that it files and submits under the Exchange Act is accumulated and communicated to management of Parent as appropriate to allow timely decisions regarding required disclosure, and (ii) has disclosed, based upon the most recent evaluation by the Co-Chief Executive Officers and Chief Financial Officer of the general partner of Parent of Parent's internal control over financial reporting, to its auditors and the audit committee of the Parent Board (A) all significant deficiencies and material weaknesses in the design or operation of Parent's internal control over financial reporting which are reasonably likely to adversely affect its ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal control over financial reporting.

        3.7    Registration Statement; Proxy Statement.     None of the information supplied or to be supplied by any Parent Party for inclusion or incorporation by reference in the registration statement on Form S-4 (such registration statement as it may be amended or supplemented and including any such amendments or supplements, the "Registration Statement") to be filed with the Commission by Parent under the Securities Act, including the prospectus relating to the Parent Common Units to be delivered pursuant to this Agreement (as it may be amended or supplemented and including any such amendments or supplements, the "Prospectus") and the proxy statement and form of proxy relating to the Company Shareholder Meeting (as it may be amended, supplemented or modified and including any such amendments or supplements, the "Proxy Statement"), at the time the Registration Statement becomes effective or, in the case of the Proxy Statement, at the date of mailing and at the date of the Company Shareholder Meeting, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement, except for such portions thereof that relate only to the Company and its subsidiaries, will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

        3.8    Litigation.     There is no suit, claim, action, proceeding, litigation, arbitration, mediation or investigation (an "Action") pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries or their respective officers or directors that would, individually or in the aggregate, constitute a Material Adverse Effect with respect to Parent. Neither Parent nor any of its subsidiaries nor any assets, rights or properties of such Persons is subject to any outstanding order, writ, injunction or decree that would, individually or in the aggregate, constitute a Material Adverse Effect with respect to Parent.

        3.9    Brokerage and Finder's Fees.     Except for Parent's obligations to Goldman, Sachs & Co. and Lazard Frères & Co. LLC, neither Parent, any of its subsidiaries nor any of their respective equityholders, directors, officers or employees has incurred or will incur on behalf of Parent or its subsidiaries any brokerage, finder's, financial advisor's or similar fee or commission in connection with the transactions contemplated by this Agreement.

        3.10    Operations of Merger Sub.     Merger Sub is a direct, wholly-owned subsidiary of Fund Holdings, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

        3.11    Compliance with Law.     Parent and its subsidiaries are in compliance with, and at all times since January 1, 2010 have been in compliance with, all Applicable Law relating to Parent, its subsidiaries or their respective business or properties, except where the failure to be in compliance with such Applicable Law would not, individually or in the aggregate, constitute a Material Adverse Effect with respect to Parent. No investigation or review by any Governmental Authority with respect to Parent or its subsidiaries is pending or, to the knowledge of Parent, threatened, nor has any Governmental Authority indicated in writing an intention to conduct the same, in each case other than those the outcome of which would not, individually or in the aggregate, constitute a Material Adverse Effect with respect to Parent.

        3.12    Undisclosed Liabilities.     Except (a) as and to the extent disclosed or reserved against on the unaudited consolidated balance sheet of Parent as of September 30, 2013 included in the Parent SEC Documents, (b) as incurred after the date thereof in the ordinary course of business consistent with past practice, or (c) as set forth in Section 3.12 to the Parent Disclosure Schedule, Parent, together with its subsidiaries, does not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due in each case required by GAAP to be reflected or reserved against in the consolidated balance sheet of Parent and its subsidiaries (or disclosed in the notes to such balance sheet), that would, individually or in the aggregate, constitute a Material Adverse Effect with respect to Parent.

        3.13    Operation of Parent's Business.     Since September 30, 2013 through the date of this Agreement, neither Parent nor any of its subsidiaries has engaged in any transaction that, if done after execution of this Agreement, would violate Section 6.1(b) or (c) in any material respect.

        3.14    Investment Company Act.     Parent is not required to register as an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended.

        3.15    Status under Company Operating Agreement.     No Parent Party, and no subsidiary of any Parent Party, is an Interested Member (as such term is defined in the Company Operating Agreement) or is, or after the consummation of the transactions contemplated by this Agreement would be, an Affiliate or Associate of an Interested Member (in each case, as such term is defined in the Company Operating Agreement).

        3.16    Knowledge of Parent Parties.     As of the date hereof, none of the Persons listed in Section 3.16 of the Parent Disclosure Schedule has actual knowledge that any representation or warranty of the Company made in this Agreement is untrue or inaccurate. Each of the Parent Parties hereby acknowledges and agrees that it and its affiliates, including KKR Financial Advisors LLC (together with its successors and assigns, "KKR Financial Advisors"), shall have no right or remedy hereunder based on the inaccuracy of any representation or warranty contained in Article IV which any of the Persons listed in Section 3.16 had actual knowledge as of the date hereof.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        In order to induce the Parent Parties to enter into this Agreement, subject to the exceptions set forth in the disclosure schedule delivered by the Company to Parent and dated as of the date of this Agreement (the "Company Disclosure Schedule") (which exceptions shall specifically identify a Section to which such exception relates, it being understood and agreed that each such exception shall be deemed to be disclosed both under such Section and any other Section of this Agreement (other than Section 4.6) to which it is reasonably apparent on its face such disclosure relates) and subject to the information disclosed by the Company in any Company SEC Document filed during the period from December 31, 2011 through the business day prior to the date of this Agreement (other than in any risk factor or other cautionary or forward-looking disclosure contained in such Company SEC Document), the Company represents and warrants to the Parent Parties as follows:

        4.1    Organization and Standing.     The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite limited liability company power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates, makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction would not, individually or in the aggregate, constitute a Material Adverse Effect with respect to the Company. The Company is not in default of the performance, observance or fulfillment of any provision of its certificate of formation as in effect on the date of this Agreement (the "Company Certificate of Formation"). Except as would not have an adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement, the Company is not in default of the performance, observance or fulfillment of any provision of Company Operating Agreement. The Company has furnished to Parent prior to the date hereof a complete and correct copy of each of the Company Certificate of Formation and the Company Operating Agreement.

        4.2    Subsidiaries.     All equity interests of the Company's subsidiaries are owned by the Company or another wholly-owned subsidiary of the Company free and clear of all Liens (other than Liens arising under applicable securities laws). Except as provided in Section 4.2 of the Company Disclosure Schedule, as of the date hereof, except for the Company's subsidiaries, the Company does not own any capital stock of or other equity interest in, or any interest convertible into or exercisable or exchangeable for any capital stock of or other equity interest in, any other Person. Each of the outstanding equity interests of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable (in each case, to the extent applicable) and not subject to preemptive or similar rights other than any rights that may accrue in favor of the Company or its wholly-owned subsidiaries. Section 4.2 of the Company Disclosure Schedule sets forth each subsidiary of the Company as of the date hereof. There are no outstanding (i) securities of the Company or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company's subsidiaries or (ii) options or other rights to acquire from the Company's subsidiaries, and no obligation of the Company's subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company's subsidiaries.

        4.3    Power and Authority.     The Company has all requisite limited liability company power and authority to enter into and deliver this Agreement and, subject to receipt of the Company Shareholder Approval, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company has been duly authorized by all necessary limited liability company action on the part of the Company, subject to receipt of the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by each of the Parent Parties, constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except that the enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Company Board, acting upon the unanimous recommendation of the Transaction Committee, at a duly held meeting, unanimously (other than Scott Nuttall and Craig Farr, who were not present at the meeting) has (i) determined that the transactions contemplated by this Agreement, including the Merger, are fair to, and in the best interests of, the holders of the Company Common Shares, (ii) approved and declared advisable the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, and (iii) subject to Section 6.6, resolved to recommend that the holders of the Company Common Shares approve the Merger (the "Company Board Recommendation") and directed that such matter be submitted for consideration of the holders of the Company Common Shares at the Company Shareholder Meeting. Assuming the representations and warranties of the Parent Parties set forth in Section 3.15 are true and correct, the affirmative vote of holders of a majority of the outstanding Company Common Shares entitled to vote thereon on the record date for the Company Shareholder Meeting, voting together as a single class, with respect to approval of the Merger is the only vote of the holders of any class or series of capital stock (or other securities) of the Company necessary to approve the Merger and the other transactions contemplated hereby (the "Company Shareholder Approval"). The power and authority of the Transaction Committee to take the actions contemplated by this Agreement to be taken by the Transaction Committee have been duly authorized by all necessary limited liability company action on the part of the Company.

        4.4    Capitalization of the Company.

          (a)   The authorized capital stock of the Company consists of 500,000,000 Company Common Shares (such term as used herein shall have the meaning given to "Common Shares" in the Company Operating Agreement) and 50,000,000 Preferred Shares (such term as used herein shall have the meaning given to it in the Company Operating Agreement).

          (b)   As of the Measurement Date, (i) 204,824,159 Company Common Shares (including 669,820 restricted Company Common Shares) were issued and outstanding and (ii) 14,950,000 Preferred Shares were issued and outstanding (each such Preferred Share being a 7.375% Series A LLC Preferred Share issued by the Company). Since the Measurement Date to the date of this Agreement, there have been no issuances of capital stock of the Company except upon the exercise of Company Options or settlement of Phantom Shares. The outstanding Company Common Shares and Preferred Shares have been duly authorized and validly issued and are fully paid and nonassessable and free of any preemptive rights and were issued in compliance in all material respects with Applicable Law. Section 4.4(b) of the Company Disclosure Schedule sets forth as of the Measurement Date, a complete and correct list of all outstanding Company Securities other than Company Common Shares and Preferred Shares (including Company Options and Phantom Shares), the number of Company Common Shares issuable thereunder or with respect thereto and the exercise price (if any). No subsidiary of the Company owns any Company Common Shares or any Preferred Shares. As of the Measurement Date, 1,932,279 shares of Company Common Shares were reserved for issuance under the 2007 Share Plan in connection with the exercise of outstanding Company Options. Since the Measurement Date, the Company has not granted, committed to grant or otherwise created or assumed any obligation with respect to any Company Securities, other than as permitted by Section 6.2.

          (c)   With respect to the Company Options, (i) each grant of a Company Option was duly authorized no later than the date on which the grant of such Company Option was by its terms to be effective (the "Grant Date") by all necessary limited liability company action, including, as applicable, approval by the Company Board (or a duly constituted and authorized committee thereof), or a duly authorized delegate thereof, and any required shareholder approval by the necessary number of votes or written consents, (ii) each such grant was made in accordance with the terms of the 2007 Share Plan, the Exchange Act and all other Applicable Law, including the rules of the NYSE, and (iii) the per share exercise price of each Company Option was not less than the fair market value of a Company Common Share on the applicable Grant Date. The

  Company has not granted, and there is no and has been no Company policy or practice to grant, Company Options prior to, or otherwise coordinate the grant of Company Options with, the release or other public announcement of material information regarding the Company or any of its subsidiaries or their financial results or prospects.

          (d)   Except as set forth in Section 4.4(b) or Section 4.4(b) or 4.4(d) of the Company Disclosure Schedule, as of the date of this Agreement, except with respect to Company Common Shares issued upon the exercise of Company Options or issued upon the settlement of Phantom Shares, in each case, subsequent to the Measurement Date, there were no (i) outstanding shares of capital stock or other voting securities of the Company, (ii) securities of the Company or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options, warrants, calls, phantom stock or other rights to acquire from the Company or its subsidiaries, or obligation of the Company or its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) are referred to collectively as "Company Securities"), or (iv) outstanding obligations of the Company or any subsidiary of the Company to repurchase, redeem or otherwise acquire any Company Securities (except with respect to the withholding of Company Common Shares in respect of the payment of the exercise price or Taxes upon the exercise of any Company Option, vesting of restricted shares of Company Common Stock or settlement of any Phantom Unit). Except (x) as set forth in Section 4.4(d) of the Company Disclosure Schedule or (y) in connection with the repurchase or acquisition of Company Common Shares pursuant to the terms of Company Plans (and the withholding of Company Common Shares in respect of the payment of the exercise price or Taxes upon the exercise of any Company Option, vesting of a restricted share of Company Common Stock or settlement of any Phantom Unit), neither the Company nor any of its subsidiaries is a party to any Contract that (i) obligates the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, (ii) relates to the voting or transfer of, requires registration of, or grants any preemptive rights, anti-dilutive rights, rights of first refusal or other similar rights with respect to, any Company Securities or (iii) otherwise relates to, creates, establishes or defines the terms and conditions of, any Company Securities. There are no director, independent contractor, or employee share incentive plans or arrangements of the Company, other than the Company Plans, under which any Company Securities are outstanding.

        4.5    Conflicts; Consents and Approvals.     Except as set forth in Section 4.5 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Merger and the other transactions contemplated hereby will:

          (a)   conflict with, or result in a breach of any provision of, the Company Certificate of Formation, the Company Operating Agreement or the Share Designation of the Company's outstanding Preferred Shares, subject to the receipt of the Company Shareholder Approval;

          (b)   violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, adversely modify or call a default under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, any of the terms, conditions or provisions of any Contract to which the Company or any of its subsidiaries is a party;

          (c)   assuming compliance with the matters referred to in Section 4.5(d), violate any Applicable Law applicable to the Company or any of its subsidiaries or any of their respective properties or assets; or

          (d)   require any action or consent or approval of, or review by, or registration or filing by the Company or any of its affiliates with, any third party or any Governmental Authority, other than (i) receipt of the Company Shareholder Approval, (ii) any notifications required by the HSR Act, (iii) registrations or other actions required under foreign, federal or state Antitrust Laws or securities or blue-sky laws, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and (v) consents or approvals of, or notifications to, any Governmental Authority set forth in Section 4.5(d) of the Company Disclosure Schedule;

except in the case of clauses (b), (c) and (d) above for any of the foregoing that would not, individually or in the aggregate, constitute a Material Adverse Effect with respect to the Company or a material adverse effect on the ability of the Company to consummate any of the transactions contemplated by this Agreement.

        4.6    No Material Adverse Effect.     Since December 31, 2012 through the date of this Agreement, there have been no Events that would, individually or in the aggregate, constitute a Material Adverse Effect with respect to the Company.

        4.7    Company SEC Documents; Controls.

          (a)   The Company has timely filed or received the appropriate extension of time within which to file with the Commission all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 2010 under the Exchange Act or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "Company SEC Documents"). The Company SEC Documents, including any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of the Company included in the Company SEC Documents were prepared in accordance with GAAP during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present in all material respects (subject in the case of unaudited statements to normal, recurring audit adjustments) the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. No subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act other than as part of the Company's consolidated group.

          (b)   The Company maintains a system of internal control over financial reporting (within the meaning of Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company (i) maintains disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is accumulated and communicated to management of the Company as appropriate to allow timely decisions regarding required disclosure, and (ii) has disclosed, based upon the most recent evaluation by the Chief Executive Officer and Chief Financial Officer of the Company of the Company's internal control over financial reporting, to its auditors and the audit committee of the Company Board (A) all significant deficiencies and material weaknesses in the design or operation of the Company's internal control over financial reporting which are reasonably likely to adversely affect its ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

        4.8    Compliance with Law.     The Company and its subsidiaries are in compliance with, and at all times since January 1, 2010 have been in compliance with, all Applicable Law relating to the Company, its subsidiaries or their respective business or properties, except where the failure to be in compliance with such Applicable Law would not, individually or in the aggregate, constitute a Material Adverse Effect with respect to the Company. No investigation or review by any Governmental Authority with respect to the Company or its subsidiaries is pending or, to the knowledge of the Company, threatened, nor has any Governmental Authority indicated in writing an intention to conduct the same, in each case other than those the outcome of which would not, individually or in the aggregate, constitute a Material Adverse Effect with respect to the Company.

        4.9    Taxes.     Except for such matters that would not, individually or in the aggregate, constitute a Material Adverse Effect with respect to the Company:

          (a)   The Company and its subsidiaries (i) have timely filed all Tax Returns required to have been filed by or with respect to the Company or any of its subsidiaries, and all such Tax Returns are true, correct and complete; (ii) have within the time and manner prescribed by Applicable Law paid all Taxes required to be paid by them; (iii) have adequate accruals and reserves on the financial statements included in the Company SEC Documents as of the date of this Agreement for Taxes in accordance with GAAP; (iv) have not requested or filed any document having the effect of causing any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed; and (v) have not received written notice of any deficiencies for any Tax from any taxing authority, against the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries is the subject of any currently ongoing Tax audit, Action or other proceeding with respect to Taxes nor has any Tax audit, Action or other proceeding with respect to Taxes been proposed against any of them in writing. Neither the Company nor any of its subsidiaries has requested to waive or has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. There are no Liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible of the Company or any of its subsidiaries (other than Liens for Taxes not yet due). No claim has ever been made in writing by a taxing authority of a jurisdiction where the Company or one of its subsidiaries has not filed Tax Returns claiming that the Company or such subsidiary is or may be subject to taxation by that jurisdiction.

          (b)   The Company and its subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, equityholder or other third party.

          (c)   Neither the Company nor any of its subsidiaries was a "distributing corporation" or "controlled corporation" in a transaction intended to qualify under Section 355 of the Code within the past two years or otherwise as part of a plan that includes the Merger. Neither the Company nor any of its subsidiaries are parties to any contractual obligation relating to Tax sharing, Tax indemnity or Tax allocation. Neither the Company nor any of its subsidiaries has any liability for the Taxes of any person under Treasury Regulations section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by Contract or otherwise.

          (d)   Neither the Company nor any of its subsidiaries has participated in any "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4.

          (e)   The Company has at all time since its inception been treated as a partnership, and not as an association or a "publicly traded partnership" (within the meaning of Section 7704(b) of the Code) taxable as a corporation, for United States federal income tax purposes. KKR Financial Holdings II, LLC has at all times been treated as a real estate investment trust (within the meaning of Section 856 of the Code) for United States federal income tax purposes.

          (f)    The Company has in effect a valid election under Section 754 of the Code (and any equivalent election for applicable state and local income Tax purposes), which will remain in effect for the taxable year including the Closing Date.

          (g)   For purposes of this Agreement:

              (i)  "Tax Returns" means returns, reports and forms (including schedules and attachments thereto) filed or required to be filed with respect to Taxes with any Governmental Authority responsible for the imposition or collection of Taxes.

             (ii)  "Taxes" means all taxes, fees or similar governmental charges (whether U.S. or non-U.S. federal, state, local, provincial, territorial or municipal), including income, gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, capital, goods and services, gross income, business, environmental, severance, service, service use, unemployment, social security, stamp, custom, escheat, excise, or real or personal property taxes, together with any interest, penalties, additions to tax or additional amounts imposed or assessed with respect thereto imposed by any taxing authority with respect thereto.

        4.10    Title to Properties.     Other than in respect of investments of the Company and its subsidiaries that are included in the Company's "Natural Resources" and "Other" business segments as reported in its financial statements that are included in the Company SEC Documents, (a) no real property is leased by the Company or its subsidiaries and (b) no real property is owned by the Company or its subsidiaries.

        4.11    Registration Statement; Proxy Statement.     None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement, including the Prospectus and the Proxy Statement, at the time the Registration Statement becomes effective or, in the case of the Proxy Statement, at the date of mailing and at the date of the Company Shareholder Meeting, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement, except for such portions thereof that relate only to Parent and its subsidiaries, will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

        4.12    Litigation.     There is no Action pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or their respective officers or directors that would, individually or in the aggregate, constitute a Material Adverse Effect with respect to the Company. Neither the Company nor any of its subsidiaries nor any assets, rights or properties of such Persons is subject to any outstanding order, writ, injunction or decree that would, individually or in the aggregate, constitute a Material Adverse Effect with respect to the Company.

        4.13    Brokerage and Finder's Fees.     Except for the Company's obligations to the Transaction Committee Financial Advisor, neither the Company, any of its subsidiaries nor any of their respective equityholders, directors, officers or employees has incurred or will incur on behalf of the Company or its subsidiaries any brokerage, finder's, financial advisor's or similar fee or commission in connection with the transactions contemplated by this Agreement. The Company has furnished to Parent a complete and correct copy of the engagement letter of the Transaction Committee Financial Advisor.

        4.14    Benefit Plans.     Except for the 2007 Share Plan and Deferred Compensation Plan, none of the Company or its subsidiaries maintain, sponsor, or contribute to, or have at any time prior to the date of this Agreement maintained, sponsored or contributed to, any benefit plans, programs, policies, agreements or other arrangements, including any employee welfare plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (in each case whether or not such plan is subject to ERISA), any employment, individual consulting or other compensation agreements and any bonus, incentive, equity or equity-based compensation, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control, salary continuation, health or life insurance or fringe benefit plan, program or agreement (any of the foregoing, a "Company Plan").

        4.15    Contracts.     Each Material Company Contract is (assuming due authorization, execution and delivery by each other party thereto) a valid and binding obligation of the Company or its subsidiaries, as applicable, and, to the knowledge of the Company, the valid and binding obligation of each other party thereto, except where the failure to be valid and binding would not, individually or in the aggregate, constitute a Material Adverse Effect with respect to the Company. Neither the Company nor its subsidiaries nor, to the knowledge of the Company, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under or permit the termination of, any Material Company Contract except for such violations or defaults under or terminations which would not, individually or in the aggregate, constitute a Material Adverse Effect with respect to the Company. For purposes of this Agreement, "Material Company Contract" means any Contract to which the Company or any of its subsidiaries is a party and that falls within any of the following categories: (a) any Contract that is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the Commission but without giving effect to the provisions of clause (i) thereof relating to the exclusion of Contracts entered into more than two years before the filing of a registration statement) in effect on the date hereof, (b) any Contract with respect to any joint venture or partnership that is material to the Company and its subsidiaries, taken as a whole, and (c) indentures, mortgages, promissory notes, loan agreements or guarantees of borrowed money made by the Company or its subsidiaries in excess of $5,000,000, letters of credit issued on behalf of the Company or its subsidiaries or commitments for the borrowing or the lending of amounts by the Company or its subsidiaries in excess of $5,000,000, Contracts providing for the creation of any Lien upon any of the assets of the Company or its subsidiaries with an aggregate value in excess of $5,000,000, and Contracts governing any trust preferred securities issued by the Company or any of its subsidiaries. Section 4.15 of the Company Disclosure Schedule lists, as of the date hereof, all Contracts specified in clause (c) of the definition of "Material Company Contract" and Parent has been provided complete and correct copies of such Contracts.

        4.16    Undisclosed Liabilities.     Except (a) as and to the extent disclosed or reserved against on the unaudited consolidated balance sheet of the Company as of September 30, 2013 included in the Company SEC Documents, (b) as incurred after the date thereof in the ordinary course of business consistent with past practice, or (c) as set forth in Section 4.16 to the Company Disclosure Schedule, the Company, together with its subsidiaries, does not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due in each case required by GAAP to be reflected or reserved against in the consolidated balance sheet of the Company and its subsidiaries (or disclosed in the notes to such balance sheet), that would, individually or in the aggregate, constitute a Material Adverse Effect with respect to the Company.

        4.17    Operation of the Company's Business.     Since September 30, 2013 through the date of this Agreement, neither the Company nor any of its subsidiaries has engaged in any transaction that, if done after execution of this Agreement, would violate Section 6.2(c), (d), (f), (g), (h) or (j) in any material respect.

        4.18    Opinion of Financial Advisors.     The Transaction Committee has received the opinion of Sandler O'Neill & Partners, L.P. (the "Transaction Committee Financial Advisor") to the effect that, as of the date of the opinion and based upon and subject to the matters and limitations set forth therein, the Merger Consideration to be received is fair to the holders of Company Common Shares from a financial point of view and, as of the date hereof, such opinion has not been withdrawn, revoked or modified. A signed copy of such opinion will be made available to Parent as soon as practicable after the date of this Agreement.

        4.19    Takeover Statutes.     Assuming the representations and warranties of the Parent Parties set forth in Section 3.15 are true and correct, prior to the date of this Agreement, the Company Board has taken all action necessary to exempt under or make not subject to the restrictions of any state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares: (a) the execution of this Agreement; (b) the Merger; and (c) the other transactions contemplated by Agreement.

        4.20    Insurance.     Except as would not, individually or in the aggregate, constitute a Material Adverse Effect with respect to the Company: (a) all directors' and officers' liability insurance policies of the Company and its subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as is customary for the industries in which the Company and its subsidiaries operate and (b) neither the Company nor any of its subsidiaries is in breach or default, and neither the Company nor any of its subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, of any of such insurance policies. None of the Company nor any of its subsidiaries has received any written notice of cancellation of any such insurance policies as to which the Company or such subsidiary has not obtained replacement insurance of similar scope and amount. Set forth in Section 4.20 of the Company Disclosure Schedule is the amount of the annual premium currently paid by the Company and its subsidiaries for its directors' and officers' liability insurance as of the date of this Agreement.

        4.21    Investment Company Act.     Neither the Company nor any of its subsidiaries is required to register as an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended.

ARTICLE V

MUTUAL COVENANTS OF THE PARTIES

        5.1    Preparation of Proxy Statement; Shareholder Meeting.

          (a)   As promptly as practicable following the date of this Agreement, Parent and the Company shall cooperate in preparing and shall prepare (i) the Proxy Statement to be sent to the holders of the Company Shares relating to the Company Shareholder Meeting and (ii) the Registration Statement, and Parent shall file with the Commission the Registration Statement, in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the Parent Common Units to be delivered pursuant to this Agreement. Parent and the Company shall use their reasonable best efforts to have the Proxy Statement cleared by the Commission and the Registration Statement declared effective by the Commission as promptly as practical and to keep the Registration Statement effective through the Effective Time.

          (b)   Each of Parent and the Company shall promptly furnish all information concerning it or its equityholders to the other, and provide such other assistance, as may be reasonably requested in connection with the preparation, filing and distribution of the Registration Statement and the Proxy Statement. The Proxy Statement and the Registration Statement shall include all information reasonably requested by such other party to be included therein. Each of Parent and the Company shall, as promptly as practicable after the receipt thereof, provide the other party with copies of any written comments and advise the other party of any oral comments with respect to the Proxy Statement and the Registration Statement received from the Commission, including any request from the Commission for amendments or supplements to the Registration Statement or Proxy Statement, and shall provide the other with copies of all correspondence between it and its Representatives, on the one hand, and the Commission, on the other hand. Notwithstanding the foregoing, prior to filing the Registration Statement or mailing the Proxy Statement or responding to any comments of the Commission with respect thereto, each of Parent and the Company (i) shall provide the other with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response) and (ii) shall give due consideration to including in such document or response any comments reasonably proposed by the other. Each of Parent and the Company shall advise the other, promptly after receipt of notice thereof, of the time of effectiveness of the Registration Statement, the issuance of any stop order relating thereto or the suspension of the qualification of Parent Common Units for offering or sale in any jurisdiction, and each of Parent and the Company shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated.

          (c)   If, at any time prior to the Effective Time, either party obtains knowledge of any information pertaining to it or previously provided by it for inclusion in the Registration Statement or the Proxy Statement that would require any amendment or supplement to the Registration Statement or the Proxy Statement so that any of such documents would not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, such party shall promptly advise the other party and Parent and the Company shall cooperate in the prompt filing with the Commission of any necessary amendment or supplement to the Proxy Statement and the Registration Statement and, as required by Applicable Law, in disseminating the information contained in such amendment or supplement to the holders of Company Shares.

          (d)   The Company shall, as soon as practicable following the date the Registration Statement is declared effective by the Commission, (i) duly call, give notice of, convene and hold a special meeting of the holders of Company Common Shares (the "Company Shareholder Meeting") for purposes of obtaining the Company Shareholder Approval and (ii) in furtherance thereof, use its reasonable best efforts to cause the Proxy Statement to be distributed to the holders of Company Common Shares. Without the prior written consent of Parent, no proposals other than the Company Shareholder Approval and routine proposals required in connection with such approval shall be included in the Proxy Statement or transacted at the Company Shareholder Meeting. Unless the Company Board or the Transaction Committee shall have made a Company Change of Recommendation as permitted by Section 6.6(e) or Section 6.6(f), the Company shall use its reasonable best efforts to solicit the Company Shareholder Approval and shall include the Company Board Recommendation in the Proxy Statement. The Company agrees that, unless this Agreement has been terminated in accordance with Section 8.1, its obligations pursuant to this Section 5.1 to convene and hold the Company Shareholder Meeting shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Acquisition Proposal or by the effecting of a Company Change of Recommendation by the Company Board.

        5.2    Access to Information; Confidentiality.     Subject to Applicable Law, each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, permit the other and its Representatives during the period prior to the Effective Time to have reasonable access for reasonable purposes related to the consummation of the Merger and the other transactions contemplated by this

Agreement, during normal business times and upon reasonable advance written notice, to the other party's and its subsidiaries' premises, properties, books, records, Contracts and documents; provided that the foregoing shall not require any party to (i) provide access to information or documents that, in the reasonable judgment of such party, would (x) constitute a waiver of the attorney-client privilege held by such party or (y) violate any Applicable Law or any agreement to which such party is a party. Information exchanged pursuant to this Section 5.2 shall be subject to the confidentiality agreement, dated as of November 18, 2013, by and between Parent and the Company (the "Confidentiality Agreement"). No investigation conducted, or information provided, pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty made in this Agreement.

        5.3    Filings; Reasonable Best Efforts; Notification.

          (a)   Upon the terms and subject to the conditions of this Agreement, and except where a different standard of effort is provided for in this Agreement, each of the parties shall use its reasonable best efforts (subject to, and in accordance with, Applicable Law) to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable and in any event prior to the End Date, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents, licenses, permits, authorizations, orders and approvals from Governmental Authorities and the making of all other necessary registrations and filings, (ii) the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the Merger that are necessary or desirable in connection with the Merger and the other transactions contemplated by this Agreement and material to the business of the Company or Parent, as the case may be, (iii) the preparation of the Proxy Statement and the Registration Statement, including the Prospectus, (iv) the execution and delivery of any additional instruments necessary to consummate any of the transactions contemplated by, and to fully carry out the purposes of, this Agreement, and (v) the providing of all such information concerning such party, its subsidiaries, its affiliates and its subsidiaries' and affiliates' officers, directors, employees and partners as may reasonably be requested in connection with any of the matters set forth in this Section 5.3.

          (b)   Each of the Company and Parent shall (A) make or cause to be made, as promptly as practicable after the date of this Agreement, any filings required of such party or any of its subsidiaries or affiliates under the HSR Act with respect to the transactions contemplated by this Agreement, including any "secondary acquisition" filings or any filings that may be required if the transactions contemplated by this Agreement will result in a change in the "ultimate parent entity" (as defined under the HSR Act) of Fund Holdings or Management Holdings (together with Fund Holdings, the "Group Partnerships"), (B) make or cause to be made such other filings as are required under other Antitrust Laws with respect to the transactions contemplated by this Agreement as soon as reasonably practicable after the date of this Agreement, (C) substantially comply at the earliest practicable date with any request for additional information, documents or other materials received by such party or any of its subsidiaries from the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other Governmental Authority under the HSR Act or any other Antitrust Laws, and (D) cooperate in good faith with the other party in obtaining all approvals required under applicable Antitrust Laws and in connection with any such filing (including, with respect to the party making a filing, providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Authority under any Antitrust Laws with respect to any such filing or any such transaction. Each party shall use its reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to any Applicable Law in connection with the Merger and the other transactions contemplated by this Agreement. Each party shall give the other party to this Agreement reasonable prior notice of any communication with, and any proposed understanding, undertaking or agreement with, any Governmental Authority regarding any such filings or any such transaction. Neither party shall independently participate in any formal meeting, or engage in any substantive conversation, with any Governmental Authority in respect of any such filings, investigation or other inquiry without giving the other party reasonable prior notice of the meeting or conversation and, to the extent permitted by such Governmental Authority, the opportunity to attend any such meeting or participate in any such conversation. The parties will consult and cooperate with one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with proceedings under or relating to the HSR Act or other Antitrust Laws. Neither party will directly or indirectly extend any waiting period under the HSR Act or enter into any agreement with a Governmental Authority related to this Agreement or the transactions contemplated by this Agreement except with the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed). Each party shall promptly furnish the other party with copies of all correspondence, filings and written communications between them and their affiliates and their respective representatives on one hand, and any such Governmental Authority or its respective staff on the other hand, with respect to this Agreement and the transactions contemplated by this Agreement, except that any materials concerning one party's valuation of the other party or the transactions contemplated by this Agreement, or any party's internal financial information, may be redacted. Parent shall be responsible for all filing fees under the HSR Act or other Antitrust Laws.

          (c)   Subject to Section 5.3(d), each of Parent and the Company shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith and subject to Section 5.3(d), if any Action is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of the Company and Parent shall cooperate to contest and resist any such Action (through negotiation, litigation or otherwise), including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents, delays or restricts consummation of the Merger or any other transactions contemplated by this Agreement, including by pursuing all available avenues of administrative and judicial appeal and all available legislative action. Each of the Company and Parent shall use its reasonable best efforts to take such action as may be required to cause the expiration or termination of the waiting periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

          (d)   Notwithstanding anything to the contrary contained in this Agreement, none of Parent, the Company, or any of their respective subsidiaries shall be obligated to agree, and none of Parent, the Company, or any of their respective subsidiaries shall agree without the other party's prior written consent, to take any action or accept any condition, restriction, obligation or requirement with respect to Parent, the Company, or any of their respective subsidiaries or affiliates or their and their respective subsidiaries' or affiliates' assets if such action, condition, restriction, obligation or requirements (i) would reasonably be expected to require Parent, the Company or their respective subsidiaries or affiliates to sell, license, transfer, assign, lease, dispose of or hold separate any material business or assets or (ii) would reasonably be expected to result in any material limitations on Parent or the Company or their respective subsidiaries or affiliates to own, retain, conduct or operate all or a material portion of their respective businesses or assets.

        5.4    Tax Treatment.     The parties agree that, for U.S. federal income tax purposes, the Merger shall be treated as a taxable exchange of Company Common Shares (other than the Company Common Shares described in Section 2.1(a)(ii)) for the Merger Consideration.

        5.5    Public Announcements.     The initial press release concerning the Merger and the other transactions contemplated by this Agreement shall be a joint press release. Except (a) as required by Applicable Law or the requirements of the NYSE (and in that event only if time does not permit) or (b) with respect to any Company Change of Recommendation or any action taken by the Company, the Company Board or the Transaction Committee pursuant to and in accordance with Section 6.6, at all times prior to the earlier of the Closing or termination of this Agreement pursuant to Section 8.1, Parent and the Company shall consult with each other before issuing any press release or other public statement or comment with respect to the Merger or any of the other transactions contemplated by this Agreement and shall not issue any such press release or make such other public statement or comment prior to such consultation.

        5.6    Section 16 Matters.     Prior to the Closing, each of Parent and the Company shall use all reasonable efforts to approve in advance in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act and the Skadden, Arps, Slate, Meagher & Flom LLP SEC No-Action Letter (January 12, 1999) any dispositions of Company Common Shares (including derivative securities with respect to Company Common Shares) or acquisitions of Parent Common Units (including derivative securities with respect to Parent Common Units) resulting from the transactions contemplated by this Agreement by each officer or director of Parent or the Company who is subject to Section 16 of the Exchange Act (or who will become subject to Section 16 of the Exchange Act as a result of the transactions contemplated hereby) with respect to securities of Parent or the Company.

        5.7    Transaction Litigation.     The Company shall give Parent the opportunity to participate in the defense or settlement of any shareholder litigation against the Company or its directors relating to the Merger and the other transactions contemplated by this Agreement, and no such settlement shall be agreed to without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed). For purposes of this paragraph, "participate" means that the non-litigating party will be kept apprised of proposed strategy and other significant decisions with respect to the litigation by the litigating party (to the extent the attorney-client privilege between the litigating party and its counsel is not undermined), and the non-litigating party may offer comments or suggestions with respect to the litigation but will not be afforded any decision making power or other authority over the litigation except for the settlement consent set forth above. Notwithstanding anything to the contrary in this Section 5.7, no consent of any Company director shall be required for the settlement of any Action so long as such settlement (i) does not include any admission of wrongdoing by such Company director and (ii) does not require any payment by such Company director for which Parent (or any of its affiliates) has not agreed to provide complete payment.

        5.8    Notification of Certain Matters.

          (a)   Parent shall give prompt notice to the Company of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause a breach of a representation or warranty contained in Article III, (ii) any failure of a Parent Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, and (iii) any Events that, individually or in the aggregate, would prevent the Merger from being completed on or prior to the End Date; in the case of clauses (i) and (ii) above solely if such breach or failure would result in the failure to satisfy one or more of the conditions set forth in Section 7.2(a) or (b); provided, however, that a failure to comply with this Section 5.8(a) will not constitute the failure of any condition set forth in Section 7.2(a) or (b) to be satisfied unless the underlying inaccuracy or breach would independently result in the failure of a condition set forth in Section 7.2(a) or (b) to be satisfied; provided, further, that the delivery of any notice pursuant to this Section 5.8(a) shall not limit or otherwise affect the remedies available under this Agreement to the Company.

          (b)   The Company shall give prompt notice to Parent of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause a breach of a representation or warranty contained in Article IV, (ii) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, and (iii) any Events that, individually or in the aggregate, would prevent the Merger from being completed on or prior to the End Date; in the case of clauses (i) and (ii) above solely if such breach or failure would result in the failure to satisfy one or more of the conditions set forth in Section 7.3(a) or (b); provided, however, that a failure to comply with this Section 5.8(b) will not constitute the failure of any condition set forth in Section 7.3(a) or (b) to be satisfied unless the underlying inaccuracy or breach would independently result in the failure of a condition set forth in Section 7.3(a) or (b) to be satisfied; provided, further, that the delivery of any notice pursuant to this Section 5.8(b) shall not limit or otherwise affect the remedies available under this Agreement to Parent.

ARTICLE VI

ADDITIONAL COVENANTS OF THE PARTIES

        6.1    Conduct of Parent's Operations.     During the period from the date of this Agreement to the Effective Time, Parent shall not, and shall not permit or cause any of its subsidiaries to, except (i) as expressly required or permitted by this Agreement, (ii) as required by Applicable Law, or (iii) as set forth in Section 6.1 to the Parent Disclosure Schedule, without the prior written consent of the Company acting upon the direction, or with the consent, of the Transaction Committee (which consent shall not be unreasonably withheld, conditioned or delayed):

          (a)   amend or otherwise change the organizational documents of any Parent Party, except for any amendments or changes that would not (i) materially delay, materially impede or prevent the consummation of the Merger and (ii) adversely affect the holders of Company Common Shares in any material respect differently than the holders of Parent Common Units;

          (b)   declare, set aside, make or pay any extraordinary or special dividend or distribution, payable in cash, equity securities, property or otherwise, with respect to any of the Parent Common Units (other than, for the avoidance of doubt, any regular quarterly distributions made by Parent in accordance with its distribution policy);

          (c)   (i) acquire or merge with any business, Person or division thereof, if entering into a definitive agreement relating to such acquisition or merger would be reasonably likely to, or (ii) incur any indebtedness for borrowed money or issue any debt securities if such incurrence or issuance would be reasonably likely to, in either case, (x) materially delay the effectiveness of the Registration Statement or (y) materially delay, materially impede or prevent, the consummation of the Merger;

          (d)   issue, deliver, sell, grant or dispose of any Parent Common Units or shares of any class of capital stock of Parent, any other voting securities or other ownership interests of Parent, or any options, warrants, convertible securities or other rights of any kind to acquire any such Parent Common Units, or any "phantom" stock, "phantom" stock rights, stock appreciation rights, stock-based units or other similar interests of Parent (except, in each case, (i) in the ordinary course (including the issuance of equity-based awards, any regular quarterly issuances of Parent Common

  Units made by Parent in accordance with its quarterly exchange process and sales pursuant to the 424(b)(3) Prospectus), (ii) for the issuance of Parent Common Units issuable pursuant to the settlement of awards with respect to directors, employees and service providers of Parent or its affiliates outstanding on the date hereof or as may otherwise be granted in the ordinary course, in all cases in accordance with customary terms) or (iii) in connection with acquisitions, business combinations, joint ventures or strategic alliances or similar transactions);

          (e)   adjust, reclassify, combine, split or subdivide any Parent Common Units, or any capital stock, voting securities or other ownership interests of Parent or any securities convertible into or exchangeable or exercisable for Parent Common Units or capital stock, voting securities or other ownership interests of Parent; or

          (f)    agree in writing or otherwise commit to take any of the foregoing actions.

        6.2    Conduct of the Company's Operations.     Except (i) as expressly required or permitted by this Agreement, (ii) as required by Applicable Law, (iii) as expressly permitted under this Section 6.2 or as set forth in Section 6.2 of the Company Disclosure Schedule, (iv) for actions taken by KKR Financial Advisors acting pursuant to the terms of the Management Agreement, or (v) with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement to the Effective Time, the businesses of the Company and its subsidiaries shall in all material respects be conducted only, and the Company and its subsidiaries shall not take any action except in all material respects, in the ordinary course of business and in a manner consistent in all material respects with past practice, and the Company shall (and shall cause each of its subsidiaries to) use commercially reasonable efforts to preserve substantially intact their business organization and maintain and preserve intact their current business relationships. Notwithstanding the foregoing, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit or cause any of its subsidiaries to, except (i) as expressly required or permitted by this Agreement, (ii) as required by Applicable Law, (iii) as set forth in Section 6.2 of the Company Disclosure Schedule, or (iv) for actions taken by KKR Financial Advisors acting pursuant to the terms of the Management Agreement, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed):

          (a)   amend or otherwise change the Company Certificate of Formation or the Company Operating Agreement;

          (b)   issue, deliver, sell, grant, pledge, dispose of or grant a Lien on, or permit a Lien to exist on, any shares of any class of capital stock of the Company or any of its subsidiaries, any other voting securities or other ownership interests, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, voting securities or equity interests, or any "phantom" stock, "phantom" stock rights, stock appreciation rights, stock-based units or other similar interests of the Company or any of its subsidiaries (except for the issuance of Company Common Shares issuable pursuant to the exercise of Company Options outstanding on the date hereof in accordance with their terms on the date hereof or the crediting of additional Phantom Shares (and issuance of Company Common Shares in settlement thereof) under the Deferred Compensation Plan in accordance with the terms thereof as a result of deferral elections previously made (and not otherwise timely revoked) in respect of 2013 and 2014 compensation in the ordinary course of business, and the dividend reinvestment feature under the Deferred Compensation Plan);

          (c)   (i) sell, lease, license, pledge or dispose of or (ii) grant a Lien on, or permit a Lien to exist on, any properties, investments or other assets or any interests therein of the Company or any of its subsidiaries that have an aggregate value in excess of $5,000,000;

          (d)   declare, set aside, make or pay any dividend, payable in cash, equity securities, property or otherwise, with respect to any of its capital stock, except for (i) dividends by any of the Company's direct or indirect wholly-owned subsidiaries to the Company or any of its other wholly-owned subsidiaries and (ii), subject to the first sentence of Section 2.3(c), any regular quarterly distribution made by the Company in accordance with its distribution policy in an amount up to $0.22 per Company Common Share for any such quarterly distribution;

          (e)   adjust, reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock, voting securities or other ownership interests or any securities convertible into or exchangeable or exercisable for capital stock, voting securities or other ownership interests (except for the withholding of Company Common Shares in respect of the payment of the exercise price or Taxes upon the exercise of any Company Option, the vesting of restricted shares of Company Common Stock or the settlement of any Phantom Unit);

          (f)    (i) acquire, including by merger, consolidation or acquisition of stock or assets or any other business combination or by any other manner, any corporation, partnership, other business organization or any business, division or equity interest thereof; or (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person, or make any loans or advances or capital contribution to, or investment in, any Person, except to employees in the ordinary course of business and in a manner consistent with past practice or to the Company or any wholly-owned subsidiary of the Company;

          (g)   modify in any material respect any accounting policies or procedures, other than as required by GAAP or Applicable Law;

          (h)   (i) make any change (or file any such change) to any material method of Tax accounting, (ii) make, change or rescind any material Tax election; (iii) settle or compromise any material Tax liability or consent to any claim or assessment relating to a material amount of Taxes; (iv) file any amended Tax Return; (v) file any claim for refund of a material amount of Taxes; (vi) enter into any closing agreement relating to a material amount of Taxes; or (vii) waive or extend the statute of limitations in respect of material Taxes;

          (i)    except (1) for the acceleration of the vesting of existing Phantom Shares and restricted Company Common Shares, (2) as required under Section 2.4 or (3) to ensure that any Company Plan is not then out of compliance with Applicable Law or the terms of such Company Plan on the date hereof, (i) adopt, enter into, terminate or amend any Company Plan; (ii) increase in any manner the compensation or benefits of any director, officer, employee or independent contractor; (iii) grant or pay any change-in-control, retention, severance or termination pay to, or increase in any manner the change-in-control, retention, severance or termination pay of, any current or former director, officer, employee or independent contractor; (iv) grant any equity or equity-based awards or make any loan to any employee or independent contractor (other than the crediting of additional Phantom Shares (and issuance of Company Common Shares in settlement thereof) under the Deferred Compensation Plan in accordance with the terms thereof as a result of deferral elections previously made (and not otherwise timely revoked) in respect of 2013 and 2014 compensation in the ordinary course of business, and the dividend reinvestment feature under the Deferred Compensation Plan); (v) take any action to fund or in any other way secure the payment of compensation or benefits under any Company Plan; or (vi) hire or terminate any officer, employee or independent contractor.

          (j)    except as required by Applicable Law or any judgment by a court of competent jurisdiction and subject to Section 5.7, (i) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise) that are material to the Company and its subsidiaries, taken as a whole, other than the payment, discharge, settlement or satisfaction in the ordinary course of business and in a manner consistent with past practice of in accordance with their terms, of liabilities disclosed, reflected or reserved against in the financial statements (or the notes thereto) contained in the Company SEC Documents (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business and in a manner consistent with past practice; (ii) cancel any material indebtedness; or (iii) waive or assign any claims or rights of material value;

          (k)   (i) enter into, (ii) terminate or cancel, except when it may be commercially reasonable to do so, (iii) fail to exercise a right to renew on terms commercially reasonable to the Company, or (iv) modify or amend in any material respect, any Material Company Contract; or

          (l)    agree in writing or otherwise commit to take any of the foregoing actions.

        6.3    Indemnification; Directors' and Officers' Insurance.

          (a)   For a period of six years from and after the Effective Time, Parent and Surviving Entity shall maintain in effect (i) the current provisions (or provisions no less favorable) regarding exculpation and indemnification of present or former officers and directors contained in the organizational documents of each of the Company and its subsidiaries and (ii) any agreements of the Company and its subsidiaries with any of their respective present or former directors and officers existing as on the date hereof that provide such Persons rights to exculpation or indemnification for acts or omissions occurring at or prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time, including any matters arising in connection with the transactions contemplated by this Agreement). From and after the Effective Time, each of Parent and the Surviving Entity shall indemnify, defend and hold harmless, and provide advancement of expenses (including advancing attorneys' fees and expenses incurred in advance of the final disposition of any actual or threatened claim, suit, proceeding or investigation to the fullest extent permitted under Applicable Law; provided that any Person to whom fees and expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification) to, the present and former officers and directors of the Company against all losses, claims, damages, costs, expenses, liabilities or judgments that are paid in settlement of or in connection with any Action based in whole or in part on, relating in whole or in part to, or arising in whole or in part out of the fact that such Person is or was an officer or director of the Company or any of its subsidiaries prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) to the fullest extent provided or permitted under the organizational documents of the Company and its subsidiaries and any indemnification agreement entered into between the Company or any of its subsidiaries and such Person (representative forms of which have been made available to Parent prior to the date of this Agreement), in each case as in effect as of the date of this Agreement, and to the fullest extent permitted under Applicable Law.

          (b)   If Parent does not elect to purchase a "tail" directors' and officers' liability insurance policy for the Company's present and former officers and directors who are covered prior to the Effective Time by the directors' and officers' liability insurance currently maintained by the Company with coverage for six years following the Effective Time, and with coverage and amounts and terms and conditions no less favorable to the covered persons than the existing policies of directors' and officers' liability insurance maintained by the Company, the Company may, at its option prior to the Effective Time, purchase such a six year "tail" insurance policy; provided that the Company shall not, without Parent' consent, make a premium payment for such insurance to the extent such premium exceeds 300% of the current annual premium paid by the Company for its directors' and officers' liability insurance (such amount being the "Maximum Premium"). If the Company is unable to obtain the "tail" insurance described in the first sentence of this Section 6.3(b) for an amount equal to or less than the Maximum Premium, the Company shall be entitled to obtain as much comparable "tail" insurance as possible for an amount equal to the Maximum Premium. If the Company is unable to purchase any such "tail" insurance contemplated in the two preceding sentences, Parent shall cause Merger Sub to, at the Company's request, purchase, and maintain in full force and effect (and honor the obligations under), during the six-year period beginning on the date of the Effective Time, a "tail" insurance policy from one or more insurance carriers believed to be sound and reputable with respect to directors' and officers' liability insurance of comparable coverage and amounts and containing terms and conditions no less favorable, in the aggregate, to the officers and directors of the Company as the Company's existing policy or policies for the benefit of the current and former officers and directors with a claims period of six years from the Effective Time; provided, however, that in no event shall Merger Sub be required to pay more than the Maximum Premium as the aggregate premium for such "tail" insurance policies for its entire period, in which case Merger Sub will obtain as much comparable "tail" insurance as possible for an amount equal to the Maximum Premium.

          (c)   If Parent or the Surviving Entity or any of their respective successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties or assets to any Person, then, in each case, Parent, the Surviving Entity or any of their respective successors and assigns, as applicable, shall take such action as may be necessary so that such Person shall assume all of the applicable obligations set forth in this Section 6.3.

          (d)   The provisions of this Section 6.3 are intended to be for the benefit of, and shall be enforceable by, each present and former officer and director referred to in this Section 6.3 and his or her heirs and representatives, and are in addition to, and not in substitution for or to the exclusion of, any other rights to indemnification or contribution that any such Person may have or be entitled to by Contract, Applicable Law or otherwise.

        6.4    Activities of Merger Sub.     Prior to the Effective Time, Merger Sub shall not conduct any business or make any investments other than as specifically contemplated by this Agreement and will not have any assets (other than, if applicable, a de minimis amount of cash paid for the issuance of membership interests in connection with its initial formation) or any material liabilities.

        6.5    NYSE Listing.     Parent shall use its reasonable best efforts to cause the Parent Common Units issuable pursuant to this Agreement to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing.

        6.6    Company Acquisition Proposals.

          (a)   Subject to Section 6.6(c) through Section 6.6(f), the Company agrees that, from the date of this Agreement until the Closing or, if earlier, the termination of this Agreement in accordance with Article VIII, neither it nor any of its subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its subsidiaries' directors, officers, employees, agents, investment bankers, attorneys, accountants and other representatives (collectively, "Representatives") not to, directly or indirectly, (i) initiate or solicit or knowingly encourage any inquiries with respect to, or the making of a Company Acquisition Proposal, (ii) engage in any negotiations concerning, or provide any confidential information or data to any Person relating to, a Company Acquisition Proposal, (iii) approve or recommend, or propose publicly to approve or recommend, any Company Acquisition Proposal, (iv) approve or recommend, or propose publicly to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any Company Acquisition

  Proposal (each a "Company Acquisition Agreement"), or (v) propose publicly or agree to do any of the foregoing relating to any Company Acquisition Proposal.

          (b)   Subject to Section 6.6(c) through Section 6.6(f), prior to the Closing, neither the Company Board nor any committee thereof (including the Transaction Committee) shall, directly or indirectly, (i) withdraw, modify or qualify, or publicly propose to withdraw, modify or qualify, in a manner adverse to any Parent Party, the Company Board Recommendation, (ii) approve, adopt or recommend, or publicly propose to approve, adopt or recommend, any Company Acquisition Proposal, (iii) in the event of the commencement of a tender offer or exchange offer for any outstanding shares of the Company's capital stock (including the Company Common Shares), fail to include in any public statement related to such tender offer or exchange offer or this Agreement (other than any "stop, look and listen" or similar communication) a statement that the Company Board Recommendation has not changed or referring to the prior Company Board Recommendation, or (iv) recommend that the holders of the Company Shares not approve the Merger (any action described in clauses (i)-(iv) above being referred to as a "Company Change of Recommendation").

          (c)   Nothing contained in this Agreement shall prevent the Company, the Company Board, the Transaction Committee or any other committee of the Company Board from complying with its disclosure obligations under Rule 14d-9 and 14e-2 promulgated under the Exchange Act or from issuing a "stop, look and listen" or similar communication or making any disclosure if the Company Board or the Transaction Committee or any other committee of the Company Board determines, in good faith, after consultation with the Company's outside legal counsel, that the failure to do so would be inconsistent with the Company's directors' fiduciary duties under Applicable Law of the State of Delaware; provided, however, that if such disclosure has the effect of a Company Change of Recommendation, Parent shall have the right to terminate this Agreement to the extent set forth in Section 8.1(d)(i).

          (d)   Notwithstanding the limitations set forth in this Section 6.6, until the earlier of receipt of the Company Shareholder Approval and any termination of this Agreement pursuant to Section 8.1, if after the date of this Agreement the Company receives a written unsolicited bona fide Company Acquisition Proposal that the Company Board has determined in good faith, after consultation with its outside legal counsel and financial advisors (i) constitutes a Company Superior Proposal or (ii) could reasonably be expected to result in a Company Superior Proposal, then the Company may take the following actions: (A) furnish nonpublic information to the third party making such Company Acquisition Proposal, if, and only if, prior to furnishing such information, the Company receives from the third party an executed confidentiality agreement with provisions no less restrictive to such third party with respect to the use or disclosure of nonpublic information than the Confidentiality Agreement and (B) engage in discussions or negotiations with the third party with respect to such Company Acquisition Proposal.

          (e)   Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall prevent the Company from, at any time prior to, but not after, the time of the receipt of the Company Shareholder Approval, in response to the receipt of a written unsolicited bona fide Company Acquisition Proposal after the date of this Agreement that did not result from a breach of Sections 6.6(a)and (g), (i) terminating this Agreement pursuant to Section 8.1(e) in order to enter into a definitive written agreement with respect to such Company Acquisition Proposal or (ii) effecting a Company Change of Recommendation, if, prior to taking any of the actions described in clauses (i) or (ii), (A) the Company Board determines in good faith, after consultation with its outside legal counsel and financial advisors, that (x) failure to take such action would reasonably be expected to be inconsistent with the Company's directors' fiduciary duties under Applicable Law of the State of Delaware and (y) such Company Acquisition Proposal constitutes a Company Superior Proposal, (B) Parent shall have received written notice (a

  "Superior Proposal Notice") of the Company's intention to take such action at least four business days prior to the taking of such action, and (C) the Company Board continues to believe, after taking into account any modifications to the terms of the transactions contemplated by this Agreement that are offered by Parent after its receipt of the Superior Proposal Notice, that such Company Acquisition Proposal continues to constitute a Company Superior Proposal. Any material amendment to the financial terms or any other material amendment of such Company Acquisition Proposal shall require a new Superior Proposal Notice and the Company and the Company Board shall be required to comply again with the requirements of this Section 6.6(e); provided, however, that the reference herein to four business days shall be deemed to be a reference to two business days.

          (f)    Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall prevent the Company Board from, at any time prior to, but not after, the time of the receipt of the Company Shareholder Approval, effecting a Company Change of Recommendation (other than in response to the receipt of a written unsolicited bona fide Company Acquisition Proposal, which shall be subject to Section 6.6(e)) if, prior to taking such action, the Company Board, after consultation with its outside legal counsel, determines in good faith that failure to take such action would be inconsistent with the Company's directors' fiduciary duties under Applicable Law of the State of Delaware; provided, however that (i) Parent shall have received written notice (a "Board Recommendation Notice") of the Company's intention to take any such action at least four business days prior to the taking of such action and (ii) the Company Board continues to believe, after taking into account any modifications to the terms of the transactions contemplated by this Agreement that are offered by Parent after its receipt of such Board Recommendation Notice that failing to take such action would be reasonably likely to be inconsistent with the Company's directors' fiduciary duties under Applicable Law of the State of Delaware.

          (g)   The Company agrees that it and its subsidiaries will (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person (other than the parties) conducted prior to the date of this Agreement with respect to any Company Acquisition Proposal and (ii) request that each third party that has heretofore executed a confidentiality agreement that relates to a Company Acquisition Proposal (other than Parent) return or destroy all confidential information heretofore furnished to such third party by the Company or on its behalf. The Company agrees that it and its subsidiaries will take the necessary steps to promptly inform its and its subsidiaries' Representatives of the obligations undertaken in this Section 6.6.

          (h)   From and after the date of this Agreement, the Company shall promptly orally notify Parent of any request for information or any inquiries, proposals or offers relating to a Company Acquisition Proposal indicating, in connection with such notice, the name of such Person making such request, inquiry, proposal or offer and the material terms and conditions of any proposals or offers and the Company shall provide to Parent written notice of any such inquiry, proposal or offer within 24 hours of such event and copies of any written or electronic correspondence to or from any Person making an Company Acquisition Proposal. The Company shall keep Parent informed orally, as soon as is reasonably practicable, of the status of any Company Acquisition Proposal, including with respect to the status and terms of any such proposal or offer and whether any such proposal or offer has been withdrawn or rejected and the Company shall provide to Parent written notice of any such withdrawal or rejection and copies of any written proposals or requests for information within 24 hours. The Company also agrees to provide any information to Parent (not previously provided to Parent) that it is providing to another Person pursuant to this Section 6.6 at substantially the same time it provides such information to such other Person. All information provided to Parent under this Section 6.6 shall be kept confidential by Parent in accordance with the terms of the Confidentiality Agreement.

          (i)    For purposes of this Agreement:

          "Company Acquisition Proposal" means any proposal or offer made by any Person other than Parent or its subsidiaries with respect to (A) a merger, consolidation, acquisition, share exchange, business combination, reorganization, recapitalization, dissolution, liquidation or similar transaction involving the Company, (B) any purchase of an equity interest (including by means of a tender or exchange offer) representing an amount equal to or greater than a 15% voting or economic interest in the Company, or (C) any purchase of assets, securities or ownership interests representing an amount equal to or greater than 15% of the consolidated asset value (including only the portion of the value of the equity interests of the subsidiaries of the Company that is actually owned directly or indirectly by the Company) or consolidated net revenues of the Company (including only the portion of the revenues attributable to the equity interests of the subsidiaries of the Company that is actually owned directly or indirectly by the Company); provided that, for the avoidance of doubt, the calculation of consolidated asset value and consolidated net revenues shall include only the unconsolidated interests in variable interest entities that are held directly or indirectly by the Company so that the total asset value or revenues of the entire variable interest entity is not included in such calculation.

          "Company Superior Proposal" means a bona fide written Company Acquisition Proposal (except that references in the definition of "Company Acquisition Proposal" to 15% shall be replaced by 50%) made after the date of this Agreement by any Person other than Parent or its subsidiaries on terms that the Company Board determines in good faith, after consultation with its outside legal counsel and financial advisors, and considering such factors as the Company Board considers to be appropriate (including the timing and likelihood of consummation of such proposal), are more favorable to the Company and the holders of the Company Shares than the transactions contemplated by this Agreement, taking into account any change to the transaction proposed by Parent.

        6.7    Approvals.     Other than the Company Shareholder Approval, each of the parties agree to obtain all requisite board of directors, shareholder and member approvals, to the extent not obtained prior to the date of this Agreement, required to be obtained to consummate the Merger.

        6.8    Compliance with Agreement.     Parent agrees that from and after the date of this Agreement until the Closing, KKR Financial Advisors shall not, and Parent shall cause KKR Financial Advisors not to, in its capacity as manager of the Company pursuant to the Management Agreement and the Company Operating Agreement, take any action (unless acting at the direction of the Company Board) that would cause the Company to fail to comply in any material respect with any of the provisions of this Agreement.

ARTICLE VII

CONDITIONS TO THE MERGER

        7.1    Conditions to the Obligations of Each Party.     The respective obligations of each of the parties to consummate the Merger shall be subject to the fulfillment (or waiver by all parties) at or prior to the Effective Time of the following conditions:

          (a)   The Company Shareholder Approval shall have been obtained in accordance with the Company's organizational documents and Applicable Law.

          (b)   At the Company Shareholder Meeting, the holders of a majority of the outstanding Company Common Shares (other than those Company Common Shares held by Parent or any affiliate of Parent) shall have approved the Merger and the other transactions contemplated hereby.

          (c)   (i) Each waiting period applicable to the Merger and the other transactions contemplated by this Agreement under the HSR Act, if any, including with respect to the Group Partnerships, if applicable, shall have expired or been earlier terminated and (ii) all consents required under any other Antitrust Law shall have been obtained or any applicable waiting period thereunder shall have expired or been terminated.

          (d)   No outstanding judgment, injunction, order or decree of a competent United States federal or state Governmental Authority shall prohibit or enjoin the consummation of the Merger or the other transactions contemplated by this Agreement.

          (e)   The Commission shall have declared the Registration Statement effective under the Securities Act, and no stop order or similar restraining order by the Commission suspending the effectiveness of the Registration Statement shall be in effect.

          (f)    The Parent Common Units to be issued in connection with the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

        7.2    Conditions to the Obligations of the Company.     The obligations of the Company to consummate the Merger shall be subject to the fulfillment of the following conditions unless waived by the Company:

          (a)   (i) The representations and warranties of the Parent Parties set forth in Article III (other than Section 3.5) that are qualified by a "Material Adverse Effect" qualification shall be true and correct as so qualified at and as of the date of this Agreement and at and as of the Closing as though made at and as of such times, (ii) the representations and warranties of the Parent Parties set forth in Article III (other than Section 3.3 and Section 3.9) that are not qualified by a "Material Adverse Effect" qualification shall be true and correct (without giving effect to any materiality qualifications therein) at and as of the date of this Agreement and at and as of the Closing as though made at and as of such times, except for such failures to be true and correct as would not, in the aggregate, constitute a Material Adverse Effect with respect to Parent, (iii) the representations and warranties set forth in Section 3.3 shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing as though made at and as of such times, and (iv) the representations and warranties set forth in Section 3.5 and Section 3.9 shall be true and correct at and as of the date of this Agreement and at and as of the Closing as though made at and as of such times; provided, however, that with respect to clauses (i), (ii), (iii) and (iv) above, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clause (i), (ii), (iii) or (iv) above, as applicable) only as of such date or period.

          (b)   Each Parent Party shall have performed in all material respects the obligations and agreements and shall have complied in all material respects with the covenants to be performed and complied with by it under this Agreement at or prior to the Closing.

          (c)   Parent shall have furnished the Company with a certificate dated the Closing Date signed on its behalf by a Chief Executive Officer or other senior officer of the general partner of Parent to the effect that the conditions set forth in Sections 7.2(a), 7.2(b) and 7.2(d) have been satisfied.

          (d)   Since the date of this Agreement, there shall not have occurred any Events that, individually or in the aggregate, constitute a Material Adverse Effect with respect to Parent.

        7.3    Conditions to the Obligations of Parent Parties.     The obligations of the Parent Parties to consummate the Merger shall be subject to the fulfillment of the following conditions unless waived by Parent:

          (a)   (i) The representations and warranties of the Company set forth in Article IV (other than Section 4.6) that are qualified by a "Material Adverse Effect" qualification shall be true and correct as so qualified at and as of the date of this Agreement and at and as of the Closing as though made at and as of such times, (ii) the representations and warranties of the Company set forth in Article IV (other than Section 4.4 (other than the last sentence of Section 4.4(b)), Section 4.13 and Section 4.19) that are not qualified by a "Material Adverse Effect" qualification shall be true and correct (without giving effect to any materiality qualifications therein) at and as of the date of this Agreement and at and as of the Closing as though made at and as of such times, except for such failures to be true and correct as would not, in the aggregate, constitute a Material Adverse Effect with respect to the Company, and (iii) the representation and warranties set forth in Section 4.4 (other than the last sentence of Section 4.4(b)), Section 4.6, Section 4.13 and Section 4.19 shall be true and correct at and as of the date of this Agreement and at and as of the Closing as though made at and as of such times, except, in the case of Section 4.4 (other than the last sentence of Section 4.4(b)), for any de minimis inaccuracies; provided, however, that with respect to clauses (i), (ii), and (iii) above, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clause (i), (ii), or (iii) above, as applicable) only as of such date or period.

          (b)   The Company shall have performed in all material respects the obligations and agreements and shall have complied in all material respects with the covenants to be performed and complied with by it under this Agreement at or prior to the Closing.

          (c)   The Company shall have furnished Parent with a certificate dated the Closing Date signed on its behalf by the Chief Executive Officer or other senior officer of the Company to the effect that the conditions set forth in Sections 7.3(a), 7.3(b) and 7.3(e) have been satisfied.

          (d)   Parent shall have received a payoff letter reasonably acceptable to it with respect to the termination of the Existing Company Credit Agreement and all commitments or other extensions of credit thereunder and the satisfaction and discharge of all principal, premium, if any, interest, fees and other amounts then due or outstanding thereunder and the satisfaction, release and discharge of all security interests, mortgages and Liens over the Company and its subsidiaries' properties and assets securing such obligations (and such payoff letter shall require the administrative agent under the Existing Company Credit Agreement to deliver all instruments necessary or desirable to evidence or effect the foregoing).

          (e)   Since the date of this Agreement, there shall not have occurred any Events that, individually or in the aggregate, constitute a Material Adverse Effect with respect to the Company.

          (f)    The Company shall have delivered to Parent a statement in accordance with Treasury Regulation Section 1.1445-11T(d)(2) certifying that 50% or more of the value of the gross assets of the Company does not consist of U.S. real property interests, or that 90% or more of the value of the gross assets of the Company does not consist of U.S. real property interests plus cash or cash equivalents.

ARTICLE VIII

TERMINATION AND AMENDMENT

        8.1    Termination.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing:

          (a)   by mutual written consent of Parent and the Company;

          (b)   by either Parent or the Company if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited, or if any judgment, injunction, order or decree of a competent United States federal or state Governmental Authority enjoining the parties from consummating the Merger shall have been entered and such judgment, injunction, order or decree shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 8.1(b) shall have used its reasonable best efforts to render inapplicable such law or regulation or remove such judgment, injunction, order or decree as required by Section 5.3;

          (c)   by either Parent or the Company if the Merger shall not have been consummated on or before September 16, 2014 (the "End Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose failure to perform any covenant or obligation under this Agreement has been the primary cause of, or resulted in, the failure of the Merger to occur on or before the End Date;

          (d)   by Parent if prior to obtaining the Company Shareholder Approval (i) a Company Change of Recommendation shall have occurred or (ii) if after the date hereof a Company Acquisition Proposal was publicly announced or disclosed (or any Person shall have publicly announced an intention (whether or not conditional) to make such Company Acquisition Proposal) and the Company Board fails to affirm the Company Board Recommendation by the later to occur of (x) five business days prior to the date of the Company Shareholder Meeting (as such date may have been adjourned or postponed) and (y) five business days after receipt of a written request by Parent to do so (or such shorter period but not less than two business days as may exist between the date of the public announcement or disclosure of the Company Acquisition Proposal and the date of the Company Shareholder Meeting);

          (e)   by the Company, at any time prior to obtaining the Company Shareholder Approval, in order to enter into a definitive written agreement with respect to a Company Superior Proposal it received, provided that the Company has complied in all material respects with its obligations under Section 6.6 and, in connection with the termination of this Agreement, the Company pays to Merger Sub or its designee in immediately available funds the Termination Payment required to be paid by Section 8.2(b) unless such payment obligation is waived by Merger Sub;

          (f)    by Parent or the Company if at the Company Shareholder Meeting (including any adjournment or postponement thereof) the Company Shareholder Approval shall not have been obtained; provided, however, that the right to terminate this Agreement under this Section 8.1(f) shall not be available to any party whose failure to perform any covenant or obligation under this Agreement has been the primary cause of, or resulted in, the failure of the Company Shareholder Approval to be obtained; or

          (g)   by Parent or the Company if there shall have been a material breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any Event shall have occurred, which breach or Event would result in the failure of one or more of the conditions set forth in Section 7.2(a), 7.2(b) or 7.2(d) (in the case of a breach by, or Event with respect to, Parent) or Section 7.3(a), 7.3(b) or 7.3(e) (in the case of a breach by, or Event with respect to, the Company) to be satisfied on or prior to the End Date, and such breach or Event shall not be capable of being cured or shall not have been cured by the earlier of (i) 30 business days after detailed written notice thereof shall have been received by the party alleged to be in breach or with respect to which an Event is alleged to have occurred and (ii) the End Date.

        8.2    Effect of Termination.

          (a)   In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement, except for the provisions of the second sentence of Section 5.2, this Section 8.2 and Sections 9.2 through 9.13, shall become void and have no effect, without any liability on the part of any party or its directors, officers, general partners or equityholders with respect thereto. Notwithstanding the foregoing, nothing in this Section 8.2 shall relieve any party to this Agreement of liability for fraud or any willful or intentional breach of any provision of this Agreement and, if it shall be judicially determined that termination of this Agreement was by reason of a willful or intentional breach of this Agreement, then, in addition to other remedies at law or equity for a willful or intentional breach of this Agreement, the party so found to have willfully or intentionally breached this Agreement shall indemnify and hold harmless the other parties (unless waived by such other parties) for their respective reasonable out-of-pocket costs, fees and expenses of their counsel, accountants, financial advisors and other experts and advisors as well as fees and expenses incident to negotiation, preparation and execution of this Agreement and related documentation (collectively, "Costs"). No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their respective terms.

          (b)   If this Agreement is terminated pursuant to Section 8.1(d)(i), or is terminated by the Company or Parent pursuant to Section 8.1(f) at a time when this Agreement was terminable pursuant to Section 8.1(d)(i), then the Company will, within three business days following any such termination, pay Merger Sub or its designee in cash by wire transfer of immediately available funds to an account designated by Merger Sub a termination payment in an amount equal to $26,250,000 (the "Termination Payment") unless such payment obligation is waived by Merger Sub.

          (c)   If this Agreement is terminated pursuant to Section 8.1(e), then the Company shall, concurrently with such termination, pay to Merger Sub or its designee in cash by wire transfer in immediately available funds to an account designated by Merger Sub the Termination Payment unless such payment obligation is waived by Merger Sub.

          (d)   If this Agreement is terminated pursuant to Section 8.1(c) or 8.1(f), and (A) (x) in the case of a termination pursuant to Section 8.1(c), prior to the termination of this Agreement and (y) in the case of a termination pursuant to Section 8.1(f), prior to the Company Shareholder Meeting (including any adjournment or postponement thereof) at which the Company Shareholder Approval was not obtained, a Company Acquisition Proposal was publicly announced or disclosed (or any Person shall have publicly announced an intention to make a Company Acquisition Proposal) and (B) within 12 months after the date of such termination, the Company enters into a letter of intent, agreement-in-principle, acquisition agreement or other similar agreement with respect to, or publicly announces, a Business Combination or consummates a Business Combination, then the Company will, prior to the earlier of the consummation of a Business Combination or execution of a definitive agreement with respect thereto, pay to Merger Sub or its designee in cash by wire transfer in immediately available funds to an account designated by Merger Sub the Termination Payment unless such payment obligation is waived by Merger Sub.

          (e)   If this Agreement is terminated by Parent for any reason pursuant to Section 8.1(g) on the basis of a breach of any representations, warranties, covenants or agreements contained in this Agreement (provided that such breach did not arise from or relate to a breach of Section 6.8) (A) following the public announcement or disclosure of a Company Acquisition Proposal or the intention by any Person to make a Company Acquisition Proposal that was not withdrawn prior to such termination of this Agreement and (B) within 12 months after the date of such termination pursuant to Section 8.1(g), the Company enters into a letter of intent, agreement-in-principle, acquisition agreement or other similar agreement with respect to, or publicly announces, a Business Combination or consummates a Business Combination, then the Company will, upon the earlier of the consummation of a Business Combination or execution of a definitive agreement with respect thereto, pay to Merger Sub or its designee in cash by wire transfer in immediately available funds to an account designated by Merger Sub the Termination Payment unless such payment obligation is waived by Merger Sub.

          (f)    If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(f), then the Company shall indemnify and hold harmless the Parent Parties (unless waived by the

  Parent Parties) for their Costs not to exceed $7,500,000 in the aggregate; provided, however, that upon payment by the Company of the Termination Payment in full, the Company shall no longer be required to indemnify and hold harmless the Parent Parties for their respective Costs pursuant to this Section 8.2(f).

          (g)   For the purposes of this Section 8.2, "Business Combination" means (i) a merger, consolidation, acquisition, share exchange, business combination, reorganization, recapitalization, dissolution, liquidation or similar transaction involving the Company, (ii) any purchase of an equity interest (including by means of a tender or exchange offer) representing an amount equal to or greater than a 50% voting or economic interest in the Company, or (C) any purchase of assets, securities or ownership interests representing an amount equal to or greater than 50% of the consolidated asset value (including only the portion of the value of the equity interests of the subsidiaries of the Company that is actually owned directly or indirectly by the Company) or consolidated net revenues of the Company (including only the portion of the revenues attributable to the equity interests of the subsidiaries of the Company that is actually owned directly or indirectly by the Company); provided that, for the avoidance of doubt, the calculation of consolidated asset value and consolidated net revenues shall include only the unconsolidated interests in variable interest entities that are held directly or indirectly by the Company so that the total asset value or revenues of the entire variable interest entity is not included in such calculation.

          (h)   The parties acknowledge and agree that in no event shall the Company be required to pay the Termination Payment on more than one occasion. In the event the Termination Payment is paid to a party in accordance with this Section 8.2, such payment shall be the sole and exclusive remedy of such party and its subsidiaries, equityholders and Representatives against the other party or any of its subsidiaries, equityholders and Representatives with respect to the termination, event or breach giving rise to that payment, and the Company and shall have no further liability with respect to this Agreement or the transactions contemplated hereby to the Parent Parties or their respective affiliates, except in the case of fraud or any willful or intentional breach of any provision of this Agreement.

        8.3    Amendment.     This Agreement may be amended by the parties at any time before or after receipt of the Company Shareholder Approval, but after any such approval, no amendment shall be made which by Applicable Law requires further approval or authorization by the holders of the Company Common Shares without such further approval or authorization. Notwithstanding the foregoing, this Agreement may not be amended except by an instrument or instruments in writing signed and delivered by an authorized representative of each of the parties.

        8.4    Extension; Waiver.     At any time prior to the Effective Time, Parent (with respect to Parent, Fund Holdings and Merger Sub) and the Company (with respect to the Company by approval of the Transaction Committee) may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of such other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement, and (c) waive compliance with any of the agreements or conditions contained in this Agreement or in any document delivered pursuant to this Agreement. For the avoidance of doubt, each party shall be permitted to waive any rights it may have under Sections 8.1 and 8.2. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. No delay on the part of any party in exercising any right hereunder shall operate as a waiver of such right, nor shall any waiver on the part of any party of any such right nor any single or partial exercise of any such right preclude any further exercise of such right or the exercise of any other such right.

 ARTICLE IX

MISCELLANEOUS

        9.1    Survival of Representations and Warranties.     The representations and warranties made in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement by the parties shall not survive the Closing. This Section 9.1 shall not limit any covenant or agreement of the parties, which by its terms contemplates performance after the Closing or after the termination of this Agreement.

        9.2    Notices.     All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given and shall be deemed given upon receipt if delivered personally, telecopied (delivery of which is confirmed) or dispatched by a nationally recognized overnight courier service to the parties (delivery of which is confirmed) or by registered or certified mail (postage paid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)   if to the Company:

      KKR Financial Holdings LLC
      555 California Street, 50th Floor
      San Francisco, CA 94104
      Attention: General Counsel
      Facsimile: (415) 391-3077

      with a copy to (which shall not constitute notice):

      Wachtell, Lipton, Rosen & Katz LLP
      51 West 52nd Street
      New York, NY 10019
      Attention:  Edward D. Herlihy
                          David E. Shapiro
      Facsimile: (212) 403-2000

          (b)   if to Parent, Fund Holdings or Merger Sub:

      KKR & Co. L.P.
      9 West 57th Street, Suite 4200
      Attention: General Counsel
      Facsimile: (212) 750-0003

      with a copy to (which shall not constitute notice):

      Simpson Thacher & Bartlett LLP
      425 Lexington Avenue
      New York, NY 10017
      Attention:  Gary I. Horowitz
      Facsimile: (212) 455-2502

        9.3    Interpretation.

          (a)   When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated to the contrary. The descriptive Article and Section headings and the table of contents contained in this Agreement are for reference purposes only and are not intended to be part of and shall not affect in any way the meaning or interpretation of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement unless otherwise defined in such certificate or other document. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Where a word or phrase is defined in this Agreement, each of its other grammatical forms shall have a corresponding meaning. Any statute defined or referred to in this Agreement or in any agreement or instrument that is referred to in this Agreement means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. The parties have participated jointly in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted jointly by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein," "herewith" and "hereby" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The phrases "the date of this Agreement," "the date hereof" and words of similar import shall be deemed to refer to the date set forth on the cover page of this Agreement. Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement falls on other than a business day, the party having such right or duty shall have until the next business day to exercise such right or discharge such duty. Unless otherwise indicated, the word "day" shall be interpreted as a calendar day. No summary of this Agreement prepared by or on behalf of any party shall affect the meaning or interpretation of this Agreement. References to "dollars" or "$" are to United States dollars.

          (b)   For purposes of this Agreement, "424(b)(3) Prospectus" means that certain prospectus with Registration No. 333-187894 filed by Parent pursuant to Rule 424(b)(3).

          (c)   For purposes of this Agreement, "affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided that references to an "affiliate" of a Person shall not be deemed to include (i) any investment fund or other investment advisory vehicle or (ii) any portfolio company or other investment of any investment fund or other investment advisory vehicle. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, through one or more intermediaries, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

          (d)   For purposes of this Agreement, a "business day" means a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in New York City in the State of New York are not authorized or obligated by Applicable Law to close.

          (e)   For purposes of this Agreement, "Code" means the Internal Revenue Code of 1986, as amended.

          (f)    For purposes of this Agreement, "ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations thereunder.

          (g)   For purposes of this Agreement, "Existing Company Credit Agreement" means that certain credit agreement, dated as of November 30, 2012, among the Company, each lender from time to time party thereto, Citibank, N.A., as swingline lender and issuing bank, and Citibank, N.A., as administrative agent.

          (h)   For purposes of this Agreement, "GAAP" means United States generally accepted accounting principles applied on a consistent basis.

          (i)    For purposes of this Agreement, "knowledge" means (x) with respect to Parent, the actual knowledge of the Persons listed on Section 9.3(i) of the Parent Disclosure Schedule and (y) with respect to the Company, the actual knowledge of Persons listed on Section 9.3(i) of the Company Disclosure Schedule.

          (j)    For purposes of this Agreement, "Lien" means any security interest, pledge, hypothecation, mortgage, lien or encumbrance.

          (k)   For purposes of this Agreement, "Management Agreement" means that certain Amended and Restated Management Agreement, dated as of May 4, 2007 (as amended), by and among the Company, KKR Financial Corp. and KKR Financial Advisors.

          (l)    For the purposes of this Agreement, a "Material Adverse Effect" with respect to any party shall mean any fact, circumstance, event, change, occurrence or effect (an "Event") that would have, or would reasonably be expected to have, a material adverse effect on the financial condition, business or results of operations of such party and its subsidiaries, taken as a whole; provided, however, that a Material Adverse Effect with respect to any party shall not include any Event directly or indirectly arising out of or attributable to: (i) any decrease in the market price of Parent Common Units, in the case of Parent, or the Company Common Shares, in the case of the Company (but in either case not any Event underlying such decrease to the extent such Event would otherwise constitute a Material Adverse Effect on such party); (ii) conditions, events, or circumstances generally affecting the principal businesses or industries in which such party and its subsidiaries operate; (iii) changes in GAAP, Applicable Law or accounting standards, or in any interpretation of GAAP, Applicable Law or accounting standards; (iv) changes in any analyst's recommendations, any financial strength rating or any other recommendations or ratings as to Parent or the Company, as the case may be, or their respective subsidiaries (including, in and of itself, any failure to meet analyst projections); (v) the failure, in and of itself, of Parent or the Company, as the case may be, to meet any expected or projected financial or operating performance target publicly announced or provided to the other party prior to the date of this Agreement, as well as any change, in and of itself, by Parent or the Company, as the case may be, in any expected or projected financial or operating performance target as compared with any target publicly announced or provided to the other party prior to the date of this Agreement (but, in either case, not any Event underlying such failure or change to the extent such Event would otherwise constitute a Material Adverse Effect on such party); or (vi) any changes or developments in United States, Europe, Asia or global economic, regulatory or political conditions in general (including the outbreak or escalation of hostilities or acts of war or terrorism), or generally affecting the financial, debt, credit or securities markets in the United States, Europe, Asia or elsewhere in the world, including changes in interest rates and commodities prices, or any natural disaster; provided, however that the exceptions set forth in subclauses (ii), (iii) and (vi) may be taken into account in determining whether a Material Adverse Effect has occurred or is reasonably expected to occur to the extent (but only to the extent) such Event has a materially disproportionate impact on such party and its subsidiaries relative to other participants in the principal businesses or industries in which such party and its subsidiaries operate.

          (m)  For purposes of this Agreement, "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Authority, and any permitted successors and assigns of such Person.

          (n)   For purposes of this Agreement, a "subsidiary" of any Person means another Person an amount of the voting securities or other voting interests of which is sufficient to elect at least a majority of its board of directors, managers, general partners or similar governing body (or, if there are no such voting securities or voting interests, 50% or more of the equity securities or other equity interests of which) is owned directly or indirectly by such first Person; provided that a subsidiary does not include (x) any investment fund or other investment advisory vehicle or (y) any portfolio company or other investment of any investment fund or investment advisory vehicle.

        9.4    Counterparts.     This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of this Agreement, each of which shall constitute an original. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in "portable document format" ("pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

        9.5    Entire Agreement.     This Agreement (including any exhibits and schedules hereto, the Parent Disclosure Schedule and the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties and supersede all prior agreements and understandings or representations by or among the parties whether written and oral with respect to the subject matter hereof and thereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement.

        9.6    Severability.     Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

        9.7    Third-Party Beneficiaries.     Except for the agreement set forth in Section 6.3, nothing in this Agreement, express or implied, is intended or shall be construed to create any third-party beneficiaries or confer upon any Person other than the parties any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

        9.8    Governing Law.     This agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws of another jurisdiction that might otherwise govern under applicable principles of conflicts of laws thereof.

        9.9    Consent to Jurisdiction; Venue.

          (a)   Each of the parties irrevocably and unconditionally agrees that any Action arising out of or relating to this Agreement and the rights and obligations arising under this Agreement, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising under this Agreement brought by another party or its successors or assigns, shall be brought and determined exclusively in the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Action, in the United States District Court for the District of Delaware. Each of the parties irrevocably submits with regard to any Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 9.9, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by Applicable Law, any claim that

  (A) the Action in such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts. Each of the parties also agrees that any final, non-appealable judgment against a party in connection with any Action shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

          (b)   Each of the parties consents to service being made through the notice procedures set forth in Section 9.2 and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 9.2 shall be effective service of process for any Action in connection with this Agreement or the transactions contemplated by this Agreement. Nothing in this Section 9.9 shall affect the right of any party to serve legal process in any other manner permitted by law.

        9.10    Specific Performance.     The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached or violated, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy under Applicable Law. Accordingly, each party agrees that, in addition to all other remedies to which it may be entitled, each of the parties is entitled to a decree of specific performance, and each of the parties shall further be entitled to an injunction restraining any violation or threatened violation of any of the provisions of this Agreement without the necessity of posting a bond or other form of security. In the event that any Action should be brought in equity to enforce any of the provisions of this Agreement, no party will allege, and each party hereby waives the defense, that there is an adequate remedy under Applicable Law or that an award of specific performance is not an appropriate remedy for any reason at law or equity.

        9.11    WAIVER OF JURY TRIAL.     EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        9.12    Assignment.     Neither this Agreement nor any of the rights, interests or obligations arising under this Agreement shall be directly or indirectly assigned, delegated sublicensed or transferred by any of the parties (whether by operation of law or otherwise), in whole or in part, to any other Person (including any bankruptcy trustee) without the prior written consent of the other parties; provided, however, that Fund Holdings shall have the right to assign any of its rights or obligations hereunder to Management Holdings and shall be permitted to assign any or all of the Merger Sub Common Units to Management Holdings, in each case, without the need for consent from any other party (provided that Fund Holdings shall remain liable for all obligations hereunder to the extent not performed by Management Holdings). Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        9.13    Expenses.     Subject to the provisions of Section 8.2, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement and thereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with filing, printing and mailing the Registration Statement and the Proxy Statement (including filing fees related thereto) will be shared equally by Fund Holdings and the Company.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

KKR & CO. L.P.
By:	KKR Management LLC, its general partner
By:	/s/ DAVID SORKIN
	Name:	David Sorkin
	Title:	General Counsel & Secretary
KKR FUND HOLDINGS L.P.
By:	KKR Fund Holdings GP Limited, a general partner
By:	/s/ DAVID SORKIN
	Name:	David Sorkin
	Title:	Director
COPAL MERGER SUB LLC
By:	/s/ DAVID SORKIN
	Name:	David Sorkin
	Title:	General Counsel & Secretary
KKR FINANCIAL HOLDINGS LLC
By:	/s/ NICOLE J. MACARCHUK
	Name:	Nicole J. Macarchuk
	Title:	General Counsel

[Signature Page to Agreement and Plan of Merger]

List of Schedules Omitted from the Merger Agreement

        Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the merger agreement included in this Annex A have been omitted. A list briefly identifying the contents of the omitted schedules is set forth below. The registrant agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon request.

  Parent Disclosure Schedule:

Section 3.2	Power and Authority
Section 3.3(b)	Capitalization of Parent and Merger Sub
Section 3.4(d)	Conflicts; Consents and Approvals
Section 3.8	Litigation
Section 3.12	Undisclosed Liabilities
Section 3.16	Knowledge of the Parent Parties.
Section 6.1	Conduct of Parent's Operations
Section 9.3(i)	Knowledge

  Company Disclosure Schedule:

Section 4.2	Subsidiaries
Section 4.4	Capitalization of the Company
Section 4.15	Contracts
Section 4.20	Insurance
Section 6.2	Conduct of the Company's Operations
Section 9.3(i)	Knowledge

Annex B

[LETTERHEAD OF SANDLER O'NEILL & PARTNERS, L.P.]

December 16, 2013

Transaction Committee of the Board of Directors
KKR Financial Holdings LLC
555 California Street, 50th Floor
San Francisco, CA 94104

Ladies and Gentlemen:

        KKR Financial Holdings LLC (the "Company"), KKR & Co L.P. ("Parent"), KKR Fund Holdings L.P. ("Funds") and KKR Merger Sub LLC ("Merger Sub" and collectively with Parent and Funds, the "Parent Parties") will enter into an Agreement and Plan of Merger dated as of December 16, 2013 (the "Agreement") pursuant to which Merger Sub will be merged with and into the Company (the "Merger"), with the Company surviving the Merger as a subsidiary of Funds. Pursuant to the terms of the Agreement, each share of Company common stock issued and outstanding prior to the effective time shall automatically be converted into the right to receive a number of validly issued fully paid and nonassessessable Common Units (the "Parent Common Units") equal to the Exchange Ratio (the "Merger Consideration"). The Exchange Ratio is equal to 0.510. Cash will be paid in lieu of any fractional Parent Common Units. Capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement. The other terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to whether the Merger Consideration is fair, from a financial point of view, to the holders of Company common stock.

        Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement; (ii) certain publicly available financial statements and other historical financial information of the Company that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of Parent that we deemed relevant; (iv) publicly available mean analyst earnings estimates for the Company for the years ending December 31, 2013 and December 31, 2014 and a publicly available mean analyst growth estimate for the years thereafter and in each case as discussed with the senior management of the Company; (v) publicly available mean analyst economic net income estimates for Parent for the years ending December 31, 2013 and December 31, 2014 and a publicly available mean analyst growth estimate for the years thereafter and in each case as discussed with the senior management of Parent; (vi) the pro forma financial impact of the Merger on Parent, based on assumptions relating to transaction expenses, purchase accounting adjustments and cost savings determined by the senior management of the Company and Parent; (vii) the publicly reported historical price and trading activity for Company's and Parent's common stock, including a comparison of certain financial and stock market information for Company and Parent and similar publicly available information for certain other similar companies the securities of which are publicly traded; (viii) the financial terms of certain recent business combinations among other asset vehicles and affiliated party transactions in the financial services industry, to the extent publicly available; (ix) certain of the terms of the management agreement, pursuant to which, KKR Financial Advisors LLC , an indirect, wholly-owned subsidiary of Parent manages the Company; (x) the current market environment generally and the financial services environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of senior management of the Company the business, financial condition, results of operations and prospects of the Company and held similar discussions with certain members of senior management of Parent regarding the business, financial condition, results of operations and prospects of Parent.

        In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company or Parent or their respective representatives or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. We have further relied on the assurances of the respective managements of the Company and Parent that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of the Company, Parent or any of their respective subsidiaries, or the collectability of any such assets, nor have we been furnished with any such evaluations or appraisals.

        We have also assumed that there has been no material change in the Company's assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that the Company will remain as a going concern for all periods relevant to our analyses. We express no opinion as to any of the legal, accounting and tax matters relating to the Merger or any other related transactions contemplated by the Company.

        Sandler O'Neill used publicly available earnings estimates and long-term growth rates for the Company and Parent in its analyses. The respective managements of the Company and Parent confirmed to us that they reflected the best currently available estimates and judgments of the respective future financial performances of the Company and Parent, respectively, and we assumed that such performances would be achieved. With respect to the projections of transaction expenses, purchase accounting adjustments and cost savings determined by and reviewed with the senior management of Parent, the management of Parent confirmed to us that they reflected the best currently available estimates and judgments of such management and we assumed that such performances would be achieved. We express no opinion as to such financial projections or the assumptions on which they are based. We have also assumed that there has been no material change in the Company's and Parent's assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that Company and Parent will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to the agreements will perform all of the covenants required to be performed by such party under the agreements and that the conditions precedent in the agreements are not waived.

        Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof.

        We have acted as financial advisor to the Transaction Committee of the Board of Directors of the Company in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon consummation of the Merger. We will also receive a fee for this fairness opinion. The Company has also agreed to indemnify us against certain liabilities arising out of our engagement. Our opinion is directed to the Transaction Committee of the board of directors of the Company, in connection with its consideration of the Merger and only addresses the fairness of the Merger Consideration to the holders of the Company common shares, from a financial point of view. Our opinion does not address the underlying business decision of the Company to engage in the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. This Opinion has been approved by Sandler O'Neill's fairness opinion committee and does not address the amount of compensation to be received in the Merger by any Company officer, director or

B-2

employee, if any, relative to the amount of compensation to be received by any other shareholder. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus or in any other document, nor shall this opinion be used for any other purposes, without Sandler O'Neill's prior written consent, which will not be unreasonably withheld.

        Based upon and subject to the foregoing, it is our opinion that the consideration to be exchanged in the Merger is fair to the holders of the Company common stock from a financial point of view.

Very truly yours,
/s/ Sandler O'Neill & Partners, L.P.

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 Annex C

200 West Street -- New York, New York 10282-2198
Tel: 212-902-1000 -- Fax: 212-902-3000

PERSONAL AND CONFIDENTIAL

December 16, 2013

Board of Directors of KKR Management LLC,
as General Partner of KKR & Co. L.P.
9 West 57th Street, Suite 4200
New York, New York, 10019

Ladies and Gentlemen:

        You have requested our opinion as to the fairness from a financial point of view to KKR & Co. L.P. (the "Company") of the exchange ratio (the "Exchange Ratio") of 0.51 common units, representing the limited partnership interests (the "Company Common Units") of the Company to be issued in exchange for each Common Share (as defined in the Amended and Restated Operating Agreement of KKR Financial Holdings LLC ("KFN)) (the "KFN Common Stock") of KFN pursuant to the Agreement and Plan of Merger, dated as of December 16, 2013 (the "Agreement"), by and among the Company, KKR Fund Holdings L.P. ("KKR Holdings"), Copal Merger Sub LLC, a wholly-owned subsidiary of KKR Holdings, and KFN.

        Goldman, Sachs & Co. and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman, Sachs & Co. and its affiliates and employees, and funds or other entities in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company and its portfolio companies, KFN and any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the "Transaction") for the accounts of Goldman, Sachs & Co. and its affiliates and employees and their customers. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We also have provided certain investment banking services to the Company and its affiliates and portfolio companies from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as joint book-running manager with respect to a public offering of 30,000,000 shares of common stock of Dollar General Corporation ("Dollar General"), a portfollo company of the Company, in June 2012; as joint book-running manager with respect to a public offering of 36,000,000 shares of common stock of Dollar General in September 2012; as joint book-running manager with respect to an offering of 6.5% Senior Notes due 2020 (aggregate principal amount $825,000,000) and 6.5% Senior Subordinated Notes due 2020 (aggregate principal amount $800,000,000) of Biomet, Inc., a portfolio company of the Company, in September 2012; as joint book-running manager with respect to a public offering of 38,500,000 shares of common stock of Nielsen Holdings N.V. ("Nielsen"), a portfolio company of the Company, in February 2013; as joint book-running manager with respect to a public offering of 30,000,000 shares of common stock of Dollar General in March 2013; as joint book-running manager with respect to a public offering of Dollar General's 1.875% Senior Notes due 2018 (aggregate principal amount $400,000,000) and Dollar

Securities and Investment Services Provided by Goldman, Sachs & Co.

General's 3.250% Senior Notes due 2023 (aggregate principal amount $900,000,000) in April 2013; and as joint book-running manager with respect to a public offering of 35,000,000 shares of common stock of Nielsen in May 2013. We may also in the future provide investment banking services to the Company, KFN and their respective affiliates and portfolio companies for which our Investment Banking Division may receive compensation. Affiliates of Goldman, Sachs & Co. also may have co-invested with the Company and its affiliates from time to time and may have invested in limited partnership units of affiliates of the Company from time to time and may do so in the future.

        In connection with this opinion, we have reviewed, among other things, the Agreement; the Company's Registration Statement on Form S-1, including the prospectus contained therein dated September 16, 2010 relating to the initial public offering of Company Common Units; annual reports to unitholders or shareholders and Annual Reports on Form 10-K of the Company for the three years ended December 31, 2012 and of KFN for the five years ended December 31, 2012; certain interim reports to unitholders or shareholders and Quarterly Reports on Form 10-Q of the Company and KFN; certain other communications from the Company and KFN to their respective unitholders or shareholders; certain publicly available research analyst reports for KKR and KFN; certain financial analyses and forecasts for KFN prepared by its management; certain internal financial analysis and forecasts for the Company prepared by its management for the fourth quarter of 2013, certain financial analyses and forecasts for the Company prepared by research analysts and certain financial analyses and forecasts for KFN prepared by the management of the Company, in each case, as approved for our use by the Company (the "Forecasts"); and certain cost savings and operating synergies projected by the management of the Company to result from the Transaction, as approved for our use by the Company (the "Synergies"). We have also held discussions with members of the senior managements of the Company and KFN regarding their assessment of the past and current business operations, financial condition and future prospects of KFN and with members of senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company and the strategic rationale for, and the potential benefits of, the Transaction; reviewed the reported price and trading activity for the Company Common Units and the shares of KFN Common Stock; compared certain financial and stock market information for the Company and KFN with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the permanent capital industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

        For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts and the Synergies are reasonable and reflect the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation (except for certain valuations of the Collateralized Loan Obligation assets of KFN) or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or KFN or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or KFN or on the expected benefits of the Transaction in any way meaningful to our analysis. We also have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

        Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may

C-2

be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the Company, as of the date hereof, of the Exchange Ratio pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company or KFN, or any class of such persons, in connection with the Transaction, whether relative to the Exchange Ratio pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which Company Common Units will trade at any time or as to the impact of the Transaction on the solvency or viability of the Company or KFN or the ability of the Company or KFN to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of KKR Management LLC, as General Partner of the Company in connection with its consideration of the Transaction. This opinion has been approved by a fairness committee of Goldman, Sachs & Co.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the Company.

Very truly yours,

(GOLDMAN, SACHS & CO.)

C-3

 Annex D

CONFIDENTIAL

December 16, 2013

The Independent Directors Constituting the Conflicts Committee of the Board of
Directors of KKR Management LLC
c/o KKR & Co. L.P.
9 West 57th Street
Suite 4200
New York, New York 10019

Dear Independent Directors:

        We understand that KKR & Co. L.P., a Delaware limited partnership ("Buyer"), KKR Fund Holdings L.P., an exempted limited partnership formed under the laws of the Cayman Islands and an indirect controlled affiliate of Buyer, Copal Merger Sub LLC, a Delaware limited liability company and an indirect subsidiary of Buyer ("Merger Sub"), and KKR Financial Holdings LLC, a Delaware limited liability company ("Target"), propose to enter into an Agreement and Plan of Merger, dated as of December 16, 2013 (the "Agreement"), pursuant to which Buyer will acquire Target (the "Transaction"). Pursuant to the Agreement, Merger Sub will be merged with and into Target and each outstanding common share of Target ("Target Common Shares"), will be converted into the right to receive 0.51 (the "Exchange Ratio") of a common unit representing limited partnership interests of Buyer ("Buyer Common Units"). The terms and conditions of the Transaction are more fully set forth in the Agreement.

        You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to Buyer of the Exchange Ratio provided for in the Transaction.

        In connection with this opinion, we have:

  (i)
  Reviewed the financial terms and conditions of the Agreement;

  (ii)
  Reviewed certain publicly available historical business and financial information relating to Target and Buyer;

  (iii)
  Reviewed various financial forecasts and other data provided to us by Target and Buyer relating to the business of Target and certain limited financial forecasts and various other data provided to us by Buyer relating to the business of Buyer and also reviewed certain publicly available financial forecasts relating to the business of Target and Buyer;

  (iv)
  Held discussions with members of the senior managements of Target and the general partner of Buyer with respect to the businesses and prospects of Target and Buyer, respectively, and reviewed certain synergies and other benefits anticipated by the management of the general partner of Buyer to be realized from the Transaction;

  (v)
  Reviewed public information with respect to certain other companies in lines of business we believe to be generally relevant in evaluating the businesses of Target and Buyer, respectively;

  (vi)
  Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally relevant in evaluating the businesses of Target and Buyer, respectively;

  (vii)
  Reviewed historical prices and trading volumes of Target Common Shares and Buyer Common Units;

  (viii)
  Reviewed the potential pro forma financial impact of the Transaction on Buyer based on the financial forecasts referred to above relating to Target and Buyer; and

  (ix)
  Conducted such other financial studies, analyses and investigations as we deemed appropriate.

        We have assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of Target or Buyer or concerning the solvency or fair value of Target or Buyer, and we have not been furnished with any such valuation or appraisal. Management of the general partner of Buyer has advised us that (i) financial forecasts prepared by Buyer with respect to the future financial performance of Target reflect the best currently available estimates and judgments of the anticipated future financial performance of Target and (ii) publicly available forecasts with respect to Buyer reflect the best currently available estimates and judgments of the anticipated future financial performance of Buyer. Accordingly, with your consent, for purposes of our analysis of Target and Buyer, we have utilized such financial forecasts. We have assumed, with your consent, that the financial forecasts utilized in our analyses, including those related to synergies and other benefits, have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of Target and Buyer, respectively. We assume no responsibility for and express no view as to any such forecasts or the assumptions on which they are based.

        Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We do not express any opinion as to the prices at which Buyer Common Units or Target Common Shares may trade at any time subsequent to the announcement of the Transaction. As you know, we have been retained only to provide this opinion and we were not involved in negotiation of the Transaction. Our opinion does not address the relative merits of the Transaction as compared to any other transaction or business strategy in which Buyer might engage or the merits of the underlying decision by Buyer to engage in the Transaction.

        In rendering our opinion, we have assumed, with your consent, that the Transaction will be consummated on the terms described in the Agreement, without any waiver or modification of any material terms or conditions. We also have assumed, with your consent, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Transaction will not have an adverse effect on Buyer, Target or the Transaction. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that you obtained such advice as you deemed necessary from qualified professionals. We express no view or opinion as to any terms or other aspects (other than the Exchange Ratio to the extent expressly specified herein) of the Transaction, including, without limitation, the form or structure of the Transaction or any agreements or arrangements entered into in connection with, or contemplated by, the Transaction. In addition, we express no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the Exchange Ratio or otherwise.

        Lazard Fréres & Co. LLC ("Lazard") is acting as financial advisor to the Independent Directors constituting the Conflicts Committee (the "Independent Directors") of the Board of Directors of KKR Management LLC, the general partner of Buyer, in connection with the Transaction and will receive a fee for such services, payable upon the rendering of this opinion. We in the past have provided, currently are providing and in the future may provide certain investment banking services to Buyer and

D-2

certain of its affiliates, for which we have received and may receive compensation, including, in the past two years, advising Buyer or an affiliate thereof with respect to its proposed acquisition of SBB/Telemach Group and advising a portfolio company of Buyer or an affiliate thereof with respect to a potential transaction, and having advised an affiliate of Buyer in connection with its provision of debt financing to Uralita, Capmark Financial Group in connection with its restructurings and related transactions, and Buyer and other affiliates or portfolio companies with repsect to transactions that were not consummated. In addition, in the ordinary course, Lazard, LFCM Holdings LLC (an entity indirectly owned in large part by current and former managing directors of Lazard) and our and their respective affiliates and employees may trade securities of Buyer, Target and certain of their respective affiliates for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of Buyer, Target and certain of their respective affiliates. The issuance of this opinion was approved by the Opinion Committee of Lazard.

        Our engagement and the opinion expressed herein are solely for the benefit of the Independent Directors (in their capacity as such) and our opinion is rendered to the Independent Directors in connection with their evaluation of the Transaction. Our engagement and opinion are not on behalf of, and are not intended to confer rights or remedies upon, any unitholders or shareholders of Buyer or Target or any other person and may not be used or relied upon by any third party for any purpose without our prior written consent.

        Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio provided for in the Transaction is fair, from a financial point of view, to Buyer.

Very truly yours,
LAZARD FRERES & CO. LLC
By:	Joseph R. Cassanelli Managing Director

D-3

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Officers and Directors.

        Subject to any terms, conditions or restrictions set forth in the applicable partnership agreement, Section 17-108 of the Delaware Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever. The section of the proxy statement/prospectus entitled "Description of KKR's Limited Partnership Agreement—Indemnification" and the section entitled "Certain Relationships and Related Party Transactions, and Director Independence—Indemnification of Directors, Officers and Others" in KKR's Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated herein by reference, discloses that KKR will generally indemnify its managing partner and the officers, directors and affiliates of its managing partner, to the fullest extent permitted by law, against all losses, claims, damages or similar events and is incorporated by reference herein.

        KKR currently maintains liability insurance for directors and officers of its managing partner. Such insurance would be available to directors and officers of its managing partner in accordance with its terms.

Item 21.    Exhibits and Financial Statement Schedules.

  (a)
  Exhibits.

        Reference is made to the Exhibit Index following the signature page hereof, which Exhibit Index is hereby incorporated into this Item.

  (b)
  Financial Statement Schedules.

        Financial statement schedules are omitted because they are not required or the required information is shown in the consolidated financial statements or the notes thereto incorporated by reference in the proxy statement/prospectus that forms a part of this registration statement.

  (c)
  Opinions.

        The opinions of Sandler O'Neill & Partners, L.P., financial advisors to the transaction committee of the KFN board of directors, Goldman Sachs & Co., financial advisors to KKR, and Lazard Frères & Co. LLC, financial advisors to the conflicts committee of the board of directors of KKR's managing partner, are attached as Annex B, Annex C and Annex D, respectively, to the proxy statement/prospectus that forms a part of this registration statement.

Item 22.    Undertakings.

        The undersigned registrant hereby undertakes:

(a)
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to his registration statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

      The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i)
      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii)
      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (iii)
      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (iv)
      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange

  Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d)
That every prospectus (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)
To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

(f)
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on the 18th day of February, 2014.

KKR & Co. L.P.
By:	KKR Management LLC, its general partner
By:	/s/ DAVID J. SORKIN
	Name:	David J. Sorkin
	Title:	General Counsel

        Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on the 18th day of February, 2014.

Signature	Title

* Henry R. Kravis	Co-Chairman and Co-Chief Executive Officer (principal executive officer) of KKR Management LLC
* George R. Roberts	Co-Chairman and Co-Chief Executive Officer (principal executive officer) of KKR Management LLC
* Joseph A. Grundfest	Director of KKR Management LLC
* John B. Hess	Director of KKR Management LLC
* Dieter Rampl	Director of KKR Management LLC
* Patricia F. Russo	Director of KKR Management LLC

Signature		Title

* Thomas M. Schoewe		Director of KKR Management LLC
* Robert W. Scully		Director of KKR Management LLC
* William J. Janetschek		Chief Financial Officer (principal financial and accounting officer) of KKR Management LLC
*By:	/s/ DAVID J. SORKIN David J. Sorkin Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number		Description of Exhibit
2.1	*	—	Agreement and Plan of Merger, dated as of December 16, 2013, by and among KKR & Co. L.P., KKR Fund Holdings L.P., Copal Merger Sub LLC and KKR Financial Holdings LLC (included as Annex A to the proxy statement/prospectus forming a part of this Registration Statement and incorporated herein by reference). (Schedules and exhibits have been omitted from this exhibit pursuant to Item 601(b)(2) of Regulation S-K and are not filed herewith. The registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.)
4.1		—	Amended and Restated Limited Partnership Agreement of KKR & Co. L.P. (incorporated by reference to Exhibit 3.1 to the KKR & Co. L.P. Current Report on Form 8-K filed on July 20, 2010).
4.2		—
Indenture dated as of September 29, 2010 among KKR Group Finance Co. LLC, KKR & Co. L.P., KKR Management Holdings L.P., KKR Fund Holdings L.P. and The Bank of New York Mellon Trust Company, N. A., as trustee (incorporated by reference to Exhibit 4.1 to the KKR & Co. L.P. Current Report on Form 8-K filed on September 30, 2010).
4.3		—
First Supplemental Indenture dated as of September 29, 2010 among KKR Group Finance Co. LLC, KKR & Co. L.P., KKR Management Holdings L.P., KKR Fund Holdings L.P. and The Bank of New York Mellon Trust Company, N. A., as trustee (incorporated by reference to Exhibit 4.2 to the KKR & Co. L.P. Current Report on Form 8-K filed on September 30, 2010).
4.4		—	Form of 6.375% Senior Note due 2020 (included in Exhibit 4.2 to the KKR & Co. L.P. Current Report on Form 8-K filed on September 30, 2010).
4.5		—
Indenture dated as of February 1, 2013 among KKR Group Finance Co. II LLC, KKR & Co. L.P., KKR Management Holdings L.P., KKR Fund Holdings L.P. and The Bank of New York Mellon Trust Company, N. A., as trustee (incorporated by reference to Exhibit 4.1 to the KKR & Co. L.P. Current Report on Form 8-K filed on February 1, 2013).
4.6		—
First Supplemental Indenture dated as of February 1, 2013 among KKR Group Finance Co. II LLC, KKR & Co. L.P., KKR Management Holdings L.P., KKR Fund Holdings L.P. and The Bank of New York Mellon Trust Company, N. A., as trustee (incorporated by reference to Exhibit 4.2 to the KKR & Co. L.P. Current Report on Form 8-K filed on February 1, 2013).
4.7		—	Form of 5.500% Senior Note due 2043 (included in Exhibit 4.2 to the KKR & Co. L.P. Current Report on Form 8-K filed on February 1, 2013).
5.1	*	—	Opinion of Simpson Thacher & Bartlett LLP as to the legality of the securities being offered.
8.1	*	—	Opinion of Simpson Thacher & Bartlett LLP as to certain tax matters.

Exhibit Number		Description of Exhibit
10.1		—	Amended and Restated Credit Agreement, dated as of February 22, 2011, among Kohlberg Kravis Roberts & Co. L.P., KKR Management Holdings L.P., KKR Fund Holdings L.P., the other Borrowers from time to time party thereto, the Lenders from time to time party thereto, HSBC Securities (USA) Inc., as Arranger, and HSBC Bank plc, as Administrative Agent (incorporated by reference to Exhibit 10.7 to the KKR & Co. L.P. Annual Report on Form 10-K filed on March 7, 2011).
10.2		—
Amendment No. 1 to the Amended and Restated Credit Agreement, dated as of June 3, 2011, among Kohlberg Kravis Roberts & Co. L.P. and HSBC Bank plc, as Lender and Administrative Agent (incorporated by reference to Exhibit 10.1 to the KKR & Co. L.P. Quarterly Report on Form 10-Q filed on August 5, 2011).
10.3		—
Loan Party Guaranty, dated as of February 22, 2011, made by KKR Associates Millennium L.P., KKR Associates Millennium (Overseas), Limited Partnership, KKR Associates Europe, Limited Partnership, KKR Associates Europe II, Limited Partnership, KKR Associates 2006 L.P., KKR Associates 2006 (Overseas), Limited Partnership, KKR Associates Asia L.P., KKR Associates Europe III, Limited Partnership, KKR Associates E2 L.P., KKR Associates China Growth L.P., KKR & Co. L.P. and KKR Group Finance Co. LLC in favor of HSBC Bank plc, as administrative agent under the Corporate Credit Agreement (incorporated by reference to Exhibit 10.8 to the KKR & Co. L.P. Annual Report on Form 10-K filed on March 7, 2011).
23.1	*	—	Consent of Deloitte & Touche LLP.
23.2	*	—	Consent of Deloitte & Touche LLP.
23.3	*	—	Consent of Simpson Thacher & Bartlett LLP (included in Exhibits 5.1 and 8.1 to this Registration Statement).
24.1		—	Powers of Attorney (included on the signature page to this Registration Statement).
99.1	*	—	Consent of Sandler O'Neill & Partners, L.P.
99.2	*	—	Consent of Goldman, Sachs & Co.
99.3	*	—	Consent of Lazard Frères & Co. LLC.
99.4	*	—	Form of Proxy Card.

*
Filed herewith.